Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-157049, 333-157049-01 to 333-157049-02

ENERGY FUTURE HOLDINGS CORP.

SUPPLEMENT NO. 5 TO

MARKET MAKING PROSPECTUS DATED APRIL 27, 2011

THE DATE OF THIS SUPPLEMENT IS NOVEMBER 9, 2011

On October 28, 2011, Energy Future Holdings Corp. filed the attached Current Report on

Form 10-Q with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

[Ö] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2011

— OR —

[    ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-12833

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	75-2669310
(State of incorporation)	(I.R.S. Employer Identification No.)

1601 Bryan Street, Dallas, TX 75201-3411	(214) 812-4600
(Address of principal executive offices) (Zip Code)	(Registrant’s telephone number)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.   Yes   Ö      No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).   Yes   Ö      No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer           Accelerated filer           Non-Accelerated filer    Ö   Smaller reporting company

Indicate by check mark if the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   Yes      No  Ö

As of October 26, 2011, there were 1,679,588,195 shares of common stock, without par value, outstanding of Energy Future Holdings Corp. (substantially all of which were owned by Texas Energy Future Holdings Limited Partnership, Energy Future Holdings Corp.’s parent holding company, and none of which are publicly traded).

Energy Future Holdings Corp.’s (EFH Corp.) annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports are made available to the public, free of charge, on the EFH Corp. website at http://www.energyfutureholdings.com, as soon as reasonably practicable after they have been filed with or furnished to the Securities and Exchange Commission. The information on EFH Corp.’s website shall not be deemed a part of, or incorporated by reference into, this quarterly report on Form 10-Q. Readers should not rely on or assume the accuracy of any representation or warranty in any agreement that EFH Corp. has filed as an exhibit to this Form 10-Q because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

This Form 10-Q and other Securities and Exchange Commission filings of EFH Corp. and its subsidiaries occasionally make references to EFH Corp. (or “we,” “our,” “us” or “the company”), EFCH, EFIH, TCEH, TXU Energy, Luminant, Oncor Holdings or Oncor when describing actions, rights or obligations of their respective subsidiaries. These references reflect the fact that the subsidiaries are consolidated with, or otherwise reflected in, their respective parent company’s financial statements for financial reporting purposes. However, these references should not be interpreted to imply that the relevant parent company is actually undertaking the action or has the rights or obligations of the relevant subsidiary company or vice versa.

i

GLOSSARY

When the following terms and abbreviations appear in the text of this report, they have the meanings indicated below.

2010 Form 10-K	EFH Corp.’s Annual Report on Form 10-K for the year ended December 31, 2010

Adjusted EBITDA

Adjusted EBITDA means EBITDA adjusted to exclude noncash items, unusual items and other adjustments allowable under certain of our debt arrangements. See the definition of EBITDA below. Adjusted EBITDA and EBITDA are not recognized terms under GAAP and, thus, are non-GAAP financial measures. We are providing Adjusted EBITDA in this Form 10-Q (see reconciliations in Exhibits 99(b), 99(c) and 99(d)) solely because of the important role that Adjusted EBITDA plays in respect of certain covenants contained in our debt arrangements. We do not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with US GAAP. Additionally, we do not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, our presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.

CFTC	US Commodity Futures Trading Commission

CPNPC

Refers to Comanche Peak Nuclear Power Company LLC, which was formed by subsidiaries of TCEH (holding an 88% equity interest) and Mitsubishi Heavy Industries Ltd. (MHI) (holding a 12% equity interest) for the purpose of developing two new nuclear generation units and obtaining a combined operating license from the NRC for the units.

Competitive Electric segment	Refers to the EFH Corp. business segment that consists principally of TCEH.

CREZ	Competitive Renewable Energy Zone

CSAPR	Refers to the final Cross-State Air Pollution Rule issued by the EPA in July 2011.

EBITDA	Refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. See the definition of Adjusted EBITDA above.

EFCH	Refers to Energy Future Competitive Holdings Company, a direct, wholly-owned subsidiary of EFH Corp. and the direct parent of TCEH, and/or its subsidiaries, depending on context.

EFH Corp.	Refers to Energy Future Holdings Corp., a holding company, and/or its subsidiaries, depending on context. Its major subsidiaries include TCEH and Oncor.

EFH Corp. Senior Notes	Refers collectively to EFH Corp.’s 10.875% Senior Notes due November 1, 2017 (EFH Corp. 10.875% Notes) and EFH Corp.’s 11.25%/12.00% Senior Toggle Notes due November 1, 2017 (EFH Corp. Toggle Notes).

EFH Corp. Senior Secured Notes	Refers collectively to EFH Corp.’s 9.75% Senior Secured Notes due October 15, 2019 (EFH Corp. 9.75% Notes) and EFH Corp.’s 10.000% Senior Secured Notes due January 15, 2020 (EFH Corp. 10% Notes).

EFIH	Refers to Energy Future Intermediate Holding Company LLC, a direct, wholly-owned subsidiary of EFH Corp. and the direct parent of Oncor Holdings.

EFIH Finance	Refers to EFIH Finance Inc., a direct, wholly-owned subsidiary of EFIH, formed for the sole purpose of serving as co-issuer with EFIH of certain debt securities.

EFIH Notes

Refers collectively to EFIH’s and EFIH Finance’s 9.75% Senior Secured Notes due October 15, 2019 (EFIH 9.75% Notes), 10.000% Senior Secured Notes due December 1, 2020 (EFIH 10% Notes) and 11% Senior Secured Second Lien Notes due October 1, 2021 (EFIH 11% Notes).

EPA	US Environmental Protection Agency

ERCOT	Electric Reliability Council of Texas, the independent system operator and the regional coordinator of various electricity systems within Texas

FERC	US Federal Energy Regulatory Commission

GAAP	generally accepted accounting principles

GWh	gigawatt-hours

IRS	US Internal Revenue Service

kWh	kilowatt-hours

Lehman	Refers to certain subsidiaries of Lehman Brothers Holdings Inc., which filed for bankruptcy under Chapter 11 of the US Bankruptcy Code in 2008.

LIBOR	London Interbank Offered Rate, an interest rate at which banks can borrow funds, in marketable size, from other banks in the London interbank market

Luminant

Refers to subsidiaries of TCEH engaged in competitive market activities consisting of electricity generation and wholesale energy sales and purchases as well as commodity risk management and trading activities, all largely in Texas.

market heat rate

Heat rate is a measure of the efficiency of converting a fuel source to electricity. Market heat rate is the implied relationship between wholesale electricity prices and natural gas prices and is calculated by dividing the wholesale market price of electricity, which is based on the price offer of the marginal supplier in ERCOT (generally natural gas plants), by the market price of natural gas. Forward wholesale electricity market price quotes in ERCOT are generally limited to two or three years; accordingly, forward market heat rates are generally limited to the same time period. Forecasted market heat rates for time periods for which market price quotes are not available are based on fundamental economic factors and forecasts, including electricity supply, demand growth, capital costs associated with new construction of generation supply, transmission development and other factors.

Merger	The transaction referred to in the Agreement and Plan of Merger, dated February 25, 2007, under which Texas Holdings agreed to acquire EFH Corp., which was completed on October 10, 2007.

MMBtu	million British thermal units

Moody’s	Moody’s Investors Services, Inc. (a credit rating agency)

MW	megawatts

MWh	megawatt-hours

NERC	North American Electric Reliability Corporation

NOx	nitrogen oxide

NRC	US Nuclear Regulatory Commission

NYMEX	Refers to the New York Mercantile Exchange, a physical commodity futures exchange.

Oncor

Refers to Oncor Electric Delivery Company LLC, a direct, majority-owned subsidiary of Oncor Holdings and an indirect subsidiary of EFH Corp., and/or its consolidated bankruptcy-remote financing subsidiary, Oncor Electric Delivery Transition Bond Company LLC, depending on context, that is engaged in regulated electricity transmission and distribution activities.

Oncor Holdings	Refers to Oncor Electric Delivery Holdings Company LLC, a direct, wholly-owned subsidiary of EFIH and the direct majority owner of Oncor, and/or its subsidiaries, depending on context.

Oncor Ring-Fenced Entities	Refers to Oncor Holdings and its direct and indirect subsidiaries, including Oncor.

OPEB	other postretirement employee benefits

PUCT	Public Utility Commission of Texas

PURA	Texas Public Utility Regulatory Act

purchase accounting

The purchase method of accounting for a business combination as prescribed by US GAAP, whereby the cost or “purchase price” of a business combination, including the amount paid for the equity and direct transaction costs are allocated to identifiable assets and liabilities (including intangible assets) based upon their fair values. The excess of the purchase price over the fair values of assets and liabilities is recorded as goodwill.

Regulated Delivery segment	Refers to the EFH Corp. business segment that consists of the operations of Oncor.

REP	retail electric provider

RRC	Railroad Commission of Texas, which among other things, has oversight of lignite mining activity in Texas

S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc. (a credit rating agency)

SEC	US Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

SG&A	selling, general and administrative

SO2	sulfur dioxide

Sponsor Group

Refers collectively to certain investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P. and GS Capital Partners, an affiliate of Goldman, Sachs & Co. that have an ownership interest in Texas Holdings. (See Texas Holdings below.)

TCEH

Refers to Texas Competitive Electric Holdings Company LLC, a direct, wholly-owned subsidiary of EFCH and an indirect subsidiary of EFH Corp., and/or its subsidiaries, depending on context, that are engaged in electricity generation and wholesale and retail energy markets activities. Its major subsidiaries include Luminant and TXU Energy.

TCEH Finance	Refers to TCEH Finance, Inc., a direct, wholly-owned subsidiary of TCEH, formed for the sole purpose of serving as co-issuer with TCEH of certain debt securities.

TCEH Senior Notes

Refers collectively to TCEH’s 10.25% Senior Notes due November 1, 2015 and 10.25% Senior Notes due November 1, 2015, Series B (collectively, TCEH 10.25% Notes) and TCEH’s 10.50%/11.25% Senior Toggle Notes due November 1, 2016 (TCEH Toggle Notes).

TCEH Senior Secured Facilities

Refers collectively to the TCEH Initial Term Loan Facility and TCEH Delayed Draw Term Loan Facility (collectively, the TCEH Term Loan Facilities), TCEH Revolving Credit Facility, TCEH Letter of Credit Facility and TCEH Commodity Collateral Posting Facility. See Note 7 to Financial Statements for details of these facilities.

TCEH Senior Secured Notes	Refers to TCEH’s 11.5% Senior Secured Notes due October 1, 2020.

TCEH Senior Secured Second Lien Notes	Refers collectively to TCEH’s 15% Senior Secured Second Lien Notes due April 1, 2021 and TCEH’s 15% Senior Secured Second Lien Notes due April 1, 2021, Series B.

TCEQ	Texas Commission on Environmental Quality

Texas Holdings	Refers to Texas Energy Future Holdings Limited Partnership, a limited partnership controlled by the Sponsor Group that owns substantially all of the common stock of EFH Corp.

Texas Holdings Group	Refers to Texas Holdings and its direct and indirect subsidiaries other than the Oncor Ring-Fenced Entities.

Texas Transmission

Refers to Texas Transmission Investment LLC, a limited liability company that owns a 19.75% equity interest in Oncor. Texas Transmission is not affiliated with EFH Corp., any of its subsidiaries or any member of the Sponsor Group.

TRE

Refers to Texas Reliability Entity, Inc., an independent organization that develops reliability standards for the ERCOT region and monitors and enforces compliance with NERC standards and ERCOT protocols.

TXU Energy

Refers to TXU Energy Retail Company LLC, a direct, wholly-owned subsidiary of TCEH engaged in the retail sale of electricity to residential and business customers. TXU Energy is a REP in competitive areas of ERCOT.

TXU Gas	TXU Gas Company, a former subsidiary of EFH Corp.

US	United States of America

VIE	variable interest entity

v

PART I. FINANCIAL INFORMATION

Item 1.	FINANCIAL STATEMENTS

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(millions of dollars)

Operating revenues	$2,321	$2,607	$5,672	$6,599
Fuel, purchased power costs and delivery fees	(1,058)	(1,400)	(2,726)	(3,521)
Net gain from commodity hedging and trading activities	270	992	365	2,272
Operating costs	(207)	(197)	(670)	(623)
Depreciation and amortization	(379)	(352)	(1,119)	(1,043)
Selling, general and administrative expenses	(195)	(187)	(537)	(560)
Franchise and revenue-based taxes	(21)	(24)	(64)	(73)
Impairment of goodwill (Note 5)	—	(4,100)	—	(4,100)
Other income (Note 16)	9	1,033	84	1,278
Other deductions (Note 16)	(483)	(4)	(593)	(23)
Interest income	—	—	2	9
Interest expense and related charges (Note 16)	(1,523)	(1,018)	(3,467)	(3,092)

Loss before income taxes and equity in earnings of unconsolidated subsidiaries	(1,266)	(2,650)	(3,053)	(2,877)

Income tax benefit (expense)	443	(370)	1,042	(336)

Equity in earnings of unconsolidated subsidiaries (net of tax) (Note 2)	113	118	235	240

Net loss	$(710)	$(2,902)	$(1,776)	$(2,973)

See Notes to Financial Statements.

CONDENSED STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(millions of dollars)

Net loss	$(710)	$(2,902)	$(1,776)	$(2,973)

Other comprehensive income (loss), net of tax effects:
Effects related to pension and other retirement benefit obligations (net of tax expense of $2, $8, $8 and $8)	5	15	16	15
Cash flow hedges — derivative value net loss related to hedged transactions recognized during the period and reported in net income (loss) (net of tax benefit of $2, $7, $9 and $25)	4	13	15	49
Cash flow hedges — Net decrease in fair value of derivatives (net of tax benefit of $13, $—, $13 and $—) (Note 9)	(24)	—	(24)	—

Total other comprehensive income (loss)	(15)	28	7	64

Comprehensive loss	$(725)	$(2,874)	$(1,769)	$(2,909)

See Notes to Financial Statements.

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
	(millions of dollars)
Cash flows — operating activities:
Net loss	$(1,776)	$(2,973)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	1,313	1,252
Deferred income tax expense (benefit) – net	(1,128)	562
Impairment of emissions allowances (Note 4)	418	—
Severance charges (Note 4)	49	—
Impairment of assets related to mining operations (Note 4)	9	—
Impairment of goodwill (Note 5)	—	4,100
Unrealized net (gain) loss from mark-to-market valuations of commodity positions	247	(1,615)
Unrealized net loss from mark-to-market valuations of interest rate swaps (Note 7)	879	542
Interest expense on toggle notes payable in additional principal (Notes 7 and 16)	163	384
Amortization of debt related costs, discounts, fair value discounts and losses on dedesignated cash flow hedges (Note 16)	203	220
Third-party fees related to debt amendment and extension transactions (Note 16) (reported as financing)	100	—
Equity in earnings of unconsolidated subsidiaries	(235)	(240)
Distributions of earnings from unconsolidated subsidiaries	64	141
Debt extinguishment gains (Note 7)	(25)	(1,166)
Bad debt expense (Note 6)	42	88
Accretion expense related to asset retirement and mining reclamation obligations	36	33
Stock-based incentive compensation expense	8	13
Net gain on sale of assets	(3)	(81)
Other, net	(4)	1
Changes in operating assets and liabilities:
Impact of accounts receivable securitization program (Note 6)	—	(383)
Margin deposits – net	277	164
Other operating assets and liabilities	100	(76)

Cash provided by operating activities	737	966

Cash flows — financing activities:
Issuances of long-term debt (Note 7)	1,750	500
Repayments/repurchases of long-term debt (Note 7)	(987)	(1,002)
Net short-term borrowings under accounts receivable securitization program (Note 6)	115	228
Decrease in other short-term borrowings (Note 7)	(1,126)	(873)
Decrease in note payable to unconsolidated subsidiary	(28)	(27)
Contributions from noncontrolling interests	13	24
Debt amendment, exchange and issuance costs, including third-party fees expensed	(857)	(46)
Other, net	(2)	29

Cash used in financing activities	(1,122)	(1,167)

Cash flows — investing activities:
Capital expenditures	(374)	(709)
Nuclear fuel purchases	(125)	(84)
Investment redeemed from derivative counterparty	—	400
Proceeds from sales of assets	53	141
Reduction of restricted cash related to TCEH Letter of Credit Facility	188	—
Other changes in restricted cash	(50)	(31)
Proceeds from sales of environmental allowances and credits	2	7
Purchases of environmental allowances and credits	(12)	(13)
Proceeds from sales of nuclear decommissioning trust fund securities	2,385	937
Investments in nuclear decommissioning trust fund securities	(2,398)	(949)
Other, net	20	(6)

Cash used in investing activities	(311)	(307)

Net change in cash and cash equivalents	(696)	(508)

Effect of deconsolidation of Oncor Holdings	—	(29)

Cash and cash equivalents — beginning balance	1,534	1,189

Cash and cash equivalents — ending balance	$838	$652

See Notes to Financial Statements.

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2011	December 31, 2010
	(millions of dollars)
ASSETS
Current assets:
Cash and cash equivalents	$838	$1,534
Restricted cash (Note 16)	84	33
Trade accounts receivable — net (includes $731 and $612 in pledged amounts related to a VIE (Notes 3 and 6))	1,026	999
Inventories (Note 16)	358	395
Commodity and other derivative contractual assets (Note 12)	2,612	2,732
Margin deposits related to commodity positions	59	166
Other current assets	66	60

Total current assets	5,043	5,919

Restricted cash (Note 16)	947	1,135
Receivables from unconsolidated subsidiary (Note 14)	1,338	1,463
Investment in unconsolidated subsidiary (Note 2)	5,721	5,544
Other investments (Note 16)	674	697
Property, plant and equipment — net (Note 16)	19,557	20,366
Goodwill (Note 5)	6,152	6,152
Identifiable intangible assets — net (Note 5)	1,868	2,400
Commodity and other derivative contractual assets (Note 12)	1,496	2,071
Other noncurrent assets, principally unamortized debt amendment and issuance costs	1,229	641

Total assets	$44,025	$46,388

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings (includes $211 and $96 related to a VIE (Notes 3 and 7))	$211	$1,221
Long-term debt due currently (Note 7)	462	669
Trade accounts payable	563	681
Payables due to unconsolidated subsidiary (Note 14)	196	254
Commodity and other derivative contractual liabilities (Note 12)	1,845	2,283
Margin deposits related to commodity positions	801	631
Accumulated deferred income taxes	18	11
Accrued interest	751	411
Other current liabilities	452	442

Total current liabilities	5,299	6,603

Accumulated deferred income taxes	4,217	5,350
Commodity and other derivative contractual liabilities (Note 12)	1,725	869
Notes or other liabilities due to unconsolidated subsidiary (Note 14)	336	384
Long-term debt, less amounts due currently (Note 7)	35,298	34,226
Other noncurrent liabilities and deferred credits (Note 16)	4,814	4,867

Total liabilities	51,689	52,299

Commitments and Contingencies (Note 8)

Equity (Note 9):
EFH Corp. shareholders’ equity	(7,756)	(5,990)
Noncontrolling interests in subsidiaries	92	79

Total equity	(7,664)	(5,911)

Total liabilities and equity	$44,025	$46,388

See Notes to Financial Statements.

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

EFH Corp., a Texas corporation, is a Dallas-based holding company with operations consisting principally of our TCEH and Oncor subsidiaries. TCEH is a holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities, and retail electricity sales. Oncor is a majority (approximately 80%) owned subsidiary engaged in regulated electricity transmission and distribution operations in Texas. Oncor (and its majority owner, Oncor Holdings) are not consolidated in EFH Corp.’s financial statements in accordance with consolidation accounting standards related to variable interest entities (VIEs) (see Note 3).

References in this report to “we,” “our,” “us” and “the company” are to EFH Corp. and/or its subsidiaries, as apparent in the context. See “Glossary” for defined terms.

Various “ring-fencing” measures have been taken to enhance the credit quality of Oncor. Such measures include, among other things: the sale of a 19.75% equity interest in Oncor to Texas Transmission in November 2008; maintenance of separate books and records for the Oncor Ring-Fenced Entities; Oncor’s board of directors being comprised of a majority of independent directors, and prohibitions on the Oncor Ring-Fenced Entities providing credit support to, or receiving credit support from, any member of the Texas Holdings Group. The assets and liabilities of the Oncor Ring-Fenced Entities are separate and distinct from those of the Texas Holdings Group, and none of the assets of the Oncor Ring-Fenced Entities are available to satisfy the debt or contractual obligations of any member of the Texas Holdings Group. Moreover, Oncor’s operations are conducted, and its cash flows managed, independently from the Texas Holdings Group.

We have two reportable segments: the Competitive Electric segment, which is comprised principally of TCEH, and the Regulated Delivery segment, which is comprised of Oncor Holdings and its subsidiaries. See Note 15 for further information concerning reportable business segments.

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with US GAAP and on the same basis as the audited financial statements included in the 2010 Form 10-K. Investments in unconsolidated subsidiaries, which are 50% or less owned and/or do not meet accounting standards criteria for consolidation, are accounted for under the equity method (see Notes 2 and 3). All adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been included therein. All intercompany items and transactions have been eliminated in consolidation. All acquisitions of outstanding debt for cash, including notes that had been issued in lieu of cash interest, are presented in the financing activities section of the statement of cash flows. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with US GAAP have been omitted pursuant to the rules and regulations of the SEC. Because the condensed consolidated interim financial statements do not include all of the information and footnotes required by US GAAP, they should be read in conjunction with the audited financial statements and related notes included in the 2010 Form 10-K. The results of operations for an interim period may not give a true indication of results for a full year. All dollar amounts in the financial statements and tables in the notes are stated in millions of US dollars unless otherwise indicated.

Beginning with the quarterly report on Form 10-Q for the quarterly period ended June 30, 2011, disclosures previously prepared in accordance with Regulation S-X Rule 3-10, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered” have been replaced with the condensed consolidated financial statements of the guarantors EFCH and EFIH.

Use of Estimates

Preparation of financial statements requires estimates and assumptions about future events that affect the reporting of assets and liabilities as of the balance sheet dates and the reported amounts of revenue and expense, including fair value measurements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. No material adjustments were made to previous estimates or assumptions during the current year.

2.	EQUITY METHOD INVESTMENTS

Oncor Holdings

Investment in unconsolidated subsidiary totaled $5.721 billion and $5.544 billion as of September 30, 2011 and December 31, 2010, respectively, and consists of our interest in Oncor Holdings (100% owned), which we account for under the equity method (see Note 3). Oncor Holdings owns approximately 80% of Oncor, which is engaged in regulated electricity transmission and distribution operations in Texas. Revenues from TCEH for distribution services represented 34% and 38% of Oncor Holdings’ operating revenues for the nine months ended September 30, 2011 and 2010, respectively. See Note 9 for discussion of cash distributions from Oncor Holdings. Condensed statements of consolidated income of Oncor Holdings and its subsidiaries for the three and nine months ended September 30, 2011 and 2010 are presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating revenues	$897	$831	$2,359	$2,236
Operation and maintenance expenses	(281)	(256)	(799)	(757)
Depreciation and amortization	(190)	(176)	(540)	(507)
Taxes other than income taxes	(107)	(100)	(297)	(287)
Other income	8	8	23	28
Other deductions	(2)	(1)	(7)	(5)
Interest income	7	9	25	29
Interest expense and related charges	(89)	(87)	(265)	(259)

Income before income taxes	243	228	499	478

Income tax expense	(101)	(80)	(204)	(177)

Net income	142	148	295	301
Net income attributable to noncontrolling interests	(29)	(30)	(60)	(61)

Net income attributable to Oncor Holdings	$113	$118	$235	$240

Assets and liabilities of Oncor Holdings and its subsidiaries as of September 30, 2011 and December 31, 2010 are presented below:

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$2	$33
Restricted cash	68	53
Trade accounts receivable — net	329	254
Trade accounts and other receivables from affiliates	215	182
Income taxes receivable from EFH Corp.	—	72
Inventories	93	96
Accumulated deferred income taxes	35	10
Prepayment and other current assets	80	80

Total current assets	822	780

Restricted cash	16	16
Other investments	72	78
Property, plant and equipment — net	10,247	9,676
Goodwill	4,064	4,064
Note receivable due from TCEH	148	178
Regulatory assets — net	1,675	1,782
Other noncurrent assets	270	264

Total assets	$17,314	$16,838

LIABILITIES
Current liabilities:
Short-term borrowings	$553	$377
Long-term debt due currently	493	113
Trade accounts payable — nonaffiliates	164	125
Income taxes payable to EFH Corp.	20	—
Accrued taxes other than income	124	133
Accrued interest	60	108
Other current liabilities	163	109

Total current liabilities	1,577	965

Accumulated deferred income taxes	1,663	1,516
Investment tax credits	29	32
Long-term debt, less amounts due currently	4,882	5,333
Other noncurrent liabilities and deferred credits	1,881	1,996

Total liabilities	$10,032	$9,842

3.	CONSOLIDATION OF VARIABLE INTEREST ENTITIES

A variable interest entity (VIE) is an entity with which we have a relationship or arrangement that indicates some level of control over the entity or results in economic risks to us. Accounting standards require consolidation of a VIE if we have (a) the power to direct the significant activities of the VIE and (b) the right or obligation to absorb profit and loss from the VIE (primary beneficiary). Our VIEs consist of equity investments in certain of our subsidiaries. In determining the appropriateness of consolidation of a VIE, we evaluate its purpose, governance structure, decision making processes and risks that are passed on to its interest holders. We also examine the nature of any related party relationships among the interest holders of the VIE and the nature of any special rights granted to the interest holders of the VIE.

As discussed below, our balance sheet includes assets and liabilities of VIEs that meet the consolidation standards. Oncor Holdings, which holds an approximate 80% interest in Oncor, is not consolidated in EFH Corp.’s financial statements because the structural and operational “ring-fencing” measures discussed in Note 1 prevent us from having power to direct the significant activities of Oncor Holdings or Oncor. We account for our investment in Oncor Holdings under the equity method, as opposed to the cost method, because, while we do not have the power to direct Oncor’s significant activities, we do have the ability to exercise significant influence (as defined by US GAAP) over its activities. Our maximum exposure to loss from our variable interests in VIEs does not exceed our carrying value. See Note 2 for additional information about equity method investments including condensed income statement and balance sheet data for Oncor Holdings.

Consolidated VIEs

See discussion in Note 6 regarding the VIE related to our accounts receivable securitization program that is consolidated under the accounting standards.

We also consolidate Comanche Peak Nuclear Power Company LLC (CPNPC), which was formed by subsidiaries of TCEH and Mitsubishi Heavy Industries Ltd. (MHI) for the purpose of developing two new nuclear generation units at our existing Comanche Peak nuclear-fueled generation facility using MHI’s US-Advanced Pressurized Water Reactor technology and to obtain a combined operating license from the NRC. CPNPC is currently financed through capital contributions from the subsidiaries of TCEH and MHI that hold 88% and 12% of CPNPC’s equity interests, respectively (see Note 9).

The carrying amounts and classifications of the assets and liabilities related to our consolidated VIEs are as follows:

Assets:	September 30, 2011	December 31, 2010	Liabilities:	September 30, 2011	December 31, 2010
Cash and cash equivalents	$9	$9	Short-term borrowings (a)	$211	$96
Accounts receivable (a)	731	612	Trade accounts payable	2	3
Property, plant and equipment	130	112	Other current liabilities	8	1

Other assets, including $2 million of current assets in both periods	7	8

Total assets	$877	$741	Total liabilities	$221	$100

(a)

As a result of accounting guidance related to transfers of financial assets, the balance sheet as of September 30, 2011 and December 31, 2010 reflects $731 million and $612 million, respectively, of pledged accounts receivable and $211 million and $96 million, respectively, of short-term borrowings (see Note 6).

The assets of our consolidated VIEs can only be used to settle the obligations of the VIE, and the creditors of our consolidated VIEs do not have recourse to our general credit.

4.	EFFECTS OF NEW EPA RULE

In July 2011, the EPA issued the Cross-State Air Pollution Rule (CSAPR). Compliance with the new rule would require significant additional reductions of sulfur dioxide (SO2) and nitrogen oxide (NOx) emissions from our fossil-fueled generation units. In order to meet the emissions reduction requirements by the dates mandated, we determined it would be necessary to idle two of our lignite/coal-fueled generation units at our Monticello facility by the end of 2011, switch the fuel we use at three lignite/coal-fueled generation units from a blend of Texas lignite and Wyoming Powder River Basin coal to 100 percent Powder River Basin coal, cease lignite mining operations that serve our Big Brown and Monticello generation facilities in the first quarter 2012 and construct upgraded scrubbers at five of our lignite/coal-fueled generation units. The action plan to cease operations at the mines required an evaluation of the remaining useful lives and recoverability of recorded values of tangible and intangible assets related to the mines. This evaluation resulted in the recording of accelerated depreciation and amortization expense related to mine assets totaling $22 million in the third quarter 2011. Also, in the third quarter 2011, we recorded asset impairments totaling $9 million related to capital projects in progress at the mines.

Additionally, because of emissions allowance limitations under the CSAPR, we would have excess SO2 emissions allowances under the Clean Air Act’s existing acid rain cap-and-trade program, and market values of such allowances are estimated to be de minimis. Accordingly, we recorded a noncash impairment charge of $418 million (before deferred income tax benefit) related to our existing SO2 emissions allowance intangible assets in the third quarter 2011. SO2 emissions allowances granted to us were recorded as intangible assets at fair value in connection with purchase accounting related to the Merger in October 2007.

Finally, employee severance charges totaling $49 million were accrued in the third quarter 2011 based upon our existing severance policy. The charges are associated with the elimination of approximately 500 positions as a result of the actions we determined would be necessary with respect to our generation and mining operations discussed above.

The emissions allowances and other impairments and severance charges are reported in other deductions in the results of the Competitive Electric segment.

In August 2011, we petitioned the EPA to reconsider the CSAPR provisions and stay the effectiveness of those provisions, in each case as applied to Texas. In September 2011, we filed a petition for review in the U.S. Court of Appeals for the District of Columbia Circuit (D.C. Circuit Court) challenging the CSAPR as it applies to Texas. In that legal proceeding, we also filed a motion to stay the effective date of the CSAPR as applied to Texas. As of October 27, 2011, no actions have been taken by the EPA or the D.C. Circuit Court to stay the CSAPR effective date.

In October 2011, the EPA published proposed revisions to the CSAPR. We are currently evaluating the revisions, which if adopted by the EPA as proposed, may reduce the adverse effects on our operations discussed above.

5.	GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

Goodwill

The following table provides the goodwill balances as of September 30, 2011 and December 31, 2010, all of which relate to the Competitive Electric segment. There were no changes to the goodwill balances in the three or nine months ended September 30, 2011. None of the goodwill is being deducted for tax purposes.

Goodwill before impairment charges	$18,342
Accumulated impairment charges	(12,190)

Balance as of September 30, 2011 and December 31, 2010	$6,152

As discussed in Note 4, the issuance of the CSAPR by the EPA resulted in an evaluation of its effects and the development of a plan of action to meet the rule’s requirements. These actions are expected to have material financial effects, including significant environmental capital expenditures, lower wholesale revenues and higher operating costs. In the third quarter 2011, we evaluated the consequences of the CSAPR on the carrying value of goodwill. In accordance with accounting rules, we estimated the enterprise value of the Competitive Electric segment and the fair market values of its operating assets and liabilities and determined that the implied goodwill amount exceeded recorded goodwill. Accordingly, no goodwill impairment was recorded.

This determination involved significant assumptions and judgments. The calculations supporting the estimates of the enterprise value of our competitive business and the fair values of certain of its operating assets and liabilities utilized models that take into consideration multiple inputs, including commodity prices, discount rates, debt yields, securities prices of comparable companies and other inputs, assumptions regarding each of which could have a significant effect on valuations. The annual impairment testing required by accounting rules remains scheduled for December 1, 2011. We cannot predict the likelihood or amount of any future impairment. See discussion of CSAPR-related charges related to other assets and severance costs in Note 4.

In the third quarter 2010, we recorded a $4.1 billion noncash goodwill impairment charge related to the Competitive Electric segment. The impairment charge reflected the estimated effect of lower wholesale power prices on the enterprise value of the Competitive Electric segment, driven by the sustained decline in forward natural gas prices as indicated by our cash flow projections, and declines in market values of securities of comparable companies.

Identifiable Intangible Assets

Identifiable intangible assets reported in the balance sheet are comprised of the following:

	September 30, 2011			December 31, 2010

Identifiable Intangible Asset	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Retail customer relationship	$463	$332	$131	$463	$293	$170
Favorable purchase and sales contracts	548	280	268	548	257	291
Capitalized in-service software	304	128	176	278	97	181
Environmental allowances and credits (a)	571	372	199	986	304	682
Mining development costs (a)	132	36	96	47	17	30

Total intangible assets subject to amortization	$2,018	$1,148	870	$2,322	$968	1,354

Trade name (not subject to amortization)			955			955
Mineral interests (not currently subject to amortization) (b)			43			91

Total intangible assets			$1,868			$2,400

(a)	Amounts impaired have been removed from the table as of the impairment date (see Note 4).
(b)	In June 2011, we sold certain mineral interests for $43 million in cash net of closing-related costs. No gain or loss was recorded on the transaction.

Amortization expense related to intangible assets (including income statement line item) consisted of:

		Three Months Ended September 30,		Nine Months Ended September 30,
Identifiable Intangible Asset	Income Statement Line	2011	2010	2011	2010
Retail customer relationship	Depreciation and amortization	$13	$20	$39	$59
Favorable purchase and sales contracts	Operating revenues/fuel, purchased power costs and delivery fees	6	1	23	25
Capitalized in-service software	Depreciation and amortization	11	9	31	26
Environmental allowances and credits	Fuel, purchased power costs and delivery fees	25	25	68	69
Mining development costs	Depreciation and amortization	13	3	19	8

Total amortization expense		$68	$58	$180	$187

See discussion in Note 4 regarding impairment of emissions allowances and accelerated depreciation and amortization expenses related to mine assets, including mining development costs intangible assets, recorded in the third quarter 2011.

Estimated Amortization of Intangible Assets — The estimated aggregate amortization expense of intangible assets for each of the next five fiscal years is as follows:

Year	Amortization Expense
2011	$250
2012	129
2013	110
2014	94
2015	87

6.	TRADE ACCOUNTS RECEIVABLE AND ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM

TXU Energy participates in EFH Corp.’s accounts receivable securitization program with financial institutions (the funding entities). Under the program, TXU Energy (originator) sells trade accounts receivable to TXU Receivables Company, which is an entity created for the special purpose of purchasing receivables from the originator and is a consolidated, wholly-owned, bankruptcy-remote, direct subsidiary of EFH Corp. TXU Receivables Company sells undivided interests in the purchased accounts receivable for cash to entities established for this purpose by the funding entities. In accordance with accounting standards effective January 1, 2010, the trade accounts receivable amounts under the program are reported as pledged balances, and the related funding amounts are reported as short-term borrowings. Under previous accounting rules, the activity was accounted for as a sale of accounts receivable, which resulted in the funding being recorded as a reduction of accounts receivable.

The maximum funding amount currently available under the accounts receivable securitization program is $350 million. Program funding increased from $96 million as of December 31, 2010 to $211 million as of September 30, 2011. Under the terms of the program, available funding as of September 30, 2011 was reduced by $37 million of customer deposits held by the originator because TCEH’s credit ratings were lower than Ba3/BB-.

All new trade receivables under the program generated by the originator are continuously purchased by TXU Receivables Company with the proceeds from collections of receivables previously purchased. Ongoing changes in the amount of funding under the program, through changes in the amount of undivided interests sold by TXU Receivables Company, reflect seasonal variations in the level of accounts receivable, changes in collection trends and other factors such as changes in sales prices and volumes. TXU Receivables Company has issued a subordinated note payable to the originator for the difference between the face amount of the uncollected accounts receivable purchased, less a discount, and cash paid to the originator that was funded by the sale of the undivided interests. The subordinated note issued by TXU Receivables Company is subordinated to the undivided interests of the funding entities in the purchased receivables. The balance of the subordinated note payable, which is eliminated in consolidation, totaled $520 million and $516 million as of September 30, 2011 and December 31, 2010, respectively.

The discount from face amount on the purchase of receivables from the originator principally funds program fees paid to the funding entities. The program fees consist primarily of interest costs on the underlying financing and are reported as interest expense and related charges. The discount also funds a servicing fee, which is reported as SG&A expense, paid by TXU Receivables Company to EFH Corporate Services Company (Service Co.), a direct wholly-owned subsidiary of EFH Corp., which provides recordkeeping services and is the collection agent for the program.

Program fee amounts were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Program fees	$2	$2	$6	$7
Program fees as a percentage of average funding (annualized)	4.4%	4.8%	6.1%	3.3%

Activities of TXU Receivables Company were as follows:

	Nine Months Ended September 30,
	2011	2010

Cash collections on accounts receivable	$3,836	$4,828
Face amount of new receivables purchased	(3,955)	(4,867)
Discount from face amount of purchased receivables	8	9
Program fees paid to funding entities	(6)	(7)
Servicing fees paid to Service Co. for recordkeeping and collection services	(2)	(2)
Increase in subordinated notes payable	4	194

Financing cash flows used by (provided to) originator under the program	$(115)	$155

Under the previous accounting rules, changes in funding under the program were reported as operating cash flows. The accounting rules effective January 1, 2010 required that the amount of funding under the program as of the adoption date ($383 million) be reported as a use of operating cash flows and a source of financing cash flows, with all subsequent changes in funding reported as financing activities.

The program, which expires in October 2013, may be terminated upon the occurrence of a number of specified events, including if the delinquency ratio (delinquent for 31 days) for the sold receivables, the default ratio (delinquent for 91 days or deemed uncollectible), the dilution ratio (reductions for discounts, disputes and other allowances) or the days collection outstanding ratio exceed stated thresholds, and the funding entities do not waive such event of termination. The thresholds apply to the entire portfolio of sold receivables. In addition, the program may be terminated if TXU Receivables Company or Service Co. defaults in any payment with respect to debt in excess of $50,000 in the aggregate for such entities, or if TCEH, any affiliate of TCEH acting as collection agent other than Service Co., any parent guarantor of the originator or the originator shall default in any payment with respect to debt (other than hedging obligations) in excess of $200 million in the aggregate for such entities. As of September 30, 2011, there were no such events of termination.

Upon termination of the program, liquidity would be reduced as collections of sold receivables would be used by TXU Receivables Company to repurchase the undivided interests from the funding entities instead of purchasing new receivables. We expect that the level of cash flows would normalize in approximately 16 to 30 days.

Trade Accounts Receivable

	September 30, 2011	December 31, 2010

Wholesale and retail trade accounts receivable, including $731 and $612 in pledged retail receivables	$1,059	$1,063
Allowance for uncollectible accounts	(33)	(64)

Trade accounts receivable — reported in balance sheet	$1,026	$999

Gross trade accounts receivable as of September 30, 2011 and December 31, 2010 included unbilled revenues of $305 million and $297 million, respectively.

Allowance for Uncollectible Accounts Receivable

	Nine Months Ended September 30,
	2011	2010

Allowance for uncollectible accounts receivable as of beginning of period	$64	$81
Increase for bad debt expense	42	88
Decrease for account write-offs	(47)	(97)
Reversal of reserve related to counterparty bankruptcy (Note 16)	(26)	—

Allowance for uncollectible accounts receivable as of end of period	$33	$72

Receivables from Unconsolidated Subsidiary

Receivables from unconsolidated subsidiary are measured at historical cost and consist of Oncor’s obligation under the EFH Corp. pension and OPEB plans. EFH Corp. reviews Oncor’s credit quality to assess the overall collectability of its affiliated receivables, which totaled $1.338 billion and $1.463 billion as of September 30, 2011 and December 31, 2010, respectively. There were no credit loss allowances as of September 30, 2011. See Note 14 for additional information about related party transactions.

7.	SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Short-Term Borrowings

As of September 30, 2011, outstanding short-term borrowings totaled $211 million under the accounts receivable securitization program discussed in Note 6.

As of December 31, 2010, outstanding short-term borrowings totaled $1.221 billion, which included $1.125 billion under the TCEH Revolving Credit Facility at a weighted average interest rate of 3.80%, excluding certain customary fees, and $96 million under the accounts receivable securitization program.

Credit Facilities

Credit facilities with cash borrowing and/or letter of credit availability as of September 30, 2011 are presented below. The facilities are all senior secured facilities of TCEH. See “Amendment and Extension of TCEH Senior Secured Facilities” and the following sections below for discussion of amendments, extensions and repayments of the facilities in April 2011.

		As of September 30, 2011

Facility	Maturity Date	Facility Limit	Letters of Credit	Cash Borrowings	Availability

TCEH Revolving Credit Facility (a)	October 2013	$645	$—	$—	$645
TCEH Revolving Credit Facility (a)	October 2016	1,409	—	—	1,409
TCEH Letter of Credit Facility (b)	October 2014	42	—	42	—
TCEH Letter of Credit Facility (b)	October 2017	1,020	—	1,020	—

Subtotal TCEH		$3,116	$—	$1,062	$2,054

TCEH Commodity Collateral Posting Facility (c)	December 2012	Unlimited	$—	$—	Unlimited

(a)

Facility used for letters of credit and borrowings for general corporate purposes. Borrowings are classified as short-term borrowings. As of September 30, 2011, borrowings under the facility maturing October 2013 bear interest at LIBOR plus 3.5%, and a commitment fee is payable quarterly in arrears at a rate per annum equal to 0.50% of the average daily unused portion of the facility. As of September 30, 2011, borrowings under the facility maturing October 2016 bear interest at LIBOR plus 4.5%, and a commitment fee is payable quarterly in arrears at a rate per annum equal to 1.00% of the average daily unused portion of the facility.

(b)

Facility used for issuing letters of credit for general corporate purposes, including, but not limited to, providing collateral support under hedging arrangements and other commodity transactions that are not eligible for funding under the TCEH Commodity Collateral Posting Facility. The borrowings under this facility were drawn at the inception of the facility, are classified as long-term debt, and except for $115 million related to a letter of credit drawn in June 2009 have been retained as restricted cash that supports issuances of letters of credit. In April 2011, $188 million of the cash borrowings were repaid as discussed under “Issuance of TCEH 11.5% Senior Secured Notes” below, and in August 2011, an equivalent amount was removed from restricted cash and used to repay borrowings under the TCEH Revolving Credit Facility, lowering letter of credit availability by the same amount unless additional funds are added to restricted cash. The use of the $188 million to repay revolver borrowings reduced our borrowing costs and did not affect available liquidity. Letters of credit totaling $742 million issued as of September 30, 2011 are supported by the restricted cash, and the remaining letter of credit availability totals $205 million.

(c)

Revolving facility used to fund cash collateral posting requirements for specified volumes of natural gas hedges totaling approximately 140 million MMBtu as of September 30, 2011. As of September 30, 2011, there were no borrowings under this facility.

Long-Term Debt

As of September 30, 2011 and December 31, 2010, long-term debt consisted of the following:

	September 30, 2011	December 31, 2010

TCEH
Pollution Control Revenue Bonds:
Brazos River Authority:
5.400% Fixed Series 1994A due May 1, 2029	$39	$39
7.700% Fixed Series 1999A due April 1, 2033	111	111
6.750% Fixed Series 1999B due September 1, 2034, remarketing date April 1, 2013 (a)	16	16
7.700% Fixed Series 1999C due March 1, 2032	50	50
8.250% Fixed Series 2001A due October 1, 2030	71	71
5.750% Fixed Series 2001C due May 1, 2036, remarketing date November 1, 2011 (a)	217	217
8.250% Fixed Series 2001D-1 due May 1, 2033	171	171
0.142% Floating Series 2001D-2 due May 1, 2033 (b)	97	97
0.350% Floating Taxable Series 2001I due December 1, 2036 (c)	62	62
0.142% Floating Series 2002A due May 1, 2037 (b)	45	45
6.750% Fixed Series 2003A due April 1, 2038, remarketing date April 1, 2013 (a)	44	44
6.300% Fixed Series 2003B due July 1, 2032	39	39
6.750% Fixed Series 2003C due October 1, 2038	52	52
5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014 (a)	31	31
5.000% Fixed Series 2006 due March 1, 2041	100	100

Sabine River Authority of Texas:
6.450% Fixed Series 2000A due June 1, 2021	51	51
5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011 (a)	91	91
5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011 (a)	107	107
5.200% Fixed Series 2001C due May 1, 2028	70	70
5.800% Fixed Series 2003A due July 1, 2022	12	12
6.150% Fixed Series 2003B due August 1, 2022	45	45

Trinity River Authority of Texas:
6.250% Fixed Series 2000A due May 1, 2028	14	14

Unamortized fair value discount related to pollution control revenue bonds (d)	(122)	(132)

Senior Secured Facilities:
3.726% TCEH Term Loan Facilities maturing October 10, 2014 (e)(f)(g)	3,809	19,929
3.739% TCEH Letter of Credit Facility maturing October 10, 2014 (f)	42	1,250
0.193% TCEH Commodity Collateral Posting Facility maturing December 31, 2012 (h)	—	—
4.750% TCEH Term Loan Facilities maturing October 10, 2017 (e)(f)(i)	15,351	—
4.739% TCEH Letter of Credit Facility maturing October 10, 2017 (f)	1,020	—

Other:
10.25% Fixed Senior Notes due November 1, 2015 (j)	1,873	1,873
10.25% Fixed Senior Notes due November 1, 2015, Series B (j)	1,292	1,292
10.50 / 11.25% Senior Toggle Notes due November 1, 2016	1,485	1,406
11.50% Senior Secured Notes due October 1, 2020	1,750	—
15.00% Senior Secured Second Lien Notes due April 1, 2021	336	336
15.00% Senior Secured Second Lien Notes due April 1, 2021, Series B	1,235	1,235
7.000% Fixed Senior Notes due March 15, 2013	5	5
7.460% Fixed Secured Facility Bonds with amortizing payments through January 2015	28	42
Capital lease obligations	66	76
Other	3	3
Unamortized discount	(11)	—
Unamortized fair value discount (d)	(2)	(2)

Total TCEH	29,695	28,848

EFCH
9.580% Fixed Notes due in semiannual installments through December 4, 2019	46	46
8.254% Fixed Notes due in quarterly installments through December 31, 2021	43	46
1.054% Floating Rate Junior Subordinated Debentures, Series D due January 30, 2037 (f)	1	1
8.175% Fixed Junior Subordinated Debentures, Series E due January 30, 2037	8	8
Unamortized fair value discount (d)	(9)	(10)

Total EFCH	$89	$91

	September 30, 2011	December 31, 2010

EFH Corp. (parent entity)
10.875% Fixed Senior Notes due November 1, 2017 (k)	$196	$359
11.25 / 12.00% Senior Toggle Notes due November 1, 2017 (k)	363	571
9.75% Fixed Senior Secured Notes due October 15, 2019	115	115
10.000% Fixed Senior Secured Notes due January 15, 2020	1,061	1,061
5.550% Fixed Senior Notes Series P due November 15, 2014 (l)	398	434
6.500% Fixed Senior Notes Series Q due November 15, 2024 (l)	740	740
6.550% Fixed Senior Notes Series R due November 15, 2034 (l)	744	744
8.820% Building Financing due semiannually through February 11, 2022 (m)	61	68
Unamortized fair value premium related to Building Financing (d)	14	15
Capital lease obligations	2	4
Unamortized fair value discount (d)	(445)	(476)

Total EFH Corp.	3,249	3,635

EFIH
9.75% Fixed Senior Secured Notes due October 15, 2019	141	141
10.000% Fixed Senior Secured Notes due December 1, 2020	2,180	2,180
11.00% Senior Secured Second Lien Notes due October 1, 2021	406	—

Total EFIH	2,727	2,321

Total EFH Corp. consolidated	35,760	34,895
Less amount due currently	(462)	(669)

Total long-term debt	$35,298	$34,226

(a)

These series are in the multiannual interest rate mode and are subject to mandatory tender prior to maturity on the mandatory remarketing date. On such date, the interest rate and interest rate period will be reset for the bonds. We expect to repurchase the $415 million principal amount subject to mandatory tender and remarketing in November 2011.

(b)	Interest rates in effect as of September 30, 2011. These series are in a daily interest rate mode and are classified as long-term as they are supported by long-term irrevocable letters of credit.
(c)	Interest rate in effect as of September 30, 2011. This series is in a weekly interest rate mode and is classified as long-term as it is supported by long-term irrevocable letters of credit.
(d)	Amount represents unamortized fair value adjustments recorded under purchase accounting.
(e)	Interest rate swapped to fixed on an aggregate $18.65 billion principal amount to October 2014 and up to an aggregate $12.6 billion principal amount from October 2014 through October 2017.
(f)	Interest rates in effect as of September 30, 2011.
(g)	December 31, 2010 amount excludes $20 million held by EFH Corp. and eliminated in consolidation.
(h)	Interest rate in effect as of September 30, 2011, excluding a quarterly maintenance fee of $11 million. See “Credit Facilities” above for more information.
(i)	September 30, 2011 amount excludes $19 million held by EFH Corp. and eliminated in consolidation.
(j)	Amounts exclude $173 million and $150 million of the TCEH Senior Notes and TCEH Senior Notes, Series B, respectively, that are held either by EFH Corp. or EFIH and eliminated in consolidation.
(k)

Amounts exclude $1.591 billion and $1.428 billion of EFH Corp. 10.875% Notes and $2.676 billion and $2.296 billion of EFH Corp. Toggle Notes as of September 30, 2011 and December 31, 2010, respectively, that are held by EFIH and eliminated in consolidation.

(l)

Amounts exclude $45 million and $9 million of the Series P notes as of September 30, 2011 and December 31, 2010, respectively, and $6 million and $3 million of the Series Q and Series R notes, respectively, as of both September 30, 2011 and December 31, 2010 that are held by EFIH and eliminated in consolidation.

(m)	This financing is secured and will be serviced with cash drawn by the beneficiary of a letter of credit.

Debt Amounts Due Currently

Amounts due currently (within twelve months) as of September 30, 2011 total $462 million and consist of $415 million principal amount of TCEH pollution control revenue bonds (PCRBs) subject to mandatory tender and remarketing in November 2011, which we expect to repurchase in November 2011, and $47 million of scheduled installment payments on capital leases and debt securities.

Debt Repayments

Repayments of long-term debt in the nine months ended September 30, 2011 totaled $987 million and included $958 million of long-term debt borrowings under the TCEH Senior Secured Facilities as discussed immediately below, $17 million of principal payments at scheduled maturity dates and $12 million of contractual payments under capitalized lease obligations.

October 2011 Debt Exchange

In a private exchange in October 2011, EFH Corp. issued $53 million principal amount of new EFH Corp. 11.25%/12.00% Toggle Notes due 2017 in exchange for $65 million principal amount of EFH Corp. 5.55% Series P Senior Notes due 2014, which EFH Corp. retired. The new EFH Corp. Toggle Notes have substantially the same terms and conditions and are subject to the same indenture as the existing EFH Corp. Toggle Notes. Concurrent with the exchange, EFIH issued a dividend to EFH Corp. of $53 million principal amount of EFH Corp. Toggle Notes, which EFH Corp. retired. EFIH had previously held the EFH Corp. Toggle Notes as an investment.

Amendment and Extension of TCEH Senior Secured Facilities

Borrowings under the TCEH Senior Secured Facilities totaled $20.222 billion as of September 30, 2011. In April 2011, (i) the Credit Agreement governing the TCEH Senior Secured Facilities was amended, (ii) the maturity dates of approximately 80% of the borrowings under the term loans (initial term loans and delayed draw term loans) and deposit letter of credit loans under the TCEH Senior Secured Facilities and approximately 70% of the commitments under the TCEH Revolving Credit Facility were extended, (iii) borrowings totaling $1.604 billion under the TCEH Senior Secured Facilities were repaid from proceeds of issuance of $1.750 billion principal amount of TCEH 11.5% Senior Secured Notes as discussed below and (iv) the amount of commitments under the TCEH Revolving Credit Facility was reduced by $646 million.

The amendment to the Credit Agreement included, among other things, amendments to certain covenants contained in the TCEH Senior Secured Facilities (including the financial maintenance covenant), as well as acknowledgement by the lenders that (i) the terms of the intercompany notes receivable (as described below) from EFH Corp. payable to TCEH complied with the TCEH Senior Secured Facilities, including the requirement that these loans be made on an “arm’s-length” basis, and (ii) no mandatory repayments were required to be made by TCEH relating to “excess cash flows,” as defined under covenants of the TCEH Senior Secured Facilities, for fiscal years 2008, 2009 and 2010.

As amended, the maximum ratios for the secured debt to Adjusted EBITDA financial maintenance covenant are 8.00 to 1.00 for test periods through December 31, 2014, and decline over time to 5.50 to 1.00 for the test periods ending March 31, 2017 and thereafter. In addition, (i) up to $1.5 billion principal amount of TCEH senior secured first lien notes (including $906 million of the TCEH Senior Secured Notes discussed below), to the extent the proceeds are used to repay term loans and deposit letter of credit loans under the TCEH Senior Secured Facilities and (ii) all senior secured second lien debt will be excluded for the purposes of the secured debt to Adjusted EBITDA financial maintenance covenant.

The amendment contained certain provisions related to intercompany loans to EFH Corp. payable to TCEH on demand that arise from cash loaned for (i) debt principal and interest payments (P&I Note) and (ii) other general corporate purposes of EFH Corp. (SG&A Note). TCEH also agreed in the Amendment:

•	not to make any further loans to EFH Corp. under the SG&A Note (as of September 30, 2011, the outstanding balance of the SG&A Note was $233 million, reflecting the repayment discussed below);
•	that borrowings outstanding under the P&I Note will not exceed $2.0 billion in the aggregate at any time (as of September 30, 2011, the outstanding balance of the P&I Note was $1.171 billion), and
•

that the sum of (i) the outstanding indebtedness (including guarantees) issued by EFH Corp. or any subsidiary of EFH Corp. (including EFIH) secured by a second-priority lien on the equity interests that EFIH owns in Oncor Holdings (EFIH Second-Priority Debt) and (ii) the aggregate outstanding amount of the SG&A Note and P&I Note will not exceed, at any time, the maximum amount of EFIH Second-Priority Debt permitted by the indenture governing the EFH Corp. 10% Notes as in effect on April 7, 2011.

Further, in connection with the amendment, in April 2011 the following actions were completed related to the intercompany loans:

•	EFH Corp. repaid $770 million of borrowings under the SG&A Note (using proceeds from TCEH’s repayment of the $770 million TCEH borrowed from EFH Corp. in January 2011 under a demand note), and
•

EFIH and EFCH guaranteed, on an unsecured basis, the remaining balance of the SG&A Note (consistent with the existing EFIH and EFCH unsecured guarantees of the P&I Note and the EFH Corp. Senior Notes discussed below).

Pursuant to the extension of the TCEH Senior Secured Facilities in April 2011:

•

the maturity of $15.351 billion principal amount of first lien term loans held by accepting lenders was extended from October 10, 2014 to October 10, 2017 and the interest rate with respect to the extended term loans was increased from LIBOR plus 3.50% to LIBOR plus 4.50%;

•

the maturity of $1.020 billion principal amount of first lien deposit letter of credit loans held by accepting lenders was extended from October 10, 2014 to October 10, 2017 and the interest rate with respect to the extended deposit letter of credit loans was increased from LIBOR plus 3.50% to LIBOR plus 4.50%, and

•

the maturity of $1.409 billion of the commitments under the TCEH Revolving Credit Facility held by accepting lenders was extended from October 10, 2013 to October 10, 2016, the interest rate with respect to the extended revolving commitments was increased from LIBOR plus 3.50% to LIBOR plus 4.50% and the undrawn fee with respect to such commitments was increased from 0.50% to 1.00%.

Upon the effectiveness of the extension, TCEH paid an up-front extension fee of 350 basis points on extended term loans and extended deposit letter of credit loans.

Each of the extended loans described above includes a “springing maturity” provision pursuant to which (i) in the event that more than $500 million aggregate principal amount of the TCEH 10.25% Notes due in 2015 (other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the determination date) or more than $150 million aggregate principal amount of the TCEH Toggle Notes due in 2016 (other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the determination date), as applicable, remain outstanding as of 91 days prior to the maturity date of the applicable notes and (ii) TCEH’s total debt to Adjusted EBITDA ratio (as defined in the TCEH Senior Secured Facilities) is greater than 6.00 to 1.00 at the applicable determination date, then the maturity date of the extended loans will automatically change to 90 days prior to the maturity date of the applicable notes.

Under the terms of the TCEH Senior Secured Facilities, the commitments of the lenders to make loans to TCEH are several and not joint. Accordingly, if any lender fails to make loans to TCEH, TCEH’s available liquidity could be reduced by an amount up to the aggregate amount of such lender’s commitments under the TCEH Senior Secured Facilities.

The TCEH Senior Secured Facilities are unconditionally guaranteed jointly and severally on a senior secured basis by EFCH, and subject to certain exceptions, each existing and future direct or indirect wholly-owned US subsidiary of TCEH. The TCEH Senior Secured Facilities, along with the TCEH Senior Secured Notes and certain commodity hedging transactions and the interest rate swaps described under “TCEH Interest Rate Swap Transactions” below, are secured on a first priority basis by (i) substantially all of the current and future assets of TCEH and TCEH’s subsidiaries who are guarantors of such facilities and (ii) pledges of the capital stock of TCEH and certain current and future direct or indirect subsidiaries of TCEH.

Amounts borrowed under the TCEH Revolving Facility may be reborrowed from time to time until October 2013 with respect to $645 million of commitments and until October 2016 with respect to $1.409 billion of commitments; there were no borrowings outstanding as of September 30, 2011. The TCEH Commodity Collateral Posting Facility will mature in December 2012.

Accounting and Income Tax Effects of the Amendment and Extension

Based on application of the accounting rules, including analyses of discounted cash flows, the amendment and extension transactions were determined not to be an extinguishment of debt. Accordingly, no gain was recognized, and transaction costs totaling $699 million, consisting of consent payments to loan holders, were capitalized. Amounts capitalized will be amortized to interest expense through the maturity dates of the respective loans. Net third party fees related to the amendment and extension totaling $100 million were expensed (see Note 16 under “Other Income and Deductions”).

The transactions were determined to be a significant modification of debt for federal income tax purposes, resulting in taxable cancellation of debt income of approximately $2.5 billion. The income will be reversed as deductions in future years (through 2017), and consequently a deferred tax asset has been recorded. The effect of the income on federal income taxes payable related to 2011 is expected to be largely offset by current year operating losses, including the impact of bonus depreciation, and utilization of approximately $750 million in operating loss carryforwards. The transactions resulted in a cash charge under the Texas margin tax of $13 million (reported as income tax expense).

Issuance of TCEH 11.5% Senior Secured Notes

In April 2011, TCEH and TCEH Finance issued $1.750 billion principal amount of 11.5% Senior Secured Notes due 2020, and used the proceeds, net of issuance fees and a $12 million discount, to:

•

repay $770 million principal amount of term loans under the TCEH Senior Secured Facilities (representing amortization payments that otherwise would have been paid from March 2011 through September 2014);

•	repay $188 million principal amount of deposit letter of credit loans under the TCEH Senior Secured Facilities;
•	repay $646 million of borrowings under the TCEH Revolving Credit Facility (with commitments under the facility being reduced by the same amount), and
•

fund $99 million of the $799 million of total transaction costs associated with the amendment and extension of the TCEH Senior Secured Facilities discussed above, with the remainder of the transaction costs paid with cash on hand.

The TCEH Senior Secured Notes mature in October 2020, with interest payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1, at a fixed rate of 11.5% per annum. The notes are unconditionally guaranteed on a joint and several basis by EFCH and each subsidiary of TCEH that guarantees the TCEH Senior Secured Facilities (collectively, the Guarantors). The notes are secured, on a first-priority basis, by security interests in all of the assets of TCEH, and the guarantees are secured on a first-priority basis by all of the assets and equity interests held by the Guarantors, in each case, to the extent such assets and equity interests secure obligations under the TCEH Senior Secured Facilities (the TCEH Collateral), subject to certain exceptions and permitted liens.

The TCEH Senior Secured Notes were issued in a private placement and are not registered under the Securities Act. The notes are a senior obligation and rank equally in right of payment with all senior indebtedness of TCEH, are senior in right of payment to all existing or future unsecured and second-priority debt of TCEH to the extent of the value of the TCEH Collateral and are senior in right of payment to any future subordinated debt of TCEH. These notes are effectively subordinated to all secured obligations of TCEH that are secured by assets other than the TCEH Collateral, to the extent of the value of the assets securing such obligations.

The guarantees of the TCEH Senior Secured Notes by the Guarantors are effectively senior to any unsecured and second-priority debt of the Guarantors to the extent of the value of the TCEH Collateral. The guarantees are effectively subordinated to all debt of the Guarantors secured by assets that are not part of the TCEH Collateral, to the extent of the value of the collateral securing that debt.

The indenture for the TCEH Senior Secured Notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, TCEH’s and its restricted subsidiaries’ ability to:

•	make restricted payments, including certain investments;
•	incur debt and issue preferred stock;
•	create liens;
•	enter into mergers or consolidations;
•	sell or otherwise dispose of certain assets, and
•	engage in certain transactions with affiliates.

The indenture also contains customary events of default, including, among others, failure to pay principal or interest on the notes when due. If certain events of default occur under the indenture, the trustee or the holders of at least 30% of aggregate principal amount of all outstanding TCEH Senior Secured Notes may declare the principal amount on all such notes to be due and payable immediately.

Until April 1, 2014, TCEH may redeem, with the net cash proceeds of certain equity offerings, up to 35% of the aggregate principal amount of the TCEH Senior Secured Notes from time to time at a redemption price of 111.5% of the aggregate principal amount of the notes being redeemed, plus accrued interest. TCEH may redeem the notes at any time prior to April 1, 2016 at a price equal to 100% of their principal amount, plus accrued interest and the applicable premium as defined in the indenture. TCEH may also redeem the notes, in whole or in part, at any time on or after April 1, 2016, at specified redemption prices, plus accrued interest. Upon the occurrence of a change of control (as described in the indenture), TCEH must offer to repurchase the notes at 101% of their principal amount, plus accrued interest.

Issuance of EFIH 11% Senior Secured Second Lien Notes in Exchange for EFH Corp. Debt

In April 2011, EFIH and EFIH Finance issued $406 million principal amount of 11% Senior Secured Second Lien Notes due 2021 in exchange for $428 million of EFH Corp. debt consisting of $163 million principal amount of EFH Corp. 10.875% Notes due 2017, $229 million principal amount of EFH Corp. Toggle Notes due 2017 and $36 million principal amount of EFH Corp. 5.55% Series P Senior Notes due 2014. The transaction resulted in a debt extinguishment gain of $25 million (reported as other income). EFIH intends to hold the exchanged securities as an investment.

The EFIH 11% Notes mature in October 2021, with interest payable in cash semiannually in arrears on May 15 and November 15, beginning November 15, 2011, at a fixed rate of 11% per annum. The EFIH 11% Notes are secured on a second-priority basis by the EFIH Collateral described in the discussion of the EFH Corp. 10% Senior Secured Notes below.

The EFIH 11% Notes were issued in private placements and are not registered under the Securities Act. The notes are a senior obligation of EFIH and EFIH Finance and rank equally in right of payment with all senior indebtedness of EFIH and are effectively senior in right of payment to all existing or future unsecured debt of EFIH to the extent of the value of the EFIH Collateral. The notes are effectively subordinated to all debt of EFIH that is either (i) secured by a lien on the EFIH Collateral that is senior to the second-priority liens securing the EFIH 11% Notes or (ii) secured by assets other than the EFIH Collateral, to the extent of the value of the collateral securing that debt. Furthermore, the EFIH 11% Notes are (i) structurally subordinated to all indebtedness and other liabilities of EFIH’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries, any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries and (ii) senior in right of payment to any future subordinated indebtedness of EFIH.

The indenture governing the EFIH 11% Notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, EFIH’s and its restricted subsidiaries’ ability to:

•	make restricted payments, including certain investments;
•	incur debt and issue preferred stock;
•	create liens;
•	enter into mergers or consolidations;
•	sell or otherwise dispose of certain assets, and
•	engage in certain transactions with affiliates.

The indenture also contains customary events of default, including, among others, failure to pay principal or interest on the notes when due. If certain events of default occur under the indenture, the trustee or the holders of at least 30% of the aggregate principal amount of all outstanding EFIH 11% Notes may declare the principal amount on all such notes to be due and payable immediately.

Until May 15, 2014, EFIH may redeem, with the net cash proceeds of certain equity offerings, up to 35% of the aggregate principal amount of the EFIH 11% Notes from time to time at a redemption price of 111% of the aggregate principal amount of the notes being redeemed, plus accrued interest. EFIH may redeem the notes at any time prior to May 15, 2016 at a price equal to 100% of their principal amount, plus accrued interest and the applicable premium as defined in the indenture. EFIH may also redeem the notes, in whole or in part, at any time on or after May 15, 2016, at specified redemption prices, plus accrued interest. Upon the occurrence of a change of control (as described in the indenture), EFIH must offer to repurchase the notes at 101% of their principal amount, plus accrued interest.

EFIH has agreed to use its commercially reasonable efforts to register with the SEC notes having substantially identical terms as the EFIH 11% Notes (except for provisions relating to transfer restrictions and payment of additional interest) as part of an offer to exchange freely tradable exchange notes for the EFIH 11% Notes, unless such notes meet certain transferability conditions (as described in the related registration rights agreement). If the registration statement has not been filed and declared effective within 365 days after the original issue date (a Registration Default), the annual interest rate on the notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and thereafter, the annual interest rate on the notes will increase by 50 basis points for the remaining period during which the Registration Default continues. If the Registration Default is cured, the interest rate on the notes will revert to the original level.

Information Regarding Other Significant Outstanding Debt

TCEH 10.25% Senior Notes (including Series B) and 10.50/11.25% Senior Toggle Notes (collectively, the TCEH Senior Notes) — The TCEH 10.25% Notes mature in November 2015, with interest payable in cash semi-annually in arrears on May 1 and November 1 at a fixed rate of 10.25% per annum. The Toggle Notes mature in November 2016, with interest payable semi-annually in arrears on May 1 and November 1 at a fixed rate of 10.50% per annum for cash interest and at a fixed rate of 11.25% per annum for PIK Interest. For any interest period until November 2012, TCEH may elect to pay interest on the Toggle Notes (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new TCEH Toggle Notes (PIK Interest); or (iii) 50% in cash and 50% in PIK Interest. Once TCEH makes a PIK election, the election is valid for each succeeding interest payment period until TCEH revokes the election.

The TCEH Senior Notes had a total principal amount as of September 30, 2011 of $4.650 billion (excluding $323 million principal amount held by EFH Corp. and EFIH) and are fully and unconditionally guaranteed on a joint and several unsecured basis by TCEH’s direct parent, EFCH (which owns 100% of TCEH and its subsidiary guarantors), and by each subsidiary that guarantees the TCEH Senior Secured Facilities.

TCEH 15% Senior Secured Second Lien Notes (including Series B) — These notes mature in April 2021, with interest payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1 at a fixed rate of 15% per annum, and had a total principal amount of $1.571 billion as of September 30, 2011. The notes are unconditionally guaranteed on a joint and several basis by EFCH and, subject to certain exceptions, each subsidiary of TCEH that guarantees the TCEH Senior Secured Facilities. The notes are secured, on a second-priority basis, by security interests in all of the assets of TCEH, and the guarantees (other than the guarantee of EFCH) are secured on a second-priority basis by all of the assets and equity interests of all of the Guarantors other than EFCH (collectively, the Subsidiary Guarantors), in each case, to the extent such assets and security interests secure obligations under the TCEH Senior Secured Facilities, subject to certain exceptions (including the elimination of the pledge of equity interests of any Subsidiary Guarantor to the extent that separate financial statements would be required to be filed with the SEC for such Subsidiary Guarantor under Rule 3-16 of Regulation S-X) and permitted liens. The guarantee from EFCH is not secured.

The TCEH Senior Secured Second Lien Notes were initially issued in private placements and have not been registered under the Securities Act. In September 2011, TCEH satisfied certain transferability conditions with respect to $336 million principal amount of the TCEH Senior Secured Second Lien Notes. As a result of the satisfaction of these conditions, such notes are now freely transferable without restriction by persons that are not affiliates of TCEH under the Securities Act. TCEH agreed to use its commercially reasonable efforts to register with the SEC notes having substantially identical terms as the remaining TCEH Senior Secured Second Lien Notes (except for provisions relating to transfer restrictions and payment of additional interest) as part of an offer to exchange freely tradable exchange notes for the remaining TCEH Senior Secured Second Lien Notes unless such notes meet certain transferability conditions (as described in the related registration rights agreement). Because the registration statement was not filed and declared effective and the transferability condition was not satisfied with respect to such remaining notes within 365 days after the original issue date (a Registration Default), the annual interest rate on the remaining notes has increased by 25 basis points for the period during which the Registration Default continues. Once the Registration Default is cured, the interest rate on the remaining notes will revert to the original level. We expect to satisfy the transferability conditions, and cure the Registration Default, with respect to the remaining TCEH Senior Secured Second Lien Notes in the fourth quarter 2011.

EFH Corp. 10% Senior Secured Notes — These notes mature in January 2020, with interest payable in cash semi-annually in arrears on January 15 and July 15 at a fixed rate of 10% per annum, and had a total principal amount of $1.061 billion as of September 30, 2011. The notes are fully and unconditionally guaranteed on a joint and several basis by EFCH and EFIH. The guarantee from EFIH is secured by EFIH’s pledge of 100% of the membership interests and other investments it owns in Oncor Holdings (such membership interests and other investments, the EFIH Collateral). The guarantee from EFCH is not secured. EFIH’s guarantee of the EFH Corp. 10% Notes is secured by the EFIH Collateral on an equal and ratable basis with the EFIH Notes and EFIH’s guarantee of the EFH Corp. 9.75% Notes.

EFH Corp. 10.875% Senior Notes and 11.25/12.00% Senior Toggle Notes (collectively, EFH Corp. Senior Notes) — These notes mature in November 2017, with interest payable in cash semi-annually in arrears on May 1 and November 1 at a fixed rate for the 10.875% Notes of 10.875% per annum and for the Toggle Notes a fixed rate of 11.250% per annum for cash interest and a fixed rate of 12.000% per annum for PIK Interest. For any interest period until November 1, 2012, EFH Corp. may elect to pay interest on the Toggle Notes (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new EFH Corp. Toggle Notes (PIK Interest); or (iii) 50% in cash and 50% in PIK Interest. Once EFH Corp. makes a PIK election, the election is valid for each succeeding interest payment period until EFH Corp. revokes the election.

These notes had a total principal amount as of September 30, 2011 of $559 million (excluding $4.267 billion principal amount held by EFIH) and are fully and unconditionally guaranteed on a joint and several unsecured basis by EFCH and EFIH. See “October 2011 Debt Exchange” above for discussion of $53 million of EFH Corp. Senior Notes exchanged in October 2011.

EFIH 10% Senior Secured Notes — These notes mature in December 2020, with interest payable in cash semi-annually in arrears on June 1 and December 1 at a fixed rate of 10% per annum, and had a total principal amount of $2.180 billion as of September 30, 2011. The EFIH 10% Notes are secured by the EFIH Collateral on an equal and ratable basis with the EFIH 9.75% Notes and EFIH’s guarantee of the EFH Corp. Senior Secured Notes.

Interest Rate Swap Transactions

As of September 30, 2011, TCEH has entered into a series of interest rate swaps that effectively fix the interest rates at between 5.5% and 9.3% on $18.65 billion principal amount of its senior secured debt to October 2014 and on up to $12.6 billion principal amount of its senior secured debt from October 2014 to October 2017. Swaps related to an aggregate $2.60 billion principal amount of debt expired or were terminated in the nine months ended September 30, 2011, and swaps related to an aggregate $5.45 billion principal amount of debt maturing from 2012 to 2014 (growing to $10.58 billion over time, primarily as existing swaps expire) and $12.6 billion principal amount of debt maturing from 2014 to 2017 were entered into in the nine months ended September 30, 2011.

As of September 30, 2011, TCEH has entered into interest rate basis swap transactions pursuant to which payments at floating interest rates of three-month LIBOR on an aggregate of $10.25 billion principal amount of senior secured term loans of TCEH were exchanged for floating interest rates of one-month LIBOR plus spreads ranging from 0.0625% to 0.1260%. In the nine months ended September 30, 2011, interest rate basis swaps related to an aggregate $4.95 billion principal amount of TCEH senior secured term loans expired, and no additional basis swaps were entered into by TCEH.

The interest rate swap counterparties are proportionately secured by the same collateral package granted to the lenders under the TCEH Senior Secured Facilities. Changes in the fair value of the swaps are reported in the income statement in interest expense and related charges, and such unrealized mark-to-market value changes totaled $619 million and $879 million of net loss in the three and nine months ended September 30, 2011, respectively, and $181 million and $542 million of net loss in the three and nine months ended September 30, 2010, respectively. The cumulative unrealized mark-to-market net liability related to the swaps totaled $2.299 billion as of September 30, 2011, of which $81 million (pre-tax) was reported in accumulated other comprehensive income.

8.	COMMITMENTS AND CONTINGENCIES

Guarantees

We have entered into contracts that contain guarantees to unaffiliated parties that could require performance or payment under certain conditions. Material guarantees are discussed below.

Disposed TXU Gas operations — In connection with the sale of TXU Gas in October 2004, EFH Corp. agreed to indemnify Atmos Energy Corporation (Atmos), until October 1, 2014, for up to $500 million for any liability related to assets retained by TXU Gas, including certain inactive gas plant sites not acquired by Atmos, and up to $1.4 billion for contingent liabilities associated with preclosing tax and employee related matters. The maximum aggregate amount under these indemnities that we may be required to pay is $1.9 billion. To date, we have not been required to make any payments to Atmos under any of these indemnity obligations, and no such payments are currently anticipated.

Residual value guarantees in operating leases — We are the lessee under various operating leases that guarantee the residual values of the leased assets. As of September 30, 2011, both the aggregate maximum amount of residual values guaranteed and the estimated residual recoveries totaled $13 million. These leased assets consist primarily of rail cars. The average life of the residual value guarantees under the lease portfolio is approximately five years.

See Note 7 above and Note 11 to Financial Statements in the 2010 Form 10-K for discussion of guarantees and security for certain of our indebtedness.

Letters of Credit

As of September 30, 2011, TCEH had outstanding letters of credit under its credit facilities totaling $742 million as follows:

•	$355 million to support risk management and trading margin requirements in the normal course of business, including over-the-counter hedging transactions and collateral postings with ERCOT;
•

$208 million to support floating rate pollution control revenue bond debt with an aggregate principal amount of $204 million (the letters of credit are available to fund the payment of such debt obligations and expire in 2014);

•	$76 million to support TCEH’s REP’s financial requirements with the PUCT, and
•	$103 million for miscellaneous credit support requirements.

Long-Term Contractual Obligations and Commitments

In the nine months ended September 30, 2011, we entered into contractual obligations in the normal course of business totaling approximately $280 million for transportation of coal in 2015 and 2016 and $100 million to purchase nuclear fuel in periods after 2015.

Litigation Related to Generation Facilities

In October 2009, the US Court of Appeals for the Fifth Circuit issued a decision in the case of Comer v. Murphy Oil USA reversing the district court’s dismissal of the case and holding that certain Mississippi residents had standing to pursue state law nuisance, negligence and trespass claims for injuries purportedly suffered because the defendants’ emissions of greenhouse gases (GHGs) allegedly increased the destructive force of Hurricane Katrina. The Fifth Circuit subsequently agreed to rehear the case, but then dismissed the appeal in its entirety when several judges recused themselves in the case. The Fifth Circuit’s order dismissing the appeal and vacating the earlier panel’s decision had the effect of reinstating the district court’s original dismissal of the case. In January 2011, the US Supreme Court rejected the plaintiffs’ request that their appeal be reinstated in the Fifth Circuit. In May 2011, the plaintiffs in the Comer case filed a new lawsuit in the United States District Court for the Southern District of Mississippi against EFH Corp. and numerous other defendants (Comer II). The Comer II complaint reasserts that the defendants’ emissions of GHGs have contributed to global warming and led to severe weather consequences. The plaintiffs assert claims for public and private nuisance, trespass and negligence, and they seek to have their case certified as a class action. In July 2011, EFH Corp. was dismissed from the case.

In November 2010, an administrative appeal challenging the decision of the TCEQ to renew and amend Oak Grove Management Company LLC’s (Oak Grove) (a wholly-owned subsidiary of TCEH) Texas Pollutant Discharge Elimination System (TPDES) permit related to water discharges was filed by Robertson County: Our Land, Our Lives and Roy Henrichson in the Travis County, Texas District Court. Plaintiffs seek a reversal of the TCEQ’s order and a remand back to the TCEQ for further proceedings. In addition to this administrative appeal, in November 2010, two other petitions were filed in Travis County, Texas District Court by Sustainable Energy and Economic Development Coalition and Paul and Lisa Rolke, respectively, who were non-parties to the administrative hearing before the State Office of Administrative Hearings, challenging the TCEQ’s decision to renew and amend Oak Grove’s TPDES permit and asking the District Court to remand the matter to the TCEQ for further proceedings. Although we cannot predict the outcome of these proceedings, we believe that the renewal and amendment of the Oak Grove TPDES permit are protective of the environment and that the application for and the processing of Oak Grove’s TPDES permit renewal and amendment by the TCEQ were in accordance with applicable law. There can be no assurance that the outcome of these matters would not result in an adverse impact on our financial condition, results of operations or liquidity.

In September 2010, the Sierra Club filed a lawsuit in the US District Court for the Eastern District of Texas (Texarkana Division) against EFH Corp. and Luminant Generation Company LLC (a wholly-owned subsidiary of TCEH) for alleged violations of the Clean Air Act at Luminant’s Martin Lake generation facility. While we are unable to estimate any possible loss or predict the outcome of the litigation, we believe that the Sierra Club’s claims are without merit, and we intend to vigorously defend this litigation. The litigation is currently stayed by the court. In addition, in February 2010, the Sierra Club informed Luminant that it may sue Luminant, after the expiration of a 60-day waiting period, for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Big Brown generation facility. Subsequently, in December 2010, the Sierra Club informed Luminant that it may sue Luminant, after the expiration of a 60-day waiting period, for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Monticello generation facility. We cannot predict whether the Sierra Club will actually file suit or the outcome of any resulting proceedings.

Regulatory Reviews

In June 2008, the EPA issued an initial request for information to TCEH under the EPA’s authority under Section 114 of the Clean Air Act. The stated purpose of the request is to obtain information necessary to determine compliance with the Clean Air Act, including New Source Review Standards and air permits issued by the TCEQ for the Big Brown, Monticello and Martin Lake generation facilities. Historically, as the EPA has pursued its New Source Review enforcement initiative, companies that have received a large and broad request under Section 114, such as the request received by TCEH, have in many instances subsequently received a notice of violation from the EPA, which has in some cases progressed to litigation or settlement. We are cooperating with the EPA and responding in good faith to the EPA’s request, but we are unable to predict the outcome of this matter.

Other Proceedings

In addition to the above, we are involved in various other legal and administrative proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, should not have a material effect on our financial condition, results of operations or liquidity.

9.	EQUITY

Dividend Restrictions

The indentures governing the EFH Corp. Senior Notes and EFH Corp. Senior Secured Notes include covenants that, among other things and subject to certain exceptions, restrict our ability to pay dividends or make other distributions in respect of our common stock. Accordingly, essentially all of our net income is restricted from being used to make distributions on our common stock unless such distributions are expressly permitted under these indentures and/or on a pro forma basis, after giving effect to such distribution, EFH Corp.’s consolidated leverage ratio is equal to or less than 7.0 to 1.0. For purposes of this calculation, “consolidated leverage ratio” is defined as the ratio of consolidated total debt (as defined in the indenture) to Adjusted EBITDA, in each case, consolidated with its subsidiaries other than Oncor Holdings and its subsidiaries. EFH Corp.’s consolidated leverage ratio was 9.4 to 1.0 as of September 30, 2011.

In addition, the indentures governing the EFIH Notes generally restrict EFIH from making any cash distribution to EFH Corp. for the ultimate purpose of making a cash dividend on our common stock unless at the time, and after giving effect to such dividend, EFIH’s consolidated leverage ratio is equal to or less than 6.0 to 1.0. Under the indentures governing the EFIH Notes, the term “consolidated leverage ratio” is defined as the ratio of EFIH’s consolidated total debt (as defined in the indentures) to EFIH’s Adjusted EBITDA on a consolidated basis (including Oncor’s Adjusted EBITDA). EFIH’s consolidated leverage ratio was 5.4 to 1.0 as of September 30, 2011.

The TCEH Senior Secured Facilities generally restrict TCEH from making any cash distribution to any of its parent companies for the ultimate purpose of making a cash dividend on our common stock unless at the time, and after giving effect to such dividend, its consolidated total debt (as defined in the TCEH Senior Secured Facilities) to Adjusted EBITDA would be equal to or less than 6.5 to 1.0. As of September 30, 2011, the ratio was 8.3 to 1.0.

In addition, the TCEH Senior Secured Facilities and indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes generally restrict TCEH’s ability to make distributions or loans to any of its parent companies, EFCH and EFH Corp., unless such distributions or loans are expressly permitted under the TCEH Senior Secured Facilities and the indentures governing such notes. See discussion in Note 7 regarding amendments to the TCEH Senior Secured Facilities affecting intercompany loans from TCEH to EFH Corp.

In addition, under applicable law, we are prohibited from paying any dividend to the extent that immediately following payment of such dividend, there would be no statutory surplus or we would be insolvent.

EFH Corp. has not declared or paid any dividends since the Merger.

Distributions from Oncor — Oncor’s distributions to us totaled $64 million and $141 million in the nine months ended September 30, 2011 and 2010, respectively. In October 2011, we received an additional $52 million distribution. Until December 31, 2012, distributions paid by Oncor to its members are limited to an amount not to exceed Oncor’s cumulative net income determined in accordance with US GAAP, subject to certain defined adjustments. Such adjustments include deducting a $46 million after-tax refund to customers in 2008, net accretion of fair value adjustments resulting from purchase accounting and funds spent as part of a $100 million commitment for additional demand-side management or other energy efficiency initiatives, which totaled $43 million after tax through September 30, 2011, and removing the effects of the $860 million goodwill impairment charge in 2008. As of September 30, 2011, $337 million was available for distribution to Oncor’s members under the cumulative net income restriction, of which approximately 80% relates to EFH Corp.’s ownership interest in Oncor.

Oncor’s distributions are further limited by an agreement with the PUCT that its regulatory capital structure, as determined by the PUCT, will be at or below the assumed debt-to-equity ratio established periodically by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity. As of September 30, 2011, Oncor’s regulatory capitalization ratio was 58.2% debt and 41.8% equity. The PUCT has the authority to determine what types of debt and equity are included in a utility’s debt-to-equity ratio. For purposes of this ratio, debt is calculated as long-term debt plus unamortized gains on reacquired debt less unamortized issuance expenses, premiums and losses on reacquired debt. The debt calculation excludes transition bonds issued by Oncor Electric Delivery Transition Bond Company. Equity is calculated as membership interests determined in accordance with US GAAP, excluding the effects of accounting for the Merger (which included recording the initial goodwill and fair value adjustments and the subsequent related impairments and amortization). As of September 30, 2011, $247 million was available for distribution under the capital structure restriction, of which approximately 80% relates to our ownership interest in Oncor.

Noncontrolling Interests

As discussed in Note 3, we consolidate a joint venture formed for the purpose of developing two new nuclear generation units, which results in a noncontrolling interests component of equity. Net loss attributable to the noncontrolling interests was immaterial for the nine months ended September 30, 2011 and 2010.

Equity

The following table presents the changes to equity during the nine months ended September 30, 2011.

	EFH Corp. Shareholders’ Equity
	Common Stock (a)	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total Equity
Balance as of December 31, 2010	$2	$7,937	$(13,666)	$(263)	$79	$(5,911)
Net loss	—	—	(1,776)	—	—	(1,776)
Effects of stock-based incentive compensation plans	—	4	—	—	—	4
Change in unrecognized gains related to pension and OPEB plans	—	—	—	16	—	16
Net effects of cash flow hedges	—	—	—	15	—	15
Net effects of cash flow hedges – Oncor (b)	—	—	—	(24)	—	(24)
Investment by noncontrolling interests	—	—	—	—	13	13
Other	—	(1)	—	—	—	(1)

Balance as of September 30, 2011	$2	$7,940	$(15,442)	$(256)	$92	$(7,664)

(a)	Authorized shares totaled 2,000,000,000 as of September 30, 2011. Outstanding shares totaled 1,675,588,195 and 1,671,812,118 as of September 30, 2011 and December 31, 2010, respectively.
(b)	Represents losses on interest rate hedge transactions entered into by Oncor.

The following table presents the changes to equity during the nine months ended September 30, 2010.

	EFH Corp. Shareholders’ Equity
	Common Stock (a)	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total Equity
Balance as of December 31, 2009	$2	$7,914	$(10,854)	$(309)	$1,411	$(1,836)
Net loss	—	—	(2,973)	—	—	(2,973)
Effects of EFH Corp. stock-based incentive compensation plans	—	19	—	—	—	19
Change in unrecognized gains related to pension and OPEB costs	—	—	—	15	—	15
Net effects of cash flow hedges	—	—	—	49	—	49
Effects of deconsolidation of Oncor Holdings	—	—	—	—	(1,363)	(1,363)
Investment by noncontrolling interests	—	—	—	—	24	24
Stock repurchases	—	(2)	—	—	—	(2)
Other	—	—	—	—	(1)	(1)

Balance as of September 30, 2010	$2	$7,931	$(13,827)	$(245)	$71	$(6,068)

(a)	Authorized shares totaled 2,000,000,000 as of September 30, 2010. Outstanding shares totaled 1,669,277,542 and 1,668,065,133 as of September 30, 2010 and December 31, 2009, respectively.

10.	FAIR VALUE MEASUREMENTS

Accounting standards related to the determination of fair value define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We use a “mid-market” valuation convention (the mid-point price between bid and ask prices) as a practical expedient to measure fair value for the majority of our assets and liabilities subject to fair value measurement on a recurring basis. We primarily use the market approach for recurring fair value measurements and use valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs.

We categorize our assets and liabilities recorded at fair value based upon the following fair value hierarchy:

•

Level 1 valuations use quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date. An active market is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Our Level 1 assets and liabilities include exchange-traded commodity contracts. For example, a significant number of our derivatives are NYMEX futures and swaps transacted through clearing brokers for which prices are actively quoted.

•

Level 2 valuations use inputs, in the absence of actively quoted market prices, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: (a) quoted prices for similar assets or liabilities in active markets, (b) quoted prices for identical or similar assets or liabilities in markets that are not active, (c) inputs other than quoted prices that are observable for the asset or liability such as interest rates and yield curves observable at commonly quoted intervals and (d) inputs that are derived principally from or corroborated by observable market data by correlation or other means. Our Level 2 valuations utilize over-the-counter broker quotes, quoted prices for similar assets or liabilities that are corroborated by correlations or other mathematical means and other valuation inputs. For example, our Level 2 assets and liabilities include forward commodity positions at locations for which over-the-counter broker quotes are available.

•

Level 3 valuations use unobservable inputs for the asset or liability. Unobservable inputs are used to the extent observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. We use the most meaningful information available from the market combined with internally developed valuation methodologies to develop our best estimate of fair value. For example, our Level 3 assets and liabilities include certain derivatives whose values are derived from pricing models that utilize multiple inputs to the valuations, including inputs that are not observable or easily corroborated through other means.

We utilize several different valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical and/or comparable assets and liabilities for those items that are measured on a recurring basis. These methods include, among others, the use of broker quotes and statistical relationships between different price curves.

In utilizing broker quotes, we attempt to obtain multiple quotes from brokers that are active in the commodity markets in which we participate (and require at least one quote from two brokers to determine a pricing input as observable); however, not all pricing inputs are quoted by brokers. The number of broker quotes received for certain pricing inputs varies depending on the depth of the trading market, each individual broker’s publication policy, recent trading volume trends and various other factors. In addition, for valuation of interest rate swaps, we use a combination of dealer provided market valuations (generally non-binding) and Bloomberg valuations based on month-end interest rate curves and standard rate swap valuation models.

Certain derivatives and financial instruments are valued utilizing option pricing models that take into consideration multiple inputs including commodity prices, volatility factors, discount rates and other inputs. Additionally, when there is not a sufficient amount of observable market data, valuation models are developed that incorporate proprietary views of market factors. Those valuation models are generally used in developing long-term forward price curves for certain commodities. We believe the development of such curves is consistent with industry practice; however, the fair value measurements resulting from such curves are classified as Level 3.

With respect to amounts presented in the following fair value hierarchy tables, the fair value measurement of an asset or liability (e.g., a contract) is required to fall in its entirety in one level, based on the lowest level input that is significant to the fair value measurement. Certain assets and liabilities would be classified in Level 2 instead of Level 3 of the hierarchy except for the effects of credit reserves and non-performance risk adjustments, respectively. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability being measured.

As of September 30, 2011, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Level 1	Level 2	Level 3 (a)	Reclassification (b)	Total
Assets:
Commodity contracts	$475	$3,419	$47	$20	$3,961
Interest rate swaps	—	147	—	—	147
Nuclear decommissioning trust – equity securities (c)	183	111	—	—	294
Nuclear decommissioning trust – debt securities (c)	—	238	—	—	238

Total assets	$658	$3,915	$47	$20	$4,640

Liabilities:
Commodity contracts	$522	$500	$57	$20	$1,099
Interest rate swaps	—	2,471	—	—	2,471

Total liabilities	$522	$2,971	$57	$20	$3,570

(a)

Level 3 assets and liabilities consist primarily of a complex wind generation purchase contract, physical power call options, congestion revenue rights transactions as discussed below and ancillary service agreements, each due to unobservable inputs in the valuation.

(b)	Represents the effects of reclassification of the assets and liabilities to conform to the balance sheet presentation of current and long-term assets and liabilities.
(c)	The nuclear decommissioning trust investment is included in the other investments line on the balance sheet. See Note 16.

As of December 31, 2010, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Level 1	Level 2	Level 3 (a)	Reclassification (b)	Total
Assets:
Commodity contracts	$727	$3,575	$401	$2	$4,705
Interest rate swaps	—	98	—	—	98
Nuclear decommissioning trust – equity securities (c)	192	121	—	—	313
Nuclear decommissioning trust – debt securities (c)	—	223	—	—	223

Total assets	$919	$4,017	$401	$2	$5,339

Liabilities:
Commodity contracts	$875	$672	$59	$2	$1,608
Interest rate swaps	—	1,544	—	—	1,544

Total liabilities	$875	$2,216	$59	$2	$3,152

(a)

Level 3 assets and liabilities consist primarily of a complex wind generation purchase contract, certain natural gas positions (collars) in the long-term hedging program, physical power call options, congestion revenue rights transactions as discussed below and ancillary service agreements, each due to unobservable inputs in the valuation.

(b)	Represents the effects of reclassification of the assets and liabilities to conform to the balance sheet presentation of current and long-term assets and liabilities.
(c)	The nuclear decommissioning trust investment is included in the other investments line on the balance sheet. See Note 16.

In conjunction with ERCOT’s transition to a nodal wholesale market structure effective December 2010, we have entered into certain derivative transactions (primarily congestion revenue rights transactions) that are valued at illiquid pricing locations (unobservable inputs), thus requiring classification as Level 3 assets or liabilities. As the nodal market matures and more transaction and pricing information becomes available for these pricing locations, we expect more of the valuation inputs to become observable.

Commodity contracts consist primarily of natural gas, electricity, fuel oil, uranium and coal derivative instruments entered into for hedging purposes and include physical contracts that have not been designated “normal” purchases or sales. See Note 12 for further discussion regarding the company’s use of derivative instruments.

Interest rate swaps include variable-to-fixed rate swap instruments that are economic hedges of interest on long-term debt as well as interest rate basis swaps designed to effectively reduce the hedged borrowing costs. See Note 7 for discussion of interest rate swaps.

Nuclear decommissioning trust assets represent securities held for the purpose of funding the future retirement and decommissioning of the nuclear generation units. These investments include equity, debt and other fixed-income securities consistent with investment rules established by the NRC and the PUCT.

There were no significant transfers between Level 1 and Level 2 of the fair value hierarchy for the three and nine months ended September 30, 2011 or 2010. See the table below for discussion of transfers between Level 2 and Level 3.

The following table presents the changes in fair value of the Level 3 assets and liabilities (all related to commodity contracts) for the three and nine months ended September 30, 2011 and 2010:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Balance as of beginning of period	$23	$169	$342	$81

Total realized and unrealized gains (losses) included in net income (loss)	30	118	(18)	182
Purchases, issuances and settlements (a):
Purchases	5	21	69	94
Issuances	(4)	(11)	(7)	(52)
Settlements	(60)	(34)	(47)	(35)
Transfers into Level 3 (b)	—	(11)	—	(10)
Transfers out of Level 3 (b)	(4)	2	(349)	(6)

Net change (c)	(33)	85	(352)	173

Balance as of end of period	$(10)	$254	$(10)	$254

Net change in unrealized gains (losses) included in net income relating to instruments held at end of period	12	116	(3)	199

(a)	Settlements reflect reversals of unrealized mark-to-market valuations previously recognized in net income. Purchases and issuances reflect option premiums paid or received.
(b)

Includes transfers due to changes in the observability of significant inputs. Transfers in and out occur at the end of each quarter, which is when the assessments are performed. Significant transfers out occurred during the first quarter 2011 for natural gas collars for 2014; these derivatives are now categorized as Level 2 due to an increase in option market trading activity in forward periods. Significant transfers out occurred during the third quarter 2011 for 2014 coal contracts, these derivatives are now categorized as Level 2 due to increased liquidity in forward periods.

(c)

Substantially all changes in values of commodity contracts are reported in the income statement in net gain from commodity hedging and trading activities. Activity excludes changes in fair value in the month the position settled as well as amounts related to positions entered into and settled in the same month.

11.	FAIR VALUE OF NONDERIVATIVE FINANCIAL INSTRUMENTS

The carrying amounts and related estimated fair values of significant nonderivative financial instruments as of September 30, 2011 and December 31, 2010 were as follows:

	September 30, 2011		December 31, 2010
	Carrying Amount	Fair Value (a)	Carrying Amount	Fair Value (a)
On balance sheet liabilities:
Long-term debt (including current maturities) (b)	$35,692	$24,047	$34,815	$26,594

Off balance sheet liabilities:
Financial guarantees	$—	$4	$—	$9

(a)	Fair value determined in accordance with accounting standards related to the determination of fair value.
(b)	Excludes capital leases.

See Notes 10 and 12 for discussion of accounting for financial instruments that are derivatives.

12.	COMMODITY AND OTHER DERIVATIVE CONTRACTUAL ASSETS AND LIABILITIES

Strategic Use of Derivatives

We transact in derivative instruments, such as options, swaps, futures and forward contracts, primarily to manage commodity price risk and interest rate risk exposure. Our principal activities involving derivatives consist of a long-term commodity hedging program and the hedging of interest costs on our long-term debt. See Note 10 for a discussion of the fair value of all derivatives and Note 9 for discussion of derivatives at Oncor, which is not consolidated.

Long-Term Hedging Program — TCEH has a long-term hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas, thereby hedging future revenues from electricity sales and related cash flows. In ERCOT, the wholesale price of electricity is largely correlated to the price of natural gas. Under the program, TCEH has entered into market transactions involving natural gas-related financial instruments and has sold forward natural gas through 2014. These transactions are intended to hedge a majority of electricity price exposure related to expected lignite/coal- and nuclear-fueled generation for this period. Changes in the fair value of the instruments under the long-term hedging program are reported in the income statement in net gain (loss) from commodity hedging and trading activities.

Interest Rate Swap Transactions — Interest rate swap agreements are used to reduce exposure to interest rate changes by converting floating-rate debt to fixed rates, thereby hedging future interest costs and related cash flows. Interest rate basis swaps are used to effectively reduce the hedged borrowing costs. Changes in the fair value of the swaps are recorded as unrealized gains and losses in interest expense and related charges. See Note 7 for additional information about interest rate swap agreements.

Other Commodity Hedging and Trading Activity — In addition to the long-term hedging program, TCEH enters into derivatives, including electricity, natural gas, fuel oil, uranium and coal instruments, generally for shorter-term hedging purposes. To a limited extent, TCEH also enters into derivative transactions for proprietary trading purposes, principally in natural gas and electricity markets.

Financial Statement Effects of Derivatives

Substantially all derivative contractual assets and liabilities arise from mark-to-market accounting consistent with accounting standards related to derivative instruments and hedging activities. The following tables provide detail of commodity and other derivative contractual assets and liabilities (with the column totals representing the net positions of the contracts) as reported in the balance sheets as of September 30, 2011 and December 31, 2010:

September 30, 2011
	Derivative assets		Derivative liabilities
	Commodity contracts	Interest rate swaps	Commodity contracts	Interest rate swaps	Total
Current assets	$2,465	$147	$—	$—	$2,612
Noncurrent assets	1,488	—	8	—	1,496
Current liabilities	(1)	—	(1,019)	(825)	(1,845)
Noncurrent liabilities	(11)	—	(68)	(1,646)	(1,725)

Net assets (liabilities)	$3,941	$147	$(1,079)	$(2,471)	$538

December 31, 2010
	Derivative assets		Derivative liabilities
	Commodity contracts	Interest rate swaps	Commodity contracts	Interest rate swaps	Total
Current assets	$2,637	$95	$—	$—	$2,732
Noncurrent assets	2,068	3	—	—	2,071
Current liabilities	(2)	—	(1,542)	(739)	(2,283)
Noncurrent liabilities	—	—	(64)	(805)	(869)

Net assets (liabilities)	$4,703	$98	$(1,606)	$(1,544)	$1,651

As of September 30, 2011 and December 31, 2010, there were no derivative positions accounted for as cash flow or fair value hedges.

Margin deposits that contractually offset these derivative instruments are reported separately in the balance sheet and totaled $744 million and $479 million in net liabilities as of September 30, 2011 and December 31, 2010, respectively. Reported amounts as presented in the above table do not reflect netting of assets and liabilities with the same counterparties under existing netting arrangements. This presentation can result in significant volatility in derivative assets and liabilities because we may enter into offsetting positions with the same counterparties, resulting in both assets and liabilities, and the underlying commodity prices can change significantly from period to period.

The following table presents the pre-tax effect on net income of derivatives not under hedge accounting, including realized and unrealized effects:

	Three Months Ended September 30,		Nine Months Ended September 30,
Derivative (Income statement presentation)	2011	2010	2011	2010

Commodity contracts (Net gain from commodity hedging and trading activities) (a)	$323	$979	$494	$2,255
Interest rate swaps (Interest expense and related charges) (b)	(796)	(350)	(1,390)	(1,048)

Net gain (loss)	$(473)	$629	$(896)	$1,207

(a)

Amount represents changes in fair value of positions in the derivative portfolio during the period, as realized amounts related to positions settled are assumed to equal reversals of previously recorded unrealized amounts.

(b)	Includes amounts reported as unrealized mark-to-market net gain/loss as well as the net effect on interest paid/accrued, both reported in “Interest Expense and Related Charges” (see Note 16).

The following table presents the pre-tax effect on net income and other comprehensive income (OCI) of derivative instruments previously accounted for as cash flow hedges. There were no amounts recognized in OCI for the three or nine months ended September 30, 2011 or 2010.

Derivative type (income statement presentation of loss reclassified	Three Months Ended September 30,		Nine Months Ended September 30,
from accumulated OCI into income)	2011	2010	2011	2010

Interest rate swaps (interest expense and related charges)	$(6)	$(19)	$(23)	$(72)

Interest rate swaps (depreciation and amortization)	—	(1)	(1)	(1)

Commodity contracts (operating revenues)	—	—	—	(1)

Total	$(6)	$(20)	$(24)	$(74)

There were no transactions designated as cash flow hedges during the three and nine months ended September 30, 2011 and 2010.

Accumulated other comprehensive income related to cash flow hedges as of September 30, 2011 and December 31, 2010 totaled $54 million and $69 million in net losses (after-tax), respectively, substantially all of which relates to interest rate swaps. We expect that $9 million of net losses (after-tax) related to cash flow hedges included in accumulated other comprehensive income as of September 30, 2011 will be reclassified into net income during the next twelve months as the related hedged transactions affect net income.

Derivative Volumes — The following table presents the gross notional amounts of derivative volumes as of September 30, 2011 and December 31, 2010:

	September 30, 2011	December 31, 2010
Derivative type	Notional Volume		Unit of Measure

Interest rate swaps:
Floating/fixed	$32,955	$17,500	Million US dollars
Basis	$10,250	$15,200	Million US dollars
Natural gas:
Long-term hedge forward sales and purchases (a)	1,891	2,681	Million MMBtu
Locational basis swaps	740	1,092	Million MMBtu
All other	893	887	Million MMBtu
Electricity	118,876	143,776	GWh
Congestion Revenue Rights (b)	33,119	15,782	GWh
Coal	4	6	Million tons
Fuel oil	65	109	Million gallons
Uranium	1	—	Million pounds

(a)

Represents gross notional forward sales, purchases and options of fixed and basis (price point) transactions in the long-term hedging program. The net amount of these transactions, excluding basis transactions, was approximately 800 million MMBtu and 1.0 billion MMBtu as of September 30, 2011 and December 31, 2010, respectively.

(b)	Represents gross forward purchases associated with instruments used to hedge price differences between settlement points in the new nodal wholesale market design implemented by ERCOT.

Credit Risk-Related Contingent Features of Derivatives

The agreements that govern our derivative instrument transactions may contain certain credit risk-related contingent features that could trigger liquidity requirements in the form of cash collateral, letters of credit or some other form of credit enhancement. Certain of those agreements require the posting of collateral if our credit rating is downgraded by one or more credit rating agency; however, due to our credit ratings being below investment grade, substantially all of such collateral posting requirements are already effective.

As of September 30, 2011 and December 31, 2010, the fair value of liabilities related to derivative instruments under agreements with credit risk-related contingent features that were not fully cash collateralized totaled $287 million and $408 million, respectively. The liquidity exposure associated with these liabilities was reduced by cash and letter of credit postings with the counterparties totaling $62 million and $65 million as of September 30, 2011 and December 31, 2010, respectively. If all the credit risk-related contingent features related to these derivatives had been triggered, including cross default provisions, as of September 30, 2011 and December 31, 2010, the remaining related liquidity requirement would have totaled $12 million and $18 million, respectively, after reduction for net accounts receivable and derivative assets under netting arrangements.

In addition, certain derivative agreements that are collateralized primarily with asset liens include indebtedness cross-default provisions that could result in the settlement of such contracts if there were a failure under other financing arrangements to meet payment terms or to comply with other covenants that could result in the acceleration of such indebtedness. As of September 30, 2011 and December 31, 2010, the fair value of derivative liabilities subject to such cross-default provisions, largely related to interest rate swaps, totaled $2.740 billion and $1.865 billion, respectively, before consideration of the amount of assets under the liens. No cash collateral or letters of credit were posted with these counterparties as of September 30, 2011 and December 31, 2010 to reduce the liquidity exposure. If all the credit risk-related contingent features related to these derivatives, including amounts related to cross-default provisions, had been triggered as of September 30, 2011 and December 31, 2010, the remaining related liquidity requirement would have totaled $1.455 billion and $674 million, respectively, after reduction for derivative assets under netting arrangements but before consideration of the amount of assets under the liens. See Note 7 for a description of other obligations that are supported by asset liens.

As discussed immediately above, the aggregate fair values of liabilities under derivative agreements with credit risk-related contingent features, including cross-default provisions, totaled $3.027 billion and $2.273 billion as of September 30, 2011 and December 31, 2010, respectively. These amounts are before consideration of cash and letter of credit collateral posted, net accounts receivable and derivative assets under netting arrangements and assets under related liens.

Some commodity derivative contracts contain credit risk-related contingent features that do not provide for specific amounts to be posted if the features are triggered. These provisions include material adverse change, performance assurance, and other clauses that generally provide counterparties with the right to request additional credit enhancements. The amounts disclosed above exclude credit risk-related contingent features that do not provide for specific amounts or exposure calculations.

Concentrations of Credit Risk Related to Derivatives

TCEH has significant concentrations of credit risk with the counterparties to its derivative contracts. As of September 30, 2011, total credit risk exposure to all counterparties related to derivative contracts totaled $4.207 billion (including associated accounts receivable). The net exposure to those counterparties totaled $991 million as of September 30, 2011 after taking into effect master netting arrangements, setoff provisions and collateral. The net exposure, assuming setoff provisions in the event of default across all EFH Corp. consolidated subsidiaries, totaled $589 million. As of September 30, 2011, the credit risk exposure to the banking and financial sector represented 95% of the total credit risk exposure, a significant amount of which is related to the long-term hedging program, and the largest net exposure to a single counterparty totaled $401 million. The largest net exposure to a single counterparty, assuming setoff provisions in the event of a default across all EFH Corp. consolidated subsidiaries, totaled $223 million as of September 30, 2011.

Exposure to banking and financial sector counterparties is considered to be within an acceptable level of risk tolerance because a significant majority of this exposure is with counterparties with credit ratings of “A” or better. However, this concentration increases the risk that a default by any of these counterparties would have a material adverse effect on our financial condition, results of operations and liquidity. The transactions with these counterparties contain certain provisions that would require the counterparties to post collateral in the event of a material downgrade in their credit rating.

We maintain credit risk policies with regard to our counterparties to minimize overall credit risk. These policies authorize specific risk mitigation tools including, but not limited to, use of standardized master netting contracts and agreements that allow for netting of positive and negative exposures associated with a single counterparty. Credit enhancements such as parent guarantees, letters of credit, surety bonds, liens on assets and margin deposits are also utilized. Prospective material adverse changes in the payment history or financial condition of a counterparty or downgrade of its credit quality result in the reassessment of the credit limit with that counterparty. The process can result in the subsequent reduction of the credit limit or a request for additional financial assurances. An event of default by one or more counterparties could subsequently result in termination-related settlement payments that reduce available liquidity if amounts are owed to the counterparties related to the derivative contracts or delays in receipts of expected settlements if the counterparties owe amounts to us.

13.	PENSION AND OTHER POSTRETIREMENT EMPLOYEE BENEFITS (OPEB) COSTS

Net pension and OPEB costs for the three and nine months ended September 30, 2011 and 2010 are comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Components of net pension costs:
Service cost	$12	$11	$34	$32
Interest cost	40	41	122	120
Expected return on assets	(40)	(40)	(118)	(120)
Amortization of net loss	24	15	67	42

Net pension costs	36	27	105	74

Components of net OPEB costs:
Service cost	3	3	11	9
Interest cost	16	16	48	46
Expected return on assets	(3)	(5)	(10)	(11)
Amortization of transition obligation	1	—	1	1
Amortization of prior service cost	(1)	—	(1)	(1)
Amortization of net loss	8	6	22	16

Net OPEB costs	24	20	71	60

Total net pension and OPEB costs	60	47	176	134
Less amounts expensed by Oncor (and not consolidated)	(9)	(9)	(27)	(27)
Less amounts deferred principally as a regulatory asset or property by Oncor	(33)	(23)	(97)	(66)

Net amounts recognized as expense by EFH Corp. and consolidated subsidiaries	$18	$15	$52	$41

The discount rates reflected in net pension and OPEB costs in 2011 are 5.50% and 5.55%, respectively. The expected rates of return on pension and OPEB plan assets reflected in the 2011 cost amounts are 7.7% and 7.1%, respectively.

We made cash contributions related to our pension and OPEB plans totaling $174 million and $19 million, respectively, in the first nine months of 2011, of which $185 million was contributed by Oncor. We expect to make additional contributions of $1 million and $6 million, respectively, in the remainder of 2011, of which $5 million is expected to be contributed by Oncor.

14.	RELATED PARTY TRANSACTIONS

The following represent our significant related-party transactions.

•

We pay an annual management fee under the terms of a management agreement with the Sponsor Group for which we accrued $9 million for both the three months ended September 30, 2011 and 2010 and $27 million for both the nine months ended September 30, 2011 and 2010. The fee is reported as SG&A expense.

•

In 2007, TCEH entered into the TCEH Senior Secured Facilities with syndicates of financial institutions and other lenders. These syndicates included affiliates of GS Capital Partners, which is a member of the Sponsor Group. Affiliates of each member of the Sponsor Group have from time to time engaged in commercial banking transactions with us and/or provided financial advisory services to us, in each case in the normal course of business, and participated on terms similar to nonaffiliated lenders in the April 2011 amendment and extension of the TCEH Senior Secured Facilities discussed in Note 7.

•

In the nine months ended September 30, 2011, fees paid to Goldman, Sachs & Co. (Goldman), an affiliate of GS Capital Partners, related to debt issuances and exchanges totaled $26 million, described as follows: (i) Goldman acted as a joint lead arranger and joint book-runner in the April 2011 amendment and extension of the TCEH Senior Secured Facilities discussed in Note 7 and received fees totaling $17 million; (ii) Goldman also acted as a joint book-running manager and initial purchaser in the issuance of $1.750 billion principal amount of TCEH Senior Secured Notes as part of the April 2011 amendment and extension and received fees totaling $9 million. Affiliates of KKR and TPG Capital, L.P. served as advisors to these transactions and each received $5 million as compensation for their services.

In the nine months ended September 30, 2010, fees paid to Goldman related to debt issuances and exchanges totaled $10 million, described as follows: (i) Goldman acted as an initial purchaser in the issuance of $500 million principal amount of EFH Corp. 10% Notes in January 2010 for which it received fees totaling $3 million; (ii) Goldman acted as a dealer manager and solicitation agent in EFH Corp. and EFIH debt exchange offers completed in August 2010 for which it received fees totaling $7 million.

•	Affiliates of GS Capital Partners are parties to certain commodity and interest rate hedging transactions with us in the normal course of business.

•	Affiliates of the Sponsor Group have, and in the future may, sell or acquire debt or debt securities issued by us in open market transactions or through loan syndications.

•

TCEH’s retail operations pay electricity delivery fees to Oncor. Amounts expensed for these fees totaled $309 million and $317 million for the three months ended September 30, 2011 and 2010, respectively, and $798 million and $839 million for the nine months ended September 30, 2011 and 2010, respectively. The fees are based on rates regulated by the PUCT that apply to all REPs. The balance sheet as of September 30, 2011 and December 31, 2010 reflects amounts due currently to Oncor totaling $175 million and $143 million, respectively (included in payables due to unconsolidated subsidiary), primarily related to these electricity delivery fees.

•

Oncor’s bankruptcy-remote financing subsidiary has issued securitization bonds to recover generation-related regulatory assets through a transition surcharge to its customers. Oncor’s incremental income taxes related to the transition surcharges it collects are being reimbursed by TCEH. Therefore, the balance sheet reflects a noninterest bearing note payable to Oncor of $188 million ($40 million current portion included in payables due to unconsolidated subsidiary) and $217 million ($39 million current portion included in payables due to unconsolidated subsidiary) as of September 30, 2011 and December 31, 2010, respectively. TCEH’s payments on the note totaled $10 million for both the three months ended September 30, 2011 and 2010 and $28 million and $27 million for the nine months ended September 30, 2011 and 2010, respectively.

•

TCEH reimburses Oncor for interest expense on Oncor’s bankruptcy-remote financing subsidiary’s securitization bonds. This interest expense, which is paid on a monthly basis, totaled $8 million and $9 million for the three months ended September 30, 2011 and 2010, respectively, and $24 million and $28 million for the nine months ended September 30, 2011 and 2010, respectively.

•

Oncor pays EFH Corp. subsidiaries for financial and other administrative services and shared facilities at cost. Such amounts reduced reported selling, general and administrative expense by $10 million for both the three months ended September 30, 2011 and 2010, and $28 million and $30 million for the nine months ended September 30, 2011 and 2010, respectively.

•

Under Texas regulatory provisions, the trust fund for decommissioning the Comanche Peak nuclear generation facility, reported in other investments on the balance sheet, is funded by a delivery fee surcharge billed to REPs by Oncor and remitted monthly to TCEH (totaling $5 million for both the three months ended September 30, 2011 and 2010 and $13 million and $12 million for the nine months ended September 30, 2011 and 2010, respectively), with the intent that the trust fund assets will be sufficient to fund the decommissioning liability, reported in noncurrent liabilities on the balance sheet. Income and expenses associated with the trust fund and the decommissioning liability incurred by us are offset by a net change in the intercompany receivable/payable with Oncor, which in turn results in a change in Oncor’s net regulatory asset/liability. As of September 30, 2011 and December 31, 2010, the excess of the trust fund balance over the decommissioning liability resulted in a payable to Oncor totaling $188 million and $206 million, respectively, included in noncurrent liabilities due to unconsolidated subsidiary in the balance sheet.

•

We file a consolidated federal income tax return; however, Oncor Holdings’ federal income tax and Texas margin tax expense and related balance sheet amounts, including our income taxes payable to or receivable from Oncor Holdings, are recorded as if Oncor Holdings files its own corporate income tax return. Our current amount receivable from Oncor Holdings related to income taxes totaled $20 million and our noncurrent amount payable to Oncor Holdings related to income taxes totaled $22 million as of September 30, 2011, and amounts payable to Oncor Holdings related to income taxes, primarily due to timing of payments, totaled $72 million as of December 31, 2010. EFH Corp. paid net income tax refunds to Oncor Holdings totaling $89 million in the nine months ended September 30, 2011 and received net income tax payments from Oncor Holdings totaling $107 million in the nine months ended September 30, 2010.

•

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s credit rating being below investment grade, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. Accordingly, as of September 30, 2011 and December 31, 2010, TCEH had posted letters of credit in the amount of $13 million and $14 million, respectively, for the benefit of Oncor.

•

EFH Corp. and Oncor are jointly and severally liable for the funding of the EFH Corp. pension plan and a portion of the OPEB plan obligations. EFH Corp. is liable for the majority of the OPEB plan obligations. Oncor has contractually agreed to reimburse EFH Corp. with respect to certain pension plan and OPEB liabilities. Accordingly, as of September 30, 2011 and December 31, 2010, the balance sheet of EFH Corp. reflects unfunded liabilities related to these obligations and a corresponding receivable from Oncor in the amount of $1.338 billion and $1.463 billion, respectively, classified as noncurrent, which represents the portion of the obligations recoverable by Oncor under regulatory rate-setting provisions and reported by Oncor in its balance sheet.

•

Oncor and Texas Holdings agreed to the terms of a stipulation with major interested parties to resolve all outstanding issues in the PUCT review related to the Merger. As part of this stipulation, TCEH would be required to post a letter of credit in an amount equal to $170 million to secure its payment obligations to Oncor in the event, which has not occurred, two or more rating agencies downgrade Oncor’s credit ratings below investment grade.

15.	SEGMENT INFORMATION

Our operations are aligned into two reportable business segments: Competitive Electric and Regulated Delivery. The segments are managed separately because they are strategic business units that offer different products or services and involve different risks.

The Competitive Electric segment is engaged in competitive market activities consisting of electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities, and retail electricity sales to residential and business customers, all largely in Texas. These activities are conducted by TCEH.

The Regulated Delivery segment is engaged in regulated electricity transmission and distribution operations in Texas. These activities are conducted by Oncor, including its wholly owned bankruptcy-remote financing subsidiary. See Note 3 for discussion of the reporting of Oncor Holdings and, accordingly, the Regulated Delivery segment, as an equity method investment.

Corporate and Other represents the remaining nonsegment operations consisting primarily of general corporate expenses and interest on EFH Corp. (parent entity), EFIH and EFCH debt.

The accounting policies of the business segments are the same as those described in the summary of significant accounting policies in Note 1 above and in Note 1 to Financial Statements in the 2010 Form 10-K. We evaluate performance based on income from continuing operations. We account for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Operating revenues (all Competitive Electric)	$2,321	$2,607	$5,672	$6,599

Equity in earnings of unconsolidated subsidiaries (net of tax):
Regulated Delivery (net of minority interest of $29, $30, $60 and $61)	$113	$118	$235	$240

Net income (loss):
Competitive Electric	$(730)	$(3,710)	$(1,722)	$(3,705)
Regulated Delivery	113	118	235	240
Corporate and Other	(93)	690	(289)	492

Consolidated	$(710)	$(2,902)	$(1,776)	$(2,973)

16.	SUPPLEMENTARY FINANCIAL INFORMATION

Stock-Based Compensation

In December 2010, in consideration of the desire to enhance retention incentives, EFH Corp. offered employee grantees of all stock options (excluding named executive officers and a limited number of other employees) the right to exchange their vested and unvested options for restricted stock units payable in shares (at a ratio of two options for each stock unit). The restricted stock units vest as shares of common stock of EFH Corp. in September 2014. The exchange offer closed in late February 2011, and substantially all eligible employees accepted the offer, which resulted in the issuance of 9.4 million restricted stock units in exchange for 16.1 million time-based options (including 5.2 million that were vested) and 2.8 million performance-based options (including 2.0 million that were vested). In addition, restricted stock units issued as compensation to management employees and directors totaled 0.4 million and 0.9 million, respectively, in the three and nine months ended September 30, 2011.

In October 2011, in consideration of the desire to enhance retention incentives, EFH Corp. offered its named executive officers and a limited number of other officers the right to exchange their vested and unvested options for restricted stock units payable in shares on terms largely consistent with offers made in December 2010 to other employee grantees of stock options. The restricted stock units vest as shares of common stock of EFH Corp. upon the earlier of September 2014 or a change in control as defined in the exchange offer, or on a prorated basis upon certain other defined events, such as termination without cause or resignation for good reason. The maximum number of options to be exchanged for restricted stock units on a two-for-one basis is 22.3 million. The exchange offer is expected to close in November 2011.

Shares of common stock awarded as compensation to board members and other non-employees totaled 3.3 million and 0.2 million in the nine months ended September 30, 2011 and 2010, respectively. Of the restricted stock units payable in cash previously granted to certain management employees, 0.1 million and 0.6 million vested in the three months ended September 30, 2011 and 2010, respectively, and 0.1 million and 1.2 million vested in the nine months ended September 30, 2011 and 2010, respectively.

Expense recognized for restricted stock units payable in shares totaled $1.5 million and $3.5 million for the three and nine months ended September 30, 2011, respectively. Expense recognized for options granted totaled $1.4 million and $3.3 million for the three months ended September 30, 2011 and 2010, respectively, and $2.7 million and $13.1 million for the nine months ended September 30, 2011 and 2010, respectively. Expense recognized for deferred shares and other common stock awarded as compensation totaled $1.3 million and $0.5 million for the three months ended September 30, 2011 and 2010, respectively, and $4.3 million and $3.4 million for the nine months ended September 30, 2011 and 2010, respectively. In addition, with respect to restricted stock units payable in cash, we recorded expense of $1.3 million in the third quarter 2011, a credit of $3.5 million in the first quarter 2011 and a credit of $2.9 million in the third quarter 2010 as a result of the change in value of EFH Corp. shares.

Other Income and Deductions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Other income:
Debt extinguishment gains (Note 7) (a)	$—	$1,023	$25	$1,166
Settlement of counterparty bankruptcy claims (b) (c)	—	—	21	—
Property damage claim (b)	—	—	7	—
Office space rental income (a)	3	3	9	9
Franchise tax refund (b)	—	—	6	—
Gain on sale of land/water rights (b)	—	—	—	44
Gain on sale of interest in natural gas gathering pipeline business (b)	—	—	—	37
Insurance/litigation settlements (b)	—	6	—	6
Sales tax refund (b)	2	—	2	5
Other	4	1	14	11

Total other income	$9	$1,033	$84	$1,278

Other deductions:
Impairment of emissions allowances (Note 4) (b)	$418	$—	$418	$—
Severance charges (Note 4) (b)	49	—	49	2
Impairment of assets related to mining operations (Note 4) (b)	9	—	9	—
Net third-party fees paid in connection with the amendment and extension of the TCEH Senior Secured Facilities (Note 7) (d)	—	—	100	—
Ongoing pension and OPEB expense related to discontinued businesses (a)	4	1	10	6
Net charges related to cancelled development of generation facilities (b)	—	—	—	2
Other	3	3	7	13

Total other deductions	$483	$4	$593	$23

(a)	Reported in Corporate and Other.
(b)	Reported in Competitive Electric segment.
(c)

Represents net cash received as a result of the settlement of bankruptcy claims against a hedging/trading counterparty. A reserve of $26 million was established in 2008 related to amounts then due from the counterparty.

(d)	Includes $86 million reported in Competitive Electric segment and $14 million in Corporate and Other.

Interest Expense and Related Charges

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Interest paid/accrued (including net amounts settled/accrued under interest rate swaps)	$792	$672	$2,245	$1,999
Accrued interest to be paid with additional toggle notes	53	106	163	384
Unrealized mark-to-market net loss on interest rate swaps (Note 7)	619	181	879	542
Amortization of interest rate swap losses at dedesignation of hedge accounting	5	19	22	72
Amortization of fair value debt discounts resulting from purchase accounting	14	14	41	49
Amortization of debt issuance, amendment and extension costs and discounts (a)	48	32	141	99
Capitalized interest	(8)	(6)	(24)	(53)

Total interest expense and related charges	$1,523	$1,018	$3,467	$3,092

(a)	Includes write-offs in second quarter 2011 of $16 million of previously deferred fees as a result of the amendment and extension transactions in April 2011 (see Note 7).

Restricted Cash

	September 30, 2011		December 31, 2010
	Current Assets	Noncurrent Assets	Current Assets	Noncurrent Assets
Amounts related to TCEH’s Letter of Credit Facility (See Note 7)	$—	$947	$—	$1,135
Amounts related to margin deposits held	84	—	33	—

Total restricted cash	$84	$947	$33	$1,135

Inventories by Major Category

	September 30, 2011	December 31, 2010
Materials and supplies	$173	$162
Fuel stock	152	198
Natural gas in storage	33	35

Total inventories	$358	$395

Other Investments

	September 30, 2011	December 31, 2010
Nuclear decommissioning trust	$532	$536
Assets related to employee benefit plans, including employee savings programs, net of distributions	97	117
Land	41	41
Miscellaneous other	4	3

Total other investments	$674	$697

Nuclear Decommissioning Trust — Investments in a trust that will be used to fund the costs to decommission the Comanche Peak nuclear generation plant are carried at fair value. Decommissioning costs are being recovered from Oncor’s customers as a delivery fee surcharge over the life of the plant and deposited in the trust fund. Net gains and losses on investments in the trust fund are offset by a corresponding change in receivables from/payables due to unconsolidated subsidiary, reflecting changes in Oncor’s regulatory asset/liability. A summary of investments in the fund follows:

	September 30, 2011
	Cost (a)	Unrealized gain	Unrealized loss	Fair market value
Debt securities (b)	$229	$11	$(2)	$238
Equity securities (c)	226	93	(25)	294

Total	$455	$104	$(27)	$532

	December 31, 2010
	Cost (a)	Unrealized gain	Unrealized loss	Fair market value
Debt securities (b)	$221	$6	$(4)	$223
Equity securities (c)	213	115	(15)	313

Total	$434	$121	$(19)	$536

(a)	Includes realized gains and losses of securities sold.
(b)

The investment objective for debt securities is to invest in a diversified tax efficient portfolio with an overall portfolio rating of AA or above as graded by S&P or Aa2 by Moody’s. The debt securities are heavily weighted with municipal bonds. The debt securities had an average coupon rate of 4.24% and 4.61% and an average maturity of 6.0 years and 8.8 years as of September 30, 2011 and December 31, 2010, respectively.

(c)	The investment objective for equity securities is to invest tax efficiently and to match the performance of the S&P 500 Index.

Debt securities held as of September 30, 2011 mature as follows: $107 million in one to five years, $50 million in five to ten years and $81 million after ten years.

The following table summarizes proceeds from sales of available-for-sale securities and the related realized gains and losses from such sales.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Realized gains	$—	$—	$1	$1
Realized losses	—	—	(2)	(1)
Proceeds from sale of securities	601	134	2,385	937

Property, Plant and Equipment

As of September 30, 2011 and December 31, 2010, property, plant and equipment of $19.6 billion and $20.4 billion, respectively, is stated net of accumulated depreciation and amortization of $5.3 billion and $4.2 billion, respectively. See Note 4 for discussion of accelerated lignite mining asset depreciation recorded in the third quarter 2011 as a result of the EPA’s issuance of the CSAPR.

Asset Retirement and Mining Reclamation Obligations

These liabilities primarily relate to nuclear generation plant decommissioning, land reclamation related to lignite mining, removal of lignite/coal-fueled plant ash treatment facilities and generation plant asbestos removal and disposal costs. There is no earnings impact with respect to the recognition of the asset retirement costs for nuclear decommissioning, as all costs are recoverable through the regulatory process as part of Oncor’s rates.

The following table summarizes the changes to these obligations, reported in other current liabilities and other noncurrent liabilities and deferred credits in the balance sheet, during the nine months ended September 30, 2011:

	Nuclear Plant	Mining and Other	Total
Liability as of January 1, 2011	$329	$164	$493
Additions:
Accretion	14	22	36
Reductions:
Payments	—	(54)	(54)

Liability as of September 30, 2011	343	132	475
Less amounts due currently	—	32	32

Noncurrent liability as of September 30, 2011	$343	$100	$443

Other Noncurrent Liabilities and Deferred Credits

The balance of other noncurrent liabilities and deferred credits consists of the following:

	September 30, 2011	December 31, 2010
Uncertain tax positions (including accrued interest)	$1,846	$1,806
Retirement plan and other employee benefits	1,807	1,895
Asset retirement and mining reclamation obligations	443	452
Unfavorable purchase and sales contracts	653	673
Other	65	41

Total other noncurrent liabilities and deferred credits	$4,814	$4,867

The conclusion of all issues contested with the IRS from the 1997 through 2002 audit, including IRS Joint Committee review, is expected to occur before the end of 2012. Upon such conclusion, we expect to reduce the liability for uncertain tax positions by approximately $700 million with an offsetting decrease in deferred tax assets that arose largely from previous payments of alternative minimum taxes. No cash income tax liability is expected related to the conclusion of the 1997 through 2002 audit.

The IRS audit for the years 2003 through 2006 was concluded in June 2011. A significant number of proposed adjustments are in appeals with the IRS. The results of the audit did not affect management’s assessment of issues for purposes of determining the liability for uncertain tax positions. Other than the items discussed immediately above, we do not expect the total amount of liabilities recorded related to uncertain tax positions to significantly increase or decrease within the next 12 months.

Unfavorable Purchase and Sales Contracts – The amortization of unfavorable purchase and sales contracts totaled $7 million in both the three months ended September 30, 2011 and 2010 and $20 million in both the nine months ended September 30, 2011 and 2010. See Note 5 for intangible assets related to favorable purchase and sales contracts.

The estimated amortization of unfavorable purchase and sales contracts for each of the five fiscal years from December 31, 2010 is as follows:

Year	Amount
2011	$27
2012	27
2013	26
2014	25
2015	25

Supplemental Cash Flow Information

	Nine Months Ended September 30,
	2011	2010

Cash payments (receipts) related to:
Interest paid (a)	$1,906	$1,770
Capitalized interest	(24)	(53)

Interest paid (net of capitalized interest) (a)	1,882	1,717
Income taxes	34	64
Noncash investing and financing activities:
Construction expenditures (b)	36	38
Debt exchange transactions	(22)	1,114
Principal amount of toggle notes issued in lieu of cash interest (Note 7)	100	272
Capital leases	1	9

(a)	Net of interest received on interest rate swaps.
(b)	Represents end-of-period accruals.

Item 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the three and nine months ended September 30, 2011 and 2010 should be read in conjunction with our consolidated financial statements and the notes to those statements.

All dollar amounts in the tables in the following discussion and analysis are stated in millions of US dollars unless otherwise indicated.

Business

We are a Dallas, Texas-based holding company with operations consisting principally of our TCEH and Oncor subsidiaries. TCEH is a holding company for subsidiaries engaged in competitive electricity market activities largely in Texas including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities, and retail electricity sales. Oncor is a majority-owned (approximately 80%) subsidiary engaged in regulated electricity transmission and distribution operations in Texas. Various “ring-fencing” measures have been taken to enhance the credit quality of Oncor. See Notes 1 and 3 to Financial Statements for a description of the material features of these “ring-fencing” measures and for a discussion of the reporting of our investment in Oncor (and its majority owner, Oncor Holdings) as an equity method investment.

Operating Segments

We have aligned and report our business activities as two operating segments: the Competitive Electric segment and the Regulated Delivery segment. The Competitive Electric segment is principally comprised of TCEH. The Regulated Delivery segment is comprised of Oncor Holdings and its subsidiaries.

See Note 15 to Financial Statements for further information regarding reportable business segments.

Significant Activities and Events

Natural Gas Prices and Long-Term Hedging Program — TCEH has a long-term hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas. Under the program, the company has entered into market transactions involving natural gas-related financial instruments, and as of September 30, 2011, has effectively sold forward approximately 800 million MMBtu of natural gas (equivalent to the natural gas exposure of approximately 100,000 GWh at an assumed 8.0 market heat rate) at weighted average annual hedge prices ranging from $7.19 per MMBtu to $7.80 per MMBtu.

These transactions, as well as forward power sales, have effectively hedged an estimated 47% of the natural gas price exposure related to TCEH’s expected generation output, including the effects of the CSAPR as discussed below, through December 31, 2015 (on an average basis for such period and assuming an 8.0 market heat rate). The hedges were entered into with the continuing expectation that wholesale electricity prices in ERCOT will be highly correlated with natural gas prices, which is expected to be the marginal fuel for the purpose of setting electricity prices generally 75% to 90% of the time. If the correlation changes in the future, the cash flows targeted under the long-term hedging program may not be achieved.

The long-term hedging program is comprised primarily of contracts with prices based on the NYMEX Henry Hub pricing point. However, because there are other local and regional natural gas pricing points such as Houston Ship Channel, future wholesale power prices in ERCOT may not correlate as closely to the Henry Hub pricing as other pricing points, which could decrease the effectiveness of the positions in the long-term hedging program in mitigating power price exposure. The company has hedged approximately 90% of the Houston Ship Channel versus Henry Hub pricing point risk for 2011.

The company has entered into related put and call transactions (referred to as collars), primarily for 2014, that effectively hedge natural gas prices within a range. These transactions represented 19% of the positions in the long-term hedging program as of September 30, 2011, with the approximate weighted average strike prices under the collars being a floor of $7.80 per MMBtu and a ceiling of $11.75 per MMBtu. The company expects to use financial instruments, including collars, in future hedging activity under the long-term hedging program.

The following table summarizes the natural gas hedges in the long-term hedging program as of September 30, 2011:

	Measure	Balance 2011 (a)	2012	2013	2014	2015	Total

Natural gas hedge volumes (b)	mm MMBtu	~57	~331	~259	~149	—	~796
Weighted average hedge price (c)	$/MMBtu	~7.60	~7.36	~7.19	~7.80	—	—
Weighted average market price (d)	$/MMBtu	~3.80	~4.24	~4.80	~5.13	~5.39	—

(a)	Balance of 2011 is from October 1, 2011 through December 31, 2011.
(b)

Where collars are reflected, the volumes are based on the notional position of the derivatives to represent protection against downward price movements. The notional volumes for collars are approximately 150 million MMBtu, which corresponds to a delta position of approximately 120 million MMBtu in 2014.

(c)

Weighted average hedge prices are based on NYMEX Henry Hub prices of forward natural gas sales positions in the long-term hedging program (excluding the impact of offsetting purchases for rebalancing and pricing point basis transactions). Where collars are reflected, sales price represents the collar floor price.

(d)	Based on NYMEX Henry Hub prices.

Changes in the fair value of the instruments in the long-term hedging program are being recorded as unrealized gains and losses in net gain (loss) from commodity hedging and trading activities in the statement of income, which has and could continue to result in significant volatility in reported net income. Based on the size of the long-term hedging program as of September 30, 2011, a $1.00/MMBtu change in natural gas prices across the hedged period would result in the recognition of up to approximately $800 million in pretax unrealized mark-to-market gains or losses.

Net gain related to the long-term hedging program, which is reported in net gain from commodity hedging and trading activities, was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Realized net gain	$290	$262	$911	$791
Unrealized net gain (loss) including reversals of previously recorded amounts on positions settled	102	671	(299)	1,561

Total	$392	$933	$612	$2,352

The cumulative unrealized mark-to-market net gain related to positions in the long-term hedging program totaled $2.844 billion and $3.143 billion as of September 30, 2011 and December 31, 2010, respectively.

Given the volatility of natural gas prices, it is not possible to predict future reported unrealized mark-to-market gains or losses and the actual gains or losses that will ultimately be realized upon settlement of the hedge positions in future years. If natural gas prices at settlement are lower than the prices of the hedge positions, the hedges are expected to mitigate the otherwise negative effect on earnings of lower wholesale electricity prices. However, if natural gas prices at settlement are higher than the prices of the hedge positions, the hedges are expected to dampen the otherwise positive effect on earnings of higher wholesale electricity prices and will in this context be viewed as having resulted in an opportunity cost.

The significant cumulative unrealized mark-to-market net gain related to positions in the long-term hedging program reflects declining forward market natural gas prices. Forward natural gas prices have generally trended downward since mid-2008 as shown in the table of forward NYMEX Henry Hub natural gas prices below. While the long-term hedging program is designed to mitigate the effect on earnings of low wholesale electricity prices, depressed forward natural gas prices are challenging to the long-term profitability of our generation assets. Specifically, these lower natural gas prices and the correlated effect in ERCOT on wholesale electricity prices could have a material impact on the overall profitability of our generation assets for periods in which we have less significant hedge positions (i.e., beginning in 2013). In addition, a continuation or worsening of these market conditions would limit our ability to hedge our wholesale electricity revenues at sufficient price levels to support our interest payments and debt maturities and could adversely impact our ability to refinance our long-term debt, a portion of which begins to mature in 2014.

	000000000000	000000000000	000000000000	000000000000	000000000000
	Forward Market Prices for Calendar Year ($/MMBtu) (a)
Date	2011 (b)	2012	2013	2014	2015

June 30, 2008	$10.78	$10.74	$10.90	$11.12	$11.36
September 30, 2008	$8.54	$8.41	$8.30	$8.30	$8.44
December 31, 2008	$7.31	$7.23	$7.15	$7.15	$7.21
March 31, 2009	$6.67	$6.96	$7.11	$7.18	$7.25
June 30, 2009	$6.89	$7.16	$7.30	$7.43	$7.57
September 30, 2009	$6.87	$7.00	$7.06	$7.17	$7.31
December 31, 2009	$6.34	$6.53	$6.67	$6.84	$7.05
March 31, 2010	$5.34	$5.79	$6.07	$6.36	$6.68
June 30, 2010	$5.34	$5.68	$5.89	$6.10	$6.37
September 30, 2010	$4.44	$5.07	$5.29	$5.42	$5.60
December 31, 2010	$4.55	$5.08	$5.33	$5.49	$5.64
March 31, 2011	$4.57	$5.06	$5.41	$5.73	$6.08
June 30, 2011	$4.47	$4.84	$5.16	$5.42	$5.70
September 30, 2011	$3.80	$4.24	$4.80	$5.13	$5.39

(a)	Based on NYMEX Henry Hub prices.
(b)

For March 31, June 30 and September 30, 2011, natural gas prices for 2011 represent the average of forward prices for April through December, July through December and October through December, respectively.

As of September 30, 2011, more than 90% of the long-term hedging program transactions were directly or indirectly secured by a first-lien interest in TCEH’s assets (including the transactions supported by the TCEH Commodity Collateral Posting Facility – see discussion below under “Financial Condition — Liquidity and Capital Resources”), thereby reducing the cash and letter of credit collateral requirements for the hedging program.

The following sensitivity table provides estimates of the potential impact (in $ millions) of movements in natural gas and certain other commodity prices and market heat rates on realized pre-tax earnings for the periods presented. The estimates related to price sensitivity are based on TCEH’s unhedged position and forward prices as of September 30, 2011, which for natural gas reflects estimates of electricity generation less amounts hedged through the long-term natural gas hedging program and amounts under existing wholesale and retail sales contracts. On a rolling basis, generally 12 months, the substantial majority of retail sales under month-to-month arrangements are deemed to be under contract.

		Balance 2011(a)		Balance 2011(a)		Balance 2011(a)		Balance 2011(a)		Balance 2011(a)
	Balance 2011(a)		2012		2013		2014		2015

$1.00/MMBtu change in gas price (b)	$	~3	$	~15	$	~245	$	~395	$	~550
0.1/MMBtu/MWh change in market heat rate (c)	$	~1	$	~13	$	~33	$	~40	$	~43
$1.00/gallon change in diesel fuel price	$	~1	$	~7	$	~45	$	~46	$	~46

(a)	Balance of 2011 is from November 1, 2011 through December 31, 2011.
(b)

Assumes conversion of electricity positions based on an approximate 8.0 market heat rate with natural gas generally being on the margin 75% to 90% of the time (i.e., when coal is forecast to be on the margin, no natural gas position is assumed to be generated).

(c)	Based on Houston Ship Channel natural gas prices as of September 30, 2011.

Disclosures in the above paragraphs related to hedged generation output and commodity price sensitivities take into account the expected effects on our operations of the CSAPR as issued in July 2011. See “Recent EPA Actions - Cross-State Air Pollution Rule” below for discussion of the EPA’s proposed revisions to the CSAPR.

Liability Management Program — As of September 30, 2011, EFH Corp. and its consolidated subsidiaries had $36.3 billion principal amount of long-term debt outstanding. In October 2009, we implemented a liability management program designed to reduce debt and extend debt maturities through debt exchanges, repurchases and amendments. Activities under the liability management program do not include debt issued by Oncor or its subsidiaries.

Amendments to the TCEH Senior Secured Facilities completed in April 2011 resulted in the extension of $16.4 billion in loan maturities under the TCEH Term Loan Facilities and the TCEH Letter of Credit Facility from October 2014 to October 2017 and $1.4 billion of commitments under the TCEH Revolving Credit Facility from October 2013 to October 2016.

Other liability management activities since October 2009 and through September 2011 include debt exchange, issuance and repurchase activities as follows (except where noted, debt amounts are principal amounts):

Security	Debt Acquired/Settled	Debt Issued/ Cash Paid
EFH Corp 10.875% Notes due 2017	$1,804	$—
EFH Corp. Toggle Notes due 2017	2,661	—
EFH Corp. 5.55% Series P Senior Notes due 2014	602	—
EFH Corp. 6.50% Series Q Senior Notes due 2024	10	—
EFH Corp. 6.55% Series R Senior Notes due 2034	6	—
TCEH 10.25% Notes due 2015	1,835	—
TCEH Toggle Notes due 2016	751	—
TCEH Senior Secured Facilities due 2013 and 2014	1,623	—
EFH Corp. and EFIH 9.75% Notes due 2019	—	256
EFH Corp 10% Notes due 2020	—	561
EFIH 11% Notes due 2021	—	406
EFIH 10% Notes due 2020	—	2,180
TCEH 15% Notes due 2021	—	1,221
TCEH 11.5% Notes due 2020 (a)	—	1,604
Cash paid, including use of proceeds from debt issuances in 2010 (b)	—	1,042

Total	$9,292	$7,270

(a)

Excludes from the $1.750 billion principal amount $12 million in debt discount and $134 million in proceeds used for transaction costs related to the issuance of these notes and the amendment and extension of the TCEH Senior Secured Facilities. All other proceeds were used to repay borrowings under the TCEH Senior Secured Facilities, and the remaining transaction costs were funded with cash on hand.

(b)

Includes $95 million of the proceeds from the January 2010 issuance of $500 million principal amount of EFH Corp. 10% Notes due 2020 and $290 million of the proceeds from the October 2010 issuance of $350 million principal amount of TCEH 15% Senior Secured Second Lien Notes due 2021.

Through September 30, 2011, the liability management transactions have resulted in the capture of $2.0 billion of debt discount.

See Note 7 to Financial Statements for further discussion of the transactions completed under our liability management program in 2011. There were no transactions completed in the third quarter 2011.

Wholesale Market Design – Nodal Market — In accordance with a rule adopted by the PUCT in 2003, ERCOT developed a new wholesale market, using a stakeholder process, designed to assign congestion costs to the market participants causing the congestion. The nodal market design was implemented December 1, 2010. Under this new market design, ERCOT:

•	establishes nodes, which are metered locations across the ERCOT grid, for purposes of more granular price determination;
•

operates a voluntary “day-ahead electricity market” for forward sales and purchases of electricity and other related transactions, in addition to the existing “real-time market” that primarily functions to balance power consumption and generation;

•	establishes hub trading prices, which represent the average of certain node prices within four major geographic regions, at which participants can hedge or trade power under bilateral contracts;
•	establishes pricing for load-serving entities based on weighted-average node prices within new geographical load zones, and
•	provides congestion revenue rights, which are instruments auctioned by ERCOT that allow market participants to hedge price differences between settlement points.

ERCOT previously had a zonal wholesale market structure consisting of four geographic zones. The new location-based congestion-management market is referred to as a “nodal” market because wholesale pricing differs across the various nodes on the transmission grid instead of across the geographic zones. There are over 500 nodes in the ERCOT market. The nodal market design was implemented in conjunction with transmission improvements designed to reduce current congestion. We are fully certified to participate in both the “day-ahead” and “real-time markets.” Additionally, all of our operational generation assets and our qualified scheduling entities are certified and operate in the nodal market. While the initial implementation of the nodal market has not had a material impact on our profitability, we cannot predict the ultimate impact of the market design on our operations or financial results, and it could ultimately have an adverse impact on the profitability and value of our competitive business and/or our liquidity, particularly if such change ultimately results in lower revenue due to lower wholesale power prices, increased costs to service end-user electricity demand or increased collateral posting requirements with ERCOT. The opening of the nodal market resulted in an increase of approximately $200 million in the amount of letters of credit posted with ERCOT to support our market participation.

As discussed above, the nodal market design includes the establishment of a “day-ahead market” and hub trading prices to facilitate hedging and trading of electricity by participants. Under the previous zonal market, volumes under our nontrading bilateral purchase and sales contracts, including contracts intended as hedges, were scheduled as physical power with ERCOT and, therefore, reported gross as wholesale revenues or purchased power costs. In conjunction with the transition to the nodal market, unless the volumes represent physical deliveries to retail and wholesale customers or purchases from counterparties, these contracts are reported on a net basis in the income statement in net gain (loss) from commodity hedging and trading activities. As a result of these changes, reported wholesale revenues and purchased power costs (and the associated volumes) in 2011 will be materially less than amounts reported in prior periods.

TCEH Interest Rate Swap Transactions — As of September 30, 2011, TCEH has entered into a series of interest rate swaps that effectively fix the interest rates at between 5.5% and 9.3% on $18.65 billion principal amount of its senior secured debt to October 2014 and on up to $12.6 billion principal amount of its senior secured debt from October 2014 to October 2017. Swaps related to an aggregate $2.60 billion principal amount of debt expired or were terminated in the nine months ended September 30, 2011, and swaps related to an aggregate $5.45 billion principal amount of debt maturing from 2012 to 2014 (growing to $10.58 billion over time, primarily as existing swaps expire) and $12.6 billion principal amount of debt maturing from 2014 to 2017 were entered into in the same period. Taking into consideration these swap transactions, as of September 30, 2011, 3% of our long-term debt portfolio was exposed to variable interest rate risk through September 2014 and 10% for October 2014 through October 2017. We may enter into additional interest rate hedges from time to time.

As of September 30, 2011, TCEH has also entered into interest rate basis swap transactions, which further reduce the fixed (through swaps) borrowing costs, related to an aggregate of $10.25 billion principal amount of senior secured debt. Swaps related to an aggregate $4.95 billion principal amount of debt expired in the nine months ended September 30, 2011.

Unrealized mark-to-market net gains and losses related to all TCEH interest rate swaps, which are reported in interest expense and related charges, totaled $619 million and $879 million of net loss in the three and nine months ended September 30, 2011, respectively, and $181 million and $542 million of net loss in the three and nine months ended September 30, 2010, respectively. The cumulative unrealized mark-to-market net liability related to all TCEH interest rate swaps totaled $2.299 billion and $1.419 billion as of September 30, 2011 and December 31, 2010, respectively, of which $81 million and $105 million (both pre-tax), respectively, was reported in accumulated other comprehensive income. These fair values can change materially as market conditions change, which could result in significant volatility in reported net income. See discussion in Note 7 to Financial Statements regarding interest rate swap transactions.

Recent EPA Actions — Cross-State Air Pollution Rule — In 2005, the EPA issued a final rule (the Clean Air Interstate Rule or CAIR) intended to implement the provisions of the Clean Air Act Section 110(a)(2)(D)(i)(I) (CAA Section 110) requiring states to reduce emissions of sulfur dioxide (SO2) and nitrogen oxide (NOx) that significantly contribute to other states failing to attain or maintain compliance with the EPA’s National Ambient Air Quality Standards (NAAQS) for fine particulate matter and/or ozone. In 2008, the US Court of Appeals for the District of Columbia Circuit (D.C. Circuit Court) invalidated CAIR, but allowed the rule to continue until the EPA issued a final replacement rule. In August 2010, the EPA issued for comment a proposed replacement rule for CAIR called the Clean Air Transport Rule (CATR), similarly intended to implement CAA Section 110. As proposed, the CATR did not include Texas in its annual SO2 or NOx programs to address alleged downwind fine particulate matter effects.

In July 2011, the EPA issued the final replacement rule for CAIR (as finally issued, the Cross-State Air Pollution Rule (CSAPR)). Unlike the CATR, the CSAPR includes Texas in its annual SO2 and NOx emissions reduction programs, as well as the seasonal NOx emissions reduction program. These programs require significant additional reductions of SO2 and NOx emissions from fossil-fueled generation units in covered states (including Texas) and institute a limited “cap and trade” system as an additional compliance tool to achieve reductions the EPA contends are necessary to implement CAA Section 110. Compliance with the CSAPR’s annual emissions reduction programs is required beginning January 1, 2012, and compliance with the CSAPR’s seasonal emissions reduction program is required beginning May 1, 2012.

In August 2011, we petitioned the EPA to reconsider and stay the effectiveness of the CSAPR, in each case as applied to Texas. The EPA has not yet formally responded to our petition. We cannot predict whether we will be successful in, or when (if ever) the EPA will respond to, our petition.

In September 2011, we filed a petition for review in the D.C. Circuit Court challenging the CSAPR and a motion to stay the effective date of the CSAPR, in each case as applied to Texas. The briefing on our stay motion is complete, and we await the D.C. Circuit Court’s ruling on our motion. We cannot predict (i) whether we will be successful in our legal challenge to the CSAPR or our motion to stay the effective date of the CSAPR, or (ii) when the D.C. Circuit Court will rule on our motion.

As adopted in July 2011, the CSAPR requires our fossil-fueled generation units to (i) reduce their annual SO2 and NOx emissions by approximately 137,000 tons (64 percent) and 9,200 tons (22 percent), respectively, compared to 2010 actual levels, each beginning on January 1, 2012 and (ii) reduce their seasonal NOx emissions by approximately 3,400 tons (19 percent), compared to 2010 actual levels, beginning on May 1, 2012, which is the start of the ozone season.

The CSAPR establishes a “cap and trade” system as an additional compliance tool. The system includes three trading programs — one for annual SO2 emissions and one each for seasonal and annual NOx emissions — that allow for limited trading of allowances among sources covered by the programs. An allowance represents a ton of emissions of SO2 or NOx and sources are required to surrender to the EPA one allowance for every ton of emissions they emit in a given compliance period. The CSAPR allocates to each covered state (including Texas) a number of allowances for each of the three programs, and those allowances are then allocated among emission sources within the state. Generally speaking, to the extent a source’s emissions exceed the number of allowances it has been allocated, the source may buy additional allowances from other sources that it can surrender to the EPA in order to comply with the CSAPR. Sources included in the seasonal and annual NOx programs are allowed to trade allowances with any other sources in those programs. The SO2 trading program, however, divides States into Group 1 and Group 2, and permits sources to trade SO2 allowances only with other sources in the same Group. Texas is in Group 2, which is composed of seven states. We believe that there might not be sufficient liquidity in the system for the purchase of allowances to constitute a significant element of our near-term strategy to comply with the CSAPR as originally adopted. Further, we believe that the state assurance levels contained in the current CSAPR (i.e., the level of emissions permitted in a state that, to the extent exceeded, must be offset with allowances on a three to one basis — one allowance for exceeding the applicable emissions limit and two allowances for exceeding the assurance level) could prevent using allowances to offset emissions above our generation fleet’s pro rata portion of the Texas assurance level as a viable near-term compliance strategy.

Due to the short timeframe for compliance with the emissions limitations contained in the CSAPR, the permitting, engineering, procurement and construction of new environmental control equipment to comply with the CSAPR will not be feasible to achieve compliance beginning on January 1, 2012.

In September 2011, we announced a compliance plan to satisfy the requirements of the final CSAPR issued in July 2011. Under our compliance plan, we would:

•	idle Units 1 and 2 at our Monticello generation facility (approximately 1,200 MW);

•

switch the fuel we use in Unit 3 at our Monticello generation facility (approximately 750 MW) and Units 1 and 2 at our Big Brown generation facility (approximately 1,200 MW) from a blend of Texas lignite and Powder River Basin coal to 100 percent Powder River Basin coal (in conjunction with the permitting, engineering, procurement and construction of a baghouse and installation of dry sorbent injection systems at Big Brown Units 1 and 2 and the permitting, engineering, procurement and construction of an upgraded scrubber at Monticello Unit 3);

•	cease lignite mining operations at our Big Brown/Turlington, Winfield and Thermo mines that serve our Big Brown and Monticello generation facilities, and

•	permit, engineer, procure, and construct upgraded scrubbers to reduce SO2 emissions from Units 1, 2, and 3 at our Martin Lake generation facility and Unit 4 at our Sandow generation facility.

If the CSAPR is implemented in its current form on January 1, 2012, we expect the unit idling would occur immediately prior to January 1, 2012, the fuel switching and cessation of lignite mining operations would occur immediately prior to and during the first quarter of 2012, and the completion of the scrubber upgrades would occur by the end of 2012. These actions would reduce, in the near term, our total peak generation capacity by approximately 1,300 MW in the aggregate in order to comply with the current CSAPR emissions limitations (1,200 MW due to the unit idling and additional capacity reductions of approximately 100 MW due to the other actions of the compliance plan described above). We also intend to continue to seek to identify and pursue options that might allow us to restore levels of generation at the units affected by the actions described above.

We expect that the actions described in the four bullets above would result in material capital expenditures. Capital expenditures by the end of 2012 related to these actions are expected to be approximately $260 million (in addition to the $75 million of environmental capital expenditures related to our generation units planned for 2011, as previously disclosed in our 2010 Form 10-K). We estimate expenditures of more than $1.5 billion before the end of the decade in environmental control equipment would be required to comply with regulatory requirements, including the CSAPR as originally adopted. We also expect these actions would result in revenue decreases, due to lower wholesale power sales volumes caused by the reduced generation, as well as increased fuel costs. In connection with these actions, we expect the effect of reduced generation combined with increased fuel costs associated with the transition from a blend of lignite and Powder River Basin coal to 100 percent Powder River Basin coal at our Big Brown and Monticello generation facilities, among other things, would result in approximately $260 million of lower Adjusted EBITDA (as defined in the restricted payments covenant in the EFH Corp. Senior Secured Notes indentures) in the year ended December 31, 2012 (based on ERCOT North Hub 7x24 power prices as of March 31, 2011). We estimate that approximately 65 percent of the 2012 Adjusted EBITDA impact would be associated with the increased fuel costs, with the remainder due to lower generation. Cash impacts associated with fuel switching in 2012 would be expected to be partially mitigated by approximately $100 million of lower capital expenditures at the affected lignite mining and plant locations. In addition, if the CSAPR as originally adopted is implemented on January 1, 2012, we estimate that approximately 500 jobs at our generation and mining facilities would ultimately be eliminated in connection with these actions. See Note 4 to Financial Statements for discussion of emissions allowances impairments and other impairments, accelerated mining asset depreciation and severance charges recorded in the third quarter 2011 as a result of the CSAPR.

The implementation and timing of our compliance plan may change upon a reconsideration or stay of the CSAPR by the EPA, a stay of the CSAPR by the D.C. Circuit Court, or revisions to the CSAPR.

Proposed Revisions to the Cross-State Air Pollution Rule — On October 6, 2011, the EPA released proposed revisions to the CSAPR (the Proposed Revisions), including revisions to the SO2 and NOx emissions limits for Texas sources. If adopted as a final rule, the Proposed Revisions would require our fossil-fueled generation units to reduce (i) their annual SO2 and NOx emissions by approximately 112,000 tons (52 percent) and 8,000 tons (19 percent), respectively, compared to 2010 actual levels, each beginning on January 1, 2012, and (ii) their seasonal NOx emissions by approximately 2,700 tons (15 percent), compared to 2010 actual levels, beginning on May 1, 2012. The CSAPR’s emissions limitations as modified by the Proposed Revisions would be less onerous than the emissions limitations set forth in the CSAPR as issued in July 2011. In the Proposed Revisions, the EPA did not propose to revise the January 1, 2012 timeframe for beginning compliance with the emissions limitations contained in the CSAPR.

The EPA is scheduled to hold a public hearing to discuss the Proposed Revisions on October 28, 2011, and the Proposed Revisions are subject to public comment until November 28, 2011. We cannot predict whether, when, or in what form the Proposed Revisions will be adopted as a final rule. It is possible that any revisions to the CSAPR finally adopted could be different than the Proposed Revisions.

If the Proposed Revisions are adopted as a final rule, we expect that some of the actions described in our compliance plan above may no longer be required, and the costs of compliance with the CSAPR and the related adverse effects on our operations, liquidity and financial results may be reduced. Pending adoption of any revisions to the CSAPR and the other EPA actions described below in “Other EPA Actions,” we are continuing to evaluate the CSAPR, the Proposed Revisions, alternatives for compliance, and the expected effects on our operations, liquidity, and financial results.

Unless specifically noted otherwise, disclosures in this quarterly report on Form 10-Q, including the discussion of “Natural Gas Prices and Long-Term Hedging Program” above and discussion of “Liquidity and Capital Resources” below, include the anticipated effects of the CSAPR as issued in July 2011, but do not include any effects of the Proposed Revisions.

Other EPA Actions — In 2005, the EPA published a final rule requiring reductions of mercury emissions from lignite/coal-fueled generation plants. The Clean Air Mercury Rule (CAMR) was based on a nationwide cap and trade approach. The mercury reductions were required to be phased in between 2010 and 2018. In March 2008, the US Court of Appeals for the D.C. Circuit (the D.C. Circuit Court) vacated CAMR. In February 2009, the US Supreme Court refused to hear the appeal of the D.C. Circuit Court’s ruling. The EPA agreed in a consent decree submitted for court approval to propose Maximum Achievable Control Technology (MACT) rules by March 2011 and finalize those rules by November 2011, as subsequently postponed to December 2011. In March 2011, the EPA issued for comment a proposed rule for coal and oil-fueled electric generation units (Utility MACT). Once finalized, this rule could require substantial control equipment retrofits on our lignite/coal-fueled generation units within three to four years of the effective date of the rule, which as previously disclosed could require material capital expenditures. We cannot predict the substance of the final Utility MACT rule, or its impact on our facilities, financial condition, liquidity or results of operations.

Diversion, impoundment and withdrawal of water for cooling and other purposes are subject to the jurisdiction of the TCEQ and the EPA. We believe we possess all necessary permits for these activities from the TCEQ for our present operations. Clean Water Act Section 316(b) regulations pertaining to existing water intake structures at large generation facilities were published by the EPA in 2004. As prescribed in the regulations, we began implementing a monitoring program to determine the future actions that might need to be taken to comply with these regulations. In January 2007, a federal court ruled against the EPA in a lawsuit brought by environmental groups challenging aspects of these regulations, and in July 2007, the EPA announced that it was suspending the regulations pending further rulemaking. The US Supreme Court issued a decision in April 2009 reversing the federal court’s decision, in part, and finding that the EPA permissibly used cost-benefit analysis in the Section 316(b) regulations. In the absence of regulations, the EPA has instructed the states implementing the Section 316(b) program to use their best professional judgment in reviewing applications and issuing permits under Section 316(b). In April 2010, the EPA entered into a settlement agreement that requires it to propose new rules under Section 316(b) by March 2011 and to finalize those rules by July 2012. In March 2011, the EPA issued for comment the proposed regulations. Although the proposed rule does not mandate a certain control technology, it does require site-specific assessments of technology feasibility on a case-by-case basis at the state level. Compliance with this rule would be required beginning eight years following promulgation. We cannot predict the substance of the final regulations or the impact they may have on our financial condition, liquidity or results of operations.

Oncor Technology Initiatives — Oncor continues to invest in technology initiatives that include development of a modernized grid through the replacement of existing meters with advanced digital metering equipment and development of advanced digital communication, data management, real-time monitoring and outage detection capabilities. This modernized grid is expected to produce electricity service reliability improvements and provide the potential for additional products and services from REPs that will enable businesses and consumers to better manage their electricity usage and costs. Oncor’s plans provide for the full deployment of over three million advanced meters to all residential and most non-residential retail electricity customers in Oncor’s service area. The advanced meters can be read remotely, rather than by a meter reader physically visiting the location of each meter. Advanced meters facilitate automated demand side management, which allows consumers to monitor the amount of electricity they are consuming and adjust their electricity consumption habits.

As of September 30, 2011, Oncor has installed 2,123,000 advanced digital meters, including 609,000 in 2011. As the new meters are integrated, Oncor reports 15-minute interval, billing-quality electricity consumption data to ERCOT for market settlement purposes. The data makes it possible for REPs to support new programs and pricing options. Cumulative capital expenditures for the deployment of the advanced meter system totaled $477 million as of September 30, 2011, including $117 million in 2011. Oncor expects to complete installations of the remaining approximately 900,000 advanced meters by the end of 2012.

Oncor Rate Review Filed with the PUCT — In January 2011, Oncor filed for a rate review with the PUCT and 203 cities based on a test year ended June 30, 2010. In August 2011 the PUCT issued a final order in the rate review. The rate review as approved includes an approximate $137 million base rate increase and additional provisions to address certain expenses. Approximately $93 million of the increase became effective July 1, 2011, and the remainder will become effective by January 1, 2012. The rate review did not change Oncor’s authorized regulatory capital structure of 60% debt and 40% equity or its authorized return on equity of 10.25%. See “Regulatory Matters” below for further discussion.

Other Oncor Matters with the PUCT — See discussion of these matters, including the construction of CREZ-related transmission lines, below under “Regulatory Matters.”

RESULTS OF OPERATIONS

Consolidated Financial Results – Three Months Ended September 30, 2011 Compared to Three Months Ended September 30, 2010

See comparison of results of the Competitive Electric segment for discussion of variances in: operating revenues; fuel, purchased power costs and delivery fees; net gain from commodity hedging and trading activities; operating costs; depreciation and amortization; SG&A Expenses and franchise and revenue-based taxes.

In 2010, a $4.1 billion impairment of goodwill was recorded in the Competitive Electric segment as discussed in Note 5 to Financial Statements.

See Note 16 to Financial Statements for details of other income and deductions.

Interest expense and related charges increased $505 million, or 50%, to $1.523 billion in 2011 reflecting a $438 million increase in unrealized mark-to-market net losses related to interest rate swaps, a $65 million increase driven by higher average rates reflecting debt exchanges and amendments and $16 million in higher amortization of debt issuance and amendment costs and discounts, partially offset by $14 million in lower amortization of interest rate swap losses at dedesignation of hedge accounting.

Income tax benefit totaled $443 million on a pretax loss in 2011 compared to income tax expense totaling $370 million on a pretax loss in 2010. The effective rate was 35.0% and 25.5% in 2011 and 2010, respectively, excluding the $4.1 billion nondeductible goodwill impairment charge in 2010. The increase in the rate was driven by a $146 million reversal in 2010 of previously accrued interest related to uncertain tax positions due to expected resolution of matters related to the 1997 through 2002 tax audit.

Equity in earnings of our Oncor Holdings unconsolidated subsidiary (net of tax) decreased $5 million to $113 million in 2011 reflecting lower results at Oncor due to higher depreciation, operation and maintenance, transmission fee and income tax expense, partially offset by higher revenue rates and the effects of significantly warmer weather.

Net loss decreased $2.192 billion to $710 million in 2011.

•	Net loss in the Competitive Electric segment decreased $2.980 billion to $730 million.

•	Earnings from the Regulated Delivery segment decreased $5 million to $113 million as discussed above.

•

After-tax results of Corporate and Other activities totaled $93 million in net expense in 2011 compared to net income of $690 million in 2010. The amounts in 2011 and 2010 include recurring interest expense on outstanding debt and notes payable to subsidiaries, as well as corporate general and administrative expenses. The $783 million change reflected debt extinguishment gains (reported in other income) totaling $659 million (after-tax) in 2010 and the $121 million Corporate and Other portion of the 2010 reversal of previously accrued interest on uncertain tax positions discussed above.

Consolidated Financial Results – Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010

See comparison of results of the Competitive Electric segment for discussion of variances in: operating revenues; fuel, purchased power costs and delivery fees; net gain from commodity hedging and trading activities; operating costs; depreciation and amortization; SG&A expenses and franchise and revenue-based taxes.

In 2010, a $4.1 billion impairment of goodwill was recorded in the Competitive Electric segment as discussed in Note 5 to Financial Statements.

See Note 16 to Financial Statements for details of other income and deductions.

Interest income decreased $7 million to $2 million in 2011 reflecting interest in 2010 on $465 million in collateral under a funding arrangement settled in March 2010.

Interest expense and related charges increased $375 million, or 12%, to $3.467 billion in 2011 reflecting a $337 million increase in unrealized mark-to-market net losses related to interest rate swaps, $34 million in higher amortization of debt issuance and amendment costs and discounts, $29 million in lower capitalized interest and a $25 million increase driven by higher average rates reflecting debt exchanges and amendments, partially offset by $50 million in lower amortization of interest rate swap losses at dedesignation of hedge accounting.

Income tax benefit totaled $1.042 billion on a pretax loss in 2011 compared to income tax expense totaling $336 million on a pretax loss in 2010. The effective rate was 34.1% and 27.5% in 2011 and 2010, respectively, excluding the $4.1 billion nondeductible goodwill impairment charge in 2010. The increase in the rate was driven by a $146 million reversal in 2010 of previously accrued interest related to uncertain tax positions due to expected resolution of matters related to the 1997 through 2002 tax audit, partially offset by the effect of an $8 million deferred tax charge in 2010 related to the Patient Protection and Affordable Care Act.

Equity in earnings of our Oncor Holdings unconsolidated subsidiary (net of tax) decreased $5 million to $235 million in 2011 reflecting lower results at Oncor due to higher depreciation, transmission fee, operation and maintenance and income tax expense, partially offset by higher revenue rates and the effects of warmer weather.

Net loss decreased $1.197 billion to $1.776 billion in 2011.

•	Net loss in the Competitive Electric segment decreased $1.983 billion to $1.722 billion.

•	Earnings from the Regulated Delivery segment decreased $5 million to $235 million as discussed above.

•

After-tax results of Corporate and Other activities totaled $289 million in net expense in 2011 compared to net income of $492 million in 2010. The amounts in 2011 and 2010 include recurring interest expense on outstanding debt and notes payable to subsidiaries, as well as corporate general and administrative expenses. The $781 million change reflected lower debt extinguishment gains (reported in other income) of $735 million (after-tax) and the $121 million Corporate and Other portion of the 2010 reversal of previously accrued interest on uncertain tax positions discussed above, partially offset by lower interest expense driven by reduced debt under the liability management program.

Non-GAAP Earnings Measures

In communications with investors, we use a non-GAAP earnings measure that reflects adjustments to earnings reported in accordance with US GAAP in order to review underlying operating performance. These adjustments, which are generally noncash, consist of unrealized mark-to-market gains and losses, impairment charges, debt extinguishment gains and other charges, credits or gains that are unusual or nonrecurring. All such items and related amounts are disclosed in our annual report on Form 10-K and quarterly reports on Form 10-Q. Our communications with investors also reference “Adjusted EBITDA,” which is a non-GAAP measure used in calculation of ratios in covenants of certain of our debt securities (see “Financial Condition – Liquidity and Capital Resources – Financial Covenants, Credit Rating Provisions and Cross Default Provisions” below).

Competitive Electric Segment

Financial Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating revenues	$2,321	$2,607	$5,672	$6,599
Fuel, purchased power costs and delivery fees	(1,058)	(1,400)	(2,726)	(3,521)
Net gain from commodity hedging and trading activities	270	992	365	2,272
Operating costs	(207)	(197)	(670)	(623)
Depreciation and amortization	(371)	(345)	(1,098)	(1,027)
Selling, general and administrative expenses	(192)	(183)	(529)	(546)
Franchise and revenue-based taxes	(21)	(24)	(64)	(72)
Impairment of goodwill	—	(4,100)	—	(4,100)
Other income	5	6	40	95
Other deductions	(478)	(3)	(569)	(14)
Interest income	20	23	66	65
Interest expense and related charges	(1,405)	(883)	(3,116)	(2,604)

Loss before income taxes	(1,116)	(3,507)	(2,629)	(3,476)

Income tax (expense) benefit	386	(203)	907	(229)

Net loss	$(730)	$(3,710)	$(1,722)	$(3,705)

Sales Volume and Customer Count Data

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2011	2010		2011	2010
Sales volumes:

Retail electricity sales volumes – (GWh):
Residential	9,586	9,473	1.2	22,362	23,040	(2.9)
Small business (a)	2,116	2,417	(12.5)	5,688	6,392	(11.0)
Large business and other customers	3,445	4,294	(19.8)	9,955	11,738	(15.2)

Total retail electricity	15,147	16,184	(6.4)	38,005	41,170	(7.7)
Wholesale electricity sales volumes (b)	7,336	14,313	(48.7)	24,961	37,931	(34.2)

Total sales volumes	22,483	30,497	(26.3)	62,966	79,101	(20.4)

Average volume (kWh) per residential customer (c)	5,698	5,220	9.2	13,044	12,584	3.7

Weather (North Texas average) – percent of normal (d):

Cooling degree days	129.2%	107.1%	20.6	134.2%	109.9%	22.1
Heating degree days	—	—	—	110.5%	132.1%	(16.4)

Customer counts:

Retail electricity customers (end of period and in thousands) (e):
Residential				1,658	1,800	(7.9)
Small business (a)				190	228	(16.7)
Large business and other customers				20	22	(9.1)

Total retail electricity customers				1,868	2,050	(8.9)

(a)	Customers with demand of less than 1 MW annually.
(b)	Includes net amounts related to sales and purchases of balancing energy in the “real-time market.”
(c)	Calculated using average number of customers for the period.
(d)

Weather data is obtained from Weatherbank, Inc., an independent company that collects and archives weather data from reporting stations of the National Oceanic and Atmospheric Administration (a federal agency under the US Department of Commerce). Normal is defined as the average over a 10-year period.

(e)	Based on number of meters. Typically, large business and other customers have more than one meter; therefore, number of meters does not reflect the number of individual customers.

Competitive Electric Segment

Revenue and Commodity Hedging and Trading Activities

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2011	2010		2011	2010
Operating revenues:

Retail electricity revenues:
Residential	$1,185	$1,231	(3.7)	$2,759	$3,007	(8.2)
Small business (a)	264	309	(14.6)	719	839	(14.3)
Large business and other customers	277	340	(18.5)	781	931	(16.1)

Total retail electricity revenues	1,726	1,880	(8.2)	4,259	4,777	(10.8)
Wholesale electricity revenues (b) (c)	513	636	(19.3)	1,193	1,589	(24.9)
Amortization of intangibles (d)	11	14	(21.4)	16	16	—
Other operating revenues	71	77	(7.8)	204	217	(6.0)

Total operating revenues	$2,321	$2,607	(11.0)	$5,672	$6,599	(14.0)

Net gain from commodity hedging and trading activities:

Realized net gains on settled positions	$135	$251	(46.2)	$625	$715	(12.6)
Unrealized net gains (losses)	135	741	(81.8)	(260)	1,557	—

Total	$270	$992	(72.8)	$365	$2,272	(83.9)

(a)	Customers with demand of less than 1 MW annually.
(b)

Upon settlement of physical derivative power sales and purchase contracts that are marked-to-market in net income, wholesale electricity revenues and fuel and purchased power costs are reported at approximated market prices, as required by accounting rules, instead of the contract price. As a result, these line item amounts include a noncash component, which we deem “unrealized.” (The offsetting differences between contract and market prices are reported in net gain (loss) from commodity hedging and trading activities.) These amounts are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Reported in revenues	$1	$42	$1	$10
Reported in fuel and purchased power costs	2	(16)	12	48

Net gains	$3	$26	$13	$58

(c)	Includes net amounts related to sales and purchases of balancing energy in the “real-time market.”
(d)	Represents amortization of the intangible net asset value of retail and wholesale power sales agreements resulting from purchase accounting.

Competitive Electric Segment

Production, Purchased Power and Delivery Cost Data

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2011	2010		2011	2010
Fuel, purchased power costs and delivery fees ($ millions):
Nuclear fuel	$40	$43	(7.0)	$119	$116	2.6
Lignite/coal	283	246	15.0	771	678	13.7

Total nuclear and lignite/coal	323	289	11.8	890	794	12.1
Natural gas fuel and purchased power (a)	147	580	(74.7)	361	1,294	(72.1)
Amortization of intangibles (b)	42	45	(6.7)	110	125	(12.0)
Other costs	107	46	—	255	152	67.8

Fuel and purchased power costs	619	960	(35.5)	1,616	2,365	(31.7)
Delivery fees (c)	439	440	(0.2)	1,110	1,156	(4.0)

Total	$1,058	$1,400	(24.4)	$2,726	$3,521	(22.6)

Fuel and purchased power costs (which excludes generation facilities operating costs) per MWh:
Nuclear fuel	$8.14	$8.13	0.1	$8.14	$7.84	3.8
Lignite/coal (d)	19.86	18.24	8.9	19.83	19.18	3.4
Natural gas fuel and purchased power (e)	62.60	49.37	26.8	54.07	45.29	19.4

Delivery fees per MWh	$28.91	$27.13	6.6	$29.13	$28.01	4.0

Production and purchased power volumes (GWh):
Nuclear	4,956	5,302	(6.5)	14,546	14,841	(2.0)
Lignite/coal	16,473	15,445	6.7	45,096	40,743	10.7

Total nuclear- and lignite/coal-fueled generation	21,429	20,747	3.3	59,642	55,584	7.3
Natural gas-fueled generation	737	763	(3.4)	1,133	1,598	(29.1)
Purchased power (f)	317	8,987	(96.5)	2,191	21,919	(90.0)

Total energy supply volumes	22,483	30,497	(26.3)	62,966	79,101	(20.4)

Capacity factors:
Nuclear	97.6%	104.4%	(6.5)	96.5%	98.5%	(2.0)
Lignite/coal	93.1%	89.7%	3.8	86.8%	82.0%	5.9
Total	94.1%	93.2%	1.0	89.0%	86.0%	3.5

(a)	See note (b) on previous page.
(b)

Represents amortization of the intangible net asset values of emission credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel resulting from purchase accounting.

(c)	Includes delivery fee charges from Oncor.
(d)	Includes depreciation and amortization of lignite mining assets, which is reported in the depreciation and amortization expense line item, but is part of overall fuel costs.
(e)	Excludes volumes related to line loss and power imbalances.
(f)	Includes amounts related to line loss and power imbalances.

Competitive Electric Segment

As discussed above under “Significant Activities and Events,” the nodal wholesale market design implemented by ERCOT in December 2010 resulted in operational changes that facilitate hedging and trading of power. As part of ERCOT’s transition to a nodal wholesale market, volumes under nontrading bilateral purchase and sales contracts are no longer scheduled as physical power with ERCOT. As a result of these changes in market operations, reported wholesale revenues and purchased power costs in 2011 will be materially less than amounts reported in prior periods. Effective with the nodal market implementation, if volumes delivered to our retail and wholesale customers are less than our generation volumes (as determined on a daily settlement basis), we record additional wholesale revenues. Conversely, if volumes delivered to our retail and wholesale customers exceed our generation volumes, we record additional purchased power costs. The resulting additional wholesale revenues or purchased power costs are offset in net gain from commodity hedging and trading activities.

Competitive Electric Segment – Financial Results — Three Months Ended September 30, 2011 Compared to Three Months Ended September 30, 2010

Operating revenues decreased $286 million, or 11%, to $2.321 billion in 2011.

Retail electricity revenues decreased $154 million, or 8%, to $1.726 billion and reflected the following:

•

A 6% decrease in sales volumes decreased revenues by $121 million and was driven by declines in both the large and small business markets. Business volumes decreased 17% reflecting reduced contract signings driven by competitive activity. Residential volumes increased 1% reflecting 9% higher average consumption driven by warmer weather largely offset by an 8% decline in customer count driven by competitive activity.

•

Lower average pricing decreased revenues by $33 million reflecting declining prices in both the residential and small business markets. Lower average pricing is reflective of competitive activity in a lower wholesale power price environment and a change in business customer mix.

Wholesale electricity revenues decreased $123 million, or 19%, to $513 million in 2011. The decrease reflects the nodal market change described above, partially offset by higher production from the new lignite-fueled generation units. The change in wholesale revenues also reflected $41 million in lower unrealized gains related to physical derivative sales contracts as discussed in footnote (b) to the “Revenue and Commodity Hedging and Trading Activities” table above.

Fuel, purchased power costs and delivery fees decreased $342 million, or 24%, to $1.058 billion in 2011. Purchased power costs decreased $403 million driven by the effect of the nodal market described above. The decrease also reflects $18 million related to unrealized amounts associated with physical derivative commodity purchase contracts as discussed in footnote (b) to the “Revenue and Commodity Hedging and Trading Activities” table above. These decreases were partially offset by $37 million in higher lignite/coal costs reflecting higher prices for purchased coal and increased generation.

A 7% increase in lignite/coal-fueled production was driven by the newly constructed generation facilities, while nuclear-fueled production decreased 7% due to an unplanned outage.

Following is an analysis of amounts reported as net gain from commodity hedging and trading activities, which totaled $270 million and $992 million in net gains for the three months ended September 30, 2011 and 2010, respectively:

	Three Months Ended September 30, 2011
	Net Realized Gains	Net Unrealized Gains	Total
Hedging positions	$100	$124	$224
Trading positions	35	11	46

Total	$135	$135	$270

	Three Months Ended September 30, 2010
	Net Realized Gains	Net Unrealized Gains (Losses)	Total
Hedging positions	$235	$750	$985
Trading positions	16	(9)	7

Total	$251	$741	$992

Unrealized gains and losses that are related to physical derivative commodity contracts and are reported as revenues and purchased power costs, as required by accounting rules, totaled $3 million and $26 million in net gains in 2011 and 2010, respectively (as discussed in footnote (b) to the “Revenue and Commodity Hedging and Trading Activities” table above).

Operating costs increased $10 million, or 5%, to $207 million in 2011. The increase reflected $6 million in higher nuclear maintenance costs driven by a planned refueling outage in October 2011 and $5 million in higher maintenance expenses at legacy lignite/coal-fueled units reflecting projects to comply with the CSAPR effective January 1, 2012.

Depreciation and amortization increased $26 million, or 8%, to $371 million in 2011. The increase reflected $22 million of accelerated depreciation in 2011 resulting from the revised estimated useful lives for mine assets due to the planned mine closures needed to comply with the CSAPR effective January 1, 2012 (see Note 4 to Financial Statements) and $4 million in increased depreciation primarily for lignite/coal-fueled generation facilities resulting from additions and replacements.

SG&A expenses increased $9 million, or 5%, to $192 million in 2011. The increase reflected $16 million in higher employee-related expense and $6 million higher information technology and other services costs, partially offset by a $13 million reduction in retail bad debt expense reflecting improved collection initiatives and customer mix.

In 2010, a $4.1 billion impairment of goodwill was recorded as discussed in Note 5 to Financial Statements.

Other income totaled $5 million in 2011 and $6 million in 2010. See Note 16 to Financial Statements.

Other deductions totaled $478 million in 2011 and $3 million in 2010. Other deductions in 2011 included a $418 million impairment charge for excess SO2 emissions allowances due to emissions allowance limitations under the CSAPR. Additionally, issuance of the new rule resulted in $49 million in employee severance charges associated with the idling of two generation units and the cessation of certain mining operations and a $9 million impairment of mining assets. See Notes 4 and 16 to Financial Statements.

Interest expense and related charges increased $522 million, or 59%, to $1.405 billion in 2011 reflecting a $438 million increase in unrealized mark-to-market net losses related to interest rate swaps, $81 million driven by higher average rates reflecting debt exchanges and amendments and $17 million in higher amortization of debt issuance and amendment costs and discounts, partially offset by $14 million in lower amortization of interest rate swap losses at dedesignation of hedge accounting.

Income tax benefit totaled $386 million on a pretax loss in 2011 compared to income tax expense totaling $203 million on a pretax gain in 2010 before the nondeductible goodwill impairment charge. The effective rate was 34.6% and 34.2% in 2011 and 2010, respectively, excluding the goodwill impairment charge.

After-tax loss for the segment declined $2.980 billion to $730 million in 2011 reflecting the $4.1 billion goodwill impairment charge in 2010, partially offset by lower gains from commodity hedging and trading activities, higher interest expense driven by unrealized mark-to-market net losses related to interest rate swaps and charges and expenses resulting from the issuance of the CSAPR.

Competitive Electric Segment – Financial Results — Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010

Operating revenues decreased $927 million, or 14%, to $5.672 billion in 2011.

Retail electricity revenues decreased $518 million, or 11%, to $4.259 billion and reflected the following:

•

An 8% decrease in sales volumes decreased revenues by $367 million and was driven by declines in the large and small business and residential markets. Business volumes decreased 14% reflecting reduced contract signings driven by competitive activity. Residential volumes decreased 3% reflecting an 8% decline in customer count driven by competitive activity, partially offset by a 4% increase in average consumption driven by warmer weather.

•

Lower average pricing decreased revenues by $151 million reflecting declining prices in the residential and large and small business markets. Lower average pricing is reflective of competitive activity in a lower wholesale power price environment and a change in business customer mix.

Wholesale electricity revenues decreased $396 million, or 25%, to $1.193 billion in 2011. The decrease is primarily attributable to the nodal market change described above, partially offset by higher production from the new lignite-fueled generation units.

Fuel, purchased power costs and delivery fees decreased $795 million, or 23%, to $2.726 billion in 2011. Purchased power costs decreased $933 million driven by the effect of the nodal market described above. Delivery fees declined $46 million reflecting lower retail volumes. These decreases were partially offset by $93 million in higher coal/lignite costs driven by higher prices for purchased coal and increased generation and $36 million in lower unrealized gains related to physical derivative commodity purchase contracts as discussed in footnote (b) to the “Revenue and Commodity Hedging and Trading Activities” table above.

An 11% increase in lignite/coal-fueled production was driven by increased production from the newly constructed generation facilities, while nuclear-fueled production decreased 2% due to unplanned outages in 2011.

Following is an analysis of amounts reported as net gain from commodity hedging and trading activities, which totaled $365 million and $2.272 billion in net gains for the nine months ended September 30, 2011 and 2010, respectively:

	Nine Months Ended September 30, 2011
	Net Realized Gains	Net Unrealized Gains (Losses)	Total
Hedging positions	$567	$(276)	$291
Trading positions	58	16	74

Total	$625	$(260)	$365

	Nine Months Ended September 30, 2010
	Net Realized Gains	Net Unrealized Gains (Losses)	Total
Hedging positions	$666	$1,564	$2,230
Trading positions	49	(7)	42

Total	$715	$1,557	$2,272

Unrealized gains and losses that are related to physical derivative commodity contracts and are reported as revenues and purchased power costs, as required by accounting rules, totaled $13 million and $58 million in net gains in 2011 and 2010, respectively (as discussed in footnote (b) to the “Revenue and Commodity Hedging and Trading Activities” table above).

Operating costs increased $47 million, or 8%, to $670 million in 2011. The increase reflected $25 million in higher nuclear maintenance costs reflecting an increase in scope and two planned refueling outages in 2011 as compared to one planned refueling outage in 2010, $17 million in incremental expense related to new generation units and $10 million in implementation costs for new technology systems and process improvements for generation facilities, partially offset by $9 million in lower maintenance costs at natural gas-fueled facilities reflecting the retirement of nine units in 2010.

Depreciation and amortization increased $71 million, or 7%, to $1.098 billion in 2011. The increase reflected $30 million in increased depreciation primarily for lignite/coal-fueled generation facilities resulting from additions and replacements, $30 million in incremental depreciation from a new generation unit placed in service in May 2010 and $22 million of accelerated depreciation in 2011 resulting from the revised estimated useful lives for mine assets due to the planned mine closures needed to comply with the CSAPR effective January 1, 2012 (see Note 4 to Financial Statements). These increases were partially offset by decreased amortization of intangible assets (see Note 5 to Financial Statements).

SG&A expenses decreased $17 million, or 3%, to $529 million in 2011. The decrease was driven by $46 million in lower retail bad debt expense reflecting improved collection initiatives and customer mix, partially offset by $21 million in higher employee-related expense and $6 million in higher information technology and other services costs.

In 2010, a $4.1 billion impairment of goodwill was recorded as discussed in Note 5 to Financial Statements.

Other income totaled $40 million in 2011 and $95 million in 2010. Other income in 2011 included $21 million related to the settlement of bankruptcy claims against a counterparty, $7 million for a property damage claim and $6 million from a franchise tax refund related to prior years. Other income in 2010 included a $44 million gain on the sale of land and related water rights, a $37 million gain associated with the sale of interests in a natural gas gathering pipeline business, $6 million from insurance/litigation settlements and a $5 million refund of sales taxes related to prior years. See Note 16 to Financial Statements.

Other deductions totaled $569 million in 2011 and $14 million in 2010. Other deductions in 2011 resulting from the issuance of the CSAPR included a $418 million impairment charge for excess SO2 emissions allowances due to emissions allowance limitations under the CSAPR, $49 million in employee severance charges associated with the idling of two generation units and the cessation of certain mining operations and a $9 million impairment of mining assets. Other deductions in 2011 also included $86 million in third party fees related to the amendment and extension of the TCEH Senior Secured Facilities. See Notes 4, 7 and 16 to Financial Statements.

Interest expense and related charges increased $512 million, or 20%, to $3.116 billion in 2011 reflecting a $337 million increase in unrealized mark-to-market net losses related to interest rate swaps, $152 million driven by higher average rates reflecting debt exchanges and amendments, $43 million in higher amortization of debt issuance and amendment costs and discounts and $29 million in lower capitalized interest, partially offset by $50 million in lower amortization of interest rate swap losses at dedesignation of hedge accounting.

Income tax benefit totaled $907 million on a pretax loss in 2011 compared to income tax expense totaling $229 million on a pretax gain in 2010 before the nondeductible goodwill impairment charge. The effective rate was 34.5% and 36.7% in 2011 and 2010, respectively, excluding the goodwill impairment charge. The decrease in the rate was driven by the effect of mark-to-market losses on hedging and derivative transactions on a pre-tax loss in 2011 compared to mark-to-market gains on pretax income in 2010, partially offset by the reversal in 2010 of interest accrued on uncertain tax positions discussed above.

After-tax loss for the segment declined $1.983 billion to $1.722 billion in 2011 reflecting the $4.1 billion goodwill impairment charge in 2010, partially offset in 2011 by lower gains from commodity hedging and trading activities, higher interest expense driven by unrealized mark-to-market net losses related to interest rate swaps and charges and expenses resulting from the issuance of the CSAPR.

Competitive Electric Segment — Energy-Related Commodity Contracts and Mark-to-Market Activities

The table below summarizes the changes in commodity contract assets and liabilities for the nine months ended September 30, 2011 and 2010. The net change in these assets and liabilities, excluding “other activity” as described below, represents $247 million in unrealized net losses in 2011 and $1.613 billion in unrealized net gains in 2010 arising from mark-to-market accounting for positions in the commodity contract portfolio. The portfolio consists primarily of economic hedges but also includes trading positions.

	Nine Months Ended September 30,
	2011	2010
Commodity contract net asset as of beginning of period	$3,097	$1,718
Settlements of positions (a)	(741)	(642)
Changes in fair value of positions in the portfolio (b)	494	2,255
Other activity (c)	12	39

Commodity contract net asset as of end of period	$2,862	$3,370

(a)

Represents reversals of previously recognized unrealized gains and losses upon settlement (offsets realized gains and losses recognized in the settlement period). Excludes changes in fair value in the month the position settled as well as amounts related to positions entered into and settled in the same month.

(b)

Represents unrealized gains and losses recognized, primarily related to positions in the long-term hedging program (see discussion above under “Long-Term Hedging Program”). Excludes changes in fair value in the month the position settled as well as amounts related to positions entered into and settled in the same month.

(c)

These amounts do not represent unrealized gains or losses. Includes initial values of positions involving the receipt or payment of cash or other consideration, generally related to options purchased/sold and physical natural gas exchange transactions.

Maturity Table — The following table presents the net commodity contract asset arising from recognition of fair values as of September 30, 2011, scheduled by the source of fair value and contractual settlement dates of the underlying positions.

	Maturity dates of unrealized commodity contract asset as of September 30, 2011
Source of fair value	Less than 1 year	1-3 years	4-5 years	Excess of 5 years	Total
Prices actively quoted	$(35)	$(12)	$—	$—	$(47)
Prices provided by other external sources	1,487	1,327	105	—	2,919
Prices based on models	5	(15)	—	—	(10)

Total	$1,457	$1,300	$105	$—	$2,862

Percentage of total fair value	51%	45%	4%	—%	100%

The “prices actively quoted” category reflects only exchange-traded contracts for which active quotes are readily available. The “prices provided by other external sources” category represents forward commodity positions valued using prices for which over-the-counter broker quotes are available in active markets. Over-the-counter quotes for power in ERCOT that are deemed active markets (excluding the West hub) generally extend through 2013 and over-the-counter quotes for natural gas generally extend through 2016, depending upon delivery point. The “prices based on models” category contains the value of all non-exchange-traded options, valued using option pricing models. In addition, this category contains other contractual arrangements that may have both forward and option components, as well as other contracts that are valued using proprietary long-term pricing models that utilize certain market based inputs. See Note 10 to Financial Statements for fair value disclosures and discussion of fair value measurements.

FINANCIAL CONDITION

Liquidity and Capital Resources

Cash Flow — Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010 — Cash provided by operating activities decreased $229 million to $737 million in 2011. The change included the effect of amended accounting standards related to the accounts receivable securitization program (see Note 6 to Financial Statements), under which the $383 million of funding under the program at the January 1, 2010 adoption was reported as a use of operating cash flows and a source of financing cash flows. Excluding this accounting effect, cash provided by operating activities declined $612 million, which reflected lower cash earnings due to the low wholesale power price environment, partially offset by the contribution from the new lignite-fueled generation units, as well as a $273 million change in cash received from Oncor in the form of income tax payments and distributions. A $109 million income tax refund was paid to Oncor in the third quarter 2011 for overpayments in 2010 related to federal taxes.

Depreciation and amortization expense reported in the statement of cash flows exceeded the amount reported in the statement of income by $194 million and $209 million for the nine months ended September 30, 2011 and 2010, respectively. The difference represented amortization of nuclear fuel, which is reported as fuel costs in the statement of income consistent with industry practice, and amortization of intangible net assets arising from purchase accounting that is reported in various other income statement line items including operating revenues, fuel and purchased power costs and delivery fees.

Cash used in financing activities totaled $1.122 billion and $1.167 billion in 2011 and 2010, respectively. Activity in 2011 reflected the amendment and extension of the TCEH Senior Secured Facilities and EFIH debt exchange transaction as discussed in Note 7 to Financial Statements. Activity in 2010 reflected $1.5 billion in net repayment of debt as part of the liability management program, partially offset by a $383 million source of financing cash flows due to an accounting change related to the accounts receivable securitization program as discussed above.

See Note 7 to Financial Statements for further detail of short-term borrowings and long-term debt.

Cash used in investing activities totaled $311 million and $307 million in 2011 and 2010, respectively. Investing activities in 2010 reflected the return of a $400 million cash investment posted with a derivative counterparty in 2009. Capital expenditures decreased $335 million to $374 million in 2011 reflecting a decrease in spending related to the construction of new generation facilities.

Debt Financing Activity — Activities related to short-term borrowings and long-term debt during the nine months ended September 30, 2011 are as follows (all amounts presented are principal, and repayments and repurchases include amounts related to capital leases and exclude amounts related to debt discount, financing and reacquisition expenses):

	Borrowings (a)	Repayments and Repurchases (b)
TCEH	$1,829	$(981)
EFCH	—	(3)
EFH Corp.	22	(438)
EFIH	406	—

Total long-term	2,257	(1,422)

Total short-term – TCEH (c)	—	(1,125)

Total	$2,257	$(2,547)

(a)

Includes $507 million of noncash principal increases, including $406 million of EFIH debt issued in the debt exchange discussed in Note 7 to Financial Statements and $79 million of TCEH Toggle Notes and $21 million of EFH Toggle Notes issued in payment of accrued interest as discussed below under “Toggle Notes Interest Election.”

(b)	Includes $435 million of noncash retirements primarily consisting of $428 million of EFH Corp. debt exchanged as discussed in Note 7 to Financial Statements.
(c)	Short-term amounts represent net borrowings/repayments.

See Note 7 to Financial Statements for further detail of long-term debt and other financing arrangements, including $462 million of debt due currently (within 12 months) as of September 30, 2011.

We regularly monitor the capital and bank credit markets for liability management opportunities that we believe will improve our balance sheet, including capturing debt discount and extending debt maturities. As a result, we may engage, from time to time, in liability management transactions. Future activities under the liability management program may include the purchase of our outstanding debt for cash in open market purchases or privately negotiated refinancing and exchange transactions (including pursuant to a Section 10b-5(1) plan) or via public or private exchange or tender offers.

In evaluating whether to undertake any liability management transaction, including any refinancing, we will take into account liquidity requirements, prospects for future access to capital, contractual restrictions, the market price of our outstanding debt and other factors. Any liability management transaction, including any refinancing, may occur on a stand-alone basis or in connection with, or immediately following, other liability management transactions.

Available Liquidity — The following table summarizes changes in available liquidity since December 31, 2010.

	Available Liquidity
	September 30, 2011	December 31, 2010	Change
Cash and cash equivalents	$838	$1,534	$(696)
TCEH Revolving Credit Facility (a)	2,054	1,440	614
TCEH Letter of Credit Facility	205	261	(56)

Total liquidity (b)	$3,097	$3,235	$(138)

(a)

In connection with the April 2011 amendment and extension of the TCEH Senior Secured Facilities, this facility now has a limit of $2.054 billion, and there were no borrowings as of September 30, 2011. Lehman is no longer a participant in the facility.

(b)

As of September 30, 2011 and December 31, 2010, total liquidity includes $742 million and $465 million, respectively, of net receipts of margin deposits from counterparties related to commodity positions (net of $59 million and $166 million, respectively, posted with counterparties).

See Note 7 to Financial Statements for discussion of transactions in April 2011 related to the TCEH Senior Secured Facilities that resulted in an amendment to the terms of the facilities, three-year extensions of $17.8 billion of maturities of borrowings/commitments, repayment of $1.6 billion of borrowings and the reduction of $646 million of revolving credit commitments.

Available liquidity decreased $138 million since December 31, 2010, but increased $677 million since June 30, 2011, reflecting third quarter cash flows substantially used to repay borrowings under the TCEH Revolving Credit Facility and a $185 million reduction in letters of credit posted with counterparties.

Pension and OPEB Plan Funding — Pension and OPEB plan funding is expected to total $175 million and $25 million, respectively, in 2011. Oncor is expected to fund $190 million of the total amount consistent with its share of the liability. We made pension and OPEB contributions of $174 million and $19 million, respectively, in the nine months ended September 30, 2011, of which an aggregate $185 million was contributed by Oncor.

Toggle Notes Interest Election — EFH Corp. and TCEH have the option every six months at their discretion, ending with the interest payment due November 2012, to use the payment-in-kind (PIK) feature of their respective toggle notes in lieu of making cash interest payments. We elected to do so beginning with the May 2009 interest payment as an efficient and cost-effective method to further enhance liquidity. Once EFH Corp. and/or TCEH make a PIK election, the election is valid for each succeeding interest payment period until EFH Corp. and/or TCEH revoke the applicable election. Use of the PIK feature will be evaluated at each election period, taking into account market conditions and other relevant factors at such time.

EFH Corp. made its May 2011 interest payment and will make its November 2011 and May 2012 interest payments on the EFH Corp. Toggle Notes by using the PIK feature of those notes. During such applicable interest periods, the interest rate on these notes is increased from 11.25% to 12.00%. EFH Corp. increased the aggregate principal amount of the notes by $21 million in May 2011 (excluding $151 million principal amount issued to EFIH as holder of $2.525 billion principal amount of EFH Corp. Toggle Notes that is eliminated in consolidation) and is expected to further increase the aggregate principal amount of the notes by $22 million in November 2011 (excluding $161 million principal amount expected to be issued to EFIH). The election increased liquidity in May 2011 by an amount equal to $19 million (excluding $142 million related to notes held by EFIH) and is expected to further increase liquidity in November 2011 by an amount equal to a currently estimated $20 million (excluding $151 million related to notes held by EFIH), constituting the amounts of cash interest that otherwise would have been payable on the notes. See Note 7 to Financial Statements for discussion of debt exchange transactions in April 2011 that resulted in EFIH acquiring $428 million principal amount of EFH Corp. debt, including $229 million principal amount of EFH Corp. Toggle Notes that are reflected in the amounts related to the May and November 2011 PIK elections.

Similarly, TCEH made its May 2011 interest payment and will make its November 2011 and May 2012 interest payments on the TCEH Toggle Notes by using the PIK feature of those notes. During the applicable interest periods, the interest rate on the notes is increased from 10.50% to 11.25%. TCEH increased the aggregate principal amount of the notes by $79 million in May 2011 and is expected to further increase the aggregate principal amount of the notes by $84 million in November 2011. The election increased liquidity in May 2011 by an amount equal to $74 million and is expected to further increase liquidity in November 2011 by an amount equal to an estimated $78 million, constituting the amounts of cash interest that otherwise would have been payable on the notes.

Liquidity Effects of Commodity Hedging and Trading Activities — Commodity hedging and trading transactions typically require a counterparty to post collateral if the forward price of the underlying commodity moves such that the hedging or trading instrument held by such counterparty has declined in value. TCEH uses cash, letters of credit, asset-backed liens and other forms of credit support to satisfy such collateral obligations. In addition, TCEH’s Commodity Collateral Posting Facility (CCP facility), an uncapped senior secured revolving credit facility that matures in December 2012, funds the cash collateral posting requirements for a significant portion of the positions in the long-term hedging program not otherwise secured by a first-lien in the assets of TCEH. The aggregate principal amount of the CCP facility is determined by the exposure arising from higher forward market prices, regardless of the amount of such exposure, on a portfolio of certain natural gas hedging transaction volumes. Including those hedging transactions where margin deposits are covered by unlimited borrowings under the CCP facility, as of September 30, 2011, more than 90% of the long-term natural gas hedging program transactions were secured by a first-lien interest in the assets of TCEH that is pari passu with the TCEH Senior Secured Facilities, the effect of which is a significant reduction in the liquidity exposure associated with collateral requirements for those hedging transactions. Due to declines in forward natural gas prices, no amounts were borrowed against the CCP facility as of September 30, 2011 and December 31, 2010. See Note 7 to Financial Statements for more information about the TCEH Senior Secured Facilities, which include the CCP facility.

Exchange cleared transactions typically require initial margin (i.e., the upfront cash and/or letter of credit posted to take into account the size and maturity of the positions and credit quality) in addition to variance margin (i.e., the daily cash margin posted to take into account changes in the value of the underlying commodity). The amount of initial margin required is generally defined by exchange rules. Clearing agents, however, typically have the right to request additional initial margin based on various factors including market depth, volatility and credit quality, which may be in the form of cash, letters of credit, a guaranty or other forms as negotiated with the clearing agent. Cash collateral received from counterparties is either used for working capital and other corporate purposes, including reducing short-term borrowings under credit facilities, or is required to be deposited in a separate account and restricted from being used for working capital and other corporate purposes. With respect to over-the-counter transactions, counterparties generally have the right to substitute letters of credit for such cash collateral. In such event, the cash collateral previously posted would be returned to such counterparties thereby reducing liquidity in the event that it was not restricted. As of September 30, 2011, restricted cash collateral held totaled $84 million. See Note 16 to Financial Statements regarding restricted cash.

With the long-term hedging program, increases in natural gas prices generally result in increased cash collateral and letter of credit postings to counterparties. As of September 30, 2011, approximately 250 million MMBtu of positions related to the long-term hedging program were not directly secured on an asset-lien basis and thus have cash collateral posting requirements. The uncapped CCP facility supports the collateral posting requirements related to the majority of these transactions.

As of September 30, 2011, TCEH received or posted cash and letters of credit for commodity hedging and trading activities as follows:

•	$56 million in cash has been posted with counterparties for exchange cleared transactions (including initial margin), as compared to $165 million posted as of December 31, 2010;
•

$798 million in cash has been received from counterparties, net of $3 million in cash posted, for over-the-counter and other non-exchange cleared transactions, as compared to $630 million received, net of $1 million in cash posted, as of December 31, 2010;

•	$355 million in letters of credit have been posted with counterparties, as compared to $473 million posted as of December 31, 2010, and
•	$71 million in letters of credit have been received from counterparties, as compared to $25 million received as of December 31, 2010.

Income Tax Refunds/Payments — Income tax payments related to the Texas margin tax are expected to total approximately $51 million, and net refunds of federal income taxes are expected to total approximately $9 million in the next 12 months. Net payments totaled $34 million in the nine months ended September 30, 2011.

We cannot reasonably estimate the ultimate amounts and timing of tax payments associated with uncertain tax positions, but expect that no material federal income tax payments related to such positions will be made in the next 12 months. (See Note 16 to Financial Statements.)

Interest Rate Swap Transactions — See Note 7 to Financial Statements.

Accounts Receivable Securitization Program — TXU Energy participates in EFH Corp.’s accounts receivable securitization program with financial institutions (the funding entities). In accordance with transfers and servicing accounting standards, the trade accounts receivable amounts under the program are reported as pledged balances and the related funding amounts are reported as short-term borrowings. Under the program, TXU Energy (originator) sells retail trade accounts receivable to TXU Receivables Company, a consolidated, wholly-owned, bankruptcy-remote, direct subsidiary of EFH Corp., which sells undivided interests in the purchased accounts receivable for cash to entities established for this purpose by the funding entities. All new trade receivables under the program generated by the originator are continuously purchased by TXU Receivables Company with the proceeds from collections of receivables previously purchased. Funding under the program totaled $211 million and $96 million as of September 30, 2011 and December 31, 2010, respectively. See Note 6 to Financial Statements for a more complete description of the program including the impact of the program on the financial statements for the periods presented and the contingencies that could result in termination of the program and a reduction of liquidity should the underlying financing be settled.

Distributions from Oncor — Oncor’s distributions to us totaled $64 million and $141 million in the nine months ended September 30, 2011 and 2010, respectively. In October 2011, we received an additional $52 million distribution. Until December 31, 2012, distributions paid by Oncor to its members are limited to an amount not to exceed Oncor’s net income determined in accordance with US GAAP, subject to certain defined adjustments. Distributions are further limited by an agreement that Oncor’s regulatory capital structure, as determined by the PUCT, will be at or below the assumed debt-to-equity ratio established periodically by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity. (See Note 9 to Financial Statements.)

In January 2009, the PUCT awarded certain CREZ construction projects to Oncor. See discussion below under “Regulatory Matters – Oncor Matters with the PUCT.” As a result of the increased capital expenditures for CREZ and the debt-to-equity ratio cap, we expect our distributions from Oncor will be substantially reduced or temporarily discontinued during the CREZ construction period, which is expected to be completed in 2013.

Financial Covenants, Credit Rating Provisions and Cross Default Provisions — The terms of certain of our financing arrangements contain maintenance covenants with respect to leverage ratios and/or minimum net worth. As of September 30, 2011, we were in compliance with all such covenants.

Covenants and Restrictions under Financing Arrangements — The TCEH Senior Secured Facilities and the indentures governing substantially all of the debt we have issued in connection with, and subsequent to, the Merger contain covenants that could have a material impact on our liquidity and operations.

Adjusted EBITDA (as used in the restricted payments covenant contained in the indenture governing the EFH Corp. Senior Secured Notes) for the twelve months ended September 30, 2011 totaled $5.114 billion for EFH Corp. See Exhibits 99(b), 99(c) and 99(d) for a reconciliation of net income (loss) to Adjusted EBITDA for EFH Corp., TCEH and EFIH, respectively, for the nine and twelve months ended September 30, 2011 and 2010.

The table below summarizes TCEH’s secured debt to Adjusted EBITDA ratio under the maintenance covenant in the TCEH Senior Secured Facilities and various other financial ratios of EFH Corp., EFIH and TCEH that are applicable under certain other threshold covenants in the TCEH Senior Secured Facilities and the indentures governing the TCEH Senior Notes, the TCEH Senior Secured Notes, the TCEH Senior Secured Second Lien Notes, the EFH Corp. Senior Notes, the EFH Corp. Senior Secured Notes and the EFIH Notes as of September 30, 2011 and December 31, 2010. The debt incurrence and restricted payments/limitations on investments covenants thresholds described below represent levels that must be met in order for EFH Corp., EFIH or TCEH to incur certain permitted debt or make certain restricted payments and/or investments. EFH Corp. and its consolidated subsidiaries are in compliance with their maintenance covenants.

	September 30, 2011	December 31, 2010	Threshold Level as of September 30, 2011
Maintenance Covenant:
TCEH Senior Secured Facilities:
Secured debt to Adjusted EBITDA ratio (a)	5.34 to 1.00	5.19 to 1.00	Must not exceed 8.00 to 1.00 (b)

Debt Incurrence Covenants:
EFH Corp. Senior Secured Notes:
EFH Corp. fixed charge coverage ratio	1.1 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
TCEH fixed charge coverage ratio	1.3 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
EFIH Notes:
EFIH fixed charge coverage ratio (c)	(d)	(d)	At least 2.0 to 1.0
TCEH Senior Notes, Senior Secured Notes and Senior Secured Second Lien Notes:
TCEH fixed charge coverage ratio	1.3 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
TCEH Senior Secured Facilities:
TCEH fixed charge coverage ratio	1.4 to 1.0	1.5 to 1.0	At least 2.0 to 1.0

Restricted Payments/Limitations on Investments Covenants:
EFH Corp. Senior Notes:
General restrictions (Sponsor Group payments):
EFH Corp. leverage ratio	9.4 to 1.0	8.5 to 1.0	Equal to or less than 7.0 to 1.0
EFH Corp. Senior Secured Notes:
General restrictions (non-Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (e)	1.4 to 1.0	1.6 to 1.0	At least 2.0 to 1.0
General restrictions (Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (e)	1.1 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
EFH Corp. leverage ratio	9.4 to 1.0	8.5 to 1.0	Equal to or less than 7.0 to 1.0
EFIH Notes:
General restrictions (non-EFH Corp. payments):
EFIH fixed charge coverage ratio (c) (f)	(d)	23.9 to 1.0	At least 2.0 to 1.0
General restrictions (EFH Corp. payments):
EFIH fixed charge coverage ratio (c) (f)	(d)	(d)	At least 2.0 to 1.0
EFIH leverage ratio	5.4 to 1.0	5.3 to 1.0	Equal to or less than 6.0 to 1.0
TCEH Senior Notes, Senior Secured Notes and Senior Secured Second Lien Notes:
TCEH fixed charge coverage ratio	1.3 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
TCEH Senior Secured Facilities:
Payments to Sponsor Group:
TCEH total debt to Adjusted EBITDA ratio	8.3 to 1.0	7.9 to 1.0	Equal to or less than 6.5 to 1.0

(a)

As of December 31, 2010, includes Adjusted EBITDA for the new Sandow 5 and Oak Grove 1 generation units and their proportional amount of outstanding debt under the Delayed Draw Term Loan. As of September 30, 2011, includes pro forma Adjusted EBITDA for the new Oak Grove 2 generation unit as well as Adjusted EBITDA for Sandow 5 and Oak Grove 1 units and all outstanding debt under the Delayed Draw Term Loan.

(b)

Threshold level increased to a maximum of 8.00 to 1.00 for the test periods ending March 31, 2011 through December 31, 2014, effective with the April 2011 amendment to the TCEH Senior Secured Facilities discussed in Note 7 to Financial Statements. Calculation excludes secured debt that ranks junior to the TCEH Senior Secured Facilities and up to $1.5 billion ($906 million excluded as of September 30, 2011) principal amount of TCEH senior secured first lien notes whose proceeds are used to prepay term loans or deposit letter of credit loans under the TCEH Senior Secured Facilities.

(c)

Although EFIH currently meets the fixed charge coverage ratio threshold applicable to certain covenants contained in the indentures governing the EFIH Notes, EFIH’s ability to use such thresholds to incur debt or make restricted payments/investments is currently limited by the covenants contained in the EFH Corp. Senior Notes and the EFH Corp. Senior Secured Notes.

(d)	EFIH meets the ratio threshold. Because EFIH’s interest income exceeds interest expense, the result of the ratio calculation is not meaningful.
(e)

The EFH Corp. fixed charge coverage ratio for non-Sponsor Group payments includes the results of Oncor Holdings and its subsidiaries. The EFH Corp. fixed charge coverage ratio for Sponsor Group payments excludes the results of Oncor Holdings and its subsidiaries.

(f)

The EFIH fixed charge coverage ratio for non-EFH Corp. payments includes the results of Oncor Holdings and its subsidiaries. The EFIH fixed charge coverage ratio for EFH Corp. payments excludes the results of Oncor Holdings and its subsidiaries.

Material Credit Rating Covenants and Credit Worthiness Effects on Liquidity — As a result of TCEH’s non-investment grade credit rating and considering collateral thresholds of certain retail and wholesale commodity contracts, as of September 30, 2011, counterparties to those contracts could have required TCEH to post up to an aggregate of $6 million in additional collateral. This amount largely represents the below market terms of these contracts as of September 30, 2011; thus, this amount will vary depending on the value of these contracts on any given day.

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s below investment grade credit rating, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. The amount of collateral support required to be posted, as well as the time period of transition charges covered, varies by utility. As of September 30, 2011, TCEH has posted collateral support in the form of letters of credit to the applicable utilities in an aggregate amount equal to $25 million, with $13 million of this amount posted for the benefit of Oncor.

The PUCT has rules in place to assure adequate credit worthiness of each REP, including the ability to return customer deposits, if necessary. Under these rules, as of September 30, 2011, TCEH posted letters of credit in the amount of $76 million, which are subject to adjustments.

The RRC has rules in place to assure adequate credit worthiness of parties that have mining reclamation obligations. Under these rules, should the RRC determine that the credit worthiness of Luminant Generation Company LLC (a subsidiary of TCEH) is not sufficient to support its reclamation obligations, TCEH may be required to post cash or letter of credit collateral support in an amount currently estimated to be approximately $700 million to $950 million. The actual amount (if required) could vary depending upon numerous factors, including Luminant Generation Company LLC’s credit worthiness and the level of mining reclamation obligations.

ERCOT has rules in place to assure adequate credit worthiness of parties that participate in the “day-ahead” and “real-time markets” operated by ERCOT. Under these rules, TCEH has posted collateral support, predominantly in the form of letters of credit, totaling $125 million as of September 30, 2011 (which is subject to weekly adjustments based on settlement activity with ERCOT). Such collateral decreased by $100 million in the third quarter 2011 due to reduced forward exposure.

Other arrangements of EFH Corp. and its subsidiaries, including Oncor’s credit facility, the accounts receivable securitization program (see Note 6 to Financial Statements) and certain leases, contain terms pursuant to which the interest rates charged under the agreements may be adjusted depending on the relevant credit ratings.

In the event that any or all of the additional collateral requirements discussed above are triggered, we believe we will have adequate liquidity to satisfy such requirements.

Material Cross Default/Acceleration Provisions — Certain of our financing arrangements contain provisions that may result in an event of default if there were a failure under other financing arrangements to meet payment terms or to observe other covenants that could or does result in an acceleration of payments due. Such provisions are referred to as “cross default” or “cross acceleration” provisions.

A default by TCEH or any of its restricted subsidiaries in respect of indebtedness, excluding indebtedness relating to the accounts receivable securitization program, in an aggregate amount in excess of $200 million may result in a cross default under the TCEH Senior Secured Facilities. Under these facilities, such a default will allow the lenders to accelerate the maturity of outstanding balances ($20.222 billion as of September 30, 2011) under such facilities.

The indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and the TCEH Senior Secured Second Lien Notes contain a cross acceleration provision where a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of TCEH or any of its restricted subsidiaries in an aggregate amount equal to or greater than $250 million may cause the acceleration of the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes.

Under the terms of a TCEH rail car lease, which had $43 million in remaining lease payments as of September 30, 2011 and terminates in 2017, if TCEH failed to perform under agreements causing its indebtedness in aggregate principal amount of $100 million or more to become accelerated, the lessor could, among other remedies, terminate the lease and effectively accelerate the payment of any remaining lease payments due under the lease.

Under the terms of another TCEH rail car lease, which had $48 million in remaining lease payments as of September 30, 2011 and terminates in 2028, if obligations of TCEH in excess of $200 million in the aggregate for payments of obligations to third party creditors under lease agreements, deferred purchase agreements or loan or credit agreements are accelerated prior to their original stated maturity, the lessor could, among other remedies, terminate the lease and effectively accelerate the payment of any remaining lease payments due under the lease.

The indentures governing the EFH Corp. Senior Secured Notes contain a cross acceleration provision whereby a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of EFH Corp. or any of its restricted subsidiaries in an aggregate amount equal to or greater than $250 million may cause the acceleration of the EFH Corp. Senior Secured Notes.

The indentures governing the EFIH Notes contain a cross acceleration provision whereby a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of EFIH or any of its restricted subsidiaries in an aggregate amount equal to or greater than $250 million may cause the acceleration of the EFIH Notes.

The accounts receivable securitization program contains a cross default provision with a threshold of $200 million that applies in the aggregate to the originator, any parent guarantor of an originator or any subsidiary acting as collection agent under the program. TXU Receivables Company and EFH Corporate Services Company (a direct subsidiary of EFH Corp.), as collection agent, in the aggregate have a cross default threshold of $50,000. If any of these cross default provisions were triggered, the program could be terminated.

We enter into energy-related and financial contracts, the master forms of which contain provisions whereby an event of default or acceleration of settlement would occur if we were to default under an obligation in respect of borrowings in excess of thresholds, which vary, stated in the contracts. The subsidiaries whose default would trigger cross default vary depending on the contract.

Each of TCEH’s natural gas hedging agreements and interest rate swap agreements that are secured with a lien on its assets on a pari passu basis with the TCEH Senior Secured Facilities contains a cross default provision. In the event of a default by TCEH or any of its subsidiaries relating to indebtedness (such amounts varying by contract but ranging from $200 million to $250 million) that results in the acceleration of such debt, then each counterparty under these hedging agreements would have the right to terminate its hedge or interest rate swap agreement with TCEH and require all outstanding obligations under such agreement to be settled.

Other arrangements, including leases, have cross default provisions, the triggering of which would not be expected to result in a significant effect on liquidity.

Long-Term Contractual Obligations and Commitments — The following table summarizes our contractual cash obligations as of September 30, 2011 that have changed materially since December 31, 2010 because of the amendment and extension of the TCEH Senior Secured Facilities. (See Note 7 to Financial Statements for additional disclosures regarding the long-term debt obligations.)

Contractual Cash Obligations	Less Than One Year	One to Three Years	Three to Five Years	More Than Five Years	Total

Long-term debt – principal (a)	$422	$124	$7,677	$28,044	$36,267
Long-term debt – interest (b)	2,989	6,344	5,759	8,723	23,815

(a)	Excludes capital lease obligations, unamortized discounts and fair value premiums and discounts related to purchase accounting.
(b)

Includes net amounts payable under interest rate swaps. Variable interest payments and net amounts payable under interest rate swaps are calculated based on interest rates in effect as of September 30, 2011.

Guarantees — See Note 8 to Financial Statements for details of guarantees.

OFF–BALANCE SHEET ARRANGEMENTS

See Notes 3 and 8 to Financial Statements regarding VIEs and guarantees, respectively.

COMMITMENTS AND CONTINGENCIES

See Note 8 to Financial Statements for discussion of commitments and contingencies.

CHANGES IN ACCOUNTING STANDARDS

There have been no recently issued accounting standards effective after September 30, 2011 that are expected to materially impact our financial statements.

REGULATORY MATTERS

See discussions in Note 8 to Financial Statements.

Sunset Review and Other State Legislation

PURA, the PUCT, the RRC, ERCOT, the TCEQ and the Texas Office of Public Utility Counsel (OPUC) were subject to “sunset” review by the Texas Legislature in the 2011 legislative session. Sunset review includes, generally, a comprehensive review of the need for and effectiveness of an administrative agency (the PUCT, the RRC, ERCOT, the TCEQ or the OPUC), along with an evaluation of the advisability of any changes to that agency’s authorizing legislation (e.g. PURA). During the 2011 legislative session, the Texas Legislature extended the life of the PUCT and the RRC until 2013, at which time the PUCT will undergo a limited purpose sunset review and the RRC will undergo a full sunset review. The Texas Legislature also continued ERCOT until the subsequent PUCT sunset review and the OPUC and the TCEQ for 12 years.

During the 2011 legislative session, the Texas Legislature passed Senate Bill 1693, which directs the PUCT to adopt a rule that will allow utilities to recover distribution-related investments on an interim basis without the need for a full rate case. At its September 15, 2011 open meeting, the PUCT approved the periodic rate adjustment rule, which allows utilities to file, under certain circumstances, up to four periodic rate adjustments for these distribution investments between rate cases. No other legislation passed during the 2011 legislation session is expected to have a material impact on our operations, financial position, results of operations or cash flows.

Oncor Matters with the PUCT

2011 Rate Review Filing — In January 2011, Oncor filed for a rate review (PUCT Docket No. 38929) with the PUCT and 203 original jurisdiction cities based on a test year ended June 30, 2010. If approved as requested, this review would have resulted in an aggregate annual rate increase of approximately $353 million over the test year period adjusted for the impact of weather. Oncor also requested a revised regulatory capital structure of 55% debt to 45% equity. In April 2011, Oncor filed, and the administrative law judges in the rate review granted, a motion requesting abatement of the procedural schedule on the grounds that Oncor and the other parties had reached a Memorandum of Settlement that would settle and resolve all issues in the rate review. Oncor filed a stipulation (including a proposed order and proposed tariffs) in May 2011 that incorporated the Memorandum of Settlement along with other documentation (stipulation) for the purpose of obtaining final approval of the settlement. The terms of the stipulation include an approximate $137 million base rate increase and additional provisions to address franchise fees (discussed below) and other expenses. The stipulation will result in an impact of less than 1% on an average retail residential monthly bill of 1,300 kWh. Approximately $93 million of the increase became effective in July 2011, and the remainder will become effective by January 1, 2012. Under the stipulation, amortization of Oncor’s regulatory assets will increase by approximately $10 million annually beginning January 1, 2012. The stipulation did not change Oncor’s authorized regulatory capital structure of 60% debt and 40% equity or its authorized return on equity of 10.25%. Under the terms of the stipulation, Oncor cannot file another general base rate review prior to July 1, 2013, but is not restricted from filing wholesale transmission rate, transmission cost recovery factor, distribution-related investment or other rate updates and adjustments permitted by Texas state law and PUCT rules. In August 2011, the PUCT issued a final order approving the rate review settlement terms contained in a “modified” stipulation, which removed a payment to certain cities of franchise fees as discussed immediately below.

In response to concerns raised by PUCT Commissioners at a July 2011 PUCT open meeting regarding the stipulation, Oncor filed a modified stipulation that removed from the stipulation a one-time payment to certain cities served by Oncor for retrospective franchise fees. Instead, pursuant to the terms of a separate agreement with certain cities served by Oncor, Oncor will make retrospective franchise fee payments to cities that accept the terms of the separate agreement. If all cities accept, the payments will total approximately $22 million. Through September 30, 2011, franchise fee payments to cities under the separate agreement totaled $21 million. The payments are subject to refund from the cities or recovery from customers after final resolution of proceedings related to the appeals from Oncor’s June 2008 rate review filing discussed below. No other significant terms of the stipulation were revised.

2008 Rate Review Filing — In August 2009, the PUCT issued a final order with respect to Oncor’s June 2008 rate review filing with the PUCT and 204 cities based on a test year ended December 31, 2007 (PUCT Docket No. 35717), and new rates were implemented in September 2009. In November 2009, Oncor and four other parties appealed various portions of the rate case final order to a state district court. In January 2011, the district court signed its judgment reversing the PUCT with respect to two issues: the PUCT’s disallowance of certain franchise fees and the PUCT’s decision that PURA no longer requires imposition of a rate discount for state colleges and universities. Oncor filed an appeal with the Austin Court of Appeals in February 2011 with respect to the issues it appealed to the district court and did not prevail upon, as well as the district court’s decision to reverse the PUCT with respect to discounts for state colleges and universities. All briefing has been completed and the parties are waiting for the Court of Appeals to set a date for oral argument. Oncor is unable to predict the outcome of the appeal.

Competitive Renewable Energy Zones (CREZs) — In January 2009, the PUCT awarded Oncor CREZ construction projects (PUCT Docket Nos. 35665 and 37902) requiring 14 related Certificate of Convenience and Necessity (CCN) amendment proceedings before the PUCT for 17 projects. All 17 projects and 14 CCN amendments have been approved by the PUCT. The projects involve the construction of transmission lines and stations to support the transmission of electricity from renewable energy sources, principally wind generation facilities, in west Texas to population centers in the eastern part of Texas. In addition to these projects, ERCOT completed a study in December 2010 that will result in Oncor and other transmission service providers building additional facilities to provide further voltage support to the transmission grid as a result of CREZ. Oncor currently estimates, based on these additional voltage support facilities and the approved routes and stations for its awarded CREZ projects, that CREZ construction costs will total approximately $2.0 billion. CREZ-related costs could change based on finalization of costs for the additional voltage support facilities and final detailed designs of subsequent project routes. As of September 30, 2011, Oncor’s cumulative CREZ-related capital expenditures totaled $689 million, including $373 million in 2011. Oncor expects that all necessary permitting actions and other requirements and all line and station construction activities for Oncor’s CREZ construction projects will be completed by the end of 2013 with additional voltage support projects completed by early 2014.

Transmission Cost Recovery and Rates (PUCT Docket Nos. 38938, 39456 and 39644) — In order to recover its wholesale transmission costs, including fees paid to other transmission service providers, Oncor updates the transmission cost recovery factor (TCRF) component of its retail delivery rates charged to REPs twice a year. In December 2010, Oncor filed an application to increase the TCRF, which was administratively approved in January 2011 and became effective March 1, 2011. This application increased Oncor’s annualized revenues by approximately $33 million. In June 2011, Oncor filed an application to increase the TCRF, which became effective in September 2011. This application increased Oncor’s annualized revenues by approximately $48 million.

In August 2011, Oncor filed an application for an interim update of its wholesale transmission rate. In September 2011, the PUCT staff recommended approval of the application and the PUCT approved the new rate on October 27, 2011. Oncor’s annualized revenues are expected to increase by an estimated $35 million with $22 million of this increase recoverable through transmission rates charged to wholesale customers. The remaining $13 million is recoverable from REPs through the TCRF component of Oncor’s delivery rates.

Application for Reconciliation of Advanced Meter Surcharge (PUCT Docket No. 39552) — In July 2011, Oncor filed an application with the PUCT for reconciliation of all costs incurred and investments made through December 31, 2010, in the deployment of its advanced meter system (AMS) pursuant to its AMS Deployment Plan that was approved in Docket No. 35718. The order in Docket No. 35718 included a requirement that Oncor file a reconciliation proceeding two years after the implementation of the AMS surcharge. Through the end of 2010, Oncor spent approximately $357 million in executing the approved AMS Deployment Plan and billed customers approximately $171 million through the AMS surcharge. Oncor is not seeking a change in the AMS surcharge or the AMS Deployment Plan in this proceeding. On October 7, 2011, Oncor and other parties to the case filed a proposed order and stipulation, which would resolve all issues in the case. Oncor anticipates that the proceeding will be concluded by the end of 2011.

Application for 2012 Energy Efficiency Cost Recovery Factor (PUCT Docket No. 39375) — In May 2011, Oncor filed an application with the PUCT to request approval of an energy efficiency cost recovery factor (EECRF) for 2012. PUCT rules require Oncor to make an annual EECRF filing by May 1 (or the first business day in May) for implementation at the beginning of the next calendar year. The requested 2012 EECRF is $54 million, as compared to $51 million established for 2011, and would result in a $0.99 per month charge for residential customers, as compared to the 2011 residential charge of $0.91 per month. In September 2011, Oncor and the other parties to the case filed a proposed order and stipulation, which would resolve all issues in the case. As agreed in the stipulation, the 2012 EECRF is designed to recover $49 million of Oncor’s costs for the 2012 programs and an $8 million performance bonus based on 2010 results, partially offset by a $3 million reduction for over-recovery of 2010 costs. Oncor anticipates that the PUCT will issue an order by the end of 2011.

Remand of 1999 Wholesale Transmission Matrix Case (PUCT Docket No. 38780) — In October 2010, the PUCT established Docket No. 38780 for the remand of Docket No. 20381, the 1999 wholesale transmission charge matrix case. A joint settlement agreement was entered into effective October 6, 2003. This settlement resolved disputes regarding wholesale transmission pricing and charges for the period of January 1997 through August 1999, the period prior to the September 1, 1999 effective date of the legislation that authorized 100% postage stamp pricing for ERCOT wholesale transmission. Since a series of appeals has become final, the 1999 matrix docket has been remanded to the PUCT to address additional issues. If the appealing parties prevail and the PUCT rules adversely with respect to these issues, Oncor believes its liabilities, totaling up to approximately $22 million, would be appropriate for recovery through rates. At this time, Oncor cannot predict the outcome of these matters.

Stipulation Approved by the PUCT — In April 2008, the PUCT entered an order (PUCT Docket No. 34077), which became final in June 2008, approving the terms of a stipulation relating to the filing in 2007 by Oncor and Texas Holdings with the PUCT pursuant to Section 14.101(b) of PURA and PUCT Substantive Rule 25.75. The filing reported an ownership change involving Texas Holdings’ purchase of EFH Corp. Among other things, the stipulation required the filing of a rate case by Oncor no later than July 1, 2008 based on a test year ended December 31, 2007, which Oncor filed in June 2008 as discussed above. In July 2008, Nucor Steel filed an appeal of the PUCT’s order in the 200th District Court of Travis County, Texas. A hearing on the appeal was held in June 2010, and the District Court affirmed the PUCT order in its entirety. Nucor Steel appealed that ruling to the Third District Court of Appeals in Austin, Texas in July 2010. Oral argument was held before the court in March 2011. There is no deadline for the court to act. While Oncor is unable to predict the outcome of the appeal, it does not expect the appeal to affect the major provisions of the stipulation.

Mine Safety Disclosures

We currently own and operate 12 surface lignite coal mines in Texas to provide fuel for our electricity generation facilities. These mining operations are regulated by the US Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977, as amended (the Mine Act), as well as other regulatory agencies such as the RRC. The MSHA inspects US mines, including ours, on a regular basis and if it believes a violation of the Mine Act or any health or safety standard or other regulation has occurred, it may issue a citation or order, generally accompanied by a proposed fine or assessment. Disclosure of MSHA citations, orders and proposed assessments required by Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act are provided in Exhibit 99(e) to this Quarterly Report on Form 10-Q.

Summary

We cannot predict future regulatory or legislative actions or any changes in economic and securities market conditions. Such actions or changes could significantly alter our basic financial position, results of operations or cash flows.

Item 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

All dollar amounts in the tables in the following discussion and analysis are stated in millions of US dollars unless otherwise indicated.

Market risk is the risk that we may experience a loss in value as a result of changes in market conditions affecting factors, such as commodity prices and interest rates, that may be experienced in the ordinary course of business. Our exposure to market risk is affected by a number of factors, including the size, duration and composition of our energy and financial portfolio, as well as the volatility and liquidity of markets. Instruments used to manage this exposure include interest rate swaps to manage interest rate risk related to debt, as well as exchange-traded, over-the-counter contracts and other contractual arrangements to manage commodity price risk.

Risk Oversight

We manage the commodity price, counterparty credit and commodity-related operational risk related to the unregulated energy business within limitations established by senior management and in accordance with overall risk management policies. Interest rate risk is managed centrally by the corporate treasury function. Market risks are monitored by risk management groups that operate independently of the wholesale commercial operations, utilizing defined practices and analytical methodologies. These techniques measure the risk of change in value of the portfolio of contracts and the hypothetical effect on this value from changes in market conditions and include, but are not limited to, Value at Risk (VaR) methodologies. Key risk control activities include, but are not limited to, transaction review and approval (including credit review), operational and market risk measurement, validation of transaction capture, portfolio valuation and reporting, including mark-to-market valuation, VaR and other risk measurement metrics.

We have a corporate risk management organization that is headed by the Chief Financial Officer, who also functions as the Chief Risk Officer. The Chief Risk Officer, through his designees, enforces applicable risk limits, including the respective policies and procedures to ensure compliance with such limits and evaluates the risks inherent in our businesses.

Commodity Price Risk

The competitive business is subject to the inherent risks of market fluctuations in the price of electricity, natural gas and other energy-related products it markets or purchases. We actively manage the portfolio of owned generation assets, fuel supply and retail sales load to mitigate the near-term impacts of these risks on results of operations. Similar to other participants in the market, we cannot fully manage the long-term value impact of structural declines or increases in natural gas and power prices and spark spreads (differences between the market price of electricity and its cost of production).

In managing energy price risk, we enter into a variety of market transactions including, but not limited to, short- and long-term contracts for physical delivery, exchange-traded and over-the-counter financial contracts and bilateral contracts with customers. Activities include hedging, the structuring of long-term contractual arrangements and proprietary trading. We continuously monitor the valuation of identified risks and adjust positions based on current market conditions. We strive to use consistent assumptions regarding forward market price curves in evaluating and recording the effects of commodity price risk.

Long-Term Hedging Program — See “Significant Activities and Events” above for a description of the program, including potential effects on reported results.

VaR Methodology — A VaR methodology is used to measure the amount of market risk that exists within the portfolio under a variety of market conditions. The resultant VaR produces an estimate of a portfolio’s potential for loss given a specified confidence level and considers, among other things, market movements utilizing standard statistical techniques given historical and projected market prices and volatilities.

A Monte Carlo simulation methodology is used to calculate VaR and is considered by management to be the most effective way to estimate changes in a portfolio’s value based on assumed market conditions for liquid markets. The use of this method requires a number of key assumptions, such as use of (i) an assumed confidence level; (ii) an assumed holding period (i.e., the time necessary for management action, such as to liquidate positions); and (iii) historical estimates of volatility and correlation data.

Trading VaR — This measurement estimates the potential loss in fair value, due to changes in market conditions, of all contracts entered into for trading purposes based on a 95% confidence level and an assumed holding period of five to 60 days.

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Month-end average Trading VaR:	$3	$3

Month-end high Trading VaR:	$8	$4

Month-end low Trading VaR:	$1	$1

VaR for Energy-Related Contracts Subject to Mark-to-Market (MtM) Accounting — This measurement estimates the potential loss in fair value, due to changes in market conditions, of all contracts marked-to-market in net income (principally hedges not accounted for as cash flow hedges and trading positions), based on a 95% confidence level and an assumed holding period of five to 60 days.

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Month-end average MtM VaR:	$208	$426

Month-end high MtM VaR:	$268	$621

Month-end low MtM VaR:	$147	$321

Earnings at Risk (EaR) — This measurement estimates the potential reduction of pretax earnings for the periods presented, due to changes in market conditions, of all energy-related contracts marked-to-market in net income and contracts not marked-to-market in net income that are expected to be settled within the fiscal year (physical purchases and sales of commodities). Transactions accounted for as cash flow hedges are also included for this measurement. A 95% confidence level and a five to 60 day holding period are assumed in determining EaR.

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Month-end average EaR:	$175	$477

Month-end high EaR:	$228	$662

Month-end low EaR:	$139	$323

The decreases in the risk measures (MtM VaR and EaR) above primarily reflected a reduction of positions in the long-term hedging program due to maturities and lower volatility in commodity prices.

Interest Rate Risk

As of September 30, 2011, the potential reduction of annual pretax earnings over the next twelve months due to a one percentage-point (100 basis points) increase in floating interest rates on long-term debt totaled $12 million, taking into account the interest rate swaps discussed in Note 7 to Financial Statements.

Credit Risk

Credit risk relates to the risk of loss associated with nonperformance by counterparties. We maintain credit risk policies with regard to our counterparties to minimize overall credit risk. These policies prescribe practices for evaluating a potential counterparty’s financial condition, credit rating and other quantitative and qualitative credit criteria and authorize specific risk mitigation tools including, but not limited to, use of standardized master netting contracts and agreements that allow for netting of positive and negative exposures associated with a single counterparty. We have processes for monitoring and managing credit exposure of our businesses including methodologies to analyze counterparties’ financial strength, measurement of current and potential future exposures and contract language that provides rights for netting and set-off. Credit enhancements such as parental guarantees, letters of credit, surety bonds and margin deposits are also utilized. Additionally, individual counterparties and credit portfolios are managed to assess overall credit exposure. This evaluation results in establishing exposure limits or collateral requirements for entering into an agreement with a counterparty that creates exposure. Additionally, we have established controls to determine and monitor the appropriateness of these limits on an ongoing basis. Prospective material adverse changes in the payment history or financial condition of a counterparty or downgrade of its credit quality result in the reassessment of the credit limit with that counterparty. This process can result in the subsequent reduction of the credit limit or a request for additional financial assurances.

Credit Exposure — Our gross exposure to credit risk associated with trade accounts receivable (retail and wholesale) and net asset positions (before credit collateral) arising from commodity contracts and hedging and trading activities totaled $2.063 billion as of September 30, 2011. The components of this exposure are discussed in more detail below.

Assets subject to credit risk as of September 30, 2011 include $733 million in retail trade accounts receivable before taking into account cash deposits held as collateral for these receivables totaling $72 million. The risk of material loss (after consideration of bad debt allowances) from nonperformance by these customers is unlikely based upon historical experience. Allowances for uncollectible accounts receivable are established for the potential loss from nonpayment by these customers based on historical experience, market or operational conditions and changes in the financial condition of large business customers.

The remaining credit exposure arises from wholesale trade receivables, commodity contracts and hedging and trading activities, including interest rate hedging. Counterparties to these transactions include energy companies, financial institutions, electric utilities, independent power producers, oil and gas producers, local distribution companies and energy trading and marketing companies. As of September 30, 2011, the exposure to credit risk from these counterparties totaled $1.330 billion taking into account the standardized master netting contracts and agreements described above but before taking into account $733 million in credit collateral (cash, letters of credit and other credit support). The net exposure (after credit collateral) of $597 million decreased $1.009 billion in the nine months ended September 30, 2011, reflecting an increase in derivative liabilities related to interest rate swaps due to lower interest rates and a reduction of the asset position of the long-term hedging program driven by maturities.

Of this $597 million net exposure, essentially all is with investment grade customers and counterparties, as determined using publicly available information including major rating agencies’ published ratings and our internal credit evaluation process. Those customers and counterparties without a S&P rating of at least BBB- or similar rating from another major rating agency are rated using internal credit methodologies and credit scoring models to estimate a S&P equivalent rating. The company routinely monitors and manages credit exposure to these customers and counterparties on this basis.

The following table presents the distribution of credit exposure as of September 30, 2011 arising from wholesale trade receivables, commodity contracts and hedging and trading activities. This credit exposure represents wholesale trade accounts receivable and net asset positions on the balance sheet arising from hedging and trading activities after taking into consideration netting provisions within each contract, setoff provisions in the event of default and any master netting contracts with counterparties. Credit collateral includes cash and letters of credit, but excludes other credit enhancements such as liens on assets. See Note 12 to Financial Statements for further discussion of portions of this exposure related to activities marked-to-market in the financial statements.

				Gross Exposure by Maturity
	Exposure Before Credit Collateral	Credit Collateral	Net Exposure	2 years or less	Between 2-5 years	Greater than 5 years	Total

Investment grade	$1,316	$732	$584	$1,184	$163	$(31)	$1,316
Noninvestment grade	14	1	13	11	3	—	14

Totals	$1,330	$733	$597	$1,195	$166	$(31)	$1,330

Investment grade	98.9%		97.8%
Noninvestment grade	1.1%		2.2%

In addition to the exposures in the table above, contracts classified as “normal” purchase or sale and non-derivative contractual commitments are not marked-to-market in the financial statements. Such contractual commitments may contain pricing that is favorable considering current market conditions and therefore represent economic risk if the counterparties do not perform. Nonperformance could have a material adverse impact on future results of operations, financial condition and cash flows.

Significant (10% or greater) concentration of credit exposure exists with two counterparties, each of which represented 36% of the $597 million net exposure. We view exposure to these counterparties to be within an acceptable level of risk tolerance due to the applicable counterparty’s credit rating and the importance of our business relationship with the counterparty. However, this concentration increases the risk that a default would have a material effect on results of operations.

With respect to credit risk related to the long-term hedging program, essentially all of the transaction volumes are with counterparties with an A credit rating or better. However, there is current and potential credit concentration risk related to the limited number of counterparties that comprise the substantial majority of the program with such counterparties being in the banking and financial sector. The transactions with these counterparties contain certain credit rating provisions that would require the counterparties to post collateral in the event of a material downgrade in the credit rating of the counterparties. An event of default by one or more hedge counterparties could subsequently result in termination-related settlement payments that reduce available liquidity if amounts are owed to the counterparties related to the commodity contracts or delays in receipts of expected settlements if the hedge counterparties owe amounts to us. While the potential concentration of risk with these counterparties is viewed to be within an acceptable risk tolerance, the exposure to hedge counterparties is managed through the various ongoing risk management measures described above.

FORWARD-LOOKING STATEMENTS

This report and other presentations made by us contain “forward-looking statements.” All statements, other than statements of historical facts, that are included in this report, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases such as “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” in this report and the 2010 Form 10-K and the discussion under Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and the following important factors, among others, that could cause our actual results to differ materially from those projected in such forward-looking statements:

•

prevailing governmental policies and regulatory actions, including those of the Texas Legislature, the Governor of Texas, the US Congress, the FERC, the NERC, the TRE, the PUCT, the RRC, the NRC, the EPA, the TCEQ and the CFTC, with respect to, among other things:

¡	allowed prices;
¡	allowed rates of return;
¡	permitted capital structure;
¡	industry, market and rate structure;
¡	purchased power and recovery of investments;
¡	operations of nuclear generation facilities;
¡	operations of fossil-fueled generation facilities;
¡	operations of mines;
¡	acquisition and disposal of assets and facilities;
¡	development, construction and operation of facilities;
¡	decommissioning costs;
¡	present or prospective wholesale and retail competition;
¡	changes in tax laws and policies;
¡	changes in and compliance with environmental and safety laws and policies, including the CSAPR and climate change initiatives, and
¡	clearing over the counter derivatives through exchanges and posting of cash collateral therewith;
•	legal and administrative proceedings and settlements;
•	general industry trends;
•	economic conditions, including the impact of a recessionary environment;
•	our ability to attract and retain profitable customers;
•	our ability to profitably serve our customers;
•	restrictions on competitive retail pricing;
•	changes in wholesale electricity prices or energy commodity prices;
•	changes in prices of transportation of natural gas, coal, crude oil and refined products;
•	unanticipated changes in market heat rates in the ERCOT electricity market;
•	our ability to effectively hedge against unfavorable commodity prices, market heat rates and interest rates;
•	weather conditions and other natural phenomena, and acts of sabotage, wars or terrorist activities;
•	unanticipated population growth or decline, or changes in market demand and demographic patterns, particularly in ERCOT;
•	changes in business strategy, development plans or vendor relationships;
•	access to adequate transmission facilities to meet changing demands;
•	unanticipated changes in interest rates, commodity prices, rates of inflation or foreign exchange rates;
•	unanticipated changes in operating expenses, liquidity needs and capital expenditures;
•	commercial bank market and capital market conditions and the potential impact of disruptions in US and international credit markets;

•	the willingness of our lenders to extend the maturities of our debt instruments and the terms and conditions of any such extensions;
•	access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in capital markets;
•	activity in the credit default swap market related to our debt instruments;
•	financial restrictions placed on us by the agreements governing our debt instruments;
•	our ability to generate sufficient cash flow to make interest payments on, or refinance, our debt instruments;
•	our ability to successfully execute our liability management program;
•	competition for new energy development and other business opportunities;
•	inability of various counterparties to meet their obligations with respect to our financial instruments;
•	changes in technology used by and services offered by us;
•	changes in electricity transmission that allow additional electricity generation to compete with our generation assets;
•	significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;
•	changes in assumptions used to estimate costs of providing employee benefits, including medical and dental benefits, pension and OPEB, and future funding requirements related thereto;
•	changes in assumptions used to estimate future executive compensation payments;
•	hazards customary to the industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards;
•	significant changes in critical accounting policies;
•	actions by credit rating agencies;
•	our ability to effectively execute our operational strategy, and
•	our ability to implement cost reduction initiatives.

Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

INDUSTRY AND MARKET INFORMATION

The industry and market data and other statistical information used throughout this report are based on independent industry publications, government publications, reports by market research firms or other published independent sources, including certain data published by ERCOT, the PUCT and NYMEX. We did not commission any of these publications or reports. Some data is also based on good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and make no representation as to the accuracy of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time, and we do not know what assumptions regarding general economic growth are used in preparing the forecasts included in this report. Similarly, while we believe that such internal and external research is reliable, it has not been verified by any independent sources, and we make no assurances that the predictions contained therein are accurate.

Item 4.	CONTROLS AND PROCEDURES

An evaluation was performed under the supervision and with the participation of our management, including the principal executive officer and principal financial officer, of the effectiveness of the design and operation of the disclosure controls and procedures in effect as of the end of the current period included in this quarterly report. Based on the evaluation performed, our management, including the principal executive officer and principal financial officer, concluded that the disclosure controls and procedures were effective. During the most recent fiscal quarter covered by this quarterly report, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1.	LEGAL PROCEEDINGS

Reference is made to the discussion in Note 8 to Financial Statements regarding legal proceedings.

Item 1A.	RISK FACTORS

In addition to the other information set forth in this report, you should carefully consider the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, and Part II, “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011 and the risks described below, which could materially affect our business, financial condition or future results. The risks described in such reports and below are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

Lenders and holders of our debt have in the past alleged and might allege in the future that we are not operating in compliance with covenants in our debt agreements. In addition, holders of credit derivative securities related to our debt securities (including credit default swaps) have in the past claimed and might claim in the future that a credit event has occurred under such credit derivative securities. In each case, even if the claims have no merit, they could cause the trading price of our debt securities to decline and adversely affect our ability to raise additional capital and/or refinance our existing debt.

Lenders or holders of our debt have in the past alleged and might allege in the future that we are not operating in compliance with the covenants in our debt agreements or that a default under our debt agreements has occurred or make other allegations regarding our business, including for the purpose, and potentially having the effect, of causing a default under our debt or other agreements, accelerating the maturity of such debt, protecting claims of debt issued at a certain entity or entities in our capital structure at the expense of debt claims elsewhere in our capital structure and/or obtaining economic benefits from us. These claims have included and may include in the future, among other things, claims that certain intercompany loans from TCEH to EFH Corp. were in violation of the terms of our debt agreements or were fraudulent transfers. Further, holders of credit derivative securities related to our debt securities (including credit default swaps) have in the past claimed and in the future may claim that a credit event has occurred under such credit derivative securities based on our financial condition. Even if all of these claims are without merit, such a claim could nevertheless cause the trading price of our debt to decline and adversely affect our ability to raise additional capital and/or refinance our existing debt.

Our results of operations, liquidity and financial condition may be materially adversely affected if new federal and/or state legislation or regulations are adopted to address global climate change, or if we are subject to lawsuits for alleged damage to persons or property resulting from greenhouse gas emissions.

In recent years, a growing concern has emerged about global climate change and how greenhouse gas (GHG) emissions, such as carbon dioxide (CO2), contribute to global climate change. Several bills addressing climate change have been introduced in the US Congress or discussed by the Obama Administration that are intended to address climate change using different approaches, including a cap on carbon emissions with emitters allowed to trade unused emission allowances (cap-and-trade), incentives for the development of low-carbon technology and federal renewable portfolio standards. In addition, a number of federal court cases have been filed in recent years asserting damage claims related to GHG emissions, and the results in those proceedings could establish adverse precedent that might apply to companies that produce GHG emissions.

The EPA has issued a rule, known as the Prevention of Significant Deterioration (PSD) tailoring rule, which establishes new thresholds for regulating GHG emissions from stationary sources under the Clean Air Act. The rule requires any source subject to the PSD permitting program due to emissions of non-GHG pollutants that increases its GHG emissions by 75,000 tons per year (tpy) to have an operating permit under the Title V Operating Permit Program of the Clean Air Act and install the best available control technology in conjunction with construction activities or plant modifications. PSD permitting requirements also apply to new projects with GHG emissions of at least 100,000 tpy and modifications to existing facilities that increase GHG emissions by at least 75,000 tpy (even if no non-GHG PSD thresholds are exceeded). The EPA has also issued regulations that require certain categories of GHG emitters (including our lignite/coal-fueled generation facilities) to monitor and report their annual GHG emissions.

The EPA also announced in late 2010 its intent to promulgate, in 2011, GHG emission limits known as New Source Performance Standards that would apply to new and modified sources, as well as GHG emission guidelines that states might apply to existing sources of GHGs. The EPA has indicated that such new standards and guidelines would be applicable to electricity generation facilities. We cannot predict what limits or guidelines the EPA might adopt. If limits or guidelines become applicable to our generation facilities and require us to install new control equipment or substantially alter our operations, it could have a material adverse effect on our results of operations, liquidity and financial condition.

We produce GHG emissions from the combustion of fossil fuels at our generation facilities. Because a substantial portion of our generation portfolio consists of lignite/coal-fueled generation facilities, our results of operations, liquidity and financial condition could be materially adversely affected by the enactment of any legislation or regulation that mandates a reduction in GHG emissions or that imposes financial penalties, costs or taxes upon those that produce GHG emissions. For example, to the extent a cap-and-trade program is adopted, we may be required to incur material costs to reduce our GHG emissions or to procure emission allowances or credits to comply with such a program. The EPA regulation of GHGs under the Clean Air Act, or judicially imposed sanctions or damage awards related to GHG emissions, may require us to make material expenditures to reduce our GHG emissions. In addition, a significant number of our customers or others refuse to do business with us because of our GHG emissions, it could have a material adverse effect on our results of operations, liquidity or financial condition.

Litigation related to environmental issues, including claims alleging that GHG emissions constitute a public nuisance by contributing to global climate change, has increased in recent years. Connecticut v. American Electric Power Company Inc., Comer v. Murphy Oil USA and Native Village of Kivalina v. ExxonMobil Corporation all involve nuisance claims for damages purportedly caused by the defendants’ emissions of GHGs. Although we are not currently a party to any pending lawsuits alleging that GHG emissions are a public nuisance, these lawsuits could establish precedent that might affect our business or our industry generally. Other similar lawsuits have involved claims of property damage, personal injury, challenges to issued permits and citizen enforcement of environmental laws and regulations. We cannot predict the ultimate outcome of the pending proceedings. If we are sued in these or similar proceedings and are ultimately subject to an adverse ruling, we could be required to make substantial capital expenditures for emissions control equipment, halt operations and/or pay substantial damages. Such expenditures or the cessation of operations could adversely affect our results of operations, liquidity and financial condition.

Our results of operations, liquidity and financial condition may be materially adversely affected by insufficient water supplies.

Assured supplies of water are important for our generation facilities. Water in Texas is limited and various parties have made conflicting claims regarding the right to access and use such limited supplies of water. In addition, Texas has been experiencing sustained, severe drought conditions that may affect the water supply for certain of our generation facilities if adequate rain does not fall in the watershed that supplies the affected areas. If we are unable to access sufficient supplies of water, it could restrict, prevent, or increase the cost of, operations at certain of our generation facilities.

Item 6.	Exhibits

(a)	Exhibits filed or furnished as part of Part II are:

Exhibits	Previously Filed With File Number*	As Exhibit

(3(i))	Articles of Incorporation

3(a)	1-12833 Form 8-K (filed October 11, 2007)	3.1	—	Restated Certificate of Formation of Energy Future Holdings Corp.

(3(ii))	By-laws

3(b)	1-12833 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	3(a)	—	Amended and Restated Bylaws of Energy Future Holdings Corp.

(4)	Instruments Defining the Rights of Security Holders, Including Indentures.

Texas Competitive Electric Holdings Company LLC

4(a)			—

Third Supplemental Indenture, dated as of September 26, 2011, to Indenture, dated as of October 6, 2010, relating to 15% Senior Secured Second Lien Notes due 2021 of Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc.

Energy Future Holdings Corp.

4(b)			—

Fourth Supplemental Indenture, dated October 18, 2011 to Indenture, dated October 31, 2007, among Energy Future Holdings Corp., the guarantors named therein and the Bank of New York Mellon, as trustee, relating to Senior Notes due 2017 and Senior Toggle Notes due 2017.

(10)	Material Contracts.

10(a)			—	Amended and Restated Employment Agreement, dated October 17, 2011, between Energy Future Holdings Corp. and John Young.

10(b)			—	Amended and Restated Employment Agreement, dated October 17, 2011, among EFH Corporate Services Company, Energy Future Holdings Corp., and Paul M. Keglevic.

10(c)			—	Amended and Restated Employment Agreement, dated October 17, 2011, among Luminant Holding Company LLC, Energy Future Holdings Corp., and David A. Campbell.

10(d)			—	Amended and Restated Employment Agreement, dated October 17, 2011, among TXU Energy Retail Company LLC, Energy Future Holdings Corp., and James A. Burke.

10(e)			—	Amended and Restated Employment Agreement, dated October 17, 2011, among Luminant Holding Company LLC, Energy Future Holdings Corp., and Mark Allen McFarland.

10(f)			—	Amended and Restated Employment Agreement, dated October 17, 2011, among EFH Corporate Services Company, Energy Future Holdings Corp., and Richard J. Landy.

10(g)			—	Employment Agreement, dated October 17, 2011, among EFH Corporate Services Company, Energy Future Holdings Corp., and John D. O’Brien, Jr.

Exhibits	Previously Filed With File Number*	As Exhibit

10(h)			—	Amended and Restated Deferred Share Agreement, dated October 17, 2011, between Energy Future Holdings Corp. and Paul M. Keglevic.

10(i)			—	Form of Restricted Stock Unit Agreement between Energy Future Holdings Corp. and the stockholder party thereto.

10(j)	333-100240 Form 8-K (filed October 11, 2011)	10.1	—

Amended and Restated Revolving Credit Agreement, dated as of October 11, 2011, among Oncor Electric Delivery Company LLC, as borrower, the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, JPMorgan Chase Bank, N.A., as swingline lender, and JPMorgan Chase Bank, N.A., Barclays Bank PLC, The Royal Bank of Scotland plc, Bank of America, N.A. and Citibank, N.A., as fronting banks for letters of credit issued thereunder.

(31)	Rule 13a - 14(a)/15d - 14(a) Certifications.

31(a)			—	Certification of John Young, principal executive officer of Energy Future Holdings Corp., pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31(b)			—	Certification of Paul M. Keglevic, principal financial officer of Energy Future Holdings Corp., pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

(32)	Section 1350 Certifications.

32(a)			—	Certification of John Young, principal executive officer of Energy Future Holdings Corp., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32(b)			—

Certification of Paul M. Keglevic, principal financial officer of Energy Future Holdings Corp., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(99)	Additional Exhibits

99(a)			—	Condensed Statement of Consolidated Income – Twelve Months Ended September 30, 2011.

99(b)			—	Energy Future Holdings Corp. Consolidated Adjusted EBITDA reconciliation for the nine and twelve months ended September 30, 2011 and 2010.

99(c)			—	Texas Competitive Electric Holdings Company LLC Consolidated Adjusted EBITDA reconciliation for the nine and twelve months ended September 30, 2011 and 2010.

99(d)			—	Energy Future Intermediate Holding Company LLC Consolidated Adjusted EBITDA reconciliation for the nine and twelve months ended September 30, 2011 and 2010.

99(e)			—	Mine Safety Disclosures.

Exhibits	Previously Filed With File Number*	As Exhibit

99(f)	1-34543 Form 10-Q (filed October 28, 2011)		—	Energy Future Competitive Holdings Company Part I, Item 1 presented pursuant to Rule 3-10 of Regulation S-X

99(g)	1-34544 Form 10-Q (filed October 28, 2011)		—	Energy Future Intermediate Holding Company LLC Part I, Item 1 presented pursuant to Rule 3-10 of Regulation S-X

XBRL Data Files

101.INS			—	XBRL Instance Document

101.SCH			—	XBRL Taxonomy Extension Schema Document

101.CAL			—	XBRL Taxonomy Extension Calculation Document

101.LAB			—	XBRL Taxonomy Extension Labels Document

101.PRE			—	XBRL Taxonomy Extension Presentation Document

*	Incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Future Holdings Corp.

By:	/s/ STAN SZLAUDERBACH
Name:	Stan Szlauderbach
Title:	Senior Vice President and Controller
(Principal Accounting Officer)

Date: October 27, 2011

Exhibit 4(a)

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture (this “Supplemental Indenture”), dated as of September 26, 2011, among Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company, and TCEH Finance, Inc., a Delaware corporation (collectively, the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an Indenture, dated as of October 6, 2010 (the “Original Indenture”), providing for the issuance of $335,905,000 in aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021 (the “Initial Second Lien Notes”), a First Supplemental Indenture, dated as of October 20, 2010 (the “First Supplemental Indenture”), providing for the issuance of $350,000,000 aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021, Series B (the “Initial Series B Second Lien Notes”), and a Second Supplemental Indenture, dated as of November 15, 2010 (together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), providing for the issuance of $884,780,000 aggregate principal amount of Additional Series B Second Lien Notes (the “Additional Series B Second Lien Notes” and, together with the Initial Second Lien Notes and the Initial Series B Second Lien Notes, the “Notes”), and an unlimited aggregate principal amount of Additional Notes subsequent to the Issue Date;

WHEREAS, on October 6, 2010, the Issuer issued and sold the Initial Second Lien Notes, on October 20, 2010, the Issuer issued and sold the Initial Series B Second Lien Notes and on November 15, 2010, the Issuer issued and sold the Additional Series B Second Lien Notes;

WHEREAS, pursuant to Section 9.01(12) of the Original Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuer has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel to the effect that the execution and delivery of this Supplemental Indenture by the Issuer is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Issuer have been complied with;

WHEREAS, each of the Issuer and each Guarantor has been authorized by resolution of its Board of Directors to enter into this Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Issuer and the Guarantors and to make this Supplemental Indenture valid and binding on the Issuer and the Guarantors have been complied with or have been done or performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE

SECTION 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE TWO

SECTION 2.01. AMENDMENT. For the avoidance of doubt, Section 2.06 of the Indenture is amended to add at the end of that section a new clause (j) reading as follows:

(j) Automatic Exchange from Restricted Global Notes or Restricted Definitive Notes to Unrestricted Global Notes. At the option of the Issuer and upon compliance with the following procedures, beneficial interests in one or more Restricted Global Notes or Restricted Definitive Notes shall be exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Issuer shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in one or more Restricted Global Notes or Restricted Definitive Notes to one or more Unrestricted Global Notes and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide written notice prepared by the Issuer to the Depositary and the Holders of the applicable Restricted Global Notes or Restricted Definitive Notes of such exchange, which notice must include the date of such exchange, the CUSIP number of the relevant Restricted Global Notes or Restricted Definitive Notes and the CUSIP number of the Unrestricted Global Notes into which such Holders’ beneficial interests are exchanged. As a condition to any exchange pursuant to this Section 2.06(j), the Trustee shall be entitled to receive from the Issuer, and rely upon conclusively without liability, an Officer’s Certificate and an Opinion of Counsel to the effect that such transfer of beneficial interests to the Unrestricted Global Notes shall be effected in compliance with the Securities Act. The Issuer may request from any Holder such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel. If any such transfer or exchange is effected pursuant to this Section 2.06(j) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer signed by an Officer in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this Section 2.06(j). Upon an exchange pursuant to this Section 2.06(j), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Notes or Restricted Definitive Notes and the Unrestricted Global Notes, respectively, equal to the principal amount of beneficial interests transferred. Following any transfer pursuant to this Section 2.06(j) of all of the beneficial interests in a Restricted Global Note or Restricted Definitive Note, such Restricted Global Note or Restricted Definitive Note shall be cancelled.

ARTICLE THREE

SECTION 3.01. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ARTICLE FOUR

SECTION 4.01. FULL FORCE AND EFFECT. Except as expressly supplemented or amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Guarantors and the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

SECTION 4.02. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 4.03. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented or amended by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 4.04. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

SECTION 4.05. SUCCESSORS. All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 4.06. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Issuer and the Guarantors.

SECTION 4.07. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 4.08. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.09. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

TCEH FINANCE, INC.

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC
BIG BROWN POWER COMPANY LLC
COLLIN POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC
GENERATION MT COMPANY LLC
GENERATION SVC COMPANY
LAKE CREEK 3 POWER COMPANY LLC
LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC
LUMINANT ENERGY SERVICES COMPANY
LUMINANT ENERGY TRADING CALIFORNIA COMPANY

[Signature page to Third Supplemental Indenture]

LUMINANT ET SERVICES COMPANY
LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC
LUMINANT MINERAL DEVELOPMENT COMPANY LLC
LUMINANT MINING COMPANY LLC
LUMINANT MINING SERVICES COMPANY
LUMINANT POWER SERVICES COMPANY
LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC
MONTICELLO 4 POWER COMPANY LLC
MORGAN CREEK 7 POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC
OAK GROVE MANAGEMENT COMPANY LLC
OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC
SANDOW POWER COMPANY LLC
TRADINGHOUSE 3 & 4 POWER COMPANY LLC
TRADINGHOUSE POWER COMPANY LLC
TXU ENERGY RETAIL COMPANY LLC
TXU ENERGY SOLUTIONS COMPANY LLC
TXU RETAIL SERVICES COMPANY
TXU SEM COMPANY
TXU SESCO COMPANY LLC
TXU SESCO ENERGY SERVICES COMPANY
VALLEY NG POWER COMPANY LLC
VALLEY POWER COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

[Signature page to Third Supplemental Indenture]

Exhibit 4(b)

EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE

Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of October 18, 2011, among Energy Future Holdings Corp., a Texas corporation (the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an Indenture, dated as of October 31, 2007, as supplemented by the Supplemental Indenture, dated as of July 8, 2008, the Second Supplemental Indenture, dated as of August 3, 2009, and the Third Supplemental Indenture dated as of July 29, 2010 (collectively, the “Indenture”), providing for the issuance of the Issuer’s 10.875% Senior Notes due 2017 (the “Senior Cash Pay Notes”) and the Issuer’s 11.250%/12.000% Senior Toggle Notes due 2017 (the “Initial Senior Toggle Notes” and, together with any increases in the aggregate principal amount thereof, or any Related PIK Notes with respect thereto, in each case in connection with any PIK Payment with respect thereto, and together with the Senior Cash Pay Notes, the “Initial Senior Notes”);

WHEREAS, on October 31, 2007, the Issuer issued and sold the Initial Senior Notes;

WHEREAS, the Issuer desires to issue $53,096,000 aggregate principal amount of Additional Senior Toggle Notes on the date hereof (the “Additional Senior Toggle Notes”);

WHEREAS, Section 2.01(d) of the Indenture provides for the issuance from time to time of Additional Senior Toggle Notes by the Issuer, which Additional Senior Toggle Notes shall be consolidated with and form a single class with the Initial Senior Toggle Notes;

WHEREAS, Section 9.01 of the Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture at any time after the Issue Date without the consent of any Holder to provide for the issuance of Additional Senior Toggle Notes;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Issuer and the Guarantors and to make this Supplemental Indenture valid and binding on the Issuer and the Guarantors have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Additional Senior Toggle Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ADDITIONAL SENIOR NOTES. Pursuant to this Supplemental Indenture, the Additional Senior Toggle Notes are hereby designated as “Additional Senior Toggle Notes” under the Indenture, and are being originally issued by the Issuer on the date hereof in an aggregate principal amount of $53,096,000, which shall increase the aggregate principal amount of, and shall be consolidated and form a single series with the Initial Senior Notes. The Additional Senior Toggle Notes issued hereunder shall be treated as a single class with the Initial Senior Notes and the Initial Senior Toggle Notes for all purposes under the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Senior Notes” and “Senior Toggle Notes” for all purposes under the Indenture, as supplemented by this Supplemental Indenture, shall include the Additional Senior Toggle Notes. The Additional Senior Toggle Notes shall be issued in global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in substantially the form of Exhibit A hereto. The terms and provisions of the Additional Senior Toggle Notes set forth in Exhibit A hereto shall constitute and are expressly made a part of this Supplemental Indenture.

3. GUARANTEES. The Guarantors hereby confirm, jointly and severally, that their respective Guarantees as Guarantors under the Indenture shall apply to the obligations of the Issuer under the Additional Senior Toggle Notes as set forth in Article 10 of the Indenture.

4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. RATIFICATION, CONFIRMATION AND PRESERVATION OF INDENTURE. Except as expressly supplemented hereby, the Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the Additional Senior Toggle Notes and this Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Guarantors, the Trustee and every Holder of Senior Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the “Indenture,” whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

6. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together for all purposes.

7. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors hereunder, and the Holders of the Additional Senior Toggle Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Additional Senior Toggle Notes.

8. SUCCESSORS. All agreements of the Issuer in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in Section 10.06 of the Indenture.

9. THE TRUSTEE. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The statements and recitals herein are deemed to be those of the Issuer and the Guarantors, as applicable, and not of the Trustee.

10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11. HEADINGS, ETC. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

12. SEVERABILITY. In case any provision in this Supplemental Indenture or the Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY, as Guarantor

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title Treasurer

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC, as Guarantor

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

[Form of Face of Senior Toggle Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SENIOR NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: ENERGY FUTURE HOLDINGS CORP., 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411, ATTENTION: GENERAL COUNSEL.

CUSIP 292690AJ4

ISIN US292680AJ41

GLOBAL NOTE

11.250%/12.000% Senior Toggle Notes due 2017

No. 001

ENERGY FUTURE HOLDINGS CORP.

promises to pay to CEDE & CO. or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on November 1, 2017.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:                    ,

ENERGY FUTURE HOLDINGS CORP.

By:
Name:
Title:

This is one of the Senior Toggle Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: ,

[Back of Senior Toggle Note]

This Note is one of a duly authorized series of Notes of the Issuer designated as the “11.250%/12.000% Senior Toggle Notes due 2017” (the “Senior Toggle Notes”), originally issued in an aggregate principal amount of $2,500,000,000 on October 31, 2007 under the Indenture referred to below.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Energy Future Holdings Corp., a Texas corporation (the “Issuer”), promises to pay interest on the principal amount of this Senior Toggle Note at a rate per annum set forth below from October 31, 2007 until maturity. The Issuer will pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the Senior Toggle Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, which is October 18, 2011. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Senior Toggle Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Senior Toggle Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Cash Interest on the Senior Toggle Notes will accrue at a rate of 11.250% per annum and be payable in cash. PIK Interest on the Senior Toggle Notes will accrue at a rate of 12.000% per annum and be payable (x) with respect to Senior Toggle Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding global Senior Toggle Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000) (or, if necessary, pursuant to the requirements of DTC or otherwise, to authenticate new global Senior Toggle Notes executed by the Issuer with such increased principal amounts) and (y) with respect to Senior Toggle Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of Holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Senior Toggle Notes held by such Holder on the relevant Record Date and PIK Interest in respect of 50% of the principal amount of the Senior Toggle Notes held by such Holder on the relevant Record Date. Following an increase in the principal amount of the outstanding global Senior Toggle Notes as a result of a PIK Payment, the global Senior Toggle Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Senior Toggle Notes issued pursuant to a PIK Payment will mature on November 1, 2017 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Senior Toggle Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

At the end of any “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date (each, an “Optional Interest Repayment Date”), the Issuer may pay in cash, without duplication, all accrued and unpaid interest, if any, and all accrued but unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) on the Senior Toggle Notes then outstanding up to the Optional Interest Repayment Amount (each such redemption, an “Optional Interest Repayment”). The “Optional Interest Repayment Amount” shall mean, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) with respect to the applicable Senior Toggle Note, over (b) an amount equal to the product of (i) the “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) of the applicable Senior Toggle Note multiplied by (ii) the “yield to maturity” (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of such Senior Toggle Note, minus (c) $50,000,000.

On May 1, 2017, the Issuer shall repay in full in U.S. Dollars an amount of Senior Toggle Notes equal to $50,000,000. Prepayments of Senior Toggle Notes made pursuant to the preceding sentence shall be made on a pro rata basis based on the aggregate principal amount of Senior Toggle Notes outstanding.

(2) METHOD OF PAYMENT. For any interest payment period after the interest payment period ended on May 1, 2008 and prior to November 1, 2012, the Issuer may, at its option, elect to pay interest on the Senior Toggle Notes:

(i) entirely in cash (“Cash Interest”);

(ii) entirely by increasing the principal amount of the outstanding Senior Toggle Notes or by issuing PIK Notes (“PIK Interest”); or

(iii) on 50% of the outstanding principal amount of the Senior Toggle Notes in cash and on 50% of the outstanding principal amount by increasing the principal amount of the outstanding Senior Toggle Notes or by issuing PIK Notes (“Partial PIK Interest”).

The Issuer must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee prior to the beginning of such interest period; provided that the Issuer shall have been deemed to have timely provided such notice for the interest period ending on November 1, 2011, electing to pay interest on the Senior Toggle Notes entirely by increasing the principal amount of the outstanding Senior Toggle Notes or by issuing PIK Notes. The Trustee shall promptly deliver a corresponding notice to the Holder of this Senior Toggle Note. In the absence of such an election for any interest period, interest on this Senior Toggle Note shall be payable according to the election for the previous interest period. After November 1, 2012, the Issuer will make all interest payments on this Senior Toggle Note entirely in cash.

Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Senior Toggle Notes as described under Section 3.07 of the Indenture shall be made solely in cash.

The Issuer will pay Cash Interest on the Senior Toggle Notes to the Persons who are registered Holders of Senior Toggle Notes at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Senior Toggle Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments of Cash Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Senior Toggle Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the Senior Toggle Notes under an Indenture, dated as of October 31, 2007 (as supplemented by the Supplemental Indenture, dated as of July 8, 2008, the Second Supplemental Indenture, dated as of August 3, 2009, the Third Supplemental Indenture, dated as of July 29, 2010, and the Fourth Supplemental Indenture, dated as of October 18, 2011, the “Indenture”), among the Issuer, the Guarantors named therein and the Trustee. This Senior Toggle Note is one of a duly authorized issue of notes of the Issuer designated as its 11.250%/12.000% Senior Toggle Notes due 2017. The Issuer shall be entitled to issue Additional Senior Toggle Notes pursuant to Section 2.01 of the Indenture. The Senior Cash Pay Notes (including any Exchange Notes issued in exchange therefor) and the Senior Toggle Notes issued under the Indenture (including any Exchange Notes issued in exchange therefor) (collectively, referred to herein as the “Senior Notes”) are separate series of Senior Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Senior Toggle Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Toggle Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Toggle Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer shall not be entitled to redeem the Senior Toggle Notes at its option prior to November 1, 2012.

(b) At any time prior to November 1, 2012, the Issuer may redeem all or a part of the Senior Toggle Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Senior Toggle Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Senior Toggle Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of Senior Toggle Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) From and after November 1, 2012, the Issuer may redeem the Senior Toggle Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Senior Toggle Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Senior Toggle Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the applicable Redemption Date, subject to the right of Holders of Senior Toggle Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2012	105.625%
2013	103.750%
2014	101.875%
2015 and thereafter	100.000%

(d) Prior to November 1, 2010, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of all Senior Toggle Notes at a redemption price equal to 111.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Redemption Date, subject to the right of Holders of Senior Toggle Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of the Initial Senior Toggle Notes and any Additional Senior Toggle Notes issued under the Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(e) If the Issuer redeems less than all of the outstanding Senior Toggle Notes, the Trustee shall select the Senior Toggle Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. Except as set forth under “Interest,” the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Toggle Notes.

(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Senior Toggle Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of DTC. Senior Toggle Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Senior Toggle Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Senior Toggle Notes or portions thereof called for redemption.

(8) [Intentionally omitted]

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Toggle Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Senior Toggle Notes may be registered and Senior Toggle Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Senior Toggle Notes or portion of Senior Toggle Notes selected for redemption, except for the unredeemed portion of any Senior Toggle Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Senior Toggle Notes for a period of 15 days before a selection of Senior Toggle Notes to be redeemed.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Senior Toggle Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Senior Toggle Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Senior Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Senior Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Senior Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Senior Notes held by a non-consenting Holder. The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

(13) AUTHENTICATION. This Senior Toggle Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(14) [Reserved]

(15) GOVERNING LAW. THE INDENTURE, THE SENIOR TOGGLE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(16) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Senior Toggle Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Toggle Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o Energy Future Holdings Corp.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

or

Facsimile No.: (214) 812-4097

Attention: Treasurer

ASSIGNMENT FORM

To assign this Senior Toggle Note, fill in the form below:

(I) or (we) assign and transfer this Senior Toggle Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this
Senior Toggle Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the face of this Senior Toggle Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $53,096,000. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

Exhibit 10(a)

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated October 17, 2011 is made by and between ENERGY FUTURE HOLDINGS CORP. (the “Company”) and JOHN YOUNG (“Executive”) (individually, each a “Party” and collectively, the “Parties”).

WITNESSETH

WHEREAS, the Parties previously entered into an employment agreement dated January 6, 2008 and effective January 31, 2008 (“Original Effective Date”); and

WHEREAS, the Parties desire to amend and restate the employment agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the Company and Executive agree as follows:

1. Term of Employment. Subject to the provisions of Section 7 of this Agreement, this Agreement and Executive’s employment hereunder shall be effective as of July 1, 2011 (“Effective Date”) and shall end as of 11:59:59 P.M. on June 30, 2015 (the “Initial Term”). Subject to the provisions of Section 7 of this Agreement, this Agreement shall automatically renew for an additional one (1) year period commencing immediately following the last day of the Initial Term and each one (1) year period thereafter (each, a “Renewal Term”), unless, the Company or Executive provides the other Party written notice of non-renewal at least sixty (60) days prior to the end of the applicable term. The period during which Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term.”

2. Position and Duties.

(a) During the Employment Term, Executive shall serve as Chief Executive Officer (“CEO”) of the Company. Executive shall also serve as a member of the board of directors of the Company (as used herein, the term “Board” shall mean the board of directors of the Company or a committee designated by such board), without additional compensation. In such position, Executive shall have such duties, authority and responsibilities as shall be determined from time to time by the Board, which duties, authority and responsibilities shall be customary for Executive’s position in a business of similar size, type and nature to that of the Company. Executive shall be the senior most executive officer of the Company and shall report to the Board with respect to his responsibilities to the Company.

(b) During the Employment Term, Executive will devote Executive’s full business time and best efforts to performance of the duties described in Section 2(a) and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere, directly or indirectly, with performance of Executive’s duties; provided, however, that nothing herein shall preclude Executive from participating in civic and charitable activities and boards and from serving on the outside board of directors of one other

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company and, subject to the prior approval of the Board which approval shall not be unreasonably withheld, from accepting appointment to or continuing to serve on such additional boards of directors or trustees of any other business or corporation; provided, further, that, in each case, such activities do not conflict or interfere with the performance of Executive’s duties hereunder or conflict with Section 8.

3. Base Salary. During the Employment Term, the Company shall pay Executive a base salary of $1,200,000 annually, payable in regular installments in accordance with the Company’s usual payment practices. Executive may be entitled to increases in his base salary in the sole discretion of the Board, which shall make such determinations following its annual review process for executives. Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.”

4. Annual Bonus. With respect to each fiscal year during the Employment Term, Executive shall have the opportunity to earn an annual bonus award (the “Annual Bonus”) pursuant to the terms and conditions of the EFH Executive Annual Incentive Plan (“AIP”) of 100% of Base Salary (“Target Award”). The amount of the Annual Bonus shall be based upon the achievement of annual business performance targets and Executive’s individual performance, both as approved by the Board; provided, however, if the Company and/or Executive achieve superior performance targets as established by the Board, then Executive shall be eligible to receive a bonus award constituting 200% of his Target Award. Each Annual Bonus, if any, shall be paid to Executive within two and one-half (2 1/2) months after the end of the applicable fiscal year.

5. Employee Benefits; Perquisites; Fringe Benefits.

(a) Welfare, Savings and Retirement Benefits. During the Employment Term, Executive shall be entitled to participate in the Company’s group health, life, disability, and all tax qualified and nonqualified benefit plans, as in effect from time to time (collectively “Employee Benefits”), on a basis which is no less favorable than is offered to other members of the Strategy and Policy Committee, to the extent consistent with applicable law and the terms of the applicable plans.

(b) Fringe Benefits; Perquisites. During the Employment Term, Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company (including, without limitation, the Company’s payment on behalf of Executive of monthly dues of a country club selected by Executive) to the extent the Company provides similar benefits or perquisites (or both) to other members of the Strategy and Policy Committee and Executive is otherwise eligible to participate.

(c) At the beginning of each calendar year during the Employment Term, Executive shall be entitled to the greater of: five (5) weeks of paid vacation, or the maximum number of days Executive is entitled to under the Company’s vacation or paid time off policy, as applicable. Executive shall be entitled to carry over up to five (5) days of unused vacation from one calendar year to the next; provided that, any carryover vacation days not used in the next calendar year shall be forfeited. Executive shall also be entitled to paid sick leave benefits in accordance with those provided to other similarly situated executives during the Employment Term.

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(d) Executive shall be entitled to the additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

6. Business Expenses. Subject to the Company’s standard policies and procedures with respect to expense reimbursement, the Company shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, provided claims for reimbursement are submitted timely and with appropriate supporting documentation.

7. Termination. Executive’s employment hereunder may be terminated by either the Company or Executive at any time and for any reason; provided that, unless otherwise provided herein, either Party will be required to give the other Party at least sixty (60) days advance written notice of termination of Executive’s employment. Notwithstanding the foregoing, the Company may, in lieu of providing sixty (60) days advance written notice of termination, immediately terminate Executive’s employment for Cause; provided, that, the Company provides Executive with the compensation and benefits then in effect at the time of such termination to which Executive would have been entitled had he continued employment with the Company for such sixty (60) day period. The provisions of this Section 7 shall exclusively govern Executive’s rights upon termination of employment with the Company and its Affiliates (as defined in Section 8(c) below).

(a) By the Company for Cause or by Executive Due to Voluntary Resignation without Good Reason.

(i) Executive’s employment may be terminated by the Company for Cause (as defined below) or by Executive’s voluntary resignation without Good Reason (as defined below) and, in either case, Executive shall be entitled to receive:

(A) within six (6) calendar days following the date of termination, accrued, but unpaid Base Salary and unused vacation, earned through the date of termination;

(B) in accordance with Section 4 (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company), any accrued but unpaid Annual Bonus earned for any previously completed fiscal year;

(C) within sixty (60) days of Executive’s claim for reimbursement, payment for any unreimbursed business expenses properly incurred by Executive in accordance with the Company’s policies prior to the date of Executive’s termination; provided that claims for reimbursement are accompanied by appropriate supporting documentation and are submitted to the Company within ninety (90) days following the date of Executive’s termination of employment;

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(D) Employee Benefits and equity compensation, if any, as to which Executive may be entitled under the employee benefit plans of the Company and its Affiliates or any agreement between the Company (and/or its Affiliates) and Executive; and

(E) any amounts payable or that may become payable pursuant to Section 7(g) and/or Section 9(g) (the amounts described in clauses (A) through (E) hereof being referred to as the “Accrued Rights”).

Following termination of Executive’s employment by the Company for Cause or voluntary resignation by Executive without Good Reason, except as set forth in this Section 7(a)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) For purposes of this Agreement, the terms:

(A) “Cause” shall mean (i) if, in carrying out his duties to the Company, Executive engages in conduct that constitutes (a) a material breach of his fiduciary duty to the Company or its shareholders (including, without limitation, a material breach or attempted breach of the provisions under Section 8), (b) gross neglect, or (c) gross misconduct resulting in material economic harm to the Company; provided that any such conduct described in (a), (b) or (c) is not cured within ten (10) business days after Executive receives from the Company written notice thereof; or (ii) Executive’s conviction of, or entry of a plea of guilty or nolo contendere for, a felony or other crime involving moral turpitude.

(B) “Good Reason” shall mean, provided that Executive has not previously given the Company his written consent, (i) a reduction in Executive’s Base Salary or Executive’s annual incentive compensation opportunity (other than a general reduction in base salary or annual incentive compensation opportunities that affects all salaried employees of the Company proportionately); (ii) a transfer of Executive’s primary workplace by more than fifty (50) miles from the workplace on the Effective Date; (iii) a substantial adverse change in Executive’s title, duties or responsibilities; (iv) any material breach of this Agreement; or (v) an adverse change in Executive’s reporting responsibilities pursuant to the terms of this Agreement; provided, however, that any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith and is cured within ten (10) business days after Executive gives the Company written notice of any such event set forth above, shall not constitute Good Reason.

(b) Disability or Death.

(i) Executive’s employment shall terminate upon Executive’s death and may be terminated by the Company if Executive has a Disability (as defined below) and, in either case, Executive or Executive’s estate (as the case may be) shall be entitled to receive:

(A) the Accrued Rights;

(B) a portion of the Target Award that Executive would have been entitled to receive pursuant to Section 4 hereof for the fiscal year of termination, such portion to be determined by multiplying the Target Award by a fraction, the numerator of which

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is the number of days during which Executive was employed by the Company in the fiscal year of Executive’s termination, and the denominator of which is 365 (the “Pro-Rata Bonus”), with such Pro-Rata Bonus payable to Executive pursuant to Section 4 as if Executive’s employment had not terminated; and

(C) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment due to death or Disability, except as set forth in this Section 7(b)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) “Disability” shall mean Executive’s physical or mental incapacitation and consequent inability, with reasonable accommodation, for a period of six consecutive months to perform Executive’s duties; provided, however, in the event the Company temporarily replaces Executive, or transfers Executive’s duties or responsibilities to another individual, on account of Executive’s inability to perform such duties due to a mental or physical incapacity which is, or is reasonably expected to become, a long-term disability, then Executive’s employment shall not be deemed terminated by the Company and Executive shall not be able to resign with Good Reason. Any question as to the existence of a Disability as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree on a qualified independent physician, each shall appoint a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement and any other agreement with Executive that incorporates this definition of Disability.

(c) By the Company Without Cause; Resignation by Executive for Good Reason. Executive’s employment hereunder may be terminated by the Company without Cause (other than by reason of death or Disability) or upon Executive’s resignation for Good Reason and, in either case (except as otherwise provided in Section 7(e)), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company):

(A) a lump sum payment equal to: (I) three (3) times Executive’s Base Salary, and (II) the Pro-Rata Bonus, payable as soon as practicable but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; and

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(B) Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (x) thirty (30) months from the date of termination of Executive’s employment (the “Severance Period”), to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (y) until Executive is, or becomes, eligible for comparable coverage (determined on a coverage by coverage and benefit by benefit basis) under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(c)(ii)(B) when, in the absence of the benefits provided in this Section 7(c)(ii)(B), Executive would not be entitled to continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iii) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, except as set forth in this Section 7(c) or otherwise provided in Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Expiration of Employment Term.

(i) In the event Executive elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the Accrued Rights. Except as set forth in this Section 7(d)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) In the event the Company elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the payments and benefits applicable to a termination of Executive’s employment without Cause pursuant to Section 7(c) or Section 7(e), as applicable. Except as set forth in this Section 7(d)(ii) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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(e) Change in Control. Notwithstanding any provision contained herein, if Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, in either case, within twenty-four (24) months following a Change in Control (as defined in the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), a lump sum payment equal to three (3) times the sum of Executive’s annualized Base Salary and Executive’s Target Award, payable as soon as practicable but no later than the earlier of: (i) March 15 following the calendar year in which termination occurs or (ii) ninety (90) days following termination;

(iii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (A) termination of the Severance Period, to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (B) until Executive is, or becomes, eligible for comparable coverage (determined on a coverage by coverage and benefit by benefit basis) under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(e)(iii) when, in the absence of the benefits provided in this Section 7(e)(iii) Executive would not be entitled to continuation coverage under Code Section 4980B, Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under COBRA, Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iv) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, in either case, within twenty-four (24) months following a Change in Control, except as set forth in this Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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(f) Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) shall be communicated by written Notice of Termination to the other Party in accordance with Section 9(j) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice indicating the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

(g) Code Section 4999.

(i) If, by reason of, or in connection with, any transaction that occurs after the Original Effective Date, Executive would be subject to the imposition of the excise tax imposed by Code Section 4999 related to Executive’s employment with the Company, whether before or after termination of Executive’s employment, but the imposition of such tax could be avoided by approval of shareholders described in Code Section 280G(b)(5)(B), then Executive may ask the Company to seek such approval, in which case the Company will use its reasonable best efforts to cause such approval to be obtained and Executive will cooperate and execute such waivers as may be necessary so that such approval avoids imposition of any excise tax under Code Section 4999. If Executive fails to request that the Company seek such approval, or if Executive does request that the Company seek such approval, but fails to cooperate and execute such waivers as may be necessary in the approval process, Section 7(g)(ii) shall not apply and Executive shall not be entitled to any gross-up payment for any resulting tax under Code Section 4999. If such approval, even if sought and obtained, would not avoid imposition of the excise tax imposed under Code Section 4999, then the provisions of Section 7(g)(ii) shall apply without any precedent obligation of Executive to seek such approval.

(ii) Gross-Up Payment.

(A) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, any Affiliate, or one or more trusts established by the Company or any Affiliate for the benefit of their employees, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a “Payment”) is subject to the excise tax imposed by Code Section 4999 or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any federal, state and local income taxes and employment taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

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(B) All determinations required to be made under this Section 7(g)(ii), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP, Alvarez & Marsal, or such other nationally recognized accounting firm as may be designated by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Executive within ten (10) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest effective rates applicable to individuals in the state or locality of Executive’s residence or place of employment in the calendar year in which any such Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account limitations applicable to individuals subject to federal income tax at the highest marginal rates. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7(g)(ii), shall be paid by the Company to Executive (or to the appropriate taxing authority on Executive’s behalf) when due. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and Executive (subject to Section 7(g)(ii)(C)). As a result of the uncertainty in the application of Code Section 4999, it is possible that the amount of the Gross-Up Payment determined by the Accounting Firm to be due to (or on behalf of) Executive was lower than the amount actually due (“Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 7(g)(ii)(C) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive (but in any case no later than the calendar year following the calendar year in which such tax was payable).

(C) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of any Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order to effectively contest such claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall

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indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(g)(ii)(C), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one (1) or more appellate courts, as the Company shall determine; provided that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(D) If, after the receipt by Executive of an amount paid or advanced by the Company pursuant to this Section 7(g)(ii), Executive becomes entitled to receive any refund with respect to a Gross-Up Payment, Executive shall (subject to the Company’s complying with the requirements of Section 7(g)(ii)(C)) promptly pay to the Company the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 7(g)(ii)(C), a determination is made that Executive shall not be entitled to any refund with respect to such claim, and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

(E) For the avoidance of doubt, all payments to or for the benefit of Executive provided for in this Section 7(g)(ii) shall be made no later than the end of the calendar year in which the applicable Excise Tax has become due, or if as a result a tax audit or litigation, it is determined that no additional Excise Tax has become due, the end of the calendar year in which the audit is completed or there is a final and non-appealable settlement or other resolution.

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8. Restrictive Covenants.

(a) In consideration of the Company entering into this Agreement with Executive and hereby promising and committing itself to provide Executive with Confidential Information and/or specialized training after Executive executes this Agreement, Executive shall not, directly or indirectly:

(i) at any time during or after the Employment Term, disclose any Confidential Information pertaining to the business of the Company, the Sponsor Group, or any of their respective Affiliates, except when required to perform his duties to the Company or one of its Affiliates, or by law or judicial process, provided that Executive gives the Company reasonable notice of any legal or judicial proceeding requiring Executive to disclose Confidential Information and an opportunity to challenge the disclosure of any such information, and Executive agrees to provide such reasonable notice in writing to:

General Counsel

Energy Future Holdings Corp.

1601 Bryan Street, 41st Floor

Dallas, Texas 75201

(214) 812-5153 (facsimile);

(ii) at any time during the Employment Term and for a period of twenty-four (24) months thereafter (the “Non-Compete Period”), directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any Competing Business in Texas or any other geographic area in which Texas Energy Future Holdings Limited Partnership, the Company or any of their respective subsidiaries operates or conducts business; or

(iii) at any time during the Employment Term and for a period of twenty-four (24) months thereafter, directly or indirectly (A) solicit customers or clients of the Company or any of its Affiliates to terminate their relationship with the Company or any of its Affiliates or otherwise solicit such customers or clients to compete with any business of the Company or any of its Affiliates, or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of Executive’s employment, employed by the Company or any of its Affiliates;

provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any member of the Sponsor Group or any of its Affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries in any geographic area where they operate. Notwithstanding the foregoing, for the purposes of this Section 8(a), (A) Executive may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or its Affiliates that are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if Executive (I) is not a controlling person of, or a member of a group which controls, such Person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person, and (B) Section 8(a)(ii) shall not be violated by reason of any exercise of tag-along rights under the Sale Participation Agreement, by and between the Company (and related parties) and Executive (the “Sale Participation Agreement”) or Drag Transaction (as defined in the Sale Participation Agreement) that may occur after the date hereof.

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be

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substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has had access to Confidential Information, the Parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security). Notwithstanding the foregoing, in the event Executive breaches the covenants set forth in this Section 8, the Company’s rights and remedies with respect Executive’s Options, Option Stock, and Stock and payments related thereto, as those terms are defined in the Management Stockholder’s Agreement, by and between the Company (and related parties) and Executive (the “Management Stockholder’s Agreement”) shall be limited to those set forth in Section 22(c) of the Management Stockholder’s Agreement.

(c) For purposes of this Agreement, the terms listed below shall be defined as follows:

(i) “Affiliate” shall mean with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person; provided, however, for purposes of this Agreement, Texas Energy Future Co-Invest, LP shall not be deemed to be an Affiliate of the Sponsor Group or any member of the Sponsor Group.

(ii) “Competing Business” shall mean any business that directly or indirectly competes, at the relevant determination date, with one or more of the businesses of the Company or any of its Affiliates in any geographic area where Texas Energy Future Holdings Limited Partnership, the Company, or any of their respective subsidiaries operates.

(iii) “Confidential Information” shall mean information: (A) disclosed to or known by Executive as a consequence of or through his employment with the Company or any Affiliate; (B) not publicly available or not generally known outside the Company or any Affiliate; and (C) that relates to the business and/or development of the Company or any Affiliate. Any information that does not meet each of the criteria listed above (in subsections (A) – (C)) shall not constitute Confidential Information. By way of example, Confidential Information shall include but not be limited to the following: all non-public information or trade secrets of the Company, or any Affiliate that gives the Company or any Affiliate a competitive business advantage or the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interests of the Company or any Affiliate; information regarding the Company’s or any Affiliate’s business operations, such as financial and sales data (including budgets, forecasts, and historical financial data), operational information, plans, and strategies; business and marketing strategies and plans for various products and services; rate and regulatory strategy and plans; information regarding suppliers, consultants, employees, and contractors; technical information concerning products, equipment, services, and processes; procurement procedures; pricing and pricing techniques; information concerning past, current and prospective customers, investors, and business affiliates; plans or strategies for expansion or acquisitions; budgets; research; trading methodologies and terms; communications information; evaluations, opinions, and interpretations of information and data; marketing and merchandising techniques; electronic databases; models; specifications; computer programs; contracts; bids or

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proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and the Company’s or any Affiliate’s files, physical or electronic documents, equipment, and proprietary data or material in whatever form including all copies of all such materials. By way of clarification (but not limitation), information that Executive conceived or developed during his employment with the Company or an Affiliate or learned from other employees or contractors of the Company or an Affiliate that meets the definition of Confidential Information shall be treated as such.

(iv) “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor thereto).

(v) “Restricted Group” shall mean, collectively the Company, its subsidiaries, the members of the Sponsor Group and their respective Affiliates.

(vi) “Sponsor Group” shall mean Kohlberg Kravis Roberts & Co. L.P., TPG Capital L.P., and Goldman, Sachs & Co.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles thereof.

(b) Entire Agreement. Except as otherwise provided herein, this Agreement contains the entire understanding of the Parties with respect to the employment of Executive by the Company and/or its Affiliates and supersedes all prior agreements and understandings. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties with respect to the subject matter herein other than those expressly set forth herein.

(c) No Waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such Party’s rights or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e) Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by the Company to a person or entity which is an Affiliate or a successor in interest to substantially all of the business operations of the Company, provided that the assignee expressly assumes all obligations of the Company under this Agreement and all other related agreements to which Executive and the Company are parties. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such Affiliate or successor person or entity.

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(f) Set Off; Mitigation. Except as otherwise provided in Section 9(o), the obligations of the Company to pay Executive the amounts provided and to make the arrangements provided hereunder shall not be subject to setoff, counterclaim or recoupment of amounts owed by Executive to the Company and/or its Affiliates. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment and, except as expressly provided herein, no amount payable hereunder shall be reduced by any payments or benefits received from such subsequent employment.

(g) Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, if, at the time of Executive’s termination of employment, the Company has securities that are publicly traded on an established securities market, and Executive is a “specified employee” (as defined in Code Section 409A), and the deferral of the commencement of any payments or benefits otherwise payable pursuant to Section 7 is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then, to the extent permitted by Code Section 409A, the Company will defer any such payments or benefits hereunder (without any reduction in the payments or benefits ultimately paid or provided to Executive) until the date that is six (6) months following Executive’s termination of employment with the Company (or the earliest date as is permitted under Code Section 409A), provided that amounts which do not exceed the limits set forth in Code Section 402(g)(1)(B) in the year of such termination shall be payable immediately upon termination. Any payments or benefits deferred due to such requirements will be paid in a lump sum to Executive at the end of such six (6) month period. The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 9(g).

(h) Indemnity. The Company and its subsidiaries shall indemnify and hold Executive harmless for all acts and omissions occurring during his employment or service as a member of the board of directors or managers (as applicable) of any of the Company and/or its subsidiaries, to the maximum extent provided under each of the Company’s and such subsidiaries’ charter, certificate of formation, limited partnership agreement, by-laws and applicable law. During the Employment Term and for a term of six (6) years thereafter, the Company, or any successor to the Company, the Company’s subsidiaries (to the extent not covered under the terms of the Company’s insurance policy), and each of their respective successors, shall purchase and maintain, at their own expense, directors’ and officers’ liability insurance providing coverage for Executive in the same amount as, and with terms no less favorable than, for members of their respective boards of directors or managers (as applicable).

(i) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of Executive’s death before receiving all amounts and benefits due to him hereunder, such amounts shall be payable to Executive’s estate or as otherwise provided under applicable benefit plans or arrangements.

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(j) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:	Energy Future Holdings Corp. 1601 Bryan Street, 41st Floor Dallas, Texas 75201-3411 Attention: General Counsel

If to Executive:	The most recent address on file with the Company

(k) Executive Representation. Executive hereby represents to the Company that his execution and delivery of this Agreement and performance of his duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement, separation agreement or other agreement or policy to which Executive is a party or otherwise bound.

(l) Captions; Section References. The captions included herein are for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to sections of statutes, regulations or rules shall be deemed to be references to any successor sections.

(m) Further Assurances. The Parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

(n) Cooperation. For a period of six (6) years after his termination, Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder, provided that the Company and its Affiliates shall use reasonable efforts to avoid material interference with Executive’s business or personal activities. The Company shall pay all of Executive’s reasonable expenses incurred in connection with providing such cooperation.

(o) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. In addition, Executive expressly authorizes and agrees that any amounts he owes in relation to any travel or credit cards issued or sponsored by the Company, the energy conservation program, the appliance purchase program, or salary, bonus, vacation or other benefit overpayments, may be offset and deducted from any payments due to Executive pursuant to this Agreement.

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(p) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(q) Amendments. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties hereto.

(r) Return of Property. Executive agrees that if Executive’s employment with the Company is terminated (for any reason), Executive shall not take with Executive, but will leave with the Company, all computers, cell phones, access cards, computer or electronic storage devices, any other Company property and all Confidential Information, work product, records, files, electronic mail, memoranda, reports, documents and other information that is the property of the Company, in whatever form (including on computer disk or any electronic storage device), and any copies thereof, or if such items are not on the premises of the Company, Executive agrees to return such items immediately upon Executive’s termination (regardless of the reason) or any time at the request of the Company. Executive acknowledges that all such items are and remain the property of the Company.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Donald L. Evans
Donald L. Evans
Chairman of the Board of Directors

EXECUTIVE:

/s/ John Young
John Young

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Exhibit I

In addition to the benefits, perquisites and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits, perquisites and compensation set forth in this Exhibit I, subject to the terms and conditions set forth herein:

(a) Executive shall have the opportunity to earn the retention awards set forth in this Exhibit I, collectively referred to herein as the “Retention Award”, subject to the terms and conditions set forth herein:

(i) Executive shall earn a long-term cash bonus award equal to 100% of the aggregate Annual Bonus amount actually earned by Executive in respect of fiscal years 2009, 2010, and 2011 (the “First Retention Award”). The First Retention Award earned by Executive shall be paid to Executive in a lump sum on September 30, 2012; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by the Company or an Affiliate thereof on September 30, 2012.

(ii) Executive shall earn an additional long-term cash bonus award in an amount between $750,000 and $1,500,000 determined by the Company’s performance as indicated by the level of EFH Management EBITDA actually achieved for the fiscal year ended December 31, 2011 relative to the EFH Management EBITDA threshold and target amounts set by the Board for such fiscal year (the “Second Retention Award”). For the achievement of the threshold level of EFH Management EBITDA in respect of such year, Executive shall earn $750,000, for the achievement of at least the target level of EFH Management EBITDA in respect of such year, Executive shall earn $1,500,000 (the “Second Retention Target Award”), and for the achievement of EFH Management EBITDA in between the threshold and target levels in respect of such year, Executive shall earn an amount between $750,000 and $1,500,000 as determined by linear interpolation. The Second Retention Award, if earned, shall be paid to Executive in two equal installments on September 30, 2012 and September 30, 2013; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by the Company or an Affiliate thereof on the applicable payment date.

(iii) Executive shall earn an additional long-term cash bonus award in an amount between $1,350,000 and $2,700,000 per fiscal year determined by the Company’s performance as indicated by the level of EFH Management EBITDA actually achieved for the fiscal years ended December 31, 2012, December 31, 2013, and December 31, 2014 relative to the EFH Management EBITDA threshold and target amounts set by the Board for each respective fiscal year (the “Third Retention Award”). For the achievement of the threshold level of EFH Management EBITDA in respect of any such year, Executive shall earn $1,350,000, for the achievement of at least the target level of EFH Management EBITDA in respect of any such year, Executive shall earn $2,700,000 (the “Third Retention Target Award”), and for the achievement of EFH Management EBITDA in between the threshold and target levels in respect of any such year, Executive shall earn an amount between $1,350,000 and $2,700,000 as determined by linear interpolation. The Third Retention Award, if earned, shall be paid to Executive in a lump sum on March 13, 2015; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by the Company or an Affiliate thereof on March 13, 2015.

Exhibit I-1

(iv) The process followed by the O&C Committee in establishing the EFH Management EBITDA threshold and target amounts for purposes of the Second Retention Award and the Third Retention Award shall be consistent with the O&C Committee’s prior practice.

(v) In the event Executive’s employment is terminated pursuant to Section 7(b), 7(c), 7(d)(ii), or 7(e) hereof, in any case, prior to the payment date of an applicable Retention Award, Executive shall be entitled to receive the Retention Award, or a portion thereof, that Executive would otherwise have been entitled to receive pursuant to sub-paragraphs (a)(i), (a)(ii), and (a)(iii) of this Exhibit I, calculated as set forth below (the sum of such amounts referred to herein as the “Pro-Rata Retention Award”), with such Pro-Rata Retention Award payable to Executive as soon as practical but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; provided, that, in the case of a termination of employment pursuant to Section 7(c), 7(d)(ii), or 7(e), Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company).

(A) with respect to the First Retention Award, (x) 100% of the aggregate Annual Bonus amount(s) actually earned by Executive in respect of any applicable fiscal year completed prior to the date of Executive’s termination, plus (y) if the termination occurs prior to January 1, 2012, 100% of the Pro-Rata Bonus amount calculated pursuant to Section 7(b)(i)(B) above (for avoidance of doubt, the First Retention Award payment shall not be based on any Annual Bonus or Pro-Rata Bonus earned by or paid to Executive with respect to fiscal year 2012); plus

(B) with respect to the Second Retention Award, (x) if the termination occurs prior to January 1, 2012, a portion of the Second Retention Award to be determined by multiplying the Second Retention Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2012, the actual earned amount of the Second Retention Award; plus

(C) with respect to the Third Retention Award, (x) if the termination occurs prior to January 1, 2015, a portion of the Third Retention Award equal to (1) the amount that would have been payable under sub-paragraph (a)(iii) of this Exhibit I for any completed fiscal year, plus (2) a portion of the Third Retention Award to be determined by multiplying the Third Retention Target Award for the year of Executive’s termination by a fraction, the numerator of which is the number of days during which Executive was employed by the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2015, the actual earned amount of the Third Retention Award.

(vi) Notwithstanding any provision of this Exhibit I to the contrary, in the event of a Change in Control, Executive’s entitlement to the Retention Awards shall be

Exhibit I-2

determined without regard to the achievement of EFH Management EBITDA in respect of the fiscal year in which such Change in Control occurs and any subsequent year, and the amount earned by Executive shall be determined as if target level of EFH Management EBITDA were achieved for any such year, but to the extent the Retention Award is attributable to any prior fiscal year, actual EFH Management EBITDA for such prior year shall be used.

(vii) To assure payment of the Company’s obligations under sub-paragraphs (a)(ii) and (a)(iii) above, the Company shall obtain the issuance of an Irrevocable Standby Letter of Credit (the “LOC”) for the benefit of Executive from a bank (the “Issuer”) on the following terms:

(A) The LOC shall be in the amount of $9,600,000.

(B) The LOC shall expire on                    .

(C) The LOC shall not be transferable.

(D) Partial and multiple draws shall be permitted under the LOC. [Information Omitted]

(viii) The LOC shall be issued in the form attached hereto as Exhibit I(A) as soon as administratively feasible after the date of this Agreement.

(ix) Any amount paid under the LOC to the United States Treasury in respect of the Company’s tax account shall be credited as withheld income and payroll taxes with respect to Executive, and the Company shall properly report such amount on IRS Form W-2 issued to Executive for the applicable tax year.

(x) For purposes hereof, “EFH Management EBITDA” shall mean Energy Future Holdings Corp. consolidated EBITDA; where:

(A) “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to the Sponsor Group and/or its Affiliates, together with such adjustments as the O&C Committee shall determine appropriate in its discretion after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer. Such adjustments will be consistent with those included in the definition of EBITDA in the Energy Future Holdings Corp. Indenture related to its 10.000% Senior Secured Notes due 2020, as such indenture is in effect on the Effective Date, to the extent considered appropriate for management compensation purposes, which will include but are not limited to, adjustments to reflect unrealized mark-to-market valuations of hedging instruments; fees and expenses relating to the Company’s receivables financing facilities; the amortization of nuclear fuel costs; and any effects of adjustments in the financial statements resulting from the application of purchase accounting; but which for clarification will not include, without limitation, adjustments to reflect unrealized cost savings and planned and unplanned outages. In any event and notwithstanding anything herein to the contrary, the O&C Committee shall have the discretion to make any further adjustments to the calculation of EBITDA as it deems fair and appropriate after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer.

Exhibit I-3

(B) The O&C Committee shall, fairly and appropriately, following the O&C Committee’s good faith consultation with the Chief Executive Officer and/or Chief Financial Officer, adjust the calculation of EBITDA to reflect the following: acquisitions, divestitures, any change required by GAAP relating to share-based compensation or for other changes in GAAP promulgated by accounting standard setters that, in each case, the O&C Committee in good faith determines require adjustment of EBITDA. The O&C Committee’s determination of such adjustment shall be based on the effect of such event on the Company’s consolidated financial statements.

(b) As soon as administratively practicable following the February O&C Committee meeting in each of 2011, 2012, and 2013, provided Executive remains continuously employed by the Company or an Affiliate thereof through each applicable grant date, Executive shall be entitled to receive on each such date, a grant of 1,500,000 restricted stock units under the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement, in such form and substance as attached hereto as Exhibit I(B), to be entered into by and between the Company and Executive with respect to each annual grant. In the event of a Change in Control prior to any applicable grant date, the restricted stock units that would have been granted under this sub-paragraph (b) of this Exhibit I shall be issued and shall be vested immediately prior to the effective date of the Change in Control. The rights and obligations of Executive and the Company shall be governed by the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement entered into incident to each such grant.

Exhibit I-4

Exhibit I(A)

DATE:

IRREVOCABLE STANDBY

LETTER OF CREDIT NO.

BENEFICIARY:

[EXECUTIVE NAME]

[ADDRESS]

[CITY, STATE ZIP]

FACSIMILE NUMBER [    ]

APPLICANT:

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

FOR THE ACCOUNT OF [NAME OF EMPLOYER]

1601 BRYAN STREET, 44TH FLOOR

DALLAS, TX 75201-3411

FACSIMILE NUMBER [    ]

AMOUNT: $[5,000,000]

EXPIRY DATE:

LADIES AND GENTLEMEN:

BY ORDER OF OUR CLIENT, TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC FOR THE ACCOUNT OF [NAME OF EMPLOYER] (THE “ACCOUNT PARTY”), WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                    (THIS “LETTER OF CREDIT”) IN YOUR FAVOR FOR DRAWINGS NOT TO EXCEED THE AGGREGATE SUM OF [FIVE MILLION] U.S. DOLLARS ([$5,000,000]), EFFECTIVE IMMEDIATELY. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC., 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, AND, SUBJECT TO THE FURTHER TERMS HEREOF, EXPIRES WITH OUR CLOSE OF BUSINESS ON                    .

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU AGAINST YOUR SIGHT DRAFT(S), DRAWN ON US, PURPORTEDLY SIGNED BY YOU (OR YOUR SUCCESSOR(S) OR HEIR(S) AT LAW), AND OTHERWISE IN THE FORM ATTACHED HERETO AS EXHIBIT A, APPROPRIATELY COMPLETED.

FUNDS UNDER THIS LETTER OF CREDIT WILL BE AVAILABLE FOR DRAWING IN ACCORDANCE WITH THE FOLLOWING SCHEDULE; HOWEVER, IN NO EVENT SHALL THE TOTAL AMOUNT OF ALL PAYMENTS MADE UNDER THIS LETTER OF CREDIT EXCEED THE AMOUNT OF $[5,000,000.00]:

Availability Periods	Amount Available in U.S. Dollars
[ ]	[ ]

FOR THE AVOIDANCE OF DOUBT, ANY UNUTILIZED AMOUNT IN ANY GIVEN AVAILABILITY PERIOD WILL BE CUMULATIVELY ADDED TO THE AMOUNT AVAILABLE IN THE IMMEDIATELY SUCCEEDING AVAILABILITY PERIOD.

Exhibit I(A)-1

FURTHERMORE, THE MAXIMUM AGGREGATE AMOUNT THAT MAY BE DRAWN BY YOU DURING THE TERM OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AGGREGATE AMOUNT OF ANY PRIOR PAYMENTS MADE UNDER THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED HEREUNDER. THIS LETTER OF CREDIT SHALL AUTOMATICALLY TERMINATE AFTER PAYMENT OF ANY DRAW MADE UNDER STATEMENT (B) IN THE FORM OF SIGHT DRAFT ATTACHED HERETO AS EXHIBIT A.

THIS LETTER OF CREDIT IS NOT TRANSFERABLE.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN STRICT COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT ON OR BEFORE THE EXPIRY DATE OF THIS LETTER OF CREDIT. WE SHALL EFFECT PAYMENT THREE BUSINESS DAYS AFTER OUR RECEIPT OF DOCUMENTS IN STRICT CONFORMITY WITH THE TERMS OF THIS LETTER OF CREDIT. AS USED HEREIN “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY OR SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN NEW YORK CITY ARE AUTHORIZED OR REQUIRED TO CLOSE BY LAW.

PAYMENT OF DRAWINGS MADE HEREUNDER SHALL BE MADE IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•

SIXTY PERCENT (60%) OF EACH SUCH DRAWING SHALL BE PAYABLE PURSUANT TO BENEFICIARY’S (OR HIS SUCCESSOR(S) OR HEIR(S) AT LAW) WRITTEN WIRE INSTRUCTIONS SET FORTH IN THE APPROPRIATELY COMPLETED AND PRESENTED SIGHT DRAFT(S), AND

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA REFERENCE #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

THIS LETTER OF CREDIT IS SUBJECTED TO AND GOVERNED BY LAWS OF THE STATE OF NEW YORK AND THE 2007 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 600). IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, KINDLY DIRECT YOUR COMMUNICATIONS TO THE ATTENTION OF OUR LETTER OF CREDIT DEPARTMENT, 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NO.                    .

Exhibit I(A)-2

EXHIBIT A TO

LETTER OF CREDIT NO.

FORM OF SIGHT DRAFT

VIA OVERNIGHT MAIL

            , 20

CITIBANK, N.A.

C/O CITICORP NORTH AMERICA, INC., AS SERVICER

3800 CITIBANK CENTER, BUILDING B

3RD FLOOR

TAMPA, FLORIDA 33610

ATTENTION: LETTER OF CREDIT DEPT.

RE: LETTER OF CREDIT NO.

[STATE ONE OF THE FOLLOWING [(A) OR (B):

(A) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                     (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                     IS $            , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) I REMAIN EMPLOYED BY [ABBREVIATED NAME], THE ACCOUNT PARTY (AS DEFINED IN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     ) OR AN AFFILIATE OF [ABBREVIATED NAME] AND/OR THE ACCOUNT PARTY AS OF THE DATE OF THIS DRAW AND I AM ENTITLED TO THE FULL AMOUNT EARNED AND PAYABLE. I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.

OR

(B) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                     (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                     IS $            , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) MY EMPLOYMENT WAS TERMINATED PURSUANT TO SECTION 7(b), 7(c), 7(d)(ii), or 7(e) OF THE EMPLOYMENT AGREEMENT PRIOR TO THE DATE OF THIS DRAW AND I AM ENTITLED TO EITHER THE FULL AMOUNT EARNED OR A PRO-RATED AMOUNT (PURSUANT TO SUB-PARAGRAPH (a)(v) OF EXHIBIT I TO THE EMPLOYMENT AGREEMENT). I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.]

Exhibit I(A)-3

YOU ARE HEREBY INSTRUCTED TO REMIT THE PAYMENT OF $            IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•	SIXTY PERCENT (60%) OF SUCH AMOUNT, OR $ , SHALL BE PAYABLE TO

Account Name: [INSERT]

Account #: [INSERT]

ABA REFERENCE #: [INSERT]

Name of Bank Depository: [INSERT]

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA Reference #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

[IF STATEMENT B ABOVE IS UTILIZED INCLUDE THE FOLLOWING STATEMENT] [THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT IRREVOCABLE STANDBY LETTER OF CREDIT NO.                    SHALL AUTOMATICALLY TERMINATE AFTER SUCH PAYMENT IS DULY MADE].

By:
[BENEFICIARY] OR
[BENEFICIARY’S SUCCESSOR(S) OR HEIR(S) AT LAW]

Exhibit I(A)-4

Exhibit I(B)

2007 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF

ENERGY FUTURE HOLDINGS CORP. AND ITS AFFILIATES

RESTRICTED STOCK UNIT AGREEMENT

To: [Name]	Date of Grant: [Date]	Number of Shares: [#]

This Agreement is made and entered into as of the Date of Grant set forth above by and between Energy Future Holdings Corp., a Texas corporation (the “Company”), and you;

WHEREAS, the Company adopted the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company or a Subsidiary;

WHEREAS, a “Restricted Stock Unit” shall represent your right to receive one share of common stock of the Company (the “Stock”) upon the lapse of the restrictions on your award, plus the additional rights to receive dividend equivalents (“Dividend Equivalent Right,” or “DER”), in accordance with the terms and conditions set forth herein and in the Plan (the “Award”);

WHEREAS, a copy of the Plan has been made available to you and shall be deemed a part of this Restricted Stock Unit Agreement (“Agreement”) as if fully set forth herein; and

WHEREAS, you desire to accept the Award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, you and the Company agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant set forth above, an award consisting of [#] Restricted Stock Units (subject to any adjustment made to this Award pursuant to Section 8 of the Plan in connection with a stock split, spin-off, recapitalization or other transaction that affects the Company’s equity securities). To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letter capitalized, but that are not otherwise defined in this Agreement shall have the meanings given to them in the Plan.

2. No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock prior to the date shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 6 or 7, as the case may be.

Exhibit I(B)-1

3. Dividend Equivalent Rights. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, you hold Restricted Stock Units granted pursuant to this Agreement that have not been settled, the Company shall create a bookkeeping account that will track, (a) to the extent the dividend paid to stockholders generally was a cash dividend, the cash value you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date, or (b) to the extent the dividend paid to stockholders generally was paid in the form of property, the property you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date. All DER amounts credited to your bookkeeping account pursuant to this Section 3, if any, shall be deemed converted into shares of Stock on the date that the Restricted Stock Units vest (based on the Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) of Stock on such date and rounded down to the nearest whole share of Stock) and paid to you in the form of additional shares of Stock on the date that the underlying Restricted Stock Units associated with such DER amounts are settled pursuant to Section 5 below. In the event that the Restricted Stock Units are forfeited to the Company without settlement to you, you will also forfeit any associated DER amounts. No interest will be payable with respect to DER amounts credited to your bookkeeping account, if any, that represent cash dividends. Property, if any, deemed credited to DER bookkeeping accounts representing dividends paid in property will be deemed invested in such property until the DER amounts are deemed converted to shares of Stock pursuant to this Section 3. The bookkeeping accounts, if any, created to track DER amounts are phantom accounts and the Company is under no obligation to set aside cash or property with respect to any DER amounts. Valuations made pursuant to this Section 3 (including any valuation of property deemed credited to a bookkeeping account) will be made by the Committee, or its designee, in its sole discretion and such valuation will be final and binding.

4. Restrictions; Forfeiture. The Restricted Stock Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 6 or 7 of this Agreement and Stock is issued to you as described in Section 5 of this Agreement. The Restricted Stock Units are also subject to forfeiture to the Company (the “Forfeiture Restrictions”) pursuant to Section 7 of this Agreement.

5. Issuance of Stock.

(a) No shares of Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Restricted Stock Units lapse, in accordance with Section 6 or 7. After the Restricted Stock Units vest pursuant to Section 6 or 7, as applicable, the Company shall, subject to any conditions described in subsection (b) below, promptly and within 30 days of such vesting date, cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding. Such issuance shall be made as soon as administratively practicable, but may be delayed, in the sole discretion of the Committee, if required by applicable securities law; provided, that, in no event shall the issuance of Stock be made later than March 15th of the year following the year of vesting, or as otherwise may be permitted under Treasury Regulation § 1.409A-1(b)(4)(ii). The Company shall evidence

Exhibit I(B)-2

the Stock to be issued in payment of such vested Restricted Stock Units in the manner it deems appropriate. The value of any fractional Restricted Stock Units shall be rounded down at the time Stock is issued to you in connection with the Restricted Stock Units. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

(b) You hereby acknowledge that by accepting this Award, the issuance of Stock pursuant to the settlement of your Restricted Stock Units pursuant to this Agreement shall be subject to all the terms and conditions of any Management Stockholder’s Agreement and Sale Participation Agreement previously executed by you, as such forms may be modified under the terms of such agreements; provided, however, that if you have not previously executed a Management Stockholder’s Agreement and/or a Sale Participation Agreement with the Company, you agree that, prior to the Company’s issuance of Stock to you pursuant to this Agreement, you will execute such documents in the form required by the Company. All Stock issued to you pursuant to this Agreement will (a) constitute “Stock” (as such term is defined in the Management Stockholder’s Agreement) for all purposes under the Management Stockholder’s Agreement, and (b) be treated as “Common Stock” underlying “Options” (as such terms are defined in the Sale Participation Agreement) for all purposes under the Sale Participation Agreement.

(c) The shares of Stock deliverable upon vesting of the Restricted Stock Units, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable.

6. Expiration of Restrictions and Risk of Forfeiture. Unless otherwise provided in Section 7 below, the restrictions on the Restricted Stock Units granted pursuant to this Agreement, including the Forfeiture Restrictions, will expire on September 30, 2014, and shares of Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Restricted Stock Units as set forth in Section 5, provided that you remain in the continuous employ of, or a service provider to, the Company or its Subsidiaries until September 30, 2014.

7. Termination of Services or Change in Control Events.

(a) Termination of Employment Other Than without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated for any reason other than by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability (“Cause”, “Good Reason”, and “Disability” as defined in your employment agreement with the Company or any of its Subsidiaries then in effect at the time of your termination of employment) prior to September 30, 2014, then those Restricted Stock Units for which the restrictions have not lapsed as of the date of your termination shall become null and void and those Restricted Stock Units shall be forfeited to the Company.

Exhibit I(B)-3

(b) Termination of Employment without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability prior to September 30, 2014, a portion of the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse with respect to such Restricted Stock Units on the effective date of your termination of employment. The portion of the Restricted Stock Units that shall become vested upon your termination of employment shall be determined by multiplying the number of Restricted Stock Units set forth in Section 1 by a fraction, the numerator of which is the number of days you were employed by the Company or any of its Subsidiaries from [February    , 20    ] through the effective date of your termination of employment, and the denominator of which is the number of days between [February     , 20    ] and September 30, 2014; all remaining Restricted Stock Units shall become null and void and shall be forfeited to the Company upon your termination of employment. The Restricted Stock Units that become vested pursuant to this Section 7(b) will be settled in accordance with Section 5 above.

(c) Change in Control. In the event that the Company undergoes a Change in Control (as defined in the Plan) prior to September 30, 2014, the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse on the effective date of such a Change in Control, provided that you have remained in the continuous employ of, or a service provider to, the Company or its Subsidiaries from the Date of Grant until the effective date of the Change in Control. Upon a Change in Control, your Restricted Stock Units will be settled in accordance with Section 5 above.

8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will not be considered as having terminated employment with the Company; however, your rights to the Restricted Stock Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Payment of Taxes. It shall be a condition of the obligations of the Company upon delivery of the Stock pursuant to Section 5 above that you pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Stock. The Company may, in its sole discretion, and you hereby authorize the Company to take such actions as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Stock otherwise deliverable to you hereunder through a net settlement and/or withholding amounts from any compensation or other amount owing to you from the Company), to satisfy the obligations for payment of the minimum amount of any such taxes. Notwithstanding the foregoing provisions of this Section 9, you may, at your election, be permitted to elect to use Stock otherwise deliverable to you hereunder, having an equivalent Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) to the payment that would otherwise be made by you to the Company pursuant to the foregoing provisions of this Section 9, to satisfy such obligations. You are hereby advised to seek your own tax counsel regarding the taxation of the Restricted Stock Units made hereunder.

Exhibit I(B)-4

10. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is, at the time of issuance, in effect with respect to such shares or (a) in the opinion of legal counsel to the Company, such shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF RESTRICTED STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, you will not sell or otherwise transfer any Stock acquired hereunder or other securities of the Company during the 180 day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 5(b), 10 and 11 of this Agreement on all certificates representing shares issued with respect to this Award.

13. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or to perform services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

14. Furnish Information. You agree to furnish to the Company all information reasonably requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation with respect to the transactions contemplated by this Agreement.

Exhibit I(B)-5

15. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder.

16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

20. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

21. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax, legal and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you and as a factor weighing against the advisability of granting any such future award to you.

22. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

23. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

Exhibit I(B)-6

24. Company Action. Any action required of the Company under this Agreement shall be by resolution of the Board or the Committee or by a person or entity authorized to act by resolution of the Board.

25. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

27. Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas County, Texas and the United States District Court for the Northern District of Texas (Dallas Division) each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Stock Units, the Plan, or this Agreement. In any such dispute, each of you and the Company agree not to raise, and do hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.

28. Amendment. This Agreement may be amended in accordance with the terms of the Plan.

29. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

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Exhibit I(B)-7

In Witness Whereof, this Agreement has been executed and delivered by the parties hereto.

ENERGY FUTURE HOLDINGS CORP.

By:

Its:

GRANTEE

Name:

Address:

Exhibit I(B)-8

Exhibit II

In addition to the benefits, perquisites and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits, perquisites and compensation set forth in this Exhibit II, subject to the terms and conditions set forth herein:

(a) Service Crediting. For purposes of eligibility to receive retiree medical benefits under any retiree medical benefit plan or program of the Company or its Affiliates, Executive shall be deemed eligible for such benefits upon retirement at any time after reaching age 55, so long as Executive has completed five (5) years of service with the Company and its Affiliates following January 31, 2008; provided that in all other respects Executive shall be subject to the terms and conditions of any such retiree medical plan (including with respect to any requirement for employee contributions).

(b) Life Insurance. During the Employment Term, the Company shall maintain in effect, at the Company’s cost, a ten (10) year term life insurance policy on the life of Executive in the amount of $10,000,000, payable to such beneficiary as designated by Executive. If Executive terminates employment prior to the expiration of the ten (10) year term of such policy, he may continue to maintain the policy at his own expense or the policy may be allowed to lapse.

(c) Annuity Benefit. Provided Executive remains continuously employed by the Company through December 31, 2014, the Company shall purchase on Executive’s behalf, as soon as administratively feasible, but in no event later than March 15, 2015, a single premium annuity contract from an insurance company acceptable to Executive, providing an annual annuity commencing on such date thereafter and payable in such form (e.g., life annuity, term certain and life annuity or joint and survivor annuity) as specified by Executive (the “Annuity Contract”). The Annuity Contract shall provide the specified annuity in the amount which may be provided by a single premium of the net amount remaining after withholding all applicable income and payroll taxes, from a non-periodic payment of $3,000,000. If, prior to December 31, 2014, Executive has been terminated without Cause by the Company, resigns for Good Reason, or terminates employment due to death or Disability, Executive (or his personal representative, as the case may be) shall be entitled to such Annuity Contract as soon as administratively practicable following Executive’s termination of employment, but in no event later than March 15th of the year following such termination of employment. If Executive is terminated by the Company for Cause or resigns without Good Reason prior to December 31, 2014, he shall forfeit his right to the Annuity Contract.

(d) Additional Cooperation. Notwithstanding anything in Section 9(n) to the contrary, (i) Executive and the Company shall coordinate with Executive’s schedule so as to minimize the extent to which any cooperation obligation under Section 9(n) interferes with Executive’s other business activities, and (ii) the Company shall pay Executive’s travel expenses (transportation, lodging, meals, etc.) in a level of comfort comparable to that enjoyed while employed hereunder and reasonable attorneys’ fees of counsel selected by him, incurred in order to satisfy Executive’s obligations under Section 9(n).

Exhibit II-1

Exhibit 10(b)

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated October 17, 2011 is made by and between EFH CORPORATE SERVICES COMPANY, ENERGY FUTURE HOLDINGS CORP. (the parent entity of EFH Corporate Services Company, referred to herein collectively as the “Company”) and PAUL KEGLEVIC (“Executive”) (individually, each a “Party” and collectively, the “Parties”).

WITNESSETH

WHEREAS, the Company and Executive previously entered into an employment agreement dated July 1, 2008 (“Original Effective Date”);

WHEREAS, EFH Corporate Services Company and Energy Future Holdings Corp. shall jointly employ Executive from the Effective Date (defined herein) through December 31, 2011; and thereafter, Executive shall be employed by Energy Future Holdings Corp.; and

WHEREAS, the Parties desire to amend and restate the employment agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the Company and Executive agree as follows:

1. Term of Employment. Subject to the provisions of Section 7 of this Agreement, this Agreement and Executive’s employment hereunder shall be effective as of July 1, 2011 (“Effective Date”) and shall end as of 11:59:59 P.M. on June 30, 2015 (the “Initial Term”). Subject to the provisions of Section 7 of this Agreement, this Agreement shall automatically renew for an additional one (1) year period commencing immediately following the last day of the Initial Term and each one (1) year period thereafter (each, a “Renewal Term”), unless, the Company or Executive provides the other Party written notice of non-renewal at least sixty (60) days prior to the end of the applicable term. The period during which Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term.”

2. Position and Duties.

(a) During the Employment Term, Executive shall serve as Executive Vice President and Chief Financial Officer (“EVP and CFO”) of the Company. In such position, Executive shall have such duties, authority and responsibilities as shall be determined from time to time by the board of directors of the Company (as used herein, the term “Board” shall mean the board of directors of the Company or a committee designated by such board) and the President and CEO of the Company, which duties, authority and responsibilities shall be customary for Executive’s position in a business of similar size, type and nature to that of the Company. Executive shall report to the President and CEO of the Company with respect to his responsibilities to the Company.

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(b) During the Employment Term, Executive will devote Executive’s full business time and best efforts to performance of the duties described in Section 2(a) and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere, directly or indirectly, with performance of Executive’s duties; provided, however, that nothing herein shall preclude Executive from serving on the outside board of directors of one other company and, subject to the prior approval of the Board, which approval shall not be unreasonably withheld, from accepting appointment to or continuing to serve on such additional boards of directors or trustees of any other business, corporation or charitable organization; provided, further, that, in each case, such activities do not conflict or interfere with the performance of Executive’s duties hereunder or conflict with Section 8.

3. Base Salary. During the Employment Term, the Company shall pay Executive a base salary of $650,000 annually, payable in regular installments in accordance with the Company’s usual payment practices. Executive may be entitled to increases in his base salary in the sole discretion of the Board, which shall make such determinations following its annual review process for executives. Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.”

4. Annual Bonus. With respect to each fiscal year during the Employment Term, Executive shall have the opportunity to earn an annual bonus award (the “Annual Bonus”) pursuant to the terms and conditions of the EFH Executive Annual Incentive Plan (“AIP”) of 85% of Base Salary (“Target Award”). The amount of the Annual Bonus shall be based upon the achievement of annual business performance targets and Executive’s individual performance, both as approved by the Board; provided, however, if the Company and/or Executive achieve superior performance targets as established by the Board, then Executive shall be eligible to receive a bonus award constituting 200% of his Target Award. Each Annual Bonus, if any, shall be paid to Executive within two and one-half (2 1/2) months after the end of the applicable fiscal year.

5. Employee Benefits; Perquisites; Fringe Benefits.

(a) During the Employment Term, Executive shall be entitled to participate in the Company’s group health, life, disability, and all tax qualified and nonqualified benefit plans, as in effect from time to time (collectively “Employee Benefits”), on a basis which is no less favorable than is offered to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company), to the extent consistent with applicable law and the terms of the applicable plans.

(b) During the Employment Term, Executive shall be entitled to fringe benefits consistent with the practices of the Company to the extent the Company provides similar benefits to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company) and Executive is otherwise eligible to participate in such fringe benefit programs.

(c) At the beginning of each calendar year during the Employment Term, Executive shall be entitled to the greater of: five (5) weeks of paid vacation, or the maximum number of days Executive is entitled to under the Company’s vacation or paid time off policy, as

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applicable. Executive shall be entitled to carry over up to five (5) days of unused vacation from one calendar year to the next; provided that, any carryover vacation days not used in the next calendar year shall be forfeited. Executive shall also be entitled to paid sick leave benefits in accordance with those provided to other similarly situated executives during the Employment Term.

(d) Executive shall be entitled to the additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

6. Business Expenses. Subject to the Company’s standard policies and procedures with respect to expense reimbursement, the Company shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, provided claims for reimbursement are submitted timely and with appropriate supporting documentation.

7. Termination. Executive’s employment hereunder may be terminated by either the Company or Executive at any time and for any reason; provided that, unless otherwise provided herein, either Party will be required to give the other Party at least sixty (60) days advance written notice of termination of Executive’s employment. Notwithstanding the foregoing, the Company may, in lieu of providing sixty (60) days advance written notice of termination, immediately terminate Executive’s employment for Cause; provided, that, the Company provides Executive with the compensation and benefits then in effect at the time of such termination to which Executive would have been entitled had he continued employment with the Company for such sixty (60) day period. The provisions of this Section 7 shall exclusively govern Executive’s rights upon termination of employment with the Company and its Affiliates (as defined in Section 8(c) below).

(a) By the Company for Cause or by Executive Due to Voluntary Resignation without Good Reason.

(i) Executive’s employment may be terminated by the Company for Cause (as defined below) or by Executive’s voluntary resignation without Good Reason (as defined below) and, in either case, Executive shall be entitled to receive:

(A) within six (6) calendar days following the date of termination, accrued, but unpaid Base Salary and unused vacation, earned through the date of termination;

(B) in accordance with Section 4 (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company), any accrued but unpaid Annual Bonus earned for any previously completed fiscal year;

(C) within sixty (60) days of Executive’s claim for reimbursement, payment for any unreimbursed business expenses properly incurred by Executive in accordance with the Company’s policies prior to the date of Executive’s termination; provided that claims for reimbursement are accompanied by appropriate supporting documentation and are submitted to the Company within ninety (90) days following the date of Executive’s termination of employment;

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(D) Employee Benefits and equity compensation, if any, as to which Executive may be entitled under the employee benefit plans of the Company and its Affiliates or any agreement between the Company (and/or its Affiliates) and Executive; and

(E) any amounts payable or that may become payable pursuant to Section 7(g) and/or Section 9(g) (the amounts described in clauses (A) through (E) hereof being referred to as the “Accrued Rights”).

Following termination of Executive’s employment by the Company for Cause or voluntary resignation by Executive without Good Reason, except as set forth in this Section 7(a)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) For purposes of this Agreement, the terms:

(A) “Cause” shall mean (i) if, in carrying out his duties to the Company, Executive engages in conduct that constitutes (a) a material breach of his fiduciary duty to the Company or its shareholders (including, without limitation, a material breach or attempted breach of the provisions under Section 8), (b) gross neglect, or (c) gross misconduct resulting in material economic harm to the Company; provided that any such conduct described in (a), (b) or (c) is not cured within ten (10) business days after Executive receives from the Company written notice thereof; or (ii) Executive’s conviction of, or entry of a plea of guilty or nolo contendere for, a felony or other crime involving moral turpitude.

(B) “Good Reason” shall mean, provided that Executive has not previously given the Company his written consent, (i) a reduction in Executive’s Base Salary or Executive’s annual incentive compensation opportunity (other than a general reduction in base salary or annual incentive compensation opportunities that affects all salaried employees of the Company proportionately); (ii) a transfer of Executive’s primary workplace by more than fifty (50) miles from the workplace on the Effective Date; (iii) a substantial adverse change in Executive’s duties or responsibilities; (iv) any material breach of this Agreement; or (v) an adverse change in Executive’s line of reporting to superior officers pursuant to the terms of this Agreement; provided, however, that any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith and is cured within ten (10) business days after Executive gives the Company written notice of any such event set forth above, shall not constitute Good Reason.

(b) Disability or Death.

(i) Executive’s employment shall terminate upon Executive’s death and may be terminated by the Company if Executive has a Disability (as defined below) and, in either case, Executive or Executive’s estate (as the case may be) shall be entitled to receive:

(A) the Accrued Rights;

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(B) a portion of the Target Award that Executive would have been entitled to receive pursuant to Section 4 hereof for the fiscal year of termination, such portion to be determined by multiplying the Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by the Company in the fiscal year of Executive’s termination, and the denominator of which is 365 (the “Pro-Rata Bonus”), with such Pro-Rata Bonus payable to Executive pursuant to Section 4 as if Executive’s employment had not terminated; and

(C) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment due to death or Disability, except as set forth in this Section 7(b)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) “Disability” shall mean Executive’s physical or mental incapacitation and consequent inability, with reasonable accommodation, for a period of six consecutive months to perform Executive’s duties; provided, however, in the event the Company temporarily replaces Executive, or transfers Executive’s duties or responsibilities to another individual, on account of Executive’s inability to perform such duties due to a mental or physical incapacity which is, or is reasonably expected to become, a long-term disability, then Executive’s employment shall not be deemed terminated by the Company and Executive shall not be able to resign with Good Reason. Any question as to the existence of a Disability as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree on a qualified independent physician, each shall appoint a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement and any other agreement with Executive that incorporates this definition of Disability.

(c) By the Company Without Cause; Resignation by Executive for Good Reason. Executive’s employment hereunder may be terminated by the Company without Cause (other than by reason of death or Disability) or upon Executive’s resignation for Good Reason and, in either case (except as otherwise provided in Section 7(e)), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company):

(A) a lump sum payment equal to: (I) two (2) times Executive’s Base Salary, and (II) the Pro-Rata Bonus, payable as soon as practicable but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; and

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(B) Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (x) two (2) years from the date of termination of Executive’s employment (the “Severance Period”), to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (y) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(c)(ii)(B) when, in the absence of the benefits provided in this Section 7(c)(ii)(B), Executive would not be entitled to continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iii) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, except as set forth in this Section 7(c) or otherwise provided in Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Expiration of Employment Term.

(i) In the event Executive elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the Accrued Rights. Except as set forth in this Section 7(d)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) In the event the Company elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the payments and benefits applicable to a termination of Executive’s employment without Cause

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pursuant to Section 7(c) or Section 7(e), as applicable. Except as set forth in this Section 7(d)(ii) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(e) Change in Control. Notwithstanding any provision contained herein, if Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, in either case, within twenty-four (24) months following a Change in Control (as defined in the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), a lump sum payment equal to two (2) times the sum of Executive’s annualized Base Salary and Executive’s Target Award, payable as soon as practicable but no later than the earlier of: (i) March 15 following the calendar year in which termination occurs or (ii) ninety (90) days following termination;

(iii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (A) termination of the Severance Period, to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (B) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(e)(iii) when, in the absence of the benefits provided in this Section 7(e)(iii) Executive would not be entitled to continuation coverage under Code Section 4980B, Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under COBRA, Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iv) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, in either case, within twenty-four (24) months following a Change in Control, except as set forth in this Section

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7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(f) Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) shall be communicated by written Notice of Termination to the other Party in accordance with Section 9(j) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice indicating the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

(g) Code Section 4999.

(i) If, by reason of, or in connection with, any transaction that occurs after the Original Effective Date, Executive would be subject to the imposition of the excise tax imposed by Code Section 4999 related to Executive’s employment with the Company, whether before or after termination of Executive’s employment, but the imposition of such tax could be avoided by approval of shareholders described in Code Section 280G(b)(5)(B), then Executive may ask the Company to seek such approval, in which case the Company will use its reasonable best efforts to cause such approval to be obtained and Executive will cooperate and execute such waivers as may be necessary so that such approval avoids imposition of any excise tax under Code Section 4999. If Executive fails to request that the Company seek such approval, or if Executive does request that the Company seek such approval, but fails to cooperate and execute such waivers as may be necessary in the approval process, Section 7(g)(ii) shall not apply and Executive shall not be entitled to any gross-up payment for any resulting tax under Code Section 4999. If such approval, even if sought and obtained, would not avoid imposition of the excise tax imposed under Code Section 4999, then the provisions of Section 7(g)(ii) shall apply without any precedent obligation of Executive to seek such approval.

(ii) Gross-Up Payment.

(A) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, any Affiliate, or one or more trusts established by the Company or any Affiliate for the benefit of their employees, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a “Payment”) is subject to the excise tax imposed by Code Section 4999 or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any federal, state and local income taxes and employment taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

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(B) All determinations required to be made under this Section 7(g)(ii), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP, Alvarez & Marsal, or such other nationally recognized accounting firm as may be designated by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Executive within ten (10) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest effective rates applicable to individuals in the state or locality of Executive’s residence or place of employment in the calendar year in which any such Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account limitations applicable to individuals subject to federal income tax at the highest marginal rates. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7(g)(ii), shall be paid by the Company to Executive (or to the appropriate taxing authority on Executive’s behalf) when due. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and Executive (subject to Section 7(g)(ii)(C)). As a result of the uncertainty in the application of Code Section 4999, it is possible that the amount of the Gross-Up Payment determined by the Accounting Firm to be due to (or on behalf of) Executive was lower than the amount actually due (“Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 7(g)(ii)(C) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive (but in any case no later than the calendar year following the calendar year in which such tax was payable).

(C) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of any Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order to effectively contest such claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall

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indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(g)(ii)(C), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one (1) or more appellate courts, as the Company shall determine; provided that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(D) If, after the receipt by Executive of an amount paid or advanced by the Company pursuant to this Section 7(g)(ii), Executive becomes entitled to receive any refund with respect to a Gross-Up Payment, Executive shall (subject to the Company’s complying with the requirements of Section 7(g)(ii)(C)) promptly pay to the Company the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 7(g)(ii)(C), a determination is made that Executive shall not be entitled to any refund with respect to such claim, and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

(E) For the avoidance of doubt, all payments to or for the benefit of Executive provided for in this Section 7(g)(ii) shall be made no later than the end of the calendar year in which the applicable Excise Tax has become due, or if as a result a tax audit or litigation, it is determined that no additional Excise Tax has become due, the end of the calendar year in which the audit is completed or there is a final and non-appealable settlement or other resolution.

8. Restrictive Covenants.

(a) In consideration of the Company entering into this Agreement with Executive and hereby promising and committing itself to provide Executive with Confidential Information and/or specialized training after Executive executes this Agreement, Executive shall not, directly or indirectly:

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(i) at any time during or after the Employment Term, disclose any Confidential Information pertaining to the business of the Company, the Sponsor Group, or any of their respective Affiliates, except when required to perform his duties to the Company or one of its Affiliates, or by law or judicial process, provided that Executive gives the Company reasonable notice of any legal or judicial proceeding requiring Executive to disclose Confidential Information and an opportunity to challenge the disclosure of any such information, and Executive agrees to provide such reasonable notice in writing to:

General Counsel

Energy Future Holdings Corp.

1601 Bryan Street, 41st Floor

Dallas, Texas 75201

(214) 812-5153 (facsimile);

(ii) at any time during the Employment Term and for a period of eighteen (18) months thereafter (the “Non-Compete Period”), directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any Competing Business in Texas or any other geographic area in which Texas Energy Future Holdings Limited Partnership, the Company or any of their respective subsidiaries operates or conducts business; or

(iii) at any time during the Employment Term and for a period of eighteen (18) months thereafter, directly or indirectly (A) solicit customers or clients of the Company or any of its Affiliates to terminate their relationship with the Company or any of its Affiliates or otherwise solicit such customers or clients to compete with any business of the Company or any of its Affiliates, or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of Executive’s employment, employed by the Company or any of its Affiliates;

provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any member of the Sponsor Group or any of its Affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries in any geographic area where they operate. Notwithstanding the foregoing, for the purposes of this Section 8(a), (A) Executive may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or its Affiliates that are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if Executive (I) is not a controlling person of, or a member of a group which controls, such Person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person, and (B) Section 8(a)(ii) shall not be violated by reason of any exercise of tag-along rights under the Sale Participation Agreement, by and between the Company (and related parties) and Executive (the “Sale Participation Agreement”) or Drag Transaction (as defined in the Sale Participation Agreement) that may occur after the date hereof.

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be

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substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has had access to Confidential Information, the Parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security). Notwithstanding the foregoing, in the event Executive breaches the covenants set forth in this Section 8, the Company’s rights and remedies with respect Executive’s Options, Option Stock, and Stock and payments related thereto, as those terms are defined in the Management Stockholder’s Agreement, by and between the Company (and related parties) and Executive (the “Management Stockholder’s Agreement”) shall be limited to those set forth in Section 22(c) of the Management Stockholder’s Agreement.

(c) For purposes of this Agreement, the terms listed below shall be defined as follows:

(i) “Affiliate” shall mean with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person; provided, however, for purposes of this Agreement, Texas Energy Future Co-Invest, LP shall not be deemed to be an Affiliate of the Sponsor Group or any member of the Sponsor Group.

(ii) “Competing Business” shall mean any business that directly or indirectly competes, at the relevant determination date, with one or more of the businesses of the Company or any of its Affiliates in any geographic area where Texas Energy Future Holdings Limited Partnership, the Company, or any of their respective subsidiaries operates.

(iii) “Confidential Information” shall mean information: (A) disclosed to or known by Executive as a consequence of or through his employment with the Company or any Affiliate; (B) not publicly available or not generally known outside the Company or any Affiliate; and (C) that relates to the business and/or development of the Company or any Affiliate. Any information that does not meet each of the criteria listed above (in subsections (A) – (C)) shall not constitute Confidential Information. By way of example, Confidential Information shall include but not be limited to the following: all non-public information or trade secrets of the Company or any Affiliate that gives the Company or any Affiliate a competitive business advantage or the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interests of the Company or any Affiliate; information regarding the Company’s or any Affiliate’s business operations, such as financial and sales data (including budgets, forecasts, and historical financial data), operational information, plans, and strategies; business and marketing strategies and plans for various products and services; rate and regulatory strategy and plans; information regarding suppliers, consultants, employees, and contractors; technical information concerning products, equipment, services, and processes; procurement procedures; pricing and pricing techniques; information concerning past, current and prospective customers, investors, and business affiliates; plans or strategies for expansion or acquisitions; budgets; research; trading methodologies and terms; communications information; evaluations, opinions, and interpretations of information and data; marketing and merchandising techniques; electronic databases; models; specifications; computer programs; contracts; bids or

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proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and the Company’s or any Affiliate’s files, physical or electronic documents, equipment, and proprietary data or material in whatever form including all copies of all such materials. By way of clarification (but not limitation), information that Executive conceived or developed during his employment with the Company or an Affiliate or learned from other employees or contractors of the Company or an Affiliate that meets the definition of Confidential Information shall be treated as such.

(iv) “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor thereto).

(v) “Restricted Group” shall mean, collectively the Company, its subsidiaries, the members of the Sponsor Group and their respective Affiliates.

(vi) “Sponsor Group” shall mean Kohlberg Kravis Roberts & Co. L.P., TPG Capital L.P., and Goldman, Sachs & Co.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles thereof.

(b) Entire Agreement. Except as otherwise provided herein, this Agreement contains the entire understanding of the Parties with respect to the employment of Executive by the Company and/or its Affiliates and supersedes all prior agreements and understandings. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties with respect to the subject matter herein other than those expressly set forth herein.

(c) No Waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such Party’s rights or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e) Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by the Company to a person or entity which is an Affiliate or a successor in interest to substantially all of the business operations of the Company, provided that the assignee expressly assumes all obligations of the Company under this Agreement and all other related agreements to which Executive and the Company are parties. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such Affiliate or successor person or entity.

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(f) Set Off; Mitigation. Except as otherwise provided in Section 9(o), the obligations of the Company to pay Executive the amounts provided and to make the arrangements provided hereunder shall not be subject to setoff, counterclaim or recoupment of amounts owed by Executive to the Company and/or its Affiliates. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment and, except as expressly provided herein, no amount payable hereunder shall be reduced by any payments or benefits received from such subsequent employment.

(g) Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, if, at the time of Executive’s termination of employment, the Company has securities that are publicly traded on an established securities market, and Executive is a “specified employee” (as defined in Code Section 409A), and the deferral of the commencement of any payments or benefits otherwise payable pursuant to Section 7 is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then, to the extent permitted by Code Section 409A, the Company will defer any such payments or benefits hereunder (without any reduction in the payments or benefits ultimately paid or provided to Executive) until the date that is six (6) months following Executive’s termination of employment with the Company (or the earliest date as is permitted under Code Section 409A), provided that amounts which do not exceed the limits set forth in Code Section 402(g)(1)(B) in the year of such termination shall be payable immediately upon termination. Any payments or benefits deferred due to such requirements will be paid in a lump sum to Executive at the end of such six (6) month period. The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 9(g).

(h) Indemnity. The Company and its subsidiaries shall indemnify and hold Executive harmless for all acts and omissions occurring during his employment or service as a member of the board of directors or managers (as applicable) of any of the Company and/or its subsidiaries, to the maximum extent provided under each of the Company’s and such subsidiaries’ charter, certificate of formation, limited partnership agreement, by-laws and applicable law. During the Employment Term and for a term of six (6) years thereafter, the Company, or any successor to the Company, the Company’s subsidiaries (to the extent not covered under the terms of the Company’s insurance policy), and each of their respective successors, shall purchase and maintain, at their own expense, directors’ and officers’ liability insurance providing coverage for Executive in the same amount as, and with terms no less favorable than, for members of their respective boards of directors or managers (as applicable).

(i) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of Executive’s death before receiving all amounts and benefits due to him hereunder, such amounts shall be payable to Executive’s estate or as otherwise provided under applicable benefit plans or arrangements.

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(j) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:	Energy Future Holdings Corp. 1601 Bryan Street, 41st Floor Dallas, Texas 75201-3411 Attention: General Counsel

If to Executive:	The most recent address on file with the Company

(k) Executive Representation. Executive hereby represents to the Company that his execution and delivery of this Agreement and performance of his duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement, separation agreement or other agreement or policy to which Executive is a party or otherwise bound.

(l) Captions; Section References. The captions included herein are for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to sections of statutes, regulations or rules shall be deemed to be references to any successor sections.

(m) Further Assurances. The Parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

(n) Cooperation. For a period of six (6) years after his termination, Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder, provided that the Company and its Affiliates shall use reasonable efforts to avoid material interference with Executive’s business or personal activities. The Company shall pay all of Executive’s reasonable expenses incurred in connection with providing such cooperation.

(o) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. In addition, Executive expressly authorizes and agrees that any amounts he owes in relation to any travel or credit cards issued or sponsored by the Company, the energy conservation program, the appliance purchase program, or salary, bonus, vacation or other benefit overpayments, may be offset and deducted from any payments due to Executive pursuant to this Agreement.

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(p) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(q) Amendments. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties hereto.

(r) Return of Property. Executive agrees that if Executive’s employment with the Company is terminated (for any reason), Executive shall not take with Executive, but will leave with the Company, all computers, cell phones, access cards, computer or electronic storage devices, any other Company property and all Confidential Information, work product, records, files, electronic mail, memoranda, reports, documents and other information that is the property of the Company, in whatever form (including on computer disk or any electronic storage device), and any copies thereof, or if such items are not on the premises of the Company, Executive agrees to return such items immediately upon Executive’s termination (regardless of the reason) or any time at the request of the Company. Executive acknowledges that all such items are and remain the property of the Company.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ John F. Young
John F. Young
President and Chief Executive Officer

EFH CORPORATE SERVICES COMPANY

By:	/s/ Richard J. Landy
Richard J. Landy
Executive Vice President

EXECUTIVE:

/s/ Paul Keglevic
Paul Keglevic

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Exhibit I

In addition to the benefits, perquisites and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits, perquisites and compensation set forth in this Exhibit I, subject to the terms and conditions set forth herein:

(a) Executive shall have the opportunity to earn the retention awards set forth in this Exhibit I, collectively referred to herein as the “Retention Award”, subject to the terms and conditions set forth herein:

(i) Executive shall earn a long-term cash bonus award equal to 75% of the aggregate Annual Bonus amount actually earned by Executive in respect of fiscal years 2009, 2010, and 2011 (the “First Retention Award”). The First Retention Award earned by Executive shall be paid to Executive in a lump sum on September 30, 2012; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by the Company or an Affiliate thereof on September 30, 2012.

(ii) Executive shall earn an additional long-term cash bonus award in an amount between $650,000 and $1,300,000 determined by the Company’s performance as indicated by the level of EFH Management EBITDA actually achieved for the fiscal year ended December 31, 2011 relative to the EFH Management EBITDA threshold and target amounts set by the Board for such fiscal year (the “Second Retention Award”). For the achievement of the threshold level of EFH Management EBITDA in respect of such year, Executive shall earn $650,000, for the achievement of at least the target level of EFH Management EBITDA in respect of such year, Executive shall earn $1,300,000 (the “Second Retention Target Award”), and for the achievement of EFH Management EBITDA in between the threshold and target levels in respect of such year, Executive shall earn an amount between $650,000 and $1,300,000 as determined by linear interpolation. The Second Retention Award, if earned, shall be paid to Executive in two equal installments on September 30, 2012 and September 30, 2013; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by the Company or an Affiliate thereof on the applicable payment date.

(iii) Executive shall earn an additional long-term cash bonus award in an amount between $500,000 and $1,000,000 per fiscal year determined by the Company’s performance as indicated by the level of EFH Management EBITDA actually achieved for the fiscal years ended December 31, 2012, December 31, 2013, and December 31, 2014 relative to the EFH Management EBITDA threshold and target amounts set by the Board for each respective fiscal year (the “Third Retention Award”). For the achievement of the threshold level of EFH Management EBITDA in respect of any such year, Executive shall earn $500,000, for the achievement of at least the target level of EFH Management EBITDA in respect of any such year, Executive shall earn $1,000,000 (the “Third Retention Target Award”), and for the achievement of EFH Management EBITDA in between the threshold and target levels in respect of any such year, Executive shall earn an amount between $500,000 and $1,000,000 as determined by linear interpolation. The Third Retention Award, if earned, shall be paid to Executive in a lump sum on March 13, 2015; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by the Company or an Affiliate thereof on March 13, 2015.

Exhibit I-1

(iv) The process followed by the O&C Committee in establishing the EFH Management EBITDA threshold and target amounts for purposes of the Second Retention Award and the Third Retention Award shall be consistent with the O&C Committee’s prior practice.

(v) In the event Executive’s employment is terminated pursuant to Section 7(b), 7(c), 7(d)(ii), or 7(e) hereof, in any case, prior to the payment date of an applicable Retention Award, Executive shall be entitled to receive the Retention Award, or a portion thereof, that Executive would otherwise have been entitled to receive pursuant to sub-paragraphs (a)(i), (a)(ii), and (a)(iii) of this Exhibit I, calculated as set forth below (the sum of such amounts referred to herein as the “Pro-Rata Retention Award”), with such Pro-Rata Retention Award payable to Executive as soon as practical but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; provided, that, in the case of a termination of employment pursuant to Section 7(c), 7(d)(ii), or 7(e), Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company).

(A) with respect to the First Retention Award, (x) 75% of the aggregate Annual Bonus amount(s) actually earned by Executive in respect of any applicable fiscal year completed prior to the date of Executive’s termination, plus (y) if the termination occurs prior to January 1, 2012, 75% of the Pro-Rata Bonus amount calculated pursuant to Section 7(b)(i)(B) above (for avoidance of doubt, the First Retention Award payment shall not be based on any Annual Bonus or Pro-Rata Bonus earned by or paid to Executive with respect to fiscal year 2012); plus

(B) with respect to the Second Retention Award, (x) if the termination occurs prior to January 1, 2012, a portion of the Second Retention Award to be determined by multiplying the Second Retention Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2012, the actual earned amount of the Second Retention Award; plus

(C) with respect to the Third Retention Award, (x) if the termination occurs prior to January 1, 2015, a portion of the Third Retention Award equal to (1) the amount that would have been payable under sub-paragraph (a)(iii) of this Exhibit I for any completed fiscal year, plus (2) a portion of the Third Retention Award to be determined by multiplying the Third Retention Target Award for the year of Executive’s termination by a fraction, the numerator of which is the number of days during which Executive was employed by the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2015, the actual earned amount of the Third Retention Award.

(vi) Notwithstanding any provision of this Exhibit I to the contrary, in the event of a Change in Control, Executive’s entitlement to the Retention Awards shall be

Exhibit I-2

determined without regard to the achievement of EFH Management EBITDA in respect of the fiscal year in which such Change in Control occurs and any subsequent year, and the amount earned by Executive shall be determined as if target level of EFH Management EBITDA were achieved for any such year, but to the extent the Retention Award is attributable to any prior fiscal year, actual EFH Management EBITDA for such prior year shall be used.

(vii) To assure payment of the Company’s obligations under sub-paragraphs (a)(ii) and (a)(iii) above, the Company shall obtain the issuance of an Irrevocable Standby Letter of Credit (the “LOC”) for the benefit of Executive from a bank (the “Issuer”) on the following terms:

(A) The LOC shall be in the amount of $4,300,000.

(B) The LOC shall expire on                     .

(C) The LOC shall not be transferable.

(D) Partial and multiple draws shall be permitted under the LOC. [Information Omitted]

(viii) The LOC shall be issued in the form attached hereto as Exhibit I(A) as soon as administratively feasible after the date of this Agreement.

(ix) Any amount paid under the LOC to the United States Treasury in respect of the Company’s tax account shall be credited as withheld income and payroll taxes with respect to Executive, and the Company shall properly report such amount on IRS Form W-2 issued to Executive for the applicable tax year.

(x) For purposes hereof, “EFH Management EBITDA” shall mean Energy Future Holdings Corp. consolidated EBITDA; where:

(A) “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to the Sponsor Group and/or its Affiliates, together with such adjustments as the O&C Committee shall determine appropriate in its discretion after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer. Such adjustments will be consistent with those included in the definition of EBITDA in the Energy Future Holdings Corp. Indenture related to its 10.000% Senior Secured Notes due 2020, as such indenture is in effect on the Effective Date, to the extent considered appropriate for management compensation purposes, which will include but are not limited to, adjustments to reflect unrealized mark-to-market valuations of hedging instruments; fees and expenses relating to the Company’s receivables financing facilities; the amortization of nuclear fuel costs; and any effects of adjustments in the financial statements resulting from the application of purchase accounting; but which for clarification will not include, without limitation, adjustments to reflect unrealized cost savings and planned and unplanned outages. In any event and notwithstanding anything herein to the contrary, the O&C Committee shall have the discretion to make any further adjustments to the calculation of EBITDA as it deems fair and appropriate after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer.

Exhibit I-3

(B) The O&C Committee shall, fairly and appropriately, following the O&C Committee’s good faith consultation with the Chief Executive Officer and/or Chief Financial Officer, adjust the calculation of EBITDA to reflect the following: acquisitions, divestitures, any change required by GAAP relating to share-based compensation or for other changes in GAAP promulgated by accounting standard setters that, in each case, the O&C Committee in good faith determines require adjustment of EBITDA. The O&C Committee’s determination of such adjustment shall be based on the effect of such event on the Company’s consolidated financial statements.

(b) As soon as administratively practicable following the February O&C Committee meeting in each of 2011, 2012, and 2013, provided Executive remains continuously employed by the Company or an Affiliate thereof through each applicable grant date, Executive shall be entitled to receive on each such date, a grant of 500,000 restricted stock units under the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement, in such form and substance as attached hereto as Exhibit I(B), to be entered into by and between the Company and Executive with respect to each annual grant. In the event of a Change in Control prior to any applicable grant date, the restricted stock units that would have been granted under this sub-paragraph (b) of this Exhibit I shall be issued and shall be vested immediately prior to the effective date of the Change in Control. The rights and obligations of Executive and the Company shall be governed by the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement entered into incident to each such grant.

Exhibit I-4

Exhibit I(A)

DATE:

IRREVOCABLE STANDBY

LETTER OF CREDIT NO.

BENEFICIARY:

[EXECUTIVE NAME]

[ADDRESS]

[CITY, STATE ZIP]

FACSIMILE NUMBER [    ]

APPLICANT:

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

FOR THE ACCOUNT OF [NAME OF EMPLOYER]

1601 BRYAN STREET, 44TH FLOOR

DALLAS, TX 75201-3411

FACSIMILE NUMBER [    ]

AMOUNT: $[5,000,000]

EXPIRY DATE:

LADIES AND GENTLEMEN:

BY ORDER OF OUR CLIENT, TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC FOR THE ACCOUNT OF [NAME OF EMPLOYER] (THE “ACCOUNT PARTY”), WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                    (THIS “LETTER OF CREDIT”) IN YOUR FAVOR FOR DRAWINGS NOT TO EXCEED THE AGGREGATE SUM OF [FIVE MILLION] U.S. DOLLARS ([$5,000,000]), EFFECTIVE IMMEDIATELY. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC., 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, AND, SUBJECT TO THE FURTHER TERMS HEREOF, EXPIRES WITH OUR CLOSE OF BUSINESS ON                    .

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU AGAINST YOUR SIGHT DRAFT(S), DRAWN ON US, PURPORTEDLY SIGNED BY YOU (OR YOUR SUCCESSOR(S) OR HEIR(S) AT LAW), AND OTHERWISE IN THE FORM ATTACHED HERETO AS EXHIBIT A, APPROPRIATELY COMPLETED.

FUNDS UNDER THIS LETTER OF CREDIT WILL BE AVAILABLE FOR DRAWING IN ACCORDANCE WITH THE FOLLOWING SCHEDULE; HOWEVER, IN NO EVENT SHALL THE TOTAL AMOUNT OF ALL PAYMENTS MADE UNDER THIS LETTER OF CREDIT EXCEED THE AMOUNT OF $[5,000,000.00]:

Availability Periods	Amount Available in U.S. Dollars

[ ]	[ ]

FOR THE AVOIDANCE OF DOUBT, ANY UNUTILIZED AMOUNT IN ANY GIVEN AVAILABILITY PERIOD WILL BE CUMULATIVELY ADDED TO THE AMOUNT AVAILABLE IN THE IMMEDIATELY SUCCEEDING AVAILABILITY PERIOD.

FURTHERMORE, THE MAXIMUM AGGREGATE AMOUNT THAT MAY BE DRAWN BY YOU DURING THE TERM OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AGGREGATE AMOUNT OF ANY PRIOR PAYMENTS MADE UNDER THIS LETTER OF CREDIT.

Exhibit I(A)-1

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED HEREUNDER. THIS LETTER OF CREDIT SHALL AUTOMATICALLY TERMINATE AFTER PAYMENT OF ANY DRAW MADE UNDER STATEMENT (B) IN THE FORM OF SIGHT DRAFT ATTACHED HERETO AS EXHIBIT A.

THIS LETTER OF CREDIT IS NOT TRANSFERABLE.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN STRICT COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT ON OR BEFORE THE EXPIRY DATE OF THIS LETTER OF CREDIT. WE SHALL EFFECT PAYMENT THREE BUSINESS DAYS AFTER OUR RECEIPT OF DOCUMENTS IN STRICT CONFORMITY WITH THE TERMS OF THIS LETTER OF CREDIT. AS USED HEREIN “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY OR SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN NEW YORK CITY ARE AUTHORIZED OR REQUIRED TO CLOSE BY LAW.

PAYMENT OF DRAWINGS MADE HEREUNDER SHALL BE MADE IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•

SIXTY PERCENT (60%) OF EACH SUCH DRAWING SHALL BE PAYABLE PURSUANT TO BENEFICIARY’S (OR HIS SUCCESSOR(S) OR HEIR(S) AT LAW) WRITTEN WIRE INSTRUCTIONS SET FORTH IN THE APPROPRIATELY COMPLETED AND PRESENTED SIGHT DRAFT(S), AND

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA REFERENCE #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

THIS LETTER OF CREDIT IS SUBJECTED TO AND GOVERNED BY LAWS OF THE STATE OF NEW YORK AND THE 2007 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 600). IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, KINDLY DIRECT YOUR COMMUNICATIONS TO THE ATTENTION OF OUR LETTER OF CREDIT DEPARTMENT, 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NO.                    .

EXHIBIT A TO

LETTER OF CREDIT NO.

FORM OF SIGHT DRAFT

VIA OVERNIGHT MAIL

            , 20

CITIBANK, N.A.

C/O CITICORP NORTH AMERICA, INC., AS SERVICER

3800 CITIBANK CENTER, BUILDING B

Exhibit I(A)-2

3RD FLOOR

TAMPA, FLORIDA 33610

ATTENTION: LETTER OF CREDIT DEPT.

RE: LETTER OF CREDIT NO.

[STATE ONE OF THE FOLLOWING [(A) OR (B):

(A) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.                    UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                    (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                    IS $            , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) I REMAIN EMPLOYED BY [ABBREVIATED NAME], THE ACCOUNT PARTY (AS DEFINED IN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                    ) OR AN AFFILIATE OF [ABBREVIATED NAME] AND/OR THE ACCOUNT PARTY AS OF THE DATE OF THIS DRAW AND I AM ENTITLED TO THE FULL AMOUNT EARNED AND PAYABLE. I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.

OR

(B) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.                    UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                    (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                     IS $            , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) MY EMPLOYMENT WAS TERMINATED PURSUANT TO SECTION 7(b), 7(c), 7(d)(ii), or 7(e) OF THE EMPLOYMENT AGREEMENT PRIOR TO THE DATE OF THIS DRAW AND I AM ENTITLED TO EITHER THE FULL AMOUNT EARNED OR A PRO-RATED AMOUNT (PURSUANT TO SUB-PARAGRAPH (a)(v) OF EXHIBIT I TO THE EMPLOYMENT AGREEMENT). I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.]

YOU ARE HEREBY INSTRUCTED TO REMIT THE PAYMENT OF $            IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•	SIXTY PERCENT (60%) OF SUCH AMOUNT, OR $ , SHALL BE PAYABLE TO

Account Name: [INSERT]

Account #: [INSERT]

ABA REFERENCE #: [INSERT]

Name of Bank Depository: [INSERT]

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

Exhibit I(A)-3

ABA Reference #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

[IF STATEMENT B ABOVE IS UTILIZED INCLUDE THE FOLLOWING STATEMENT] [THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT IRREVOCABLE STANDBY LETTER OF CREDIT NO.                    SHALL AUTOMATICALLY TERMINATE AFTER SUCH PAYMENT IS DULY MADE].

By:
[BENEFICIARY] OR
[BENEFICIARY’S SUCCESSOR(S) OR HEIR(S) AT LAW]

Exhibit I(A)-4

Exhibit I(B)

2007 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF

ENERGY FUTURE HOLDINGS CORP. AND ITS AFFILIATES

RESTRICTED STOCK UNIT AGREEMENT

To: [Name]	Date of Grant: [Date]	Number of Shares: [#]

This Agreement is made and entered into as of the Date of Grant set forth above by and between Energy Future Holdings Corp., a Texas corporation (the “Company”), and you;

WHEREAS, the Company adopted the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company or a Subsidiary;

WHEREAS, a “Restricted Stock Unit” shall represent your right to receive one share of common stock of the Company (the “Stock”) upon the lapse of the restrictions on your award, plus the additional rights to receive dividend equivalents (“Dividend Equivalent Right,” or “DER”), in accordance with the terms and conditions set forth herein and in the Plan (the “Award”);

WHEREAS, a copy of the Plan has been made available to you and shall be deemed a part of this Restricted Stock Unit Agreement (“Agreement”) as if fully set forth herein; and

WHEREAS, you desire to accept the Award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, you and the Company agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant set forth above, an award consisting of [#] Restricted Stock Units (subject to any adjustment made to this Award pursuant to Section 8 of the Plan in connection with a stock split, spin-off, recapitalization or other transaction that affects the Company’s equity securities). To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letter capitalized, but that are not otherwise defined in this Agreement shall have the meanings given to them in the Plan.

2. No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock prior to the date shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 6 or 7, as the case may be.

Exhibit I(B)-1

3. Dividend Equivalent Rights. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, you hold Restricted Stock Units granted pursuant to this Agreement that have not been settled, the Company shall create a bookkeeping account that will track, (a) to the extent the dividend paid to stockholders generally was a cash dividend, the cash value you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date, or (b) to the extent the dividend paid to stockholders generally was paid in the form of property, the property you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date. All DER amounts credited to your bookkeeping account pursuant to this Section 3, if any, shall be deemed converted into shares of Stock on the date that the Restricted Stock Units vest (based on the Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) of Stock on such date and rounded down to the nearest whole share of Stock) and paid to you in the form of additional shares of Stock on the date that the underlying Restricted Stock Units associated with such DER amounts are settled pursuant to Section 5 below. In the event that the Restricted Stock Units are forfeited to the Company without settlement to you, you will also forfeit any associated DER amounts. No interest will be payable with respect to DER amounts credited to your bookkeeping account, if any, that represent cash dividends. Property, if any, deemed credited to DER bookkeeping accounts representing dividends paid in property will be deemed invested in such property until the DER amounts are deemed converted to shares of Stock pursuant to this Section 3. The bookkeeping accounts, if any, created to track DER amounts are phantom accounts and the Company is under no obligation to set aside cash or property with respect to any DER amounts. Valuations made pursuant to this Section 3 (including any valuation of property deemed credited to a bookkeeping account) will be made by the Committee, or its designee, in its sole discretion and such valuation will be final and binding.

4. Restrictions; Forfeiture. The Restricted Stock Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 6 or 7 of this Agreement and Stock is issued to you as described in Section 5 of this Agreement. The Restricted Stock Units are also subject to forfeiture to the Company (the “Forfeiture Restrictions”) pursuant to Section 7 of this Agreement.

5. Issuance of Stock.

(a) No shares of Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Restricted Stock Units lapse, in accordance with Section 6 or 7. After the Restricted Stock Units vest pursuant to Section 6 or 7, as applicable, the Company shall, subject to any conditions described in subsection (b) below, promptly and within 30 days of such vesting date, cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding. Such issuance shall be made as soon as administratively practicable, but may be delayed, in the sole discretion of the

Exhibit I(B)-2

Committee, if required by applicable securities law; provided, that, in no event shall the issuance of Stock be made later than March 15th of the year following the year of vesting, or as otherwise may be permitted under Treasury Regulation § 1.409A-1(b)(4)(ii). The Company shall evidence the Stock to be issued in payment of such vested Restricted Stock Units in the manner it deems appropriate. The value of any fractional Restricted Stock Units shall be rounded down at the time Stock is issued to you in connection with the Restricted Stock Units. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

(b) You hereby acknowledge that by accepting this Award, the issuance of Stock pursuant to the settlement of your Restricted Stock Units pursuant to this Agreement shall be subject to all the terms and conditions of any Management Stockholder’s Agreement and Sale Participation Agreement previously executed by you, as such forms may be modified under the terms of such agreements; provided, however, that if you have not previously executed a Management Stockholder’s Agreement and/or a Sale Participation Agreement with the Company, you agree that, prior to the Company’s issuance of Stock to you pursuant to this Agreement, you will execute such documents in the form required by the Company. All Stock issued to you pursuant to this Agreement will (a) constitute “Stock” (as such term is defined in the Management Stockholder’s Agreement) for all purposes under the Management Stockholder’s Agreement, and (b) be treated as “Common Stock” underlying “Options” (as such terms are defined in the Sale Participation Agreement) for all purposes under the Sale Participation Agreement.

(c) The shares of Stock deliverable upon vesting of the Restricted Stock Units, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable.

6. Expiration of Restrictions and Risk of Forfeiture. Unless otherwise provided in Section 7 below, the restrictions on the Restricted Stock Units granted pursuant to this Agreement, including the Forfeiture Restrictions, will expire on September 30, 2014, and shares of Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Restricted Stock Units as set forth in Section 5, provided that you remain in the continuous employ of, or a service provider to, the Company or its Subsidiaries until September 30, 2014.

7. Termination of Services or Change in Control Events.

(a) Termination of Employment Other Than without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated for any reason other than by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability (“Cause”, “Good Reason”, and “Disability” as defined in your employment agreement with the Company or any of its Subsidiaries then in effect at the time of your termination of employment) prior to September 30, 2014, then those Restricted Stock Units for which the restrictions have not lapsed as of the date of your termination shall become null and void and those Restricted Stock Units shall be forfeited to the Company.

Exhibit I(B)-3

(b) Termination of Employment without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability prior to September 30, 2014, a portion of the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse with respect to such Restricted Stock Units on the effective date of your termination of employment. The portion of the Restricted Stock Units that shall become vested upon your termination of employment shall be determined by multiplying the number of Restricted Stock Units set forth in Section 1 by a fraction, the numerator of which is the number of days you were employed by the Company or any of its Subsidiaries from [February    , 20    ] through the effective date of your termination of employment, and the denominator of which is the number of days between [February    , 20    ] and September 30, 2014; all remaining Restricted Stock Units shall become null and void and shall be forfeited to the Company upon your termination of employment. The Restricted Stock Units that become vested pursuant to this Section 7(b) will be settled in accordance with Section 5 above.

(c) Change in Control. In the event that the Company undergoes a Change in Control (as defined in the Plan) prior to September 30, 2014, the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse on the effective date of such a Change in Control, provided that you have remained in the continuous employ of, or a service provider to, the Company or its Subsidiaries from the Date of Grant until the effective date of the Change in Control. Upon a Change in Control, your Restricted Stock Units will be settled in accordance with Section 5 above.

8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will not be considered as having terminated employment with the Company; however, your rights to the Restricted Stock Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Payment of Taxes. It shall be a condition of the obligations of the Company upon delivery of the Stock pursuant to Section 5 above that you pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Stock. The Company may, in its sole discretion, and you hereby authorize the Company to take such actions as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Stock otherwise deliverable to you hereunder through a net settlement and/or withholding amounts from any compensation or other amount owing to you from the Company), to satisfy the obligations for payment of the minimum amount of any such taxes. Notwithstanding the foregoing provisions of this Section 9, you may, at your election, be permitted to elect to use Stock otherwise deliverable to you hereunder, having an equivalent Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) to the payment that would otherwise be made by you to the Company pursuant to the foregoing provisions of this Section 9, to satisfy such obligations. You are hereby advised to seek your own tax counsel regarding the taxation of the Restricted Stock Units made hereunder.

Exhibit I(B)-4

10. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is, at the time of issuance, in effect with respect to such shares or (a) in the opinion of legal counsel to the Company, such shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF RESTRICTED STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, you will not sell or otherwise transfer any Stock acquired hereunder or other securities of the Company during the 180 day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 5(b), 10 and 11 of this Agreement on all certificates representing shares issued with respect to this Award.

13. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or to perform services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

Exhibit I(B)-5

14. Furnish Information. You agree to furnish to the Company all information reasonably requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation with respect to the transactions contemplated by this Agreement.

15. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder.

16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

20. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

21. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax, legal and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you and as a factor weighing against the advisability of granting any such future award to you.

22. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

23. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

Exhibit I(B)-6

24. Company Action. Any action required of the Company under this Agreement shall be by resolution of the Board or the Committee or by a person or entity authorized to act by resolution of the Board.

25. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

27. Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas County, Texas and the United States District Court for the Northern District of Texas (Dallas Division) each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Stock Units, the Plan, or this Agreement. In any such dispute, each of you and the Company agree not to raise, and do hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.

28. Amendment. This Agreement may be amended in accordance with the terms of the Plan.

29. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

[Remainder of page intentionally left blank]

Exhibit I(B)-7

In Witness Whereof, this Agreement has been executed and delivered by the parties hereto.

ENERGY FUTURE HOLDINGS CORP.

By:

Its:

GRANTEE

Name:

Address:

Exhibit I(B)-8

Exhibit II

In addition to the benefits and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits and compensation set forth in this Exhibit II, subject to the terms and conditions set forth herein:

Sign-on Bonuses. In accordance with Section 3 of the Original Employment Agreement, Executive shall be entitled to receive from the Company, less applicable withholdings and deductions, two (2) payments of $50,000 each, payable on the first pay day following each of July 1, 2011 and July 1, 2012; provided, that if Executive is terminated for Cause or resigns without Good Reason (and not due to his Disability), he shall repay to the Company (as applicable) any such payment received by him during the one year period preceding such termination or resignation.

Exhibit II-1

Exhibit 10(c)

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated October 17, 2011 is made by and between LUMINANT HOLDING COMPANY LLC (“Luminant”), ENERGY FUTURE HOLDINGS CORP. (the parent entity of Luminant, referred to herein as the “Company”) and DAVID A. CAMPBELL (“Executive”) (individually, each a “Party” and collectively, the “Parties”).

WITNESSETH

WHEREAS, the Parties previously entered into an employment agreement dated May 9, 2008 (“Original Effective Date”) and amended and restated effective January 1, 2010; and

WHEREAS, the Parties desire to amend and restate the employment agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the Company, Luminant and Executive agree as follows:

1. Term of Employment. Subject to the provisions of Section 7 of this Agreement, this Agreement and Executive’s employment hereunder shall be effective as of July 1, 2011 (“Effective Date”) and shall end as of 11:59:59 P.M. on June 30, 2015 (the “Initial Term”). Subject to the provisions of Section 7 of this Agreement, this Agreement shall automatically renew for an additional one (1) year period commencing immediately following the last day of the Initial Term and each one (1) year period thereafter (each, a “Renewal Term”), unless, the Company or Executive provides the other Party written notice of non-renewal at least sixty (60) days prior to the end of the applicable term. The period during which Executive is employed by Luminant hereunder is hereinafter referred to as the “Employment Term.”

2. Position and Duties.

(a) During the Employment Term, Executive shall serve as Chief Executive Officer of Luminant. In such position, Executive shall have such duties, authority and responsibilities as shall be determined from time to time by the President and CEO of the Company, which duties, authority and responsibilities shall be customary for Executive’s position in a business of similar size, type and nature to that of Luminant. Executive shall report to the President and CEO of the Company with respect to his responsibilities to Luminant.

(b) During the Employment Term, Executive will devote Executive’s full business time and best efforts to performance of the duties described in Section 2(a) and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere, directly or indirectly, with performance of Executive’s duties. Executive may participate in civic and charitable activities and may serve on the board of non-profit organizations and on the board of one outside company, provided that Executive obtains prior approval of the board of directors of the Company (as used herein, the term “Board” shall mean the board of directors of the Company or a committee designated by such board), which

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shall not be unreasonably withheld, prior to accepting appointment or reappointment to a board of directors or trustees of any other business, corporation or charitable organization; provided, further, that, in each case, such activities do not conflict or interfere with the performance of Executive’s duties hereunder or conflict with Section 8.

3. Base Salary. During the Employment Term, Luminant shall pay Executive a base salary of $700,000 annually, payable in regular installments in accordance with Luminant’s usual payment practices. Executive may be entitled to increases in his base salary in the sole discretion of the Board, which shall make such determinations following its annual review process for executives. Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.”

4. Annual Bonus. With respect to each fiscal year during the Employment Term, Executive shall have the opportunity to earn an annual bonus award (the “Annual Bonus”) pursuant to the terms and conditions of the EFH Executive Annual Incentive Plan (“AIP”) of 85% of Base Salary (“Target Award”). The amount of the Annual Bonus shall be based upon the achievement of annual business performance targets and Executive’s individual performance, both as approved by the Board; provided, however, if Luminant, the Company and/or Executive achieve superior performance targets as established by the Board, then Executive shall be eligible to receive a bonus award of up to 200% of his Target Award. Each Annual Bonus, if any, shall be paid to Executive within two and one-half (2 1/2) months after the end of the applicable fiscal year.

5. Employee Benefits; Perquisites; Fringe Benefits.

(a) During the Employment Term, Executive shall be entitled to participate in the Company’s group health, life, disability, and all tax qualified and nonqualified benefit plans, as in effect from time to time (collectively “Employee Benefits”), on a basis which is no less favorable than is offered to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company), to the extent consistent with applicable law and the terms of the applicable plans.

(b) During the Employment Term, Executive shall be entitled to fringe benefits consistent with the practices of the Company to the extent the Company provides similar benefits to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company) and Executive is otherwise eligible to participate in such fringe benefit programs.

(c) At the beginning of each calendar year during the Employment Term, Executive shall be entitled to the greater of: five (5) weeks of paid vacation, or the maximum number of days Executive is entitled to under the Company’s vacation or paid time off policy, as applicable. Executive shall be entitled to carry over up to five (5) days of unused vacation from one calendar year to the next; provided that, any carryover vacation days not used in the next calendar year shall be forfeited. Executive shall also be entitled to paid sick leave benefits in accordance with those provided to other similarly situated executives during the Employment Term.

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(d) Executive shall be entitled to the additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

6. Business Expenses. Subject to Luminant’s standard policies and procedures with respect to expense reimbursement, Luminant shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, provided claims for reimbursement are submitted timely and with appropriate supporting documentation.

7. Termination. Executive’s employment hereunder may be terminated by either the Company or Executive at any time and for any reason; provided that, unless otherwise provided herein, either Party will be required to give the other Party at least sixty (60) days advance written notice of termination of Executive’s employment. Notwithstanding the foregoing, the Company may, in lieu of providing sixty (60) days advance written notice of termination, immediately terminate Executive’s employment for Cause; provided, that, the Company provides Executive with the compensation and benefits then in effect at the time of such termination to which Executive would have been entitled had he continued employment with the Company for such sixty (60) day period. The provisions of this Section 7 shall exclusively govern Executive’s rights upon termination of employment with Luminant and its Affiliates (as defined in Section 8(c) below).

(a) By the Company for Cause or by Executive Due to Voluntary Resignation without Good Reason.

(i) Executive’s employment may be terminated by the Company for Cause (as defined below) or by Executive’s voluntary resignation without Good Reason (as defined below) and, in either case, Executive shall be entitled to receive:

(A) within six (6) calendar days following the date of termination, accrued, but unpaid Base Salary and unused vacation, earned through the date of termination;

(B) in accordance with Section 4 (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with Luminant or the Company), any accrued but unpaid Annual Bonus earned for any previously completed fiscal year;

(C) within sixty (60) days of Executive’s claim for reimbursement, payment for any unreimbursed business expenses properly incurred by Executive in accordance with Luminant’s policies prior to the date of Executive’s termination; provided that claims for reimbursement are accompanied by appropriate supporting documentation and are submitted to Luminant within ninety (90) days following the date of Executive’s termination of employment;

(D) Employee Benefits and equity compensation, if any, as to which Executive may be entitled under the employee benefit plans of Luminant and its Affiliates or any agreement between Luminant (and/or its Affiliates) and Executive; and

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(E) any amounts payable or that may become payable pursuant to Section 7(g) and/or Section 9(g) (the amounts described in clauses (A) through (E) hereof being referred to as the “Accrued Rights”).

Following termination of Executive’s employment by the Company for Cause or voluntary resignation by Executive without Good Reason, except as set forth in this Section 7(a)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) For purposes of this Agreement, the terms:

(A) “Cause” shall mean (i) if, in performing his duties to Luminant, Executive engages in conduct that constitutes (a) a material breach of his fiduciary duty to Luminant, the Company, or their shareholders (including, without limitation, a material breach or attempted breach of the provisions under Section 8), (b) gross neglect, or (c) gross misconduct resulting in material economic harm to Luminant or the Company; provided that any such conduct described in (a), (b) or (c) is not cured within ten (10) business days after Executive receives from the Company written notice thereof; or (ii) Executive’s conviction of, or entry of a plea of guilty or nolo contendere for, a felony or other crime involving moral turpitude.

(B) “Good Reason” shall mean, provided that Executive has not previously given the Company his written consent, (i) a reduction in Executive’s Base Salary or Executive’s annual incentive compensation opportunity (other than a general reduction in base salary or annual incentive compensation opportunities that affects all salaried employees of the Company proportionately); (ii) a transfer of Executive’s primary workplace by more than fifty (50) miles from the workplace on the Effective Date; (iii) a substantial adverse change in Executive’s duties or responsibilities; (iv) any material breach of this Agreement; or (v) an adverse change in Executive’s line of reporting to superior officers pursuant to the terms of this Agreement; provided, however, that any isolated, insubstantial or inadvertent failure by Luminant or the Company that is not in bad faith and is cured within ten (10) business days after Executive gives the Company written notice of any such event set forth above, shall not constitute Good Reason.

(b) Disability or Death.

(i) Executive’s employment shall terminate upon Executive’s death and may be terminated by the Company if Executive has a Disability (as defined below) and, in either case, Executive or Executive’s estate (as the case may be) shall be entitled to receive:

(A) the Accrued Rights;

(B) a portion of the Target Award that Executive would have been entitled to receive pursuant to Section 4 hereof for the fiscal year of termination, such portion to be determined by multiplying the Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by Luminant in the fiscal year of Executive’s termination, and the denominator of which is 365 (the “Pro-Rata Bonus”), with such Pro-Rata Bonus payable to Executive pursuant to Section 4 as if Executive’s employment had not terminated; and

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(C) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment due to death or Disability, except as set forth in this Section 7(b)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) “Disability” shall mean Executive’s physical or mental incapacitation and consequent inability, with reasonable accommodation, for a period of six consecutive months to perform Executive’s duties; provided, however, in the event the Company temporarily replaces Executive, or transfers Executive’s duties or responsibilities to another individual, on account of Executive’s inability to perform such duties due to a mental or physical incapacity which is, or is reasonably expected to become, a long-term disability, then Executive’s employment shall not be deemed terminated by the Company and Executive shall not be able to resign with Good Reason. Any question as to the existence of a Disability as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree on a qualified independent physician, each shall appoint a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement and any other agreement with Executive that incorporates this definition of Disability.

(c) By the Company Without Cause; Resignation by Executive for Good Reason. Executive’s employment hereunder may be terminated by the Company without Cause (other than by reason of death or Disability) or upon Executive’s resignation for Good Reason and, in either case (except as otherwise provided in Section 7(e)), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against Luminant, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company):

(A) a lump sum payment equal to: (I) two (2) times Executive’s Base Salary, and (II) the Pro-Rata Bonus, payable as soon as practicable but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; and

(B) Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all

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of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (x) two (2) years from the date of termination of Executive’s employment (the “Severance Period”), to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (y) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(c)(ii)(B) when, in the absence of the benefits provided in this Section 7(c)(ii)(B), Executive would not be entitled to continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iii) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, except as set forth in this Section 7(c) or otherwise provided in Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Expiration of Employment Term.

(i) In the event Executive elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the Accrued Rights. Except as set forth in this Section 7(d)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) In the event the Company elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the payments and benefits applicable to a termination of Executive’s employment without Cause pursuant to Section 7(c) or Section 7(e), as applicable. Except as set forth in this Section 7(d)(ii) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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(e) Change in Control. Notwithstanding any provision contained herein, if Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, in either case, within twenty-four (24) months following a Change in Control (as defined in the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against Luminant, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), a lump sum payment equal to two (2) times the sum of Executive’s annualized Base Salary and Executive’s Target Award, payable as soon as practicable but no later than the earlier of: (i) March 15 following the calendar year in which termination occurs or (ii) ninety (90) days following termination;

(iii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against Luminant, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (A) termination of the Severance Period, to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (B) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(e)(iii) when, in the absence of the benefits provided in this Section 7(e)(iii) Executive would not be entitled to continuation coverage under Code Section 4980B, Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under COBRA, Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iv) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, in either case, within twenty-four (24) months following a Change in Control, except as set forth in this Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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(f) Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) shall be communicated by written Notice of Termination to the other Party in accordance with Section 9(j) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice indicating the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

(g) Code Section 4999.

(i) If, by reason of, or in connection with, any transaction that occurs after the Original Effective Date, Executive would be subject to the imposition of the excise tax imposed by Code Section 4999 related to Executive’s employment with the Company, whether before or after termination of Executive’s employment, but the imposition of such tax could be avoided by approval of shareholders described in Code Section 280G(b)(5)(B), then Executive may ask the Company to seek such approval, in which case the Company will use its reasonable best efforts to cause such approval to be obtained and Executive will cooperate and execute such waivers as may be necessary so that such approval avoids imposition of any excise tax under Code Section 4999. If Executive fails to request that the Company seek such approval, or if Executive does request that the Company seek such approval, but fails to cooperate and execute such waivers as may be necessary in the approval process, Section 7(g)(ii) shall not apply and Executive shall not be entitled to any gross-up payment for any resulting tax under Code Section 4999. If such approval, even if sought and obtained, would not avoid imposition of the excise tax imposed under Code Section 4999, then the provisions of Section 7(g)(ii) shall apply without any precedent obligation of Executive to seek such approval.

(ii) Gross-Up Payment.

(A) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, any Affiliate, or one or more trusts established by the Company or any Affiliate for the benefit of their employees, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a “Payment”) is subject to the excise tax imposed by Code Section 4999 or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any federal, state and local income taxes and employment taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(B) All determinations required to be made under this Section 7(g)(ii), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP, Alvarez & Marsal, or such other nationally recognized

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accounting firm as may be designated by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Executive within ten (10) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest effective rates applicable to individuals in the state or locality of Executive’s residence or place of employment in the calendar year in which any such Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account limitations applicable to individuals subject to federal income tax at the highest marginal rates. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7(g)(ii), shall be paid by the Company to Executive (or to the appropriate taxing authority on Executive’s behalf) when due. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and Executive (subject to Section 7(g)(ii)(C)). As a result of the uncertainty in the application of Code Section 4999, it is possible that the amount of the Gross-Up Payment determined by the Accounting Firm to be due to (or on behalf of) Executive was lower than the amount actually due (“Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 7(g)(ii)(C) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive (but in any case no later than the calendar year following the calendar year in which such tax was payable).

(C) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of any Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order to effectively contest such claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(g)(ii)(C), the Company shall control all proceedings taken in connection with such

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contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one (1) or more appellate courts, as the Company shall determine; provided that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(D) If, after the receipt by Executive of an amount paid or advanced by the Company pursuant to this Section 7(g)(ii), Executive becomes entitled to receive any refund with respect to a Gross-Up Payment, Executive shall (subject to the Company’s complying with the requirements of Section 7(g)(ii)(C)) promptly pay to the Company the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 7(g)(ii)(C), a determination is made that Executive shall not be entitled to any refund with respect to such claim, and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

(E) For the avoidance of doubt, all payments to or for the benefit of Executive provided for in this Section 7(g)(ii) shall be made no later than the end of the calendar year in which the applicable Excise Tax has become due, or if as a result a tax audit or litigation, it is determined that no additional Excise Tax has become due, the end of the calendar year in which the audit is completed or there is a final and non-appealable settlement or other resolution.

8. Restrictive Covenants.

(a) In consideration of the Company and Luminant entering into this Agreement with Executive and hereby promising and committing themselves to provide Executive with Confidential Information and/or specialized training after Executive executes this Agreement, Executive shall not, directly or indirectly:

(i) at any time during or after the Employment Term, disclose any Confidential Information pertaining to the business of Luminant, the Company, the Sponsor Group, or any of their respective Affiliates, except when required to perform his duties to

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Luminant, the Company or one of its Affiliates, or by law or judicial process, provided that Executive gives the Company reasonable notice of any legal or judicial proceeding requiring Executive to disclose Confidential Information and an opportunity to challenge the disclosure of any such information, and Executive agrees to provide such reasonable notice in writing to:

General Counsel

Energy Future Holdings Corp.

1601 Bryan Street, 41st Floor

Dallas, Texas 75201

(214) 812-5153 (facsimile);

(ii) at any time during the Employment Term and for a period of eighteen (18) months thereafter (the “Non-Compete Period”), directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any Competing Business in Texas or any other geographic area in which Texas Energy Future Holdings Limited Partnership, the Company or any of their respective subsidiaries operates or conducts business; or

(iii) at any time during the Employment Term and for a period of eighteen (18) months thereafter, directly or indirectly (A) solicit customers or clients of Luminant, the Company or any of its Affiliates to terminate their relationship with Luminant, the Company or any of its Affiliates or otherwise solicit such customers or clients to compete with any business of Luminant, the Company or any of its Affiliates, or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of Executive’s employment, employed by Luminant, the Company or any of its Affiliates;

provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any member of the Sponsor Group or any of its Affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries in any geographic area where they operate. Notwithstanding the foregoing, for the purposes of this Section 8(a), (A) Executive may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of Luminant, the Company or its Affiliates that are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if Executive (I) is not a controlling person of, or a member of a group which controls, such Person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person, and (B) Section 8(a)(ii) shall not be violated by reason of any exercise of tag-along rights under the Sale Participation Agreement, by and between the Company (and related parties) and Executive (the “Sale Participation Agreement”) or Drag Transaction (as defined in the Sale Participation Agreement) that may occur after the date hereof.

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has had access to Confidential Information, the Parties hereto agree that

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money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, Luminant, the Company or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security). Notwithstanding the foregoing, in the event Executive breaches the covenants set forth in this Section 8, the Company’s rights and remedies with respect Executive’s Options, Option Stock, and Stock and payments related thereto, as those terms are defined in the Management Stockholder’s Agreement, by and between the Company (and related parties) and Executive (the “Management Stockholder’s Agreement”) shall be limited to those set forth in Section 22(c) of the Management Stockholder’s Agreement.

(c) For purposes of this Agreement, the terms listed below shall be defined as follows:

(i) “Affiliate” shall mean with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person; and, by way of clarification and not by limitation, the Company and Luminant are Affiliates of each other; provided, however, for purposes of this Agreement, Texas Energy Future Co-Invest, LP shall not be deemed to be an Affiliate of the Sponsor Group or any member of the Sponsor Group.

(ii) “Competing Business” shall mean any business that directly or indirectly competes, at the relevant determination date, with one or more of the businesses of Luminant, the Company or any of its Affiliates in any geographic area where Texas Energy Future Holdings Limited Partnership, the Company, or any of their respective subsidiaries operates.

(iii) “Confidential Information” shall mean information: (A) disclosed to or known by Executive as a consequence of or through his employment with Luminant, the Company or any Affiliate; (B) not publicly available or not generally known outside Luminant, the Company or any Affiliate; and (C) that relates to the business and/or development of Luminant, the Company or any Affiliate. Any information that does not meet each of the criteria listed above (in subsections (A) – (C)) shall not constitute Confidential Information. By way of example, Confidential Information shall include but not be limited to the following: all non-public information or trade secrets of Luminant, the Company, or any Affiliate that gives Luminant, the Company or any Affiliate a competitive business advantage or the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interests of Luminant, the Company or any Affiliate; information regarding Luminant’s, the Company’s or any Affiliate’s business operations, such as financial and sales data (including budgets, forecasts, and historical financial data), operational information, plans, and strategies; business and marketing strategies and plans for various products and services; rate and regulatory strategy and plans; information regarding suppliers, consultants, employees, and contractors; technical information concerning products, equipment, services, and processes; procurement procedures; pricing and pricing techniques; information concerning past, current and prospective customers, investors, and business affiliates; plans or strategies for expansion or acquisitions; budgets; research; trading methodologies and terms; communications information; evaluations, opinions,

12

and interpretations of information and data; marketing and merchandising techniques; electronic databases; models; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and Luminant’s, the Company’s or any Affiliate’s files, physical or electronic documents, equipment, and proprietary data or material in whatever form including all copies of all such materials. By way of clarification (but not limitation), information that Executive conceived or developed during his employment with Luminant, the Company or an Affiliate or learned from other employees or contractors of Luminant, the Company or an Affiliate that meets the definition of Confidential Information shall be treated as such.

(iv) “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor thereto).

(v) “Restricted Group” shall mean, collectively the Company, its subsidiaries, the members of the Sponsor Group and their respective Affiliates.

(vi) “Sponsor Group” shall mean Kohlberg Kravis Roberts & Co. L.P., TPG Capital L.P., and Goldman, Sachs & Co.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles thereof.

(b) Entire Agreement. Except as otherwise provided herein, this Agreement contains the entire understanding of the Parties with respect to the employment of Executive by Luminant, the Company and/or its Affiliates and supersedes all prior agreements and understandings. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties with respect to the subject matter herein other than those expressly set forth herein.

(c) No Waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such Party’s rights or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e) Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by Luminant or the Company to a person or

13

entity which is an Affiliate or a successor in interest to substantially all of the business operations of Luminant or the Company, provided that the assignee expressly assumes all obligations of Luminant and/or the Company under this Agreement and all other related agreements to which Executive, the Company and/or Luminant are parties. Upon such assignment, the rights and obligations of Luminant and/or the Company hereunder shall become the rights and obligations of such Affiliate or successor person or entity.

(f) Set Off; Mitigation. Except as otherwise provided in Section 9(o), the obligations of Luminant and the Company to pay Executive the amounts provided and to make the arrangements provided hereunder shall not be subject to setoff, counterclaim or recoupment of amounts owed by Executive to Luminant, the Company and/or their Affiliates. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment and, except as expressly provided herein, no amount payable hereunder shall be reduced by any payments or benefits received from such subsequent employment.

(g) Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, if, at the time of Executive’s termination of employment, the Company has securities that are publicly traded on an established securities market, and Executive is a “specified employee” (as defined in Code Section 409A), and the deferral of the commencement of any payments or benefits otherwise payable pursuant to Section 7 is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then, to the extent permitted by Code Section 409A, the Company will defer any such payments or benefits hereunder (without any reduction in the payments or benefits ultimately paid or provided to Executive) until the date that is six (6) months following Executive’s termination of employment with the Company (or the earliest date as is permitted under Code Section 409A), provided that amounts which do not exceed the limits set forth in Code Section 402(g)(1)(B) in the year of such termination shall be payable immediately upon termination. Any payments or benefits deferred due to such requirements will be paid in a lump sum to Executive at the end of such six (6) month period. The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 9(g).

(h) Indemnity. The Company and its subsidiaries shall indemnify and hold Executive harmless for all acts and omissions occurring during his employment or service as a member of the board of directors or managers (as applicable) of any of the Company and/or its subsidiaries, to the maximum extent provided under each of the Company’s and such subsidiaries’ charter, certificate of formation, limited partnership agreement, by-laws and applicable law. During the Employment Term and for a term of six (6) years thereafter, the Company, or any successor to the Company, the Company’s subsidiaries (to the extent not covered under the terms of the Company’s insurance policy), and each of their respective successors, shall purchase and maintain, at their own expense, directors’ and officers’ liability insurance providing coverage for Executive in the same amount as, and with terms no less favorable than, for members of their respective boards of directors or managers (as applicable).

(i) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of Executive’s death before receiving all amounts and benefits due to him hereunder, such amounts shall be payable to Executive’s estate or as otherwise provided under applicable benefit plans or arrangements.

14

(j) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company or Luminant:	Energy Future Holdings Corp. 1601 Bryan Street, 41st Floor Dallas, Texas 75201-3411 Attention: General Counsel

If to Executive:	The most recent address on file with the Company

(k) Executive Representation. Executive hereby represents to Luminant and the Company that his execution and delivery of this Agreement and performance of his duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement, separation agreement or other agreement or policy to which Executive is a party or otherwise bound.

(l) Captions; Section References. The captions included herein are for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to sections of statutes, regulations or rules shall be deemed to be references to any successor sections.

(m) Further Assurances. The Parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

(n) Cooperation. For a period of six (6) years after his termination, Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder, provided that the Company and its Affiliates shall use reasonable efforts to avoid material interference with Executive’s business or personal activities. The Company shall pay all of Executive’s reasonable expenses incurred in connection with providing such cooperation.

(o) Withholding. Luminant may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. In addition, Executive expressly authorizes and agrees that any amounts he owes in relation to any travel or credit cards issued or sponsored by Luminant or the

15

Company, the energy conservation program, the appliance purchase program, or salary, bonus, vacation or other benefit overpayments, may be offset and deducted from any payments due to Executive pursuant to this Agreement.

(p) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(q) Amendments. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties hereto.

(r) Return of Property. Executive agrees that if Executive’s employment with Luminant or the Company is terminated (for any reason), Executive shall not take with Executive, but will leave with the Company, all computers, cell phones, access cards, computer or electronic storage devices, any other Company property and all Confidential Information, work product, records, files, electronic mail, memoranda, reports, documents and other information that is the property of the Company, in whatever form (including on computer disk or any electronic storage device), and any copies thereof, or if such items are not on the premises of the Company, Executive agrees to return such items immediately upon Executive’s termination (regardless of the reason) or any time at the request of the Company. Executive acknowledges that all such items are and remain the property of the Company.

16

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ John F. Young
John F. Young
President and Chief Executive Officer

LUMINANT HOLDING COMPANY LLC

By:	/s/ Richard J. Landy
Richard J. Landy
Executive Vice President

EXECUTIVE:

/s/ David A. Campbell
David A. Campbell

17

Exhibit I

In addition to the benefits, perquisites and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits, perquisites and compensation set forth in this Exhibit I, subject to the terms and conditions set forth herein:

(a) Executive shall have the opportunity to earn the retention awards set forth in this Exhibit I, collectively referred to herein as the “Retention Award”, subject to the terms and conditions set forth herein:

(i) Executive shall earn a long-term cash bonus award equal to 75% of the aggregate Annual Bonus amount actually earned by Executive in respect of fiscal years 2009, 2010, and 2011 (the “First Retention Award”). The First Retention Award earned by Executive shall be paid to Executive in a lump sum on September 30, 2012; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by Luminant, the Company or an Affiliate thereof on September 30, 2012.

(ii) Executive shall earn an additional long-term cash bonus award in an amount between $650,000 and $1,300,000 determined by the Company’s performance as indicated by the level of Competitive Management EBITDA actually achieved for the fiscal year ended December 31, 2011 relative to the Competitive Management EBITDA threshold and target amounts set by the Board for such fiscal year (the “Second Retention Award”). For the achievement of the threshold level of Competitive Management EBITDA in respect of such year, Executive shall earn $650,000, for the achievement of at least the target level of Competitive Management EBITDA in respect of such year, Executive shall earn $1,300,000 (the “Second Retention Target Award”), and for the achievement of Competitive Management EBITDA in between the threshold and target levels in respect of such year, Executive shall earn an amount between $650,000 and $1,300,000 as determined by linear interpolation. The Second Retention Award, if earned, shall be paid to Executive in two equal installments on September 30, 2012 and September 30, 2013; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by Luminant, the Company or an Affiliate thereof on the applicable payment date.

(iii) Executive shall earn an additional long-term cash bonus award in an amount between $500,000 and $1,000,000 per fiscal year determined by the Company’s performance as indicated by the level of Competitive Management EBITDA actually achieved for the fiscal years ended December 31, 2012, December 31, 2013, and December 31, 2014 relative to the Competitive Management EBITDA threshold and target amounts set by the Board for each respective fiscal year (the “Third Retention Award”). For the achievement of the threshold level of Competitive Management EBITDA in respect of any such year, Executive shall earn $500,000, for the achievement of at least the target level of Competitive Management EBITDA in respect of any such year, Executive shall earn $1,000,000 (the “Third Retention Target Award”), and for the achievement of Competitive Management EBITDA in between the threshold and target levels in respect of any such year, Executive shall earn an amount between $500,000 and $1,000,000 as determined by linear interpolation. The Third Retention Award, if earned, shall be paid to Executive in a lump sum on March 13, 2015; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by Luminant, the Company or an Affiliate thereof on March 13, 2015.

Exhibit I-1

(iv) The process followed by the O&C Committee in establishing the Competitive Management EBITDA threshold and target amounts for purposes of the Second Retention Award and the Third Retention Award shall be consistent with the O&C Committee’s prior practice.

(v) In the event Executive’s employment is terminated pursuant to Section 7(b), 7(c), 7(d)(ii), or 7(e) hereof, in any case, prior to the payment date of an applicable Retention Award, Executive shall be entitled to receive the Retention Award, or a portion thereof, that Executive would otherwise have been entitled to receive pursuant to sub-paragraphs (a)(i), (a)(ii), and (a)(iii) of this Exhibit I, calculated as set forth below (the sum of such amounts referred to herein as the “Pro-Rata Retention Award”), with such Pro-Rata Retention Award payable to Executive as soon as practical but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; provided, that, in the case of a termination of employment pursuant to Section 7(c), 7(d)(ii), or 7(e), Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against Luminant, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company).

(A) with respect to the First Retention Award, (x) 75% of the aggregate Annual Bonus amount(s) actually earned by Executive in respect of any applicable fiscal year completed prior to the date of Executive’s termination, plus (y) if the termination occurs prior to January 1, 2012, 75% of the Pro-Rata Bonus amount calculated pursuant to Section 7(b)(i)(B) above (for avoidance of doubt, the First Retention Award payment shall not be based on any Annual Bonus or Pro-Rata Bonus earned by or paid to Executive with respect to fiscal year 2012); plus

(B) with respect to the Second Retention Award, (x) if the termination occurs prior to January 1, 2012, a portion of the Second Retention Award to be determined by multiplying the Second Retention Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by Luminant, the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2012, the actual earned amount of the Second Retention Award; plus

(C) with respect to the Third Retention Award, (x) if the termination occurs prior to January 1, 2015, a portion of the Third Retention Award equal to (1) the amount that would have been payable under sub-paragraph (a)(iii) of this Exhibit I for any completed fiscal year, plus (2) a portion of the Third Retention Award to be determined by multiplying the Third Retention Target Award for the year of Executive’s termination by a fraction, the numerator of which is the number of days during which Executive was employed by Luminant, the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2015, the actual earned amount of the Third Retention Award.

Exhibit I-2

(vi) Notwithstanding any provision of this Exhibit I to the contrary, in the event of a Change in Control, Executive’s entitlement to the Retention Awards shall be determined without regard to the achievement of Competitive Management EBITDA in respect of the fiscal year in which such Change in Control occurs and any subsequent year, and the amount earned by Executive shall be determined as if target level of Competitive Management EBITDA were achieved for any such year, but to the extent the Retention Award is attributable to any prior fiscal year, actual Competitive Management EBITDA for such prior year shall be used.

(vii) To assure payment of the Company’s obligations under sub-paragraphs (a)(ii) and (a)(iii) above, the Company shall obtain the issuance of an Irrevocable Standby Letter of Credit (the “LOC”) for the benefit of Executive from a bank (the “Issuer”) on the following terms:

(A) The LOC shall be in the amount of $4,300,000.

(B) The LOC shall expire on                     .

(C) The LOC shall not be transferable.

(D) Partial and multiple draws shall be permitted under the LOC. [Information Omitted]

(viii) The LOC shall be issued in the form attached hereto as Exhibit I(A) as soon as administratively feasible after the date of this Agreement.

(ix) Any amount paid under the LOC to the United States Treasury in respect of the Company’s tax account shall be credited as withheld income and payroll taxes with respect to Executive, and the Company shall properly report such amount on IRS Form W-2 issued to Executive for the applicable tax year.

(x) For purposes hereof, “Competitive Management EBITDA” shall mean the sum of Energy Future Holdings Corp. consolidated EBITDA less Oncor Electric Delivery Holdings Company LLC EBITDA; where:

(A) “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to the Sponsor Group and/or its Affiliates, together with such adjustments as the O&C Committee shall determine appropriate in its discretion after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer. Such adjustments will be consistent with those included in the definition of EBITDA in the Energy Future Holdings Corp. Indenture related to its 10.000% Senior Secured Notes due 2020, as such indenture is in effect on the Effective Date, to the extent considered appropriate for management compensation purposes, which will include but are not limited to, adjustments to reflect unrealized mark-to-market valuations of hedging instruments; fees and expenses relating to the Company’s receivables financing facilities; the amortization of nuclear fuel costs; and any effects of adjustments in the financial statements resulting from the application of purchase accounting; but which for clarification will not include, without limitation, adjustments to reflect unrealized cost savings and planned and

Exhibit I-3

unplanned outages. In any event and notwithstanding anything herein to the contrary, the O&C Committee shall have the discretion to make any further adjustments to the calculation of EBITDA as it deems fair and appropriate after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer.

(B) The O&C Committee shall, fairly and appropriately, following the O&C Committee’s good faith consultation with the Chief Executive Officer and/or Chief Financial Officer, adjust the calculation of EBITDA to reflect the following: acquisitions, divestitures, any change required by GAAP relating to share-based compensation or for other changes in GAAP promulgated by accounting standard setters that, in each case, the O&C Committee in good faith determines require adjustment of EBITDA. The O&C Committee’s determination of such adjustment shall be based on the effect of such event on the Company’s consolidated financial statements.

(b) As soon as administratively practicable following the February O&C Committee meeting in each of 2011, 2012, and 2013, provided Executive remains continuously employed by Luminant, the Company or an Affiliate thereof through each applicable grant date, Executive shall be entitled to receive on each such date, a grant of restricted stock units under the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement, in such form and substance as attached hereto as Exhibit I(B), to be entered into by and between the Company and Executive with respect to each annual grant. The number of restricted stock units to be granted pursuant to the preceding sentence each year is as follows: 666,667 in 2011, 666,667 in 2012, and 666,666 in 2013. In the event of a Change in Control prior to any applicable grant date, the restricted stock units that would have been granted under this sub-paragraph (b) of this Exhibit I shall be issued and shall be vested immediately prior to the effective date of the Change in Control. The rights and obligations of Executive and the Company shall be governed by the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement entered into incident to each such grant.

Exhibit I-4

Exhibit I(A)

DATE:

IRREVOCABLE STANDBY

LETTER OF CREDIT NO.

BENEFICIARY:

[EXECUTIVE NAME]

[ADDRESS]

[CITY, STATE ZIP]

FACSIMILE NUMBER [    ]

APPLICANT:

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

FOR THE ACCOUNT OF [NAME OF EMPLOYER]

1601 BRYAN STREET, 44TH FLOOR

DALLAS, TX 75201-3411

FACSIMILE NUMBER [    ]

AMOUNT: $[5,000,000]

EXPIRY DATE:

LADIES AND GENTLEMEN:

BY ORDER OF OUR CLIENT, TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC FOR THE ACCOUNT OF [NAME OF EMPLOYER] (THE “ACCOUNT PARTY”), WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     (THIS “LETTER OF CREDIT”) IN YOUR FAVOR FOR DRAWINGS NOT TO EXCEED THE AGGREGATE SUM OF [FIVE MILLION] U.S. DOLLARS ([$5,000,000]), EFFECTIVE IMMEDIATELY. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC., 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, AND, SUBJECT TO THE FURTHER TERMS HEREOF, EXPIRES WITH OUR CLOSE OF BUSINESS ON                     .

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU AGAINST YOUR SIGHT DRAFT(S), DRAWN ON US, PURPORTEDLY SIGNED BY YOU (OR YOUR SUCCESSOR(S) OR HEIR(S) AT LAW), AND OTHERWISE IN THE FORM ATTACHED HERETO AS EXHIBIT A, APPROPRIATELY COMPLETED.

FUNDS UNDER THIS LETTER OF CREDIT WILL BE AVAILABLE FOR DRAWING IN ACCORDANCE WITH THE FOLLOWING SCHEDULE; HOWEVER, IN NO EVENT SHALL THE TOTAL AMOUNT OF ALL PAYMENTS MADE UNDER THIS LETTER OF CREDIT EXCEED THE AMOUNT OF $[5,000,000.00]:

Availability Periods	Amount Available in U.S. Dollars
[ ]	[ ]

FOR THE AVOIDANCE OF DOUBT, ANY UNUTILIZED AMOUNT IN ANY GIVEN AVAILABILITY PERIOD WILL BE CUMULATIVELY ADDED TO THE AMOUNT AVAILABLE IN THE IMMEDIATELY SUCCEEDING AVAILABILITY PERIOD.

Exhibit I(A)-1

FURTHERMORE, THE MAXIMUM AGGREGATE AMOUNT THAT MAY BE DRAWN BY YOU DURING THE TERM OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AGGREGATE AMOUNT OF ANY PRIOR PAYMENTS MADE UNDER THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED HEREUNDER. THIS LETTER OF CREDIT SHALL AUTOMATICALLY TERMINATE AFTER PAYMENT OF ANY DRAW MADE UNDER STATEMENT (B) IN THE FORM OF SIGHT DRAFT ATTACHED HERETO AS EXHIBIT A.

THIS LETTER OF CREDIT IS NOT TRANSFERABLE.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN STRICT COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT ON OR BEFORE THE EXPIRY DATE OF THIS LETTER OF CREDIT. WE SHALL EFFECT PAYMENT THREE BUSINESS DAYS AFTER OUR RECEIPT OF DOCUMENTS IN STRICT CONFORMITY WITH THE TERMS OF THIS LETTER OF CREDIT. AS USED HEREIN “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY OR SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN NEW YORK CITY ARE AUTHORIZED OR REQUIRED TO CLOSE BY LAW.

PAYMENT OF DRAWINGS MADE HEREUNDER SHALL BE MADE IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•

SIXTY PERCENT (60%) OF EACH SUCH DRAWING SHALL BE PAYABLE PURSUANT TO BENEFICIARY’S (OR HIS SUCCESSOR(S) OR HEIR(S) AT LAW) WRITTEN WIRE INSTRUCTIONS SET FORTH IN THE APPROPRIATELY COMPLETED AND PRESENTED SIGHT DRAFT(S), AND

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA REFERENCE #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

THIS LETTER OF CREDIT IS SUBJECTED TO AND GOVERNED BY LAWS OF THE STATE OF NEW YORK AND THE 2007 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 600). IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, KINDLY DIRECT YOUR COMMUNICATIONS TO THE ATTENTION OF OUR LETTER OF CREDIT DEPARTMENT, 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NO.                     .

EXHIBIT A TO

LETTER OF CREDIT NO.

FORM OF SIGHT DRAFT

VIA OVERNIGHT MAIL

                    , 20

Exhibit I(A)-2

CITIBANK, N.A.

C/O CITICORP NORTH AMERICA, INC., AS SERVICER

3800 CITIBANK CENTER, BUILDING B

3RD FLOOR

TAMPA, FLORIDA 33610

ATTENTION: LETTER OF CREDIT DEPT.

RE: LETTER OF CREDIT NO.

[STATE ONE OF THE FOLLOWING [(A) OR (B):

(A) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                     (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                     IS $        , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) I REMAIN EMPLOYED BY [ABBREVIATED NAME], THE ACCOUNT PARTY (AS DEFINED IN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     ) OR AN AFFILIATE OF [ABBREVIATED NAME] AND/OR THE ACCOUNT PARTY AS OF THE DATE OF THIS DRAW AND I AM ENTITLED TO THE FULL AMOUNT EARNED AND PAYABLE. I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.

OR

(B) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                     (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                     IS $        , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) MY EMPLOYMENT WAS TERMINATED PURSUANT TO SECTION 7(b), 7(c), 7(d)(ii), or 7(e) OF THE EMPLOYMENT AGREEMENT PRIOR TO THE DATE OF THIS DRAW AND I AM ENTITLED TO EITHER THE FULL AMOUNT EARNED OR A PRO-RATED AMOUNT (PURSUANT TO SUB-PARAGRAPH (a)(v) OF EXHIBIT I TO THE EMPLOYMENT AGREEMENT). I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.]

YOU ARE HEREBY INSTRUCTED TO REMIT THE PAYMENT OF $        IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•	SIXTY PERCENT (60%) OF SUCH AMOUNT, OR $ , SHALL BE PAYABLE TO

Account Name: [INSERT]

Account #: [INSERT]

ABA REFERENCE #: [INSERT]

Name of Bank Depository: [INSERT]

Exhibit I(A)-3

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA Reference #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

[IF STATEMENT B ABOVE IS UTILIZED INCLUDE THE FOLLOWING STATEMENT] [THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     SHALL AUTOMATICALLY TERMINATE AFTER SUCH PAYMENT IS DULY MADE].

By:
[BENEFICIARY] OR
[BENEFICIARY’S SUCCESSOR(S) OR HEIR(S) AT LAW]

Exhibit I(A)-4

Exhibit I(B)

2007 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF

ENERGY FUTURE HOLDINGS CORP. AND ITS AFFILIATES

RESTRICTED STOCK UNIT AGREEMENT

To: [Name]	Date of Grant: [Date]	Number of Shares: [#]

This Agreement is made and entered into as of the Date of Grant set forth above by and between Energy Future Holdings Corp., a Texas corporation (the “Company”), and you;

WHEREAS, the Company adopted the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company or a Subsidiary;

WHEREAS, a “Restricted Stock Unit” shall represent your right to receive one share of common stock of the Company (the “Stock”) upon the lapse of the restrictions on your award, plus the additional rights to receive dividend equivalents (“Dividend Equivalent Right,” or “DER”), in accordance with the terms and conditions set forth herein and in the Plan (the “Award”);

WHEREAS, a copy of the Plan has been made available to you and shall be deemed a part of this Restricted Stock Unit Agreement (“Agreement”) as if fully set forth herein; and

WHEREAS, you desire to accept the Award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, you and the Company agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant set forth above, an award consisting of [#] Restricted Stock Units (subject to any adjustment made to this Award pursuant to Section 8 of the Plan in connection with a stock split, spin-off, recapitalization or other transaction that affects the Company’s equity securities). To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letter capitalized, but that are not otherwise defined in this Agreement shall have the meanings given to them in the Plan.

2. No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock prior to the date shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 6 or 7, as the case may be.

Exhibit I(B)-1

3. Dividend Equivalent Rights. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, you hold Restricted Stock Units granted pursuant to this Agreement that have not been settled, the Company shall create a bookkeeping account that will track, (a) to the extent the dividend paid to stockholders generally was a cash dividend, the cash value you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date, or (b) to the extent the dividend paid to stockholders generally was paid in the form of property, the property you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date. All DER amounts credited to your bookkeeping account pursuant to this Section 3, if any, shall be deemed converted into shares of Stock on the date that the Restricted Stock Units vest (based on the Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) of Stock on such date and rounded down to the nearest whole share of Stock) and paid to you in the form of additional shares of Stock on the date that the underlying Restricted Stock Units associated with such DER amounts are settled pursuant to Section 5 below. In the event that the Restricted Stock Units are forfeited to the Company without settlement to you, you will also forfeit any associated DER amounts. No interest will be payable with respect to DER amounts credited to your bookkeeping account, if any, that represent cash dividends. Property, if any, deemed credited to DER bookkeeping accounts representing dividends paid in property will be deemed invested in such property until the DER amounts are deemed converted to shares of Stock pursuant to this Section 3. The bookkeeping accounts, if any, created to track DER amounts are phantom accounts and the Company is under no obligation to set aside cash or property with respect to any DER amounts. Valuations made pursuant to this Section 3 (including any valuation of property deemed credited to a bookkeeping account) will be made by the Committee, or its designee, in its sole discretion and such valuation will be final and binding.

4. Restrictions; Forfeiture. The Restricted Stock Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 6 or 7 of this Agreement and Stock is issued to you as described in Section 5 of this Agreement. The Restricted Stock Units are also subject to forfeiture to the Company (the “Forfeiture Restrictions”) pursuant to Section 7 of this Agreement.

5. Issuance of Stock.

(a) No shares of Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Restricted Stock Units lapse, in accordance with Section 6 or 7. After the Restricted Stock Units vest pursuant to Section 6 or 7, as applicable, the Company shall, subject to any conditions described in subsection (b) below, promptly and within 30 days of such vesting date, cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding. Such issuance shall be made as soon as administratively practicable, but may be delayed, in the sole discretion of the

Exhibit I(B)-2

Committee, if required by applicable securities law; provided, that, in no event shall the issuance of Stock be made later than March 15th of the year following the year of vesting, or as otherwise may be permitted under Treasury Regulation § 1.409A-1(b)(4)(ii). The Company shall evidence the Stock to be issued in payment of such vested Restricted Stock Units in the manner it deems appropriate. The value of any fractional Restricted Stock Units shall be rounded down at the time Stock is issued to you in connection with the Restricted Stock Units. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

(b) You hereby acknowledge that by accepting this Award, the issuance of Stock pursuant to the settlement of your Restricted Stock Units pursuant to this Agreement shall be subject to all the terms and conditions of any Management Stockholder’s Agreement and Sale Participation Agreement previously executed by you, as such forms may be modified under the terms of such agreements; provided, however, that if you have not previously executed a Management Stockholder’s Agreement and/or a Sale Participation Agreement with the Company, you agree that, prior to the Company’s issuance of Stock to you pursuant to this Agreement, you will execute such documents in the form required by the Company. All Stock issued to you pursuant to this Agreement will (a) constitute “Stock” (as such term is defined in the Management Stockholder’s Agreement) for all purposes under the Management Stockholder’s Agreement, and (b) be treated as “Common Stock” underlying “Options” (as such terms are defined in the Sale Participation Agreement) for all purposes under the Sale Participation Agreement.

(c) The shares of Stock deliverable upon vesting of the Restricted Stock Units, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable.

6. Expiration of Restrictions and Risk of Forfeiture. Unless otherwise provided in Section 7 below, the restrictions on the Restricted Stock Units granted pursuant to this Agreement, including the Forfeiture Restrictions, will expire on September 30, 2014, and shares of Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Restricted Stock Units as set forth in Section 5, provided that you remain in the continuous employ of, or a service provider to, the Company or its Subsidiaries until September 30, 2014.

7. Termination of Services or Change in Control Events.

(a) Termination of Employment Other Than without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated for any reason other than by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability (“Cause”, “Good Reason”, and “Disability” as defined in your employment agreement with the Company or any of its Subsidiaries then in effect at the time of your termination of employment) prior to September 30, 2014, then those Restricted Stock Units for which the restrictions have not lapsed as of the date of your termination shall become null and void and those Restricted Stock Units shall be forfeited to the Company.

Exhibit I(B)-3

(b) Termination of Employment without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability prior to September 30, 2014, a portion of the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse with respect to such Restricted Stock Units on the effective date of your termination of employment. The portion of the Restricted Stock Units that shall become vested upon your termination of employment shall be determined by multiplying the number of Restricted Stock Units set forth in Section 1 by a fraction, the numerator of which is the number of days you were employed by the Company or any of its Subsidiaries from [February     , 20    ] through the effective date of your termination of employment, and the denominator of which is the number of days between [February     , 20    ] and September 30, 2014; all remaining Restricted Stock Units shall become null and void and shall be forfeited to the Company upon your termination of employment. The Restricted Stock Units that become vested pursuant to this Section 7(b) will be settled in accordance with Section 5 above.

(c) Change in Control. In the event that the Company undergoes a Change in Control (as defined in the Plan) prior to September 30, 2014, the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse on the effective date of such a Change in Control, provided that you have remained in the continuous employ of, or a service provider to, the Company or its Subsidiaries from the Date of Grant until the effective date of the Change in Control. Upon a Change in Control, your Restricted Stock Units will be settled in accordance with Section 5 above.

8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will not be considered as having terminated employment with the Company; however, your rights to the Restricted Stock Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Payment of Taxes. It shall be a condition of the obligations of the Company upon delivery of the Stock pursuant to Section 5 above that you pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Stock. The Company may, in its sole discretion, and you hereby authorize the Company to take such actions as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Stock otherwise deliverable to you hereunder through a net settlement and/or withholding amounts from any compensation or other amount owing to you from the Company), to satisfy the obligations for payment of the minimum amount of any such taxes. Notwithstanding the foregoing provisions of this Section 9, you may, at your election, be permitted to elect to use Stock otherwise deliverable to you hereunder, having an equivalent Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) to the payment that would otherwise be made by you to the Company pursuant to the foregoing provisions of this Section 9, to satisfy such obligations. You are hereby advised to seek your own tax counsel regarding the taxation of the Restricted Stock Units made hereunder.

Exhibit I(B)-4

10. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is, at the time of issuance, in effect with respect to such shares or (a) in the opinion of legal counsel to the Company, such shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF RESTRICTED STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, you will not sell or otherwise transfer any Stock acquired hereunder or other securities of the Company during the 180 day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 5(b), 10 and 11 of this Agreement on all certificates representing shares issued with respect to this Award.

13. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or to perform services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

Exhibit I(B)-5

14. Furnish Information. You agree to furnish to the Company all information reasonably requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation with respect to the transactions contemplated by this Agreement.

15. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder.

16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

20. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

21. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax, legal and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you and as a factor weighing against the advisability of granting any such future award to you.

22. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

23. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

Exhibit I(B)-6

24. Company Action. Any action required of the Company under this Agreement shall be by resolution of the Board or the Committee or by a person or entity authorized to act by resolution of the Board.

25. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

27. Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas County, Texas and the United States District Court for the Northern District of Texas (Dallas Division) each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Stock Units, the Plan, or this Agreement. In any such dispute, each of you and the Company agree not to raise, and do hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.

28. Amendment. This Agreement may be amended in accordance with the terms of the Plan.

29. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

[Remainder of page intentionally left blank]

Exhibit I(B)-7

In Witness Whereof, this Agreement has been executed and delivered by the parties hereto.

ENERGY FUTURE HOLDINGS CORP.

By:

Its:

GRANTEE

Name:

Address:

Exhibit I(B)-8

Exhibit II

In addition to the benefits and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits and compensation set forth in this Exhibit II, subject to the terms and conditions set forth herein:

(a) Retirement Benefits. Any amounts in Executive’s account under the EFH Salary Deferral Program (“SDP”) shall be fully vested as of the Original Effective Date and shall be paid out at such time and in such form as otherwise payable under the terms of the SDP. The Additional Retirement Compensation (as defined in Section 3.5 of the Employment Agreement previously entered into between Executive and TXU Corp. (predecessor to the Company), dated May 14, 2004, as amended on September 28, 2007 and October 4, 2007 (the “Prior Employment Agreement”)) which accrued through the date immediately prior to the Original Effective Date shall be payable to Executive at the time and in the form as provided under the EFH Second Supplemental Retirement Plan (“SSRP”). In the event of Executive’s termination of employment for any reason, Executive shall be entitled to receive amounts payable in accordance with the SSRP pursuant to the foregoing and the terms of the SSRP.

(b) Survival of Prior Agreements. Notwithstanding Section 9(b), this Agreement shall not supersede: (i) Section 4.6 of the Prior Employment Agreement, with respect to the imposition of any excise tax imposed by Section 4999 of the Code arising by reason of or in connection with the closing of the transactions contemplated in the Agreement and Plan of Merger among the Company (formerly, TXU Corp.), Texas Energy Future Holdings Limited Partnership and Texas Energy Future Merger Sub Corp. (the “Merger Agreement”), whether before or after termination of Executive’s employment, (ii) Section 6.11 of the Merger Agreement, to the extent it provides greater rights than Section 9(h) hereof, and, in no event shall Executive be required to sign a release pursuant to Section 7 hereof of any claims under Section 6.11 of the Merger Agreement, (iii) the Deferred Share Agreement, dated as of May 9, 2008, by and among Energy Future Holdings Corp. and Executive, and (iv) the Additional Payment Agreement, dated as of October 10, 2007, by and between the Company (formerly TXU Corp.), Texas Energy Future Holdings Limited Partnership, Texas Competitive Electric Holdings Company LLC and Executive (except with respect to the cash award payable to Executive for the 2007 calendar year, which Executive agrees was paid in full to him prior to the Effective Date hereof).

(c) 409A Gross-Up. If the provisions of the Deferred Share Agreement referenced in subparagraph (b) of this Exhibit II and any related payments paid or payable pursuant to Section 7(g), result in the imposition of any interest or additional taxes upon Executive under Section 409A(a)(1)(B) of the Code, whether before or after termination of Executive’s employment, Executive shall be entitled to an extra payment such that the amount retained by Executive net of all applicable taxes (including the interest and additional taxes imposed under Sections 409A(a)(1)(B) and 4999 of the Code) is equal to the amount Executive would have retained net of all applicable taxes in the absence of the imposition of liability for interest and additional taxes under Section 409A(a)(1)(B) of the Code.

Exhibit II-1

Exhibit 10(d)

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated October 17, 2011 is made by and between TXU ENERGY RETAIL COMPANY LLC (“TXU Energy”), ENERGY FUTURE HOLDINGS CORP. (the parent entity of TXU Energy, referred to herein as the “Company”) and JAMES A. BURKE (“Executive”) (individually, each a “Party” and collectively, the “Parties”).

WITNESSETH

WHEREAS, the Parties previously entered into an employment agreement dated May 9, 2008 and effective as of October 10, 2007 (“Original Effective Date”) and amended and restated effective January 1, 2010; and

WHEREAS, the Parties desire to amend and restate the employment agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the Company, TXU Energy and Executive agree as follows:

1. Term of Employment. Subject to the provisions of Section 7 of this Agreement, this Agreement and Executive’s employment hereunder shall be effective as of July 1, 2011 (“Effective Date”) and shall end as of 11:59:59 P.M. on June 30, 2015 (the “Initial Term”). Subject to the provisions of Section 7 of this Agreement, this Agreement shall automatically renew for an additional one (1) year period commencing immediately following the last day of the Initial Term and each one (1) year period thereafter (each, a “Renewal Term”), unless, the Company or Executive provides the other Party written notice of non-renewal at least sixty (60) days prior to the end of the applicable term. The period during which Executive is employed by TXU Energy hereunder is hereinafter referred to as the “Employment Term.”

2. Position and Duties.

(a) During the Employment Term, Executive shall serve as Chief Executive Officer of TXU Energy. Executive shall also serve on the board of managers of TXU Energy as its Chairman without additional compensation. In such position, Executive shall have such duties, authority and responsibilities as shall be determined from time to time by the President and CEO of the Company, which duties, authority and responsibilities shall be customary for Executive’s position in a business of similar size, type and nature to that of TXU Energy. Executive shall report to the President and CEO of the Company with respect to his responsibilities to TXU Energy.

(b) During the Employment Term, Executive will devote Executive’s full business time and best efforts to performance of the duties described in Section 2(a) and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere, directly or indirectly, with performance of Executive’s duties. Executive may participate in civic and charitable activities and may serve on the board of non-

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profit organizations and on the board of one outside company, provided that Executive obtains prior approval of the board of directors of the Company (as used herein, the term “Board” shall mean the board of directors of the Company or a committee designated by such board), which shall not be unreasonably withheld, prior to accepting appointment or reappointment to a board of directors or trustees of any other business, corporation or charitable organization; provided, further, that, in each case, such activities do not conflict or interfere with the performance of Executive’s duties hereunder or conflict with Section 8.

3. Base Salary. During the Employment Term, TXU Energy shall pay Executive a base salary of $630,000 annually, payable in regular installments in accordance with TXU Energy’s usual payment practices. Executive may be entitled to increases in his base salary in the sole discretion of the Board, which shall make such determinations following its annual review process for executives. Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.”

4. Annual Bonus. With respect to each fiscal year during the Employment Term, Executive shall have the opportunity to earn an annual bonus award (the “Annual Bonus”) pursuant to the terms and conditions of the EFH Executive Annual Incentive Plan (“AIP”) of 85% of Base Salary (“Target Award”). The amount of the Annual Bonus shall be based upon the achievement of annual business performance targets and Executive’s individual performance, both as approved by the Board; provided, however, if TXU Energy, the Company and/or Executive achieve superior performance targets as established by the Board, then Executive shall be eligible to receive a bonus award of up to 200% of his Target Award. Each Annual Bonus, if any, shall be paid to Executive within two and one-half (2 1/2) months after the end of the applicable fiscal year.

5. Employee Benefits; Perquisites; Fringe Benefits.

(a) During the Employment Term, Executive shall be entitled to participate in the Company’s group health, life, disability, and all tax qualified and nonqualified benefit plans, as in effect from time to time (collectively “Employee Benefits”), on a basis which is no less favorable than is offered to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company), to the extent consistent with applicable law and the terms of the applicable plans.

(b) During the Employment Term, Executive shall be entitled to fringe benefits consistent with the practices of the Company to the extent the Company provides similar benefits to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company) and Executive is otherwise eligible to participate in such fringe benefit programs.

(c) At the beginning of each calendar year during the Employment Term, Executive shall be entitled to the greater of: five (5) weeks of paid vacation, or the maximum number of days Executive is entitled to under the Company’s vacation or paid time off policy, as applicable. Executive shall be entitled to carry over up to five (5) days of unused vacation from one calendar year to the next; provided that, any carryover vacation days not used in the next calendar year shall be forfeited. Executive shall also be entitled to paid sick leave benefits in accordance with those provided to other similarly situated executives during the Employment Term.

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(d) Executive shall be entitled to the additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

6. Business Expenses. Subject to TXU Energy’s standard policies and procedures with respect to expense reimbursement, TXU Energy shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, provided claims for reimbursement are submitted timely and with appropriate supporting documentation.

7. Termination. Executive’s employment hereunder may be terminated by either the Company or Executive at any time and for any reason; provided that, unless otherwise provided herein, either Party will be required to give the other Party at least sixty (60) days advance written notice of termination of Executive’s employment. Notwithstanding the foregoing, the Company may, in lieu of providing sixty (60) days advance written notice of termination, immediately terminate Executive’s employment for Cause; provided, that, the Company provides Executive with the compensation and benefits then in effect at the time of such termination to which Executive would have been entitled had he continued employment with the Company for such sixty (60) day period. The provisions of this Section 7 shall exclusively govern Executive’s rights upon termination of employment with TXU Energy and its Affiliates (as defined in Section 8(c) below).

(a) By the Company for Cause or by Executive Due to Voluntary Resignation without Good Reason.

(i) Executive’s employment may be terminated by the Company for Cause (as defined below) or by Executive’s voluntary resignation without Good Reason (as defined below) and, in either case, Executive shall be entitled to receive:

(A) within six (6) calendar days following the date of termination, accrued, but unpaid Base Salary and unused vacation, earned through the date of termination;

(B) in accordance with Section 4 (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with TXU Energy or the Company), any accrued but unpaid Annual Bonus earned for any previously completed fiscal year;

(C) within sixty (60) days of Executive’s claim for reimbursement, payment for any unreimbursed business expenses properly incurred by Executive in accordance with TXU Energy’s policies prior to the date of Executive’s termination; provided that claims for reimbursement are accompanied by appropriate supporting documentation and are submitted to TXU Energy within ninety (90) days following the date of Executive’s termination of employment;

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(D) Employee Benefits and equity compensation, if any, as to which Executive may be entitled under the employee benefit plans of TXU Energy and its Affiliates or any agreement between TXU Energy (and/or its Affiliates) and Executive; and

(E) any amounts payable or that may become payable pursuant to Section 7(g) and/or Section 9(g) (the amounts described in clauses (A) through (E) hereof being referred to as the “Accrued Rights”).

Following termination of Executive’s employment by the Company for Cause or voluntary resignation by Executive without Good Reason, except as set forth in this Section 7(a)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) For purposes of this Agreement, the terms:

(A) “Cause” shall mean (i) if, in performing his duties to TXU Energy, Executive engages in conduct that constitutes (a) a material breach of his fiduciary duty to TXU Energy, the Company, or their shareholders (including, without limitation, a material breach or attempted breach of the provisions under Section 8), (b) gross neglect, or (c) gross misconduct resulting in material economic harm to TXU Energy or the Company; provided that any such conduct described in (a), (b) or (c) is not cured within ten (10) business days after Executive receives from the Company written notice thereof; or (ii) Executive’s conviction of, or entry of a plea of guilty or nolo contendere for, a felony or other crime involving moral turpitude.

(B) “Good Reason” shall mean, provided that Executive has not previously given the Company his written consent, (i) a reduction in Executive’s Base Salary or Executive’s annual incentive compensation opportunity (other than a general reduction in base salary or annual incentive compensation opportunities that affects all salaried employees of the Company proportionately); (ii) a transfer of Executive’s primary workplace by more than fifty (50) miles from the workplace on the Effective Date; (iii) a substantial adverse change in Executive’s duties or responsibilities; (iv) any material breach of this Agreement; or (v) an adverse change in Executive’s line of reporting to superior officers pursuant to the terms of this Agreement; provided, however, that any isolated, insubstantial or inadvertent failure by TXU Energy or the Company that is not in bad faith and is cured within ten (10) business days after Executive gives the Company written notice of any such event set forth above, shall not constitute Good Reason.

(b) Disability or Death.

(i) Executive’s employment shall terminate upon Executive’s death and may be terminated by the Company if Executive has a Disability (as defined below) and, in either case, Executive or Executive’s estate (as the case may be) shall be entitled to receive:

(A) the Accrued Rights;

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(B) a portion of the Target Award that Executive would have been entitled to receive pursuant to Section 4 hereof for the fiscal year of termination, such portion to be determined by multiplying the Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by TXU Energy in the fiscal year of Executive’s termination, and the denominator of which is 365 (the “Pro-Rata Bonus”), with such Pro-Rata Bonus payable to Executive pursuant to Section 4 as if Executive’s employment had not terminated; and

(C) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment due to death or Disability, except as set forth in this Section 7(b)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) “Disability” shall mean Executive’s physical or mental incapacitation and consequent inability, with reasonable accommodation, for a period of six consecutive months to perform Executive’s duties; provided, however, in the event the Company temporarily replaces Executive, or transfers Executive’s duties or responsibilities to another individual, on account of Executive’s inability to perform such duties due to a mental or physical incapacity which is, or is reasonably expected to become, a long-term disability, then Executive’s employment shall not be deemed terminated by the Company and Executive shall not be able to resign with Good Reason. Any question as to the existence of a Disability as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree on a qualified independent physician, each shall appoint a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement and any other agreement with Executive that incorporates this definition of Disability.

(c) By the Company Without Cause; Resignation by Executive for Good Reason. Executive’s employment hereunder may be terminated by the Company without Cause (other than by reason of death or Disability) or upon Executive’s resignation for Good Reason and, in either case (except as otherwise provided in Section 7(e)), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against TXU Energy, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company):

(A) a lump sum payment equal to: (I) two (2) times Executive’s Base Salary, and (II) the Pro-Rata Bonus, payable as soon as practicable but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; and

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(B) Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (x) two (2) years from the date of termination of Executive’s employment (the “Severance Period”), to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (y) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(c)(ii)(B) when, in the absence of the benefits provided in this Section 7(c)(ii)(B), Executive would not be entitled to continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iii) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, except as set forth in this Section 7(c) or otherwise provided in Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Expiration of Employment Term.

(i) In the event Executive elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the Accrued Rights. Except as set forth in this Section 7(d)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) In the event the Company elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the

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commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the payments and benefits applicable to a termination of Executive’s employment without Cause pursuant to Section 7(c) or Section 7(e), as applicable. Except as set forth in this Section 7(d)(ii) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(e) Change in Control. Notwithstanding any provision contained herein, if Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, in either case, within twenty-four (24) months following a Change in Control (as defined in the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against TXU Energy, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), a lump sum payment equal to two (2) times the sum of Executive’s annualized Base Salary and Executive’s Target Award, payable as soon as practicable but no later than the earlier of: (i) March 15 following the calendar year in which termination occurs or (ii) ninety (90) days following termination;

(iii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against TXU Energy, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (A) termination of the Severance Period, to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (B) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(e)(iii) when, in the absence of the benefits provided in this Section 7(e)(iii) Executive would not be entitled to continuation coverage under Code Section 4980B, Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under COBRA, Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iv) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

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Following Executive’s termination of employment without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, in either case, within twenty-four (24) months following a Change in Control, except as set forth in this Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(f) Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) shall be communicated by written Notice of Termination to the other Party in accordance with Section 9(j) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice indicating the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

(g) Code Section 4999.

(i) If, by reason of, or in connection with, any transaction that occurs after the Original Effective Date, Executive would be subject to the imposition of the excise tax imposed by Code Section 4999 related to Executive’s employment with the Company, whether before or after termination of Executive’s employment, but the imposition of such tax could be avoided by approval of shareholders described in Code Section 280G(b)(5)(B), then Executive may ask the Company to seek such approval, in which case the Company will use its reasonable best efforts to cause such approval to be obtained and Executive will cooperate and execute such waivers as may be necessary so that such approval avoids imposition of any excise tax under Code Section 4999. If Executive fails to request that the Company seek such approval, or if Executive does request that the Company seek such approval, but fails to cooperate and execute such waivers as may be necessary in the approval process, Section 7(g)(ii) shall not apply and Executive shall not be entitled to any gross-up payment for any resulting tax under Code Section 4999. If such approval, even if sought and obtained, would not avoid imposition of the excise tax imposed under Code Section 4999, then the provisions of Section 7(g)(ii) shall apply without any precedent obligation of Executive to seek such approval.

(ii) Gross-Up Payment.

(A) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, any Affiliate, or one or more trusts established by the Company or any Affiliate for the benefit of their employees, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a “Payment”) is subject to the excise tax imposed by Code Section 4999 or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any federal, state and local income taxes and employment taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

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(B) All determinations required to be made under this Section 7(g)(ii), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP, Alvarez & Marsal, or such other nationally recognized accounting firm as may be designated by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Executive within ten (10) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest effective rates applicable to individuals in the state or locality of Executive’s residence or place of employment in the calendar year in which any such Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account limitations applicable to individuals subject to federal income tax at the highest marginal rates. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7(g)(ii), shall be paid by the Company to Executive (or to the appropriate taxing authority on Executive’s behalf) when due. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and Executive (subject to Section 7(g)(ii)(C)). As a result of the uncertainty in the application of Code Section 4999, it is possible that the amount of the Gross-Up Payment determined by the Accounting Firm to be due to (or on behalf of) Executive was lower than the amount actually due (“Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 7(g)(ii)(C) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive (but in any case no later than the calendar year following the calendar year in which such tax was payable).

(C) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of any Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order to effectively contest such

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claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(g)(ii)(C), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one (1) or more appellate courts, as the Company shall determine; provided that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(D) If, after the receipt by Executive of an amount paid or advanced by the Company pursuant to this Section 7(g)(ii), Executive becomes entitled to receive any refund with respect to a Gross-Up Payment, Executive shall (subject to the Company’s complying with the requirements of Section 7(g)(ii)(C)) promptly pay to the Company the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 7(g)(ii)(C), a determination is made that Executive shall not be entitled to any refund with respect to such claim, and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

(E) For the avoidance of doubt, all payments to or for the benefit of Executive provided for in this Section 7(g)(ii) shall be made no later than the end of the calendar year in which the applicable Excise Tax has become due, or if as a result a tax audit or litigation, it is determined that no additional Excise Tax has become due, the end of the calendar year in which the audit is completed or there is a final and non-appealable settlement or other resolution.

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8. Restrictive Covenants.

(a) In consideration of the Company and TXU Energy entering into this Agreement with Executive and hereby promising and committing themselves to provide Executive with Confidential Information and/or specialized training after Executive executes this Agreement, Executive shall not, directly or indirectly:

(i) at any time during or after the Employment Term, disclose any Confidential Information pertaining to the business of TXU Energy, the Company, the Sponsor Group, or any of their respective Affiliates, except when required to perform his duties to TXU Energy, the Company or one of its Affiliates, or by law or judicial process, provided that Executive gives the Company reasonable notice of any legal or judicial proceeding requiring Executive to disclose Confidential Information and an opportunity to challenge the disclosure of any such information, and Executive agrees to provide such reasonable notice in writing to:

General Counsel

Energy Future Holdings Corp.

1601 Bryan Street, 41st Floor

Dallas, Texas 75201

(214) 812-5153 (facsimile);

(ii) at any time during the Employment Term and for a period of eighteen (18) months thereafter (the “Non-Compete Period”), directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any Competing Business in Texas or any other geographic area in which Texas Energy Future Holdings Limited Partnership, the Company or any of their respective subsidiaries operates or conducts business; or

(iii) at any time during the Employment Term and for a period of eighteen (18) months thereafter, directly or indirectly (A) solicit customers or clients of TXU Energy, the Company or any of its Affiliates to terminate their relationship with TXU Energy, the Company or any of its Affiliates or otherwise solicit such customers or clients to compete with any business of TXU Energy, the Company or any of its Affiliates, or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of Executive’s employment, employed by TXU Energy, the Company or any of its Affiliates;

provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any member of the Sponsor Group or any of its Affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries in any geographic area where they operate. Notwithstanding the foregoing, for the purposes of this Section 8(a), (A) Executive may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of TXU Energy, the Company or its Affiliates that are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if Executive (I) is not a controlling person of, or a member of a group which controls, such Person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person, and (B) Section 8(a)(ii) shall not be violated by reason of any exercise of tag-along rights

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under the Sale Participation Agreement, by and between the Company (and related parties) and Executive (the “Sale Participation Agreement”) or Drag Transaction (as defined in the Sale Participation Agreement) that may occur after the date hereof.

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has had access to Confidential Information, the Parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, TXU Energy, the Company or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security). Notwithstanding the foregoing, in the event Executive breaches the covenants set forth in this Section 8, the Company’s rights and remedies with respect Executive’s Options, Option Stock, and Stock and payments related thereto, as those terms are defined in the Management Stockholder’s Agreement, by and between the Company (and related parties) and Executive (the “Management Stockholder’s Agreement”) shall be limited to those set forth in Section 22(c) of the Management Stockholder’s Agreement.

(c) For purposes of this Agreement, the terms listed below shall be defined as follows:

(i) “Affiliate” shall mean with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person; and, by way of clarification and not by limitation, the Company and TXU Energy are Affiliates of each other; provided, however, for purposes of this Agreement, Texas Energy Future Co-Invest, LP shall not be deemed to be an Affiliate of the Sponsor Group or any member of the Sponsor Group.

(ii) “Competing Business” shall mean any business that directly or indirectly competes, at the relevant determination date, with one or more of the businesses of TXU Energy, the Company or any of its Affiliates in any geographic area where Texas Energy Future Holdings Limited Partnership, the Company, or any of their respective subsidiaries operates.

(iii) “Confidential Information” shall mean information: (A) disclosed to or known by Executive as a consequence of or through his employment with TXU Energy, the Company or any Affiliate; (B) not publicly available or not generally known outside TXU Energy, the Company or any Affiliate; and (C) that relates to the business and/or development of TXU Energy, the Company or any Affiliate. Any information that does not meet each of the criteria listed above (in subsections (A) – (C)) shall not constitute Confidential Information. By way of example, Confidential Information shall include but not be limited to the following: all non-public information or trade secrets of TXU Energy, the Company, or any Affiliate that gives TXU Energy, the Company or any Affiliate a competitive business advantage or the opportunity

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of obtaining such advantage, or disclosure of which might be detrimental to the interests of TXU Energy, the Company or any Affiliate; information regarding TXU Energy’s, the Company’s or any Affiliate’s business operations, such as financial and sales data (including budgets, forecasts, and historical financial data), operational information, plans, and strategies; business and marketing strategies and plans for various products and services; rate and regulatory strategy and plans; information regarding suppliers, consultants, employees, and contractors; technical information concerning products, equipment, services, and processes; procurement procedures; pricing and pricing techniques; information concerning past, current and prospective customers, investors, and business affiliates; plans or strategies for expansion or acquisitions; budgets; research; trading methodologies and terms; communications information; evaluations, opinions, and interpretations of information and data; marketing and merchandising techniques; electronic databases; models; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and TXU Energy’s, the Company’s or any Affiliate’s files, physical or electronic documents, equipment, and proprietary data or material in whatever form including all copies of all such materials. By way of clarification (but not limitation), information that Executive conceived or developed during his employment with TXU Energy, the Company or an Affiliate or learned from other employees or contractors of TXU Energy, the Company or an Affiliate that meets the definition of Confidential Information shall be treated as such.

(iv) “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor thereto).

(v) “Restricted Group” shall mean, collectively the Company, its subsidiaries, the members of the Sponsor Group and their respective Affiliates.

(vi) “Sponsor Group” shall mean Kohlberg Kravis Roberts & Co. L.P., TPG Capital L.P., and Goldman, Sachs & Co.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles thereof.

(b) Entire Agreement. Except as otherwise provided herein, this Agreement contains the entire understanding of the Parties with respect to the employment of Executive by TXU Energy, the Company and/or its Affiliates and supersedes all prior agreements and understandings. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties with respect to the subject matter herein other than those expressly set forth herein.

(c) No Waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such Party’s rights or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

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(d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e) Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by TXU Energy or the Company to a person or entity which is an Affiliate or a successor in interest to substantially all of the business operations of TXU Energy or the Company, provided that the assignee expressly assumes all obligations of TXU Energy and/or the Company under this Agreement and all other related agreements to which Executive, the Company and/or TXU Energy are parties. Upon such assignment, the rights and obligations of TXU Energy and/or the Company hereunder shall become the rights and obligations of such Affiliate or successor person or entity.

(f) Set Off; Mitigation. Except as otherwise provided in Section 9(o), the obligations of TXU Energy and the Company to pay Executive the amounts provided and to make the arrangements provided hereunder shall not be subject to setoff, counterclaim or recoupment of amounts owed by Executive to TXU Energy, the Company and/or their Affiliates. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment and, except as expressly provided herein, no amount payable hereunder shall be reduced by any payments or benefits received from such subsequent employment.

(g) Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, if, at the time of Executive’s termination of employment, the Company has securities that are publicly traded on an established securities market, and Executive is a “specified employee” (as defined in Code Section 409A), and the deferral of the commencement of any payments or benefits otherwise payable pursuant to Section 7 is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then, to the extent permitted by Code Section 409A, the Company will defer any such payments or benefits hereunder (without any reduction in the payments or benefits ultimately paid or provided to Executive) until the date that is six (6) months following Executive’s termination of employment with the Company (or the earliest date as is permitted under Code Section 409A), provided that amounts which do not exceed the limits set forth in Code Section 402(g)(1)(B) in the year of such termination shall be payable immediately upon termination. Any payments or benefits deferred due to such requirements will be paid in a lump sum to Executive at the end of such six (6) month period. The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 9(g).

(h) Indemnity. The Company and its subsidiaries shall indemnify and hold Executive harmless for all acts and omissions occurring during his employment or service as a member of the board of directors or managers (as applicable) of any of the Company and/or its

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subsidiaries, to the maximum extent provided under each of the Company’s and such subsidiaries’ charter, certificate of formation, limited partnership agreement, by-laws and applicable law. During the Employment Term and for a term of six (6) years thereafter, the Company, or any successor to the Company, the Company’s subsidiaries (to the extent not covered under the terms of the Company’s insurance policy), and each of their respective successors, shall purchase and maintain, at their own expense, directors’ and officers’ liability insurance providing coverage for Executive in the same amount as, and with terms no less favorable than, for members of their respective boards of directors or managers (as applicable).

(i) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of Executive’s death before receiving all amounts and benefits due to him hereunder, such amounts shall be payable to Executive’s estate or as otherwise provided under applicable benefit plans or arrangements.

(j) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company or TXU Energy:	Energy Future Holdings Corp. 1601 Bryan Street, 41st Floor Dallas, Texas 75201-3411 Attention: General Counsel

If to Executive:	The most recent address on file with the Company

(k) Executive Representation. Executive hereby represents to TXU Energy and the Company that his execution and delivery of this Agreement and performance of his duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement, separation agreement or other agreement or policy to which Executive is a party or otherwise bound.

(l) Captions; Section References. The captions included herein are for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to sections of statutes, regulations or rules shall be deemed to be references to any successor sections.

(m) Further Assurances. The Parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

15

(n) Cooperation. For a period of six (6) years after his termination, Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder, provided that the Company and its Affiliates shall use reasonable efforts to avoid material interference with Executive’s business or personal activities. The Company shall pay all of Executive’s reasonable expenses incurred in connection with providing such cooperation.

(o) Withholding. TXU Energy may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. In addition, Executive expressly authorizes and agrees that any amounts he owes in relation to any travel or credit cards issued or sponsored by TXU Energy or the Company, the energy conservation program, the appliance purchase program, or salary, bonus, vacation or other benefit overpayments, may be offset and deducted from any payments due to Executive pursuant to this Agreement.

(p) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(q) Amendments. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties hereto.

(r) Return of Property. Executive agrees that if Executive’s employment with TXU Energy or the Company is terminated (for any reason), Executive shall not take with Executive, but will leave with the Company, all computers, cell phones, access cards, computer or electronic storage devices, any other Company property and all Confidential Information, work product, records, files, electronic mail, memoranda, reports, documents and other information that is the property of the Company, in whatever form (including on computer disk or any electronic storage device), and any copies thereof, or if such items are not on the premises of the Company, Executive agrees to return such items immediately upon Executive’s termination (regardless of the reason) or any time at the request of the Company. Executive acknowledges that all such items are and remain the property of the Company.

16

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ John. F. Young
John F. Young
President and Chief Executive Officer

TXU ENERGY RETAIL COMPANY LLC

By:	/s/ Richard J. Landy
Richard J. Landy
Executive Vice President

EXECUTIVE:

/s/ James A. Burke
James A. Burke

17

Exhibit I

In addition to the benefits, perquisites and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits, perquisites and compensation set forth in this Exhibit I, subject to the terms and conditions set forth herein:

(a) Executive shall have the opportunity to earn the retention awards set forth in this Exhibit I, collectively referred to herein as the “Retention Award”, subject to the terms and conditions set forth herein:

(i) Executive shall earn a long-term cash bonus award equal to 75% of the aggregate Annual Bonus amount actually earned by Executive in respect of fiscal years 2009, 2010, and 2011 (the “First Retention Award”). The First Retention Award earned by Executive shall be paid to Executive in a lump sum on September 30, 2012; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by TXU Energy, the Company or an Affiliate thereof on September 30, 2012.

(ii) Executive shall earn an additional long-term cash bonus award in an amount between $650,000 and $1,300,000 determined by the Company’s performance as indicated by the level of Competitive Management EBITDA actually achieved for the fiscal year ended December 31, 2011 relative to the Competitive Management EBITDA threshold and target amounts set by the Board for such fiscal year (the “Second Retention Award”). For the achievement of the threshold level of Competitive Management EBITDA in respect of such year, Executive shall earn $650,000, for the achievement of at least the target level of Competitive Management EBITDA in respect of such year, Executive shall earn $1,300,000 (the “Second Retention Target Award”), and for the achievement of Competitive Management EBITDA in between the threshold and target levels in respect of such year, Executive shall earn an amount between $650,000 and $1,300,000 as determined by linear interpolation. The Second Retention Award, if earned, shall be paid to Executive in two equal installments on September 30, 2012 and September 30, 2013; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by TXU Energy, the Company or an Affiliate thereof on the applicable payment date.

(iii) Executive shall earn an additional long-term cash bonus award in an amount between $500,000 and $1,000,000 per fiscal year determined by the Company’s performance as indicated by the level of Competitive Management EBITDA actually achieved for the fiscal years ended December 31, 2012, December 31, 2013, and December 31, 2014 relative to the Competitive Management EBITDA threshold and target amounts set by the Board for each respective fiscal year (the “Third Retention Award”). For the achievement of the threshold level of Competitive Management EBITDA in respect of any such year, Executive shall earn $500,000, for the achievement of at least the target level of Competitive Management EBITDA in respect of any such year, Executive shall earn $1,000,000 (the “Third Retention Target Award”), and for the achievement of Competitive Management EBITDA in between the threshold and target levels in respect of any such year, Executive shall earn an amount between $500,000 and $1,000,000 as determined by linear interpolation. The Third Retention Award, if earned, shall be paid to Executive in a lump sum on March 13, 2015; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by TXU Energy, the Company or an Affiliate thereof on March 13, 2015.

Exhibit I-1

(iv) The process followed by the O&C Committee in establishing the Competitive Management EBITDA threshold and target amounts for purposes of the Second Retention Award and the Third Retention Award shall be consistent with the O&C Committee’s prior practice.

(v) In the event Executive’s employment is terminated pursuant to Section 7(b), 7(c), 7(d)(ii), or 7(e) hereof, in any case, prior to the payment date of an applicable Retention Award, Executive shall be entitled to receive the Retention Award, or a portion thereof, that Executive would otherwise have been entitled to receive pursuant to sub-paragraphs (a)(i), (a)(ii), and (a)(iii) of this Exhibit I, calculated as set forth below (the sum of such amounts referred to herein as the “Pro-Rata Retention Award”), with such Pro-Rata Retention Award payable to Executive as soon as practical but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; provided, that, in the case of a termination of employment pursuant to Section 7(c), 7(d)(ii), or 7(e), Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against TXU Energy, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company).

(A) with respect to the First Retention Award, (x) 75% of the aggregate Annual Bonus amount(s) actually earned by Executive in respect of any applicable fiscal year completed prior to the date of Executive’s termination, plus (y) if the termination occurs prior to January 1, 2012, 75% of the Pro-Rata Bonus amount calculated pursuant to Section 7(b)(i)(B) above (for avoidance of doubt, the First Retention Award payment shall not be based on any Annual Bonus or Pro-Rata Bonus earned by or paid to Executive with respect to fiscal year 2012); plus

(B) with respect to the Second Retention Award, (x) if the termination occurs prior to January 1, 2012, a portion of the Second Retention Award to be determined by multiplying the Second Retention Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by TXU Energy, the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2012, the actual earned amount of the Second Retention Award; plus

(C) with respect to the Third Retention Award, (x) if the termination occurs prior to January 1, 2015, a portion of the Third Retention Award equal to (1) the amount that would have been payable under sub-paragraph (a)(iii) of this Exhibit I for any completed fiscal year, plus (2) a portion of the Third Retention Award to be determined by multiplying the Third Retention Target Award for the year of Executive’s termination by a fraction, the numerator of which is the number of days during which Executive was employed by TXU Energy, the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2015, the actual earned amount of the Third Retention Award.

Exhibit I-2

(vi) Notwithstanding any provision of this Exhibit I to the contrary, in the event of a Change in Control, Executive’s entitlement to the Retention Awards shall be determined without regard to the achievement of Competitive Management EBITDA in respect of the fiscal year in which such Change in Control occurs and any subsequent year, and the amount earned by Executive shall be determined as if target level of Competitive Management EBITDA were achieved for any such year, but to the extent the Retention Award is attributable to any prior fiscal year, actual Competitive Management EBITDA for such prior year shall be used.

(vii) To assure payment of the Company’s obligations under sub-paragraphs (a)(ii) and (a)(iii) above, the Company shall obtain the issuance of an Irrevocable Standby Letter of Credit (the “LOC”) for the benefit of Executive from a bank (the “Issuer”) on the following terms:

(A) The LOC shall be in the amount of $4,300,000.

(B) The LOC shall expire on                     .

(C) The LOC shall not be transferable.

(D) Partial and multiple draws shall be permitted under the LOC. [Information Omitted]

(viii) The LOC shall be issued in the form attached hereto as Exhibit I(A) as soon as administratively feasible after the date of this Agreement.

(ix) Any amount paid under the LOC to the United States Treasury in respect of the Company’s tax account shall be credited as withheld income and payroll taxes with respect to Executive, and the Company shall properly report such amount on IRS Form W-2 issued to Executive for the applicable tax year.

(x) For purposes hereof, “Competitive Management EBITDA” shall mean the sum of Energy Future Holdings Corp. consolidated EBITDA less Oncor Electric Delivery Holdings Company LLC EBITDA; where:

(A) “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to the Sponsor Group and/or its Affiliates, together with such adjustments as the O&C Committee shall determine appropriate in its discretion after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer. Such adjustments will be consistent with those included in the definition of EBITDA in the Energy Future Holdings Corp. Indenture related to its 10.000% Senior Secured Notes due 2020, as such indenture is in effect on the Effective Date, to the extent considered appropriate for management compensation purposes, which will include but are not limited to, adjustments to reflect unrealized mark-to-market valuations of hedging instruments; fees and expenses relating to the Company’s receivables financing facilities; the amortization of nuclear fuel costs; and any effects of adjustments in the financial statements resulting from the application of purchase accounting; but which for clarification will not include, without limitation, adjustments to reflect unrealized cost savings and planned and

Exhibit I-3

unplanned outages. In any event and notwithstanding anything herein to the contrary, the O&C Committee shall have the discretion to make any further adjustments to the calculation of EBITDA as it deems fair and appropriate after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer.

(B) The O&C Committee shall, fairly and appropriately, following the O&C Committee’s good faith consultation with the Chief Executive Officer and/or Chief Financial Officer, adjust the calculation of EBITDA to reflect the following: acquisitions, divestitures, any change required by GAAP relating to share-based compensation or for other changes in GAAP promulgated by accounting standard setters that, in each case, the O&C Committee in good faith determines require adjustment of EBITDA. The O&C Committee’s determination of such adjustment shall be based on the effect of such event on the Company’s consolidated financial statements.

(b) As soon as administratively practicable following the February O&C Committee meeting in each of 2011, 2012, and 2013, provided Executive remains continuously employed by TXU Energy, the Company or an Affiliate thereof through each applicable grant date, Executive shall be entitled to receive on each such date, a grant of 500,000 restricted stock units under the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement, in such form and substance as attached hereto as Exhibit I(B), to be entered into by and between the Company and Executive with respect to each annual grant. In the event of a Change in Control prior to any applicable grant date, the restricted stock units that would have been granted under this sub-paragraph (b) of this Exhibit I shall be issued and shall be vested immediately prior to the effective date of the Change in Control. The rights and obligations of Executive and the Company shall be governed by the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement entered into incident to each such grant.

Exhibit I-4

Exhibit I(A)

DATE:

IRREVOCABLE STANDBY

LETTER OF CREDIT NO.

BENEFICIARY:

[EXECUTIVE NAME]

[ADDRESS]

[CITY, STATE ZIP]

FACSIMILE NUMBER [    ]

APPLICANT:

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

FOR THE ACCOUNT OF [NAME OF EMPLOYER]

1601 BRYAN STREET, 44TH FLOOR

DALLAS, TX 75201-3411

FACSIMILE NUMBER [    ]

AMOUNT: $[5,000,000]

EXPIRY DATE:

LADIES AND GENTLEMEN:

BY ORDER OF OUR CLIENT, TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC FOR THE ACCOUNT OF [NAME OF EMPLOYER] (THE “ACCOUNT PARTY”), WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     (THIS “LETTER OF CREDIT”) IN YOUR FAVOR FOR DRAWINGS NOT TO EXCEED THE AGGREGATE SUM OF [FIVE MILLION] U.S. DOLLARS ([$5,000,000]), EFFECTIVE IMMEDIATELY. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC., 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, AND, SUBJECT TO THE FURTHER TERMS HEREOF, EXPIRES WITH OUR CLOSE OF BUSINESS ON                     .

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU AGAINST YOUR SIGHT DRAFT(S), DRAWN ON US, PURPORTEDLY SIGNED BY YOU (OR YOUR SUCCESSOR(S) OR HEIR(S) AT LAW), AND OTHERWISE IN THE FORM ATTACHED HERETO AS EXHIBIT A, APPROPRIATELY COMPLETED.

FUNDS UNDER THIS LETTER OF CREDIT WILL BE AVAILABLE FOR DRAWING IN ACCORDANCE WITH THE FOLLOWING SCHEDULE; HOWEVER, IN NO EVENT SHALL THE TOTAL AMOUNT OF ALL PAYMENTS MADE UNDER THIS LETTER OF CREDIT EXCEED THE AMOUNT OF $[5,000,000.00]:

Availability Periods	Amount Available in U.S. Dollars
[ ]	[ ]

FOR THE AVOIDANCE OF DOUBT, ANY UNUTILIZED AMOUNT IN ANY GIVEN AVAILABILITY PERIOD WILL BE CUMULATIVELY ADDED TO THE AMOUNT AVAILABLE IN THE IMMEDIATELY SUCCEEDING AVAILABILITY PERIOD.

Exhibit I(A)-1

FURTHERMORE, THE MAXIMUM AGGREGATE AMOUNT THAT MAY BE DRAWN BY YOU DURING THE TERM OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AGGREGATE AMOUNT OF ANY PRIOR PAYMENTS MADE UNDER THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED HEREUNDER. THIS LETTER OF CREDIT SHALL AUTOMATICALLY TERMINATE AFTER PAYMENT OF ANY DRAW MADE UNDER STATEMENT (B) IN THE FORM OF SIGHT DRAFT ATTACHED HERETO AS EXHIBIT A.

THIS LETTER OF CREDIT IS NOT TRANSFERABLE.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN STRICT COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT ON OR BEFORE THE EXPIRY DATE OF THIS LETTER OF CREDIT. WE SHALL EFFECT PAYMENT THREE BUSINESS DAYS AFTER OUR RECEIPT OF DOCUMENTS IN STRICT CONFORMITY WITH THE TERMS OF THIS LETTER OF CREDIT. AS USED HEREIN “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY OR SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN NEW YORK CITY ARE AUTHORIZED OR REQUIRED TO CLOSE BY LAW.

PAYMENT OF DRAWINGS MADE HEREUNDER SHALL BE MADE IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•

SIXTY PERCENT (60%) OF EACH SUCH DRAWING SHALL BE PAYABLE PURSUANT TO BENEFICIARY’S (OR HIS SUCCESSOR(S) OR HEIR(S) AT LAW) WRITTEN WIRE INSTRUCTIONS SET FORTH IN THE APPROPRIATELY COMPLETED AND PRESENTED SIGHT DRAFT(S), AND

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA REFERENCE #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

THIS LETTER OF CREDIT IS SUBJECTED TO AND GOVERNED BY LAWS OF THE STATE OF NEW YORK AND THE 2007 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 600). IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, KINDLY DIRECT YOUR COMMUNICATIONS TO THE ATTENTION OF OUR LETTER OF CREDIT DEPARTMENT, 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NO.                     .

EXHIBIT A TO

LETTER OF CREDIT NO.

FORM OF SIGHT DRAFT

VIA OVERNIGHT MAIL

                    , 20

Exhibit I(A)-2

CITIBANK, N.A.

C/O CITICORP NORTH AMERICA, INC., AS SERVICER

3800 CITIBANK CENTER, BUILDING B

3RD FLOOR

TAMPA, FLORIDA 33610

ATTENTION: LETTER OF CREDIT DEPT.

RE: LETTER OF CREDIT NO.

[STATE ONE OF THE FOLLOWING [(A) OR (B):

(A) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                     (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                     IS $            , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) I REMAIN EMPLOYED BY [ABBREVIATED NAME], THE ACCOUNT PARTY (AS DEFINED IN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     ) OR AN AFFILIATE OF [ABBREVIATED NAME] AND/OR THE ACCOUNT PARTY AS OF THE DATE OF THIS DRAW AND I AM ENTITLED TO THE FULL AMOUNT EARNED AND PAYABLE. I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.

OR

(B) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                     (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                     IS $            , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) MY EMPLOYMENT WAS TERMINATED PURSUANT TO SECTION 7(b), 7(c), 7(d)(ii), or 7(e) OF THE EMPLOYMENT AGREEMENT PRIOR TO THE DATE OF THIS DRAW AND I AM ENTITLED TO EITHER THE FULL AMOUNT EARNED OR A PRO-RATED AMOUNT (PURSUANT TO SUB-PARAGRAPH (a)(v) OF EXHIBIT I TO THE EMPLOYMENT AGREEMENT). I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.]

YOU ARE HEREBY INSTRUCTED TO REMIT THE PAYMENT OF $            IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•	SIXTY PERCENT (60%) OF SUCH AMOUNT, OR $ , SHALL BE PAYABLE TO

Account Name: [INSERT]

Account #: [INSERT]

ABA REFERENCE #: [INSERT]

Name of Bank Depository: [INSERT]

Exhibit I(A)-3

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA Reference #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

[IF STATEMENT B ABOVE IS UTILIZED INCLUDE THE FOLLOWING STATEMENT] [THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     SHALL AUTOMATICALLY TERMINATE AFTER SUCH PAYMENT IS DULY MADE].

By:
[BENEFICIARY] OR
[BENEFICIARY’S SUCCESSOR(S) OR HEIR(S) AT LAW]

Exhibit I(A)-4

Exhibit I(B)

2007 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF

ENERGY FUTURE HOLDINGS CORP. AND ITS AFFILIATES

RESTRICTED STOCK UNIT AGREEMENT

To: [Name]	Date of Grant: [Date]	Number of Shares: [#]

This Agreement is made and entered into as of the Date of Grant set forth above by and between Energy Future Holdings Corp., a Texas corporation (the “Company”), and you;

WHEREAS, the Company adopted the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company or a Subsidiary;

WHEREAS, a “Restricted Stock Unit” shall represent your right to receive one share of common stock of the Company (the “Stock”) upon the lapse of the restrictions on your award, plus the additional rights to receive dividend equivalents (“Dividend Equivalent Right,” or “DER”), in accordance with the terms and conditions set forth herein and in the Plan (the “Award”);

WHEREAS, a copy of the Plan has been made available to you and shall be deemed a part of this Restricted Stock Unit Agreement (“Agreement”) as if fully set forth herein; and

WHEREAS, you desire to accept the Award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, you and the Company agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant set forth above, an award consisting of [#] Restricted Stock Units (subject to any adjustment made to this Award pursuant to Section 8 of the Plan in connection with a stock split, spin-off, recapitalization or other transaction that affects the Company’s equity securities). To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letter capitalized, but that are not otherwise defined in this Agreement shall have the meanings given to them in the Plan.

2. No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock prior to the date shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 6 or 7, as the case may be.

Exhibit I(B)-1

3. Dividend Equivalent Rights. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, you hold Restricted Stock Units granted pursuant to this Agreement that have not been settled, the Company shall create a bookkeeping account that will track, (a) to the extent the dividend paid to stockholders generally was a cash dividend, the cash value you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date, or (b) to the extent the dividend paid to stockholders generally was paid in the form of property, the property you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date. All DER amounts credited to your bookkeeping account pursuant to this Section 3, if any, shall be deemed converted into shares of Stock on the date that the Restricted Stock Units vest (based on the Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) of Stock on such date and rounded down to the nearest whole share of Stock) and paid to you in the form of additional shares of Stock on the date that the underlying Restricted Stock Units associated with such DER amounts are settled pursuant to Section 5 below. In the event that the Restricted Stock Units are forfeited to the Company without settlement to you, you will also forfeit any associated DER amounts. No interest will be payable with respect to DER amounts credited to your bookkeeping account, if any, that represent cash dividends. Property, if any, deemed credited to DER bookkeeping accounts representing dividends paid in property will be deemed invested in such property until the DER amounts are deemed converted to shares of Stock pursuant to this Section 3. The bookkeeping accounts, if any, created to track DER amounts are phantom accounts and the Company is under no obligation to set aside cash or property with respect to any DER amounts. Valuations made pursuant to this Section 3 (including any valuation of property deemed credited to a bookkeeping account) will be made by the Committee, or its designee, in its sole discretion and such valuation will be final and binding.

4. Restrictions; Forfeiture. The Restricted Stock Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 6 or 7 of this Agreement and Stock is issued to you as described in Section 5 of this Agreement. The Restricted Stock Units are also subject to forfeiture to the Company (the “Forfeiture Restrictions”) pursuant to Section 7 of this Agreement.

5. Issuance of Stock.

(a) No shares of Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Restricted Stock Units lapse, in accordance with Section 6 or 7. After the Restricted Stock Units vest pursuant to Section 6 or 7, as applicable, the Company shall, subject to any conditions described in subsection (b) below, promptly and within 30 days of such vesting date, cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding. Such issuance shall be made as soon as administratively practicable, but may be delayed, in the sole discretion of the

Exhibit I(B)-2

Committee, if required by applicable securities law; provided, that, in no event shall the issuance of Stock be made later than March 15th of the year following the year of vesting, or as otherwise may be permitted under Treasury Regulation § 1.409A-1(b)(4)(ii). The Company shall evidence the Stock to be issued in payment of such vested Restricted Stock Units in the manner it deems appropriate. The value of any fractional Restricted Stock Units shall be rounded down at the time Stock is issued to you in connection with the Restricted Stock Units. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

(b) You hereby acknowledge that by accepting this Award, the issuance of Stock pursuant to the settlement of your Restricted Stock Units pursuant to this Agreement shall be subject to all the terms and conditions of any Management Stockholder’s Agreement and Sale Participation Agreement previously executed by you, as such forms may be modified under the terms of such agreements; provided, however, that if you have not previously executed a Management Stockholder’s Agreement and/or a Sale Participation Agreement with the Company, you agree that, prior to the Company’s issuance of Stock to you pursuant to this Agreement, you will execute such documents in the form required by the Company. All Stock issued to you pursuant to this Agreement will (a) constitute “Stock” (as such term is defined in the Management Stockholder’s Agreement) for all purposes under the Management Stockholder’s Agreement, and (b) be treated as “Common Stock” underlying “Options” (as such terms are defined in the Sale Participation Agreement) for all purposes under the Sale Participation Agreement.

(c) The shares of Stock deliverable upon vesting of the Restricted Stock Units, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable.

6. Expiration of Restrictions and Risk of Forfeiture. Unless otherwise provided in Section 7 below, the restrictions on the Restricted Stock Units granted pursuant to this Agreement, including the Forfeiture Restrictions, will expire on September 30, 2014, and shares of Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Restricted Stock Units as set forth in Section 5, provided that you remain in the continuous employ of, or a service provider to, the Company or its Subsidiaries until September 30, 2014.

7. Termination of Services or Change in Control Events.

(a) Termination of Employment Other Than without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated for any reason other than by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability (“Cause”, “Good Reason”, and “Disability” as defined in your employment agreement with the Company or any of its Subsidiaries then in effect at the time of your termination of employment) prior to September 30, 2014, then those Restricted Stock Units for which the restrictions have not lapsed as of the date of your termination shall become null and void and those Restricted Stock Units shall be forfeited to the Company.

Exhibit I(B)-3

(b) Termination of Employment without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability prior to September 30, 2014, a portion of the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse with respect to such Restricted Stock Units on the effective date of your termination of employment. The portion of the Restricted Stock Units that shall become vested upon your termination of employment shall be determined by multiplying the number of Restricted Stock Units set forth in Section 1 by a fraction, the numerator of which is the number of days you were employed by the Company or any of its Subsidiaries from [February     , 20    ] through the effective date of your termination of employment, and the denominator of which is the number of days between [February     , 20    ] and September 30, 2014; all remaining Restricted Stock Units shall become null and void and shall be forfeited to the Company upon your termination of employment. The Restricted Stock Units that become vested pursuant to this Section 7(b) will be settled in accordance with Section 5 above.

(c) Change in Control. In the event that the Company undergoes a Change in Control (as defined in the Plan) prior to September 30, 2014, the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse on the effective date of such a Change in Control, provided that you have remained in the continuous employ of, or a service provider to, the Company or its Subsidiaries from the Date of Grant until the effective date of the Change in Control. Upon a Change in Control, your Restricted Stock Units will be settled in accordance with Section 5 above.

8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will not be considered as having terminated employment with the Company; however, your rights to the Restricted Stock Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Payment of Taxes. It shall be a condition of the obligations of the Company upon delivery of the Stock pursuant to Section 5 above that you pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Stock. The Company may, in its sole discretion, and you hereby authorize the Company to take such actions as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Stock otherwise deliverable to you hereunder through a net settlement and/or withholding amounts from any compensation or other amount owing to you from the Company), to satisfy the obligations for payment of the minimum amount of any such taxes. Notwithstanding the foregoing provisions of this Section 9, you may, at your election, be permitted to elect to use Stock otherwise deliverable to you hereunder, having an equivalent Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) to the payment that would otherwise be made by you to the Company pursuant to the foregoing provisions of this Section 9, to satisfy such obligations. You are hereby advised to seek your own tax counsel regarding the taxation of the Restricted Stock Units made hereunder.

Exhibit I(B)-4

10. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is, at the time of issuance, in effect with respect to such shares or (a) in the opinion of legal counsel to the Company, such shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF RESTRICTED STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, you will not sell or otherwise transfer any Stock acquired hereunder or other securities of the Company during the 180 day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 5(b), 10 and 11 of this Agreement on all certificates representing shares issued with respect to this Award.

13. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or to perform services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

Exhibit I(B)-5

14. Furnish Information. You agree to furnish to the Company all information reasonably requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation with respect to the transactions contemplated by this Agreement.

15. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder.

16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

20. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

21. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax, legal and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you and as a factor weighing against the advisability of granting any such future award to you.

22. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

23. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

Exhibit I(B)-6

24. Company Action. Any action required of the Company under this Agreement shall be by resolution of the Board or the Committee or by a person or entity authorized to act by resolution of the Board.

25. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

27. Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas County, Texas and the United States District Court for the Northern District of Texas (Dallas Division) each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Stock Units, the Plan, or this Agreement. In any such dispute, each of you and the Company agree not to raise, and do hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.

28. Amendment. This Agreement may be amended in accordance with the terms of the Plan.

29. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

[Remainder of page intentionally left blank]

Exhibit I(B)-7

In Witness Whereof, this Agreement has been executed and delivered by the parties hereto.

ENERGY FUTURE HOLDINGS CORP.

By:

Its:

GRANTEE

Name:

Address:

Exhibit I(B)-8

Exhibit II

In addition to the benefits and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits and compensation set forth in this Exhibit II, subject to the terms and conditions set forth herein:

Notwithstanding Section 9(b), this Agreement shall not supersede: (i) Section 4.6 of the Employment Agreement between Executive and the Company dated as of October 11, 2004, as amended on September 28, 2007, with respect to the imposition of any excise tax imposed by Section 4999 of the Code arising by reason of or in connection with the closing of the transactions contemplated in the Agreement and Plan of Merger among the Company (formerly, TXU Corp.), Texas Energy Future Holdings Limited Partnership and Texas Energy Future Merger Sub Corp. (the “Merger Agreement”), whether before or after termination of Executive’s employment, (ii) Section 6.11 of the Merger Agreement, to the extent it provides greater rights than Section 9(h) hereof, and, in no event shall Executive be required to sign a release pursuant to Section 7 hereof of any claims under Section 6.11 of the Merger Agreement, (iii) the Deferred Share Agreement, dated as of October 9, 2007, by and among Texas Energy Future Holdings Limited Partnership and Executive, and (iv) the Additional Payment Agreement, dated as of October 10, 2007, by and between the Company (formerly TXU Corp.), Texas Energy Future Holdings Limited Partnership, Texas Competitive Electric Holdings Company LLC and Executive (except with respect to the cash award payable to Executive for the 2007 calendar year, which Executive agrees was paid in full to him prior to the Effective Date hereof).

Exhibit II-1

Exhibit 10(e)

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated October 17, 2011 is made by and between LUMINANT HOLDING COMPANY LLC (“Luminant”), ENERGY FUTURE HOLDINGS CORP. (the parent entity of Luminant, referred to herein as the “Company”) and MARK ALLEN MCFARLAND (“Executive”) (individually, each a “Party” and collectively, the “Parties”).

WITNESSETH

WHEREAS, the Parties previously entered into an employment agreement dated July 7, 2008 (“Original Effective Date”) and amended and restated effective January 1, 2010; and

WHEREAS, the Parties desire to amend and restate the employment agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the Company, Luminant and Executive agree as follows:

1. Term of Employment. Subject to the provisions of Section 7 of this Agreement, this Agreement and Executive’s employment hereunder shall be effective as of July 1, 2011 (“Effective Date”) and shall end as of 11:59:59 P.M. on June 30, 2015 (the “Initial Term”). Subject to the provisions of Section 7 of this Agreement, this Agreement shall automatically renew for an additional one (1) year period commencing immediately following the last day of the Initial Term and each one (1) year period thereafter (each, a “Renewal Term”), unless, the Company or Executive provides the other Party written notice of non-renewal at least sixty (60) days prior to the end of the applicable term. The period during which Executive is employed by Luminant hereunder is hereinafter referred to as the “Employment Term.”

2. Position and Duties.

(a) During the Employment Term, Executive shall serve as Chief Commercial Officer of Luminant and as Executive Vice President of the Company. As Chief Commercial Officer of Luminant, Executive shall have responsibility for Luminant Energy (the entity responsible for the wholesale marketing, trading, origination and other activities of Luminant), Generation Development, Risk, and fundamentals and structuring duties, and the most senior manager of each function for which Executive is solely responsible shall report to Executive. As an Executive Vice President of the Company, Executive shall have responsibility for Corporate Strategy and Corporate Development/M&A for the Company and its subsidiaries. In both positions, Executive shall have such duties described above and other duties, authority and responsibilities as shall be determined from time to time by the President and CEO of the Company, which duties, authority and responsibilities shall be customary for Executive’s position in a business of similar size, type and nature to that of Luminant or the Company, as appropriate. Executive shall report to the President and CEO of the Company with respect to his responsibilities to Luminant and the Company. Executive shall also serve as a member of the Strategy and Policy Committee for the Company.

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(b) During the Employment Term, Executive will devote Executive’s full business time and best efforts to performance of the duties described in Section 2(a) and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere, directly or indirectly, with performance of Executive’s duties. Executive may participate in civic and charitable activities and may serve on the board of non-profit organizations and on the board of one outside company, provided that Executive obtains prior approval of the board of directors of the Company (as used herein, the term “Board” shall mean the board of directors of the Company or a committee designated by such board), which shall not be unreasonably withheld, prior to accepting appointment or reappointment to a board of directors or trustees of any other business, corporation or charitable organization; provided, further, that, in each case, such activities do not conflict or interfere with the performance of Executive’s duties hereunder or conflict with Section 8.

3. Base Salary. During the Employment Term, Luminant shall pay Executive a base salary of $600,000 annually, payable in regular installments in accordance with Luminant’s usual payment practices. Executive may be entitled to increases in his base salary in the sole discretion of the Board, which shall make such determinations following its annual review process for executives. Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.”

4. Annual Bonus. With respect to each fiscal year during the Employment Term, Executive shall have the opportunity to earn an annual bonus award (the “Annual Bonus”) pursuant to the terms and conditions of the EFH Executive Annual Incentive Plan (“AIP”) of 85% of Base Salary (“Target Award”). The amount of the Annual Bonus shall be based upon the achievement of annual business performance targets and Executive’s individual performance, both as approved by the Board; provided, however, if Luminant, the Company and/or Executive achieve superior performance targets as established by the Board, then Executive shall be eligible to receive a bonus award of up to 200% of his Target Award. Each Annual Bonus, if any, shall be paid to Executive within two and one-half (2 1/2) months after the end of the applicable fiscal year.

5. Employee Benefits; Perquisites; Fringe Benefits.

(a) During the Employment Term, Executive shall be entitled to participate in the Company’s group health, life, disability, and all tax qualified and nonqualified benefit plans, as in effect from time to time (collectively “Employee Benefits”), on a basis which is no less favorable than is offered to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company), to the extent consistent with applicable law and the terms of the applicable plans.

(b) During the Employment Term, Executive shall be entitled to fringe benefits consistent with the practices of the Company to the extent the Company provides similar benefits to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company) and Executive is otherwise eligible to participate in such fringe benefit programs.

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(c) At the beginning of each calendar year during the Employment Term, Executive shall be entitled to the greater of: five (5) weeks of paid vacation, or the maximum number of days Executive is entitled to under the Company’s vacation or paid time off policy, as applicable. Executive shall be entitled to carry over up to five (5) days of unused vacation from one calendar year to the next; provided that, any carryover vacation days not used in the next calendar year shall be forfeited. Executive shall also be entitled to paid sick leave benefits in accordance with those provided to other similarly situated executives during the Employment Term.

(d) Executive shall be entitled to the additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

6. Business Expenses. Subject to Luminant’s standard policies and procedures with respect to expense reimbursement, Luminant shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, provided claims for reimbursement are submitted timely and with appropriate supporting documentation.

7. Termination. Executive’s employment hereunder may be terminated by either the Company or Executive at any time and for any reason; provided that, unless otherwise provided herein, either Party will be required to give the other Party at least sixty (60) days advance written notice of termination of Executive’s employment. Notwithstanding the foregoing, the Company may, in lieu of providing sixty (60) days advance written notice of termination, immediately terminate Executive’s employment for Cause; provided, that, the Company provides Executive with the compensation and benefits then in effect at the time of such termination to which Executive would have been entitled had he continued employment with the Company for such sixty (60) day period. The provisions of this Section 7 shall exclusively govern Executive’s rights upon termination of employment with Luminant and its Affiliates (as defined in Section 8(c) below).

(a) By the Company for Cause or by Executive Due to Voluntary Resignation without Good Reason.

(i) Executive’s employment may be terminated by the Company for Cause (as defined below) or by Executive’s voluntary resignation without Good Reason (as defined below) and, in either case, Executive shall be entitled to receive:

(A) within six (6) calendar days following the date of termination, accrued, but unpaid Base Salary and unused vacation, earned through the date of termination;

(B) in accordance with Section 4 (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with Luminant or the Company), any accrued but unpaid Annual Bonus earned for any previously completed fiscal year;

(C) within sixty (60) days of Executive’s claim for reimbursement, payment for any unreimbursed business expenses properly incurred by

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Executive in accordance with Luminant’s policies prior to the date of Executive’s termination; provided that claims for reimbursement are accompanied by appropriate supporting documentation and are submitted to Luminant within ninety (90) days following the date of Executive’s termination of employment;

(D) Employee Benefits and equity compensation, if any, as to which Executive may be entitled under the employee benefit plans of Luminant and its Affiliates or any agreement between Luminant (and/or its Affiliates) and Executive; and

(E) any amounts payable or that may become payable pursuant to Section 7(g) and/or Section 9(g) (the amounts described in clauses (A) through (E) hereof being referred to as the “Accrued Rights”).

Following termination of Executive’s employment by the Company for Cause or voluntary resignation by Executive without Good Reason, except as set forth in this Section 7(a)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) For purposes of this Agreement, the terms:

(A) “Cause” shall mean (i) if, in performing his duties to Luminant, Executive engages in conduct that constitutes (a) a material breach of his fiduciary duty to Luminant, the Company, or their shareholders (including, without limitation, a material breach or attempted breach of the provisions under Section 8), (b) gross neglect, or (c) gross misconduct resulting in material economic harm to Luminant or the Company; provided that any such conduct described in (a), (b) or (c) is not cured within ten (10) business days after Executive receives from the Company written notice thereof; or (ii) Executive’s conviction of, or entry of a plea of guilty or nolo contendere for, a felony or other crime involving moral turpitude.

(B) “Good Reason” shall mean, provided that Executive has not previously given the Company his written consent, (i) a reduction in Executive’s Base Salary or Executive’s annual incentive compensation opportunity (other than a general reduction in base salary or annual incentive compensation opportunities that affects all salaried employees of the Company proportionately); (ii) a transfer of Executive’s primary workplace by more than fifty (50) miles from the workplace on the Effective Date; (iii) a substantial adverse change in Executive’s duties or responsibilities; (iv) any material breach of this Agreement; or (v) an adverse change in Executive’s line of reporting to superior officers pursuant to the terms of this Agreement; provided, however, that any isolated, insubstantial or inadvertent failure by Luminant or the Company that is not in bad faith and is cured within ten (10) business days after Executive gives the Company written notice of any such event set forth above, shall not constitute Good Reason.

(b) Disability or Death.

(i) Executive’s employment shall terminate upon Executive’s death and may be terminated by the Company if Executive has a Disability (as defined below) and, in either case, Executive or Executive’s estate (as the case may be) shall be entitled to receive:

(A) the Accrued Rights;

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(B) a portion of the Target Award that Executive would have been entitled to receive pursuant to Section 4 hereof for the fiscal year of termination, such portion to be determined by multiplying the Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by Luminant in the fiscal year of Executive’s termination, and the denominator of which is 365 (the “Pro-Rata Bonus”), with such Pro-Rata Bonus payable to Executive pursuant to Section 4 as if Executive’s employment had not terminated; and

(C) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment due to death or Disability, except as set forth in this Section 7(b)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) “Disability” shall mean Executive’s physical or mental incapacitation and consequent inability, with reasonable accommodation, for a period of six consecutive months to perform Executive’s duties; provided, however, in the event the Company temporarily replaces Executive, or transfers Executive’s duties or responsibilities to another individual, on account of Executive’s inability to perform such duties due to a mental or physical incapacity which is, or is reasonably expected to become, a long-term disability, then Executive’s employment shall not be deemed terminated by the Company and Executive shall not be able to resign with Good Reason. Any question as to the existence of a Disability as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree on a qualified independent physician, each shall appoint a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement and any other agreement with Executive that incorporates this definition of Disability.

(c) By the Company Without Cause; Resignation by Executive for Good Reason. Executive’s employment hereunder may be terminated by the Company without Cause (other than by reason of death or Disability) or upon Executive’s resignation for Good Reason and, in either case (except as otherwise provided in Section 7(e)), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against Luminant, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company):

(A) a lump sum payment equal to: (I) two (2) times Executive’s Base Salary, and (II) the Pro-Rata Bonus, payable as soon as practicable but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; and

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(B) Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (x) two (2) years from the date of termination of Executive’s employment (the “Severance Period”), to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (y) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(c)(ii)(B) when, in the absence of the benefits provided in this Section 7(c)(ii)(B), Executive would not be entitled to continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iii) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, except as set forth in this Section 7(c) or otherwise provided in Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Expiration of Employment Term.

(i) In the event Executive elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the Accrued Rights. Except as set forth in this Section 7(d)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) In the event the Company elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the

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commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the payments and benefits applicable to a termination of Executive’s employment without Cause pursuant to Section 7(c) or Section 7(e), as applicable. Except as set forth in this Section 7(d)(ii) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(e) Change in Control. Notwithstanding any provision contained herein, if Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, in either case, within twenty-four (24) months following a Change in Control (as defined in the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against Luminant, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), a lump sum payment equal to two (2) times the sum of Executive’s annualized Base Salary and Executive’s Target Award, payable as soon as practicable but no later than the earlier of: (i) March 15 following the calendar year in which termination occurs or (ii) ninety (90) days following termination;

(iii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against Luminant, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (A) termination of the Severance Period, to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (B) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(e)(iii) when, in the absence of the benefits provided in this Section 7(e)(iii) Executive would not be entitled to continuation coverage under Code Section 4980B, Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under COBRA, Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iv) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

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Following Executive’s termination of employment without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, in either case, within twenty-four (24) months following a Change in Control, except as set forth in this Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(f) Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) shall be communicated by written Notice of Termination to the other Party in accordance with Section 9(j) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice indicating the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

(g) Code Section 4999.

(i) If, by reason of, or in connection with, any transaction that occurs after the Original Effective Date, Executive would be subject to the imposition of the excise tax imposed by Code Section 4999 related to Executive’s employment with the Company, whether before or after termination of Executive’s employment, but the imposition of such tax could be avoided by approval of shareholders described in Code Section 280G(b)(5)(B), then Executive may ask the Company to seek such approval, in which case the Company will use its reasonable best efforts to cause such approval to be obtained and Executive will cooperate and execute such waivers as may be necessary so that such approval avoids imposition of any excise tax under Code Section 4999. If Executive fails to request that the Company seek such approval, or if Executive does request that the Company seek such approval, but fails to cooperate and execute such waivers as may be necessary in the approval process, Section 7(g)(ii) shall not apply and Executive shall not be entitled to any gross-up payment for any resulting tax under Code Section 4999. If such approval, even if sought and obtained, would not avoid imposition of the excise tax imposed under Code Section 4999, then the provisions of Section 7(g)(ii) shall apply without any precedent obligation of Executive to seek such approval.

(ii) Gross-Up Payment.

(A) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, any Affiliate, or one or more trusts established by the Company or any Affiliate for the benefit of their employees, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a “Payment”) is subject to the excise tax imposed by Code Section 4999 or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any federal, state and local income taxes and employment taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

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(B) All determinations required to be made under this Section 7(g)(ii), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP, Alvarez & Marsal, or such other nationally recognized accounting firm as may be designated by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Executive within ten (10) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest effective rates applicable to individuals in the state or locality of Executive’s residence or place of employment in the calendar year in which any such Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account limitations applicable to individuals subject to federal income tax at the highest marginal rates. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7(g)(ii), shall be paid by the Company to Executive (or to the appropriate taxing authority on Executive’s behalf) when due. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and Executive (subject to Section 7(g)(ii)(C)). As a result of the uncertainty in the application of Code Section 4999, it is possible that the amount of the Gross-Up Payment determined by the Accounting Firm to be due to (or on behalf of) Executive was lower than the amount actually due (“Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 7(g)(ii)(C) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive (but in any case no later than the calendar year following the calendar year in which such tax was payable).

(C) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of any Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order to effectively contest such

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claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(g)(ii)(C), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one (1) or more appellate courts, as the Company shall determine; provided that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(D) If, after the receipt by Executive of an amount paid or advanced by the Company pursuant to this Section 7(g)(ii), Executive becomes entitled to receive any refund with respect to a Gross-Up Payment, Executive shall (subject to the Company’s complying with the requirements of Section 7(g)(ii)(C)) promptly pay to the Company the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 7(g)(ii)(C), a determination is made that Executive shall not be entitled to any refund with respect to such claim, and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

(E) For the avoidance of doubt, all payments to or for the benefit of Executive provided for in this Section 7(g)(ii) shall be made no later than the end of the calendar year in which the applicable Excise Tax has become due, or if as a result a tax audit or litigation, it is determined that no additional Excise Tax has become due, the end of the calendar year in which the audit is completed or there is a final and non-appealable settlement or other resolution.

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8. Restrictive Covenants.

(a) In consideration of the Company and Luminant entering into this Agreement with Executive and hereby promising and committing themselves to provide Executive with Confidential Information and/or specialized training after Executive executes this Agreement, Executive shall not, directly or indirectly:

(i) at any time during or after the Employment Term, disclose any Confidential Information pertaining to the business of Luminant, the Company, the Sponsor Group, or any of their respective Affiliates, except when required to perform his duties to Luminant, the Company or one of its Affiliates, or by law or judicial process, provided that Executive gives the Company reasonable notice of any legal or judicial proceeding requiring Executive to disclose Confidential Information and an opportunity to challenge the disclosure of any such information, and Executive agrees to provide such reasonable notice in writing to:

General Counsel

Energy Future Holdings Corp.

1601 Bryan Street, 41st Floor

Dallas, Texas 75201

(214) 812-5153 (facsimile);

(ii) at any time during the Employment Term and for a period of eighteen (18) months thereafter (the “Non-Compete Period”), directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any Competing Business in Texas or any other geographic area in which Texas Energy Future Holdings Limited Partnership, the Company or any of their respective subsidiaries operates or conducts business; or

(iii) at any time during the Employment Term and for a period of eighteen (18) months thereafter, directly or indirectly (A) solicit customers or clients of Luminant, the Company or any of its Affiliates to terminate their relationship with Luminant, the Company or any of its Affiliates or otherwise solicit such customers or clients to compete with any business of Luminant, the Company or any of its Affiliates, or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of Executive’s employment, employed by Luminant, the Company or any of its Affiliates;

provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any member of the Sponsor Group or any of its Affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries in any geographic area where they operate. Notwithstanding the foregoing, for the purposes of this Section 8(a), (A) Executive may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of Luminant, the Company or its Affiliates that are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if Executive (I) is not a controlling person of, or a member of a group which controls, such Person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person, and (B) Section 8(a)(ii) shall not be violated by reason of any exercise of tag-along rights

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under the Sale Participation Agreement, by and between the Company (and related parties) and Executive (the “Sale Participation Agreement”) or Drag Transaction (as defined in the Sale Participation Agreement) that may occur after the date hereof.

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has had access to Confidential Information, the Parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, Luminant, the Company or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security). Notwithstanding the foregoing, in the event Executive breaches the covenants set forth in this Section 8, the Company’s rights and remedies with respect Executive’s Options, Option Stock, and Stock and payments related thereto, as those terms are defined in the Management Stockholder’s Agreement, by and between the Company (and related parties) and Executive (the “Management Stockholder’s Agreement”) shall be limited to those set forth in Section 22(c) of the Management Stockholder’s Agreement.

(c) For purposes of this Agreement, the terms listed below shall be defined as follows:

(i) “Affiliate” shall mean with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person; and, by way of clarification and not by limitation, the Company and Luminant are Affiliates of each other; provided, however, for purposes of this Agreement, Texas Energy Future Co-Invest, LP shall not be deemed to be an Affiliate of the Sponsor Group or any member of the Sponsor Group.

(ii) “Competing Business” shall mean any business that directly or indirectly competes, at the relevant determination date, with one or more of the businesses of Luminant, the Company or any of its Affiliates in any geographic area where Texas Energy Future Holdings Limited Partnership, the Company, or any of their respective subsidiaries operates.

(iii) “Confidential Information” shall mean information: (A) disclosed to or known by Executive as a consequence of or through his employment with Luminant, the Company or any Affiliate; (B) not publicly available or not generally known outside Luminant, the Company or any Affiliate; and (C) that relates to the business and/or development of Luminant, the Company or any Affiliate. Any information that does not meet each of the criteria listed above (in subsections (A) – (C)) shall not constitute Confidential Information. By way of example, Confidential Information shall include but not be limited to the following: all non-public information or trade secrets of Luminant, the Company, or any Affiliate that gives Luminant, the Company or any Affiliate a competitive business advantage or the opportunity of

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obtaining such advantage, or disclosure of which might be detrimental to the interests of Luminant, the Company or any Affiliate; information regarding Luminant’s, the Company’s or any Affiliate’s business operations, such as financial and sales data (including budgets, forecasts, and historical financial data), operational information, plans, and strategies; business and marketing strategies and plans for various products and services; rate and regulatory strategy and plans; information regarding suppliers, consultants, employees, and contractors; technical information concerning products, equipment, services, and processes; procurement procedures; pricing and pricing techniques; information concerning past, current and prospective customers, investors, and business affiliates; plans or strategies for expansion or acquisitions; budgets; research; trading methodologies and terms; communications information; evaluations, opinions, and interpretations of information and data; marketing and merchandising techniques; electronic databases; models; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and Luminant’s, the Company’s or any Affiliate’s files, physical or electronic documents, equipment, and proprietary data or material in whatever form including all copies of all such materials. By way of clarification (but not limitation), information that Executive conceived or developed during his employment with Luminant, the Company or an Affiliate or learned from other employees or contractors of Luminant, the Company or an Affiliate that meets the definition of Confidential Information shall be treated as such.

(iv) “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor thereto).

(v) “Restricted Group” shall mean, collectively the Company, its subsidiaries, the members of the Sponsor Group and their respective Affiliates.

(vi) “Sponsor Group” shall mean Kohlberg Kravis Roberts & Co. L.P., TPG Capital L.P., and Goldman, Sachs & Co.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles thereof.

(b) Entire Agreement. Except as otherwise provided herein, this Agreement contains the entire understanding of the Parties with respect to the employment of Executive by Luminant, the Company and/or its Affiliates and supersedes all prior agreements and understandings. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties with respect to the subject matter herein other than those expressly set forth herein.

(c) No Waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such Party’s rights or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

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(d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e) Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by Luminant or the Company to a person or entity which is an Affiliate or a successor in interest to substantially all of the business operations of Luminant or the Company, provided that the assignee expressly assumes all obligations of Luminant and/or the Company under this Agreement and all other related agreements to which Executive, the Company and/or Luminant are parties. Upon such assignment, the rights and obligations of Luminant and/or the Company hereunder shall become the rights and obligations of such Affiliate or successor person or entity.

(f) Set Off; Mitigation. Except as otherwise provided in Section 9(o), the obligations of Luminant and the Company to pay Executive the amounts provided and to make the arrangements provided hereunder shall not be subject to setoff, counterclaim or recoupment of amounts owed by Executive to Luminant, the Company and/or their Affiliates. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment and, except as expressly provided herein, no amount payable hereunder shall be reduced by any payments or benefits received from such subsequent employment.

(g) Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, if, at the time of Executive’s termination of employment, the Company has securities that are publicly traded on an established securities market, and Executive is a “specified employee” (as defined in Code Section 409A), and the deferral of the commencement of any payments or benefits otherwise payable pursuant to Section 7 is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then, to the extent permitted by Code Section 409A, the Company will defer any such payments or benefits hereunder (without any reduction in the payments or benefits ultimately paid or provided to Executive) until the date that is six (6) months following Executive’s termination of employment with the Company (or the earliest date as is permitted under Code Section 409A), provided that amounts which do not exceed the limits set forth in Code Section 402(g)(1)(B) in the year of such termination shall be payable immediately upon termination. Any payments or benefits deferred due to such requirements will be paid in a lump sum to Executive at the end of such six (6) month period. The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 9(g).

(h) Indemnity. The Company and its subsidiaries shall indemnify and hold Executive harmless for all acts and omissions occurring during his employment or service as a member of the board of directors or managers (as applicable) of any of the Company and/or its

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subsidiaries, to the maximum extent provided under each of the Company’s and such subsidiaries’ charter, certificate of formation, limited partnership agreement, by-laws and applicable law. During the Employment Term and for a term of six (6) years thereafter, the Company, or any successor to the Company, the Company’s subsidiaries (to the extent not covered under the terms of the Company’s insurance policy), and each of their respective successors, shall purchase and maintain, at their own expense, directors’ and officers’ liability insurance providing coverage for Executive in the same amount as, and with terms no less favorable than, for members of their respective boards of directors or managers (as applicable).

(i) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of Executive’s death before receiving all amounts and benefits due to him hereunder, such amounts shall be payable to Executive’s estate or as otherwise provided under applicable benefit plans or arrangements.

(j) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company or Luminant:	Energy Future Holdings Corp. 1601 Bryan Street, 41st Floor Dallas, Texas 75201-3411 Attention: General Counsel

If to Executive:	The most recent address on file with the Company

(k) Executive Representation. Executive hereby represents to Luminant and the Company that his execution and delivery of this Agreement and performance of his duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement, separation agreement or other agreement or policy to which Executive is a party or otherwise bound.

(l) Captions; Section References. The captions included herein are for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to sections of statutes, regulations or rules shall be deemed to be references to any successor sections.

(m) Further Assurances. The Parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

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(n) Cooperation. For a period of six (6) years after his termination, Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder, provided that the Company and its Affiliates shall use reasonable efforts to avoid material interference with Executive’s business or personal activities. The Company shall pay all of Executive’s reasonable expenses incurred in connection with providing such cooperation.

(o) Withholding. Luminant may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. In addition, Executive expressly authorizes and agrees that any amounts he owes in relation to any travel or credit cards issued or sponsored by Luminant or the Company, the energy conservation program, the appliance purchase program, or salary, bonus, vacation or other benefit overpayments, may be offset and deducted from any payments due to Executive pursuant to this Agreement.

(p) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(q) Amendments. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties hereto.

(r) Return of Property. Executive agrees that if Executive’s employment with Luminant or the Company is terminated (for any reason), Executive shall not take with Executive, but will leave with the Company, all computers, cell phones, access cards, computer or electronic storage devices, any other Company property and all Confidential Information, work product, records, files, electronic mail, memoranda, reports, documents and other information that is the property of the Company, in whatever form (including on computer disk or any electronic storage device), and any copies thereof, or if such items are not on the premises of the Company, Executive agrees to return such items immediately upon Executive’s termination (regardless of the reason) or any time at the request of the Company. Executive acknowledges that all such items are and remain the property of the Company.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ John F. Young
John F. Young
President and Chief Executive Officer

LUMINANT HOLDING COMPANY LLC

By:	/s/ Richard J. Landy
Richard J. Landy
Executive Vice President

EXECUTIVE:

/s/ Mark Allen McFarland
Mark Allen McFarland

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Exhibit I

In addition to the benefits, perquisites and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits, perquisites and compensation set forth in this Exhibit I, subject to the terms and conditions set forth herein:

(a) Executive shall have the opportunity to earn the retention awards set forth in this Exhibit I, collectively referred to herein as the “Retention Award”, subject to the terms and conditions set forth herein:

(i) Executive shall earn a long-term cash bonus award equal to 75% of the aggregate Annual Bonus amount actually earned by Executive in respect of fiscal years 2009, 2010, and 2011 (the “First Retention Award”). The First Retention Award earned by Executive shall be paid to Executive in a lump sum on September 30, 2012; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by Luminant, the Company or an Affiliate thereof on September 30, 2012.

(ii) Executive shall earn an additional long-term cash bonus award in an amount between $650,000 and $1,300,000 determined by the Company’s performance as indicated by the level of Competitive Management EBITDA actually achieved for the fiscal year ended December 31, 2011 relative to the Competitive Management EBITDA threshold and target amounts set by the Board for such fiscal year (the “Second Retention Award”). For the achievement of the threshold level of Competitive Management EBITDA in respect of such year, Executive shall earn $650,000, for the achievement of at least the target level of Competitive Management EBITDA in respect of such year, Executive shall earn $1,300,000 (the “Second Retention Target Award”), and for the achievement of Competitive Management EBITDA in between the threshold and target levels in respect of such year, Executive shall earn an amount between $650,000 and $1,300,000 as determined by linear interpolation. The Second Retention Award, if earned, shall be paid to Executive in two equal installments on September 30, 2012 and September 30, 2013; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by Luminant, the Company or an Affiliate thereof on the applicable payment date.

(iii) Executive shall earn an additional long-term cash bonus award in an amount between $500,000 and $1,000,000 per fiscal year determined by the Company’s performance as indicated by the level of Competitive Management EBITDA actually achieved for the fiscal years ended December 31, 2012, December 31, 2013, and December 31, 2014 relative to the Competitive Management EBITDA threshold and target amounts set by the Board for each respective fiscal year (the “Third Retention Award”). For the achievement of the threshold level of Competitive Management EBITDA in respect of any such year, Executive shall earn $500,000, for the achievement of at least the target level of Competitive Management EBITDA in respect of any such year, Executive shall earn $1,000,000 (the “Third Retention Target Award”), and for the achievement of Competitive Management EBITDA in between the threshold and target levels in respect of any such year, Executive shall earn an amount between $500,000 and $1,000,000 as determined by linear interpolation. The Third Retention Award, if earned, shall be paid to Executive in a lump sum on March 13, 2015; provided, that, subject to the provisions of sub-paragraph (a)(v) of this Exhibit I, Executive is employed by Luminant, the Company or an Affiliate thereof on March 13, 2015.

Exhibit I-1

(iv) The process followed by the O&C Committee in establishing the Competitive Management EBITDA threshold and target amounts for purposes of the Second Retention Award and the Third Retention Award shall be consistent with the O&C Committee’s prior practice.

(v) In the event Executive’s employment is terminated pursuant to Section 7(b), 7(c), 7(d)(ii), or 7(e) hereof, in any case, prior to the payment date of an applicable Retention Award, Executive shall be entitled to receive the Retention Award, or a portion thereof, that Executive would otherwise have been entitled to receive pursuant to sub-paragraphs (a)(i), (a)(ii), and (a)(iii) of this Exhibit I, calculated as set forth below (the sum of such amounts referred to herein as the “Pro-Rata Retention Award”), with such Pro-Rata Retention Award payable to Executive as soon as practical but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; provided, that, in the case of a termination of employment pursuant to Section 7(c), 7(d)(ii), or 7(e), Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against Luminant, the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company).

(A) with respect to the First Retention Award, (x) 75% of the aggregate Annual Bonus amount(s) actually earned by Executive in respect of any applicable fiscal year completed prior to the date of Executive’s termination, plus (y) if the termination occurs prior to January 1, 2012, 75% of the Pro-Rata Bonus amount calculated pursuant to Section 7(b)(i)(B) above (for avoidance of doubt, the First Retention Award payment shall not be based on any Annual Bonus or Pro-Rata Bonus earned by or paid to Executive with respect to fiscal year 2012); plus

(B) with respect to the Second Retention Award, (x) if the termination occurs prior to January 1, 2012, a portion of the Second Retention Award to be determined by multiplying the Second Retention Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by Luminant, the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2012, the actual earned amount of the Second Retention Award; plus

(C) with respect to the Third Retention Award, (x) if the termination occurs prior to January 1, 2015, a portion of the Third Retention Award equal to (1) the amount that would have been payable under sub-paragraph (a)(iii) of this Exhibit I for any completed fiscal year, plus (2) a portion of the Third Retention Award to be determined by multiplying the Third Retention Target Award for the year of Executive’s termination by a fraction, the numerator of which is the number of days during which Executive was employed by Luminant, the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2015, the actual earned amount of the Third Retention Award.

Exhibit I-2

(vi) Notwithstanding any provision of this Exhibit I to the contrary, in the event of a Change in Control, Executive’s entitlement to the Retention Awards shall be determined without regard to the achievement of Competitive Management EBITDA in respect of the fiscal year in which such Change in Control occurs and any subsequent year, and the amount earned by Executive shall be determined as if target level of Competitive Management EBITDA were achieved for any such year, but to the extent the Retention Award is attributable to any prior fiscal year, actual Competitive Management EBITDA for such prior year shall be used.

(vii) To assure payment of the Company’s obligations under sub-paragraphs (a)(ii) and (a)(iii) above, the Company shall obtain the issuance of an Irrevocable Standby Letter of Credit (the “LOC”) for the benefit of Executive from a bank (the “Issuer”) on the following terms:

(A) The LOC shall be in the amount of $4,300,000.

(B) The LOC shall expire on                     .

(C) The LOC shall not be transferable.

(D) Partial and multiple draws shall be permitted under the LOC. [Information Omitted]

(viii) The LOC shall be issued in the form attached hereto as Exhibit I(A) as soon as administratively feasible after the date of this Agreement.

(ix) Any amount paid under the LOC to the United States Treasury in respect of the Company’s tax account shall be credited as withheld income and payroll taxes with respect to Executive, and the Company shall properly report such amount on IRS Form W-2 issued to Executive for the applicable tax year.

(x) For purposes hereof, “Competitive Management EBITDA” shall mean the sum of Energy Future Holdings Corp. consolidated EBITDA less Oncor Electric Delivery Holdings Company LLC EBITDA; where:

(A) “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to the Sponsor Group and/or its Affiliates, together with such adjustments as the O&C Committee shall determine appropriate in its discretion after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer. Such adjustments will be consistent with those included in the definition of EBITDA in the Energy Future Holdings Corp. Indenture related to its 10.000% Senior Secured Notes due 2020, as such indenture is in effect on the Effective Date, to the extent considered appropriate for management compensation purposes, which will include but are not limited to, adjustments to reflect unrealized mark-to-market valuations of hedging instruments; fees and expenses relating to the Company’s receivables financing facilities; the amortization of nuclear fuel costs; and any effects of adjustments in the financial statements resulting from the application of purchase accounting; but which for clarification will not include, without limitation, adjustments to reflect unrealized cost savings and planned and

Exhibit I-3

unplanned outages. In any event and notwithstanding anything herein to the contrary, the O&C Committee shall have the discretion to make any further adjustments to the calculation of EBITDA as it deems fair and appropriate after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer.

(B) The O&C Committee shall, fairly and appropriately, following the O&C Committee’s good faith consultation with the Chief Executive Officer and/or Chief Financial Officer, adjust the calculation of EBITDA to reflect the following: acquisitions, divestitures, any change required by GAAP relating to share-based compensation or for other changes in GAAP promulgated by accounting standard setters that, in each case, the O&C Committee in good faith determines require adjustment of EBITDA. The O&C Committee’s determination of such adjustment shall be based on the effect of such event on the Company’s consolidated financial statements.

(b) As soon as administratively practicable following the February O&C Committee meeting in each of 2011, 2012, and 2013, provided Executive remains continuously employed by Luminant, the Company or an Affiliate thereof through each applicable grant date, Executive shall be entitled to receive on each such date, a grant of 500,000 restricted stock units under the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement, in such form and substance as attached hereto as Exhibit I(B), to be entered into by and between the Company and Executive with respect to each annual grant. In the event of a Change in Control prior to any applicable grant date, the restricted stock units that would have been granted under this sub-paragraph (b) of this Exhibit I shall be issued and shall be vested immediately prior to the effective date of the Change in Control. The rights and obligations of Executive and the Company shall be governed by the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement entered into incident to each such grant.

Exhibit I-4

Exhibit I(A)

DATE:

IRREVOCABLE STANDBY

LETTER OF CREDIT NO.

BENEFICIARY:

[EXECUTIVE NAME]

[ADDRESS]

[CITY, STATE ZIP]

FACSIMILE NUMBER [    ]

APPLICANT:

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

FOR THE ACCOUNT OF [NAME OF EMPLOYER]

1601 BRYAN STREET, 44TH FLOOR

DALLAS, TX 75201-3411

FACSIMILE NUMBER [    ]

AMOUNT: $[5,000,000]

EXPIRY DATE:

LADIES AND GENTLEMEN:

BY ORDER OF OUR CLIENT, TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC FOR THE ACCOUNT OF [NAME OF EMPLOYER] (THE “ACCOUNT PARTY”), WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                                         (THIS “LETTER OF CREDIT”) IN YOUR FAVOR FOR DRAWINGS NOT TO EXCEED THE AGGREGATE SUM OF [FIVE MILLION] U.S. DOLLARS ([$5,000,000]), EFFECTIVE IMMEDIATELY. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC., 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, AND, SUBJECT TO THE FURTHER TERMS HEREOF, EXPIRES WITH OUR CLOSE OF BUSINESS ON                     .

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU AGAINST YOUR SIGHT DRAFT(S), DRAWN ON US, PURPORTEDLY SIGNED BY YOU (OR YOUR SUCCESSOR(S) OR HEIR(S) AT LAW), AND OTHERWISE IN THE FORM ATTACHED HERETO AS EXHIBIT A, APPROPRIATELY COMPLETED.

FUNDS UNDER THIS LETTER OF CREDIT WILL BE AVAILABLE FOR DRAWING IN ACCORDANCE WITH THE FOLLOWING SCHEDULE; HOWEVER, IN NO EVENT SHALL THE TOTAL AMOUNT OF ALL PAYMENTS MADE UNDER THIS LETTER OF CREDIT EXCEED THE AMOUNT OF $[5,000,000.00]:

Availability Periods	Amount Available in U.S. Dollars

[ ]	[ ]

FOR THE AVOIDANCE OF DOUBT, ANY UNUTILIZED AMOUNT IN ANY GIVEN AVAILABILITY PERIOD WILL BE CUMULATIVELY ADDED TO THE AMOUNT AVAILABLE IN THE IMMEDIATELY SUCCEEDING AVAILABILITY PERIOD.

Exhibit I(A)-1

FURTHERMORE, THE MAXIMUM AGGREGATE AMOUNT THAT MAY BE DRAWN BY YOU DURING THE TERM OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AGGREGATE AMOUNT OF ANY PRIOR PAYMENTS MADE UNDER THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED HEREUNDER. THIS LETTER OF CREDIT SHALL AUTOMATICALLY TERMINATE AFTER PAYMENT OF ANY DRAW MADE UNDER STATEMENT (B) IN THE FORM OF SIGHT DRAFT ATTACHED HERETO AS EXHIBIT A.

THIS LETTER OF CREDIT IS NOT TRANSFERABLE.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN STRICT COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT ON OR BEFORE THE EXPIRY DATE OF THIS LETTER OF CREDIT. WE SHALL EFFECT PAYMENT THREE BUSINESS DAYS AFTER OUR RECEIPT OF DOCUMENTS IN STRICT CONFORMITY WITH THE TERMS OF THIS LETTER OF CREDIT. AS USED HEREIN “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY OR SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN NEW YORK CITY ARE AUTHORIZED OR REQUIRED TO CLOSE BY LAW.

PAYMENT OF DRAWINGS MADE HEREUNDER SHALL BE MADE IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•

SIXTY PERCENT (60%) OF EACH SUCH DRAWING SHALL BE PAYABLE PURSUANT TO BENEFICIARY’S (OR HIS SUCCESSOR(S) OR HEIR(S) AT LAW) WRITTEN WIRE INSTRUCTIONS SET FORTH IN THE APPROPRIATELY COMPLETED AND PRESENTED SIGHT DRAFT(S), AND

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA REFERENCE #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

THIS LETTER OF CREDIT IS SUBJECTED TO AND GOVERNED BY LAWS OF THE STATE OF NEW YORK AND THE 2007 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 600). IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, KINDLY DIRECT YOUR COMMUNICATIONS TO THE ATTENTION OF OUR LETTER OF CREDIT DEPARTMENT, 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NO.         .

EXHIBIT A TO

LETTER OF CREDIT NO.

FORM OF SIGHT DRAFT

VIA OVERNIGHT MAIL

                , 20

Exhibit I(A)-2

CITIBANK, N.A.

C/O CITICORP NORTH AMERICA, INC., AS SERVICER

3800 CITIBANK CENTER, BUILDING B

3RD FLOOR

TAMPA, FLORIDA 33610

ATTENTION: LETTER OF CREDIT DEPT.

RE: LETTER OF CREDIT NO.

[STATE ONE OF THE FOLLOWING [(A) OR (B):

(A) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.             UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF             (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF             IS $            , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) I REMAIN EMPLOYED BY [ABBREVIATED NAME], THE ACCOUNT PARTY (AS DEFINED IN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     ) OR AN AFFILIATE OF [ABBREVIATED NAME] AND/OR THE ACCOUNT PARTY AS OF THE DATE OF THIS DRAW AND I AM ENTITLED TO THE FULL AMOUNT EARNED AND PAYABLE. I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.

OR

(B) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.             UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                     (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                                         IS $        , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) MY EMPLOYMENT WAS TERMINATED PURSUANT TO SECTION 7(b), 7(c), 7(d)(ii), or 7(e) OF THE EMPLOYMENT AGREEMENT PRIOR TO THE DATE OF THIS DRAW AND I AM ENTITLED TO EITHER THE FULL AMOUNT EARNED OR A PRO-RATED AMOUNT (PURSUANT TO SUB-PARAGRAPH (a)(v) OF EXHIBIT I TO THE EMPLOYMENT AGREEMENT). I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.]

YOU ARE HEREBY INSTRUCTED TO REMIT THE PAYMENT OF $        IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•	SIXTY PERCENT (60%) OF SUCH AMOUNT, OR $ , SHALL BE PAYABLE TO

Account Name: [INSERT]

Account #: [INSERT]

ABA REFERENCE #: [INSERT]

Name of Bank Depository: [INSERT]

Exhibit I(A)-3

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA Reference #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

[IF STATEMENT B ABOVE IS UTILIZED INCLUDE THE FOLLOWING STATEMENT] [THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     SHALL AUTOMATICALLY TERMINATE AFTER SUCH PAYMENT IS DULY MADE].

By:
[BENEFICIARY] OR
[BENEFICIARY’S SUCCESSOR(S) OR HEIR(S) AT LAW]

Exhibit I(A)-4

Exhibit I(B)

2007 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF

ENERGY FUTURE HOLDINGS CORP. AND ITS AFFILIATES

RESTRICTED STOCK UNIT AGREEMENT

To: [Name]	Date of Grant: [Date]	Number of Shares: [#]

This Agreement is made and entered into as of the Date of Grant set forth above by and between Energy Future Holdings Corp., a Texas corporation (the “Company”), and you;

WHEREAS, the Company adopted the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company or a Subsidiary;

WHEREAS, a “Restricted Stock Unit” shall represent your right to receive one share of common stock of the Company (the “Stock”) upon the lapse of the restrictions on your award, plus the additional rights to receive dividend equivalents (“Dividend Equivalent Right,” or “DER”), in accordance with the terms and conditions set forth herein and in the Plan (the “Award”);

WHEREAS, a copy of the Plan has been made available to you and shall be deemed a part of this Restricted Stock Unit Agreement (“Agreement”) as if fully set forth herein; and

WHEREAS, you desire to accept the Award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, you and the Company agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant set forth above, an award consisting of [#] Restricted Stock Units (subject to any adjustment made to this Award pursuant to Section 8 of the Plan in connection with a stock split, spin-off, recapitalization or other transaction that affects the Company’s equity securities). To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letter capitalized, but that are not otherwise defined in this Agreement shall have the meanings given to them in the Plan.

2. No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock prior to the date shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 6 or 7, as the case may be.

Exhibit I(B)-1

3. Dividend Equivalent Rights. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, you hold Restricted Stock Units granted pursuant to this Agreement that have not been settled, the Company shall create a bookkeeping account that will track, (a) to the extent the dividend paid to stockholders generally was a cash dividend, the cash value you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date, or (b) to the extent the dividend paid to stockholders generally was paid in the form of property, the property you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date. All DER amounts credited to your bookkeeping account pursuant to this Section 3, if any, shall be deemed converted into shares of Stock on the date that the Restricted Stock Units vest (based on the Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) of Stock on such date and rounded down to the nearest whole share of Stock) and paid to you in the form of additional shares of Stock on the date that the underlying Restricted Stock Units associated with such DER amounts are settled pursuant to Section 5 below. In the event that the Restricted Stock Units are forfeited to the Company without settlement to you, you will also forfeit any associated DER amounts. No interest will be payable with respect to DER amounts credited to your bookkeeping account, if any, that represent cash dividends. Property, if any, deemed credited to DER bookkeeping accounts representing dividends paid in property will be deemed invested in such property until the DER amounts are deemed converted to shares of Stock pursuant to this Section 3. The bookkeeping accounts, if any, created to track DER amounts are phantom accounts and the Company is under no obligation to set aside cash or property with respect to any DER amounts. Valuations made pursuant to this Section 3 (including any valuation of property deemed credited to a bookkeeping account) will be made by the Committee, or its designee, in its sole discretion and such valuation will be final and binding.

4. Restrictions; Forfeiture. The Restricted Stock Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 6 or 7 of this Agreement and Stock is issued to you as described in Section 5 of this Agreement. The Restricted Stock Units are also subject to forfeiture to the Company (the “Forfeiture Restrictions”) pursuant to Section 7 of this Agreement.

5. Issuance of Stock.

(a) No shares of Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Restricted Stock Units lapse, in accordance with Section 6 or 7. After the Restricted Stock Units vest pursuant to Section 6 or 7, as applicable, the Company shall, subject to any conditions described in subsection (b) below, promptly and within 30 days of such vesting date, cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding. Such issuance shall be made as soon as administratively practicable, but may be delayed, in the sole discretion of the

Exhibit I(B)-2

Committee, if required by applicable securities law; provided, that, in no event shall the issuance of Stock be made later than March 15th of the year following the year of vesting, or as otherwise may be permitted under Treasury Regulation § 1.409A-1(b)(4)(ii). The Company shall evidence the Stock to be issued in payment of such vested Restricted Stock Units in the manner it deems appropriate. The value of any fractional Restricted Stock Units shall be rounded down at the time Stock is issued to you in connection with the Restricted Stock Units. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

(b) You hereby acknowledge that by accepting this Award, the issuance of Stock pursuant to the settlement of your Restricted Stock Units pursuant to this Agreement shall be subject to all the terms and conditions of any Management Stockholder’s Agreement and Sale Participation Agreement previously executed by you, as such forms may be modified under the terms of such agreements; provided, however, that if you have not previously executed a Management Stockholder’s Agreement and/or a Sale Participation Agreement with the Company, you agree that, prior to the Company’s issuance of Stock to you pursuant to this Agreement, you will execute such documents in the form required by the Company. All Stock issued to you pursuant to this Agreement will (a) constitute “Stock” (as such term is defined in the Management Stockholder’s Agreement) for all purposes under the Management Stockholder’s Agreement, and (b) be treated as “Common Stock” underlying “Options” (as such terms are defined in the Sale Participation Agreement) for all purposes under the Sale Participation Agreement.

(c) The shares of Stock deliverable upon vesting of the Restricted Stock Units, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable.

6. Expiration of Restrictions and Risk of Forfeiture. Unless otherwise provided in Section 7 below, the restrictions on the Restricted Stock Units granted pursuant to this Agreement, including the Forfeiture Restrictions, will expire on September 30, 2014, and shares of Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Restricted Stock Units as set forth in Section 5, provided that you remain in the continuous employ of, or a service provider to, the Company or its Subsidiaries until September 30, 2014.

7. Termination of Services or Change in Control Events.

(a) Termination of Employment Other Than without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated for any reason other than by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability (“Cause”, “Good Reason”, and “Disability” as defined in your employment agreement with the Company or any of its Subsidiaries then in effect at the time of your termination of employment) prior to September 30, 2014, then those Restricted Stock Units for which the restrictions have not lapsed as of the date of your termination shall become null and void and those Restricted Stock Units shall be forfeited to the Company.

Exhibit I(B)-3

(b) Termination of Employment without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability prior to September 30, 2014, a portion of the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse with respect to such Restricted Stock Units on the effective date of your termination of employment. The portion of the Restricted Stock Units that shall become vested upon your termination of employment shall be determined by multiplying the number of Restricted Stock Units set forth in Section 1 by a fraction, the numerator of which is the number of days you were employed by the Company or any of its Subsidiaries from [February     , 20    ] through the effective date of your termination of employment, and the denominator of which is the number of days between [February     , 20    ] and September 30, 2014; all remaining Restricted Stock Units shall become null and void and shall be forfeited to the Company upon your termination of employment. The Restricted Stock Units that become vested pursuant to this Section 7(b) will be settled in accordance with Section 5 above.

(c) Change in Control. In the event that the Company undergoes a Change in Control (as defined in the Plan) prior to September 30, 2014, the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse on the effective date of such a Change in Control, provided that you have remained in the continuous employ of, or a service provider to, the Company or its Subsidiaries from the Date of Grant until the effective date of the Change in Control. Upon a Change in Control, your Restricted Stock Units will be settled in accordance with Section 5 above.

8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will not be considered as having terminated employment with the Company; however, your rights to the Restricted Stock Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Payment of Taxes. It shall be a condition of the obligations of the Company upon delivery of the Stock pursuant to Section 5 above that you pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Stock. The Company may, in its sole discretion, and you hereby authorize the Company to take such actions as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Stock otherwise deliverable to you hereunder through a net settlement and/or withholding amounts from any compensation or other amount owing to you from the Company), to satisfy the obligations for payment of the minimum amount of any such taxes. Notwithstanding the foregoing provisions of this Section 9, you may, at your election, be permitted to elect to use Stock otherwise deliverable to you hereunder, having an equivalent Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) to the payment that would otherwise be made by you to the Company pursuant to the foregoing provisions of this Section 9, to satisfy such obligations. You are hereby advised to seek your own tax counsel regarding the taxation of the Restricted Stock Units made hereunder.

Exhibit I(B)-4

10. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is, at the time of issuance, in effect with respect to such shares or (a) in the opinion of legal counsel to the Company, such shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF RESTRICTED STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, you will not sell or otherwise transfer any Stock acquired hereunder or other securities of the Company during the 180 day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 5(b), 10 and 11 of this Agreement on all certificates representing shares issued with respect to this Award.

13. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or to perform services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

Exhibit I(B)-5

14. Furnish Information. You agree to furnish to the Company all information reasonably requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation with respect to the transactions contemplated by this Agreement.

15. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder.

16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

20. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

21. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax, legal and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you and as a factor weighing against the advisability of granting any such future award to you.

22. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

23. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

Exhibit I(B)-6

24. Company Action. Any action required of the Company under this Agreement shall be by resolution of the Board or the Committee or by a person or entity authorized to act by resolution of the Board.

25. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

27. Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas County, Texas and the United States District Court for the Northern District of Texas (Dallas Division) each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Stock Units, the Plan, or this Agreement. In any such dispute, each of you and the Company agree not to raise, and do hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.

28. Amendment. This Agreement may be amended in accordance with the terms of the Plan.

29. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

[Remainder of page intentionally left blank]

Exhibit I(B)-7

In Witness Whereof, this Agreement has been executed and delivered by the parties hereto.

ENERGY FUTURE HOLDINGS CORP.

By:

Its:

GRANTEE

Name:

Address:

Exhibit I(B)-8

Exhibit II

In addition to the benefits and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits and compensation set forth in this Exhibit II, subject to the terms and conditions set forth herein:

Survival of Prior Agreements. Notwithstanding Section 9(b), this Agreement shall not supersede the Deferred Share Agreement, by and among the Company and Executive, dated July 7, 2008.

Exhibit II-1

Exhibit 10(f)

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated October 17, 2011 is made by and between EFH CORPORATE SERVICES COMPANY (“EFH Co.”), ENERGY FUTURE HOLDINGS CORP. (the parent entity of EFH Co., referred to herein as the “Company”) and RICHARD J. LANDY (“Executive”) (individually, each a “Party” and collectively, the “Parties”).

WITNESSETH

WHEREAS, the Parties previously entered into an employment agreement dated January 1, 2010 (“Original Effective Date”); and

WHEREAS, the Parties desire to amend and restate the employment agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the Company, EFH Co. and Executive agree as follows:

1. Term of Employment. Subject to the provisions of Section 7 of this Agreement, this Agreement and Executive’s employment hereunder shall be effective as of July 1, 2011 (“Effective Date”) and shall end as of 11:59:59 P.M. on June 30, 2015 (the “Initial Term”). Subject to the provisions of Section 7 of this Agreement, this Agreement shall automatically renew for an additional one (1) year period commencing immediately following the last day of the Initial Term and each one (1) year period thereafter (each, a “Renewal Term”), unless, the Company or Executive provides the other Party written notice of non-renewal at least sixty (60) days prior to the end of the applicable term. The period during which Executive is employed by EFH Co. hereunder is hereinafter referred to as the “Employment Term.”

2. Position and Duties.

(a) During the Employment Term, Executive shall serve as Executive Vice President for Human Resources of EFH Co. In such position, Executive shall have such duties, authority and responsibilities as shall be determined from time to time by the President and CEO of the Company, which duties, authority and responsibilities shall be customary for Executive’s position in a business of similar size, type and nature to that of EFH Co. Executive shall report to the President and CEO of the Company with respect to his responsibilities to EFH Co.

(b) During the Employment Term, Executive will devote Executive’s full business time and best efforts to performance of the duties described in Section 2(a) and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere, directly or indirectly, with performance of Executive’s duties. Executive may participate in civic and charitable activities and may serve on the board of non-profit organizations and on the board of one outside company, provided that Executive obtains prior approval of the board of directors of the Company (as used herein, the term “Board” shall mean the board of directors of the Company or a committee designated by such board), which

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shall not be unreasonably withheld, prior to accepting appointment or reappointment to a board of directors or trustees of any other business, corporation or charitable organization; provided, further, that, in each case, such activities do not conflict or interfere with the performance of Executive’s duties hereunder or conflict with Section 8.

3. Base Salary. During the Employment Term, EFH Co. shall pay Executive a base salary of $450,000 annually, payable in regular installments in accordance with EFH Co.’s usual payment practices. Executive may be entitled to increases in his base salary in the sole discretion of the Board, which shall make such determinations following its annual review process for executives. Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.”

4. Annual Bonus. With respect to each fiscal year during the Employment Term, Executive shall have the opportunity to earn an annual bonus award (the “Annual Bonus”) pursuant to the terms and conditions of the EFH Executive Annual Incentive Plan (“AIP”) of 65% of Base Salary (“Target Award”). The amount of the Annual Bonus shall be based upon the achievement of annual business performance targets and Executive’s individual performance, both as approved by the Board; provided, however, if the Company and/or Executive achieve superior performance targets as established by the Board, then Executive shall be eligible to receive a bonus award of up to 200% of his Target Award. Each Annual Bonus, if any, shall be paid to Executive within two and one-half (2 1/2) months after the end of the applicable fiscal year.

5. Employee Benefits; Perquisites; Fringe Benefits.

(a) During the Employment Term, Executive shall be entitled to participate in the Company’s group health, life, disability, and all tax qualified and nonqualified benefit plans, as in effect from time to time (collectively “Employee Benefits”), on a basis which is no less favorable than is offered to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company), to the extent consistent with applicable law and the terms of the applicable plans.

(b) During the Employment Term, Executive shall be entitled to fringe benefits consistent with the practices of the Company to the extent the Company provides similar benefits to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company) and Executive is otherwise eligible to participate in such fringe benefit programs.

(c) At the beginning of each calendar year during the Employment Term, Executive shall be entitled to the greater of: five (5) weeks of paid vacation, or the maximum number of days Executive is entitled to under the Company’s vacation or paid time off policy, as applicable. Executive shall be entitled to carry over up to five (5) days of unused vacation from one calendar year to the next; provided that, any carryover vacation days not used in the next calendar year shall be forfeited. Executive shall also be entitled to paid sick leave benefits in accordance with those provided to other similarly situated executives during the Employment Term.

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(d) Executive shall be entitled to the additional benefits and compensation set forth in Exhibit I attached hereto, subject to the terms and conditions thereof.

6. Business Expenses. Subject to EFH Co.’s standard policies and procedures with respect to expense reimbursement, EFH Co. shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, provided claims for reimbursement are submitted timely and with appropriate supporting documentation.

7. Termination. Executive’s employment hereunder may be terminated by either the Company or Executive at any time and for any reason; provided that, unless otherwise provided herein, either Party will be required to give the other Party at least sixty (60) days advance written notice of termination of Executive’s employment. Notwithstanding the foregoing, the Company may, in lieu of providing sixty (60) days advance written notice of termination, immediately terminate Executive’s employment for Cause; provided, that, the Company provides Executive with the compensation and benefits then in effect at the time of such termination to which Executive would have been entitled had he continued employment with the Company for such sixty (60) day period. The provisions of this Section 7 shall exclusively govern Executive’s rights upon termination of employment with EFH Co. and its Affiliates (as defined in Section 8(c) below).

(a) By the Company for Cause or by Executive Due to Voluntary Resignation without Good Reason.

(i) Executive’s employment may be terminated by the Company for Cause (as defined below) or by Executive’s voluntary resignation without Good Reason (as defined below) and, in either case, Executive shall be entitled to receive:

(A) within six (6) calendar days following the date of termination, accrued, but unpaid Base Salary and unused vacation, earned through the date of termination;

(B) in accordance with Section 4 (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with EFH Co. or the Company), any accrued but unpaid Annual Bonus earned for any previously completed fiscal year;

(C) within sixty (60) days of Executive’s claim for reimbursement, payment for any unreimbursed business expenses properly incurred by Executive in accordance with EFH Co.’s policies prior to the date of Executive’s termination; provided that claims for reimbursement are accompanied by appropriate supporting documentation and are submitted to EFH Co. within ninety (90) days following the date of Executive’s termination of employment;

(D) Employee Benefits and equity compensation, if any, as to which Executive may be entitled under the employee benefit plans of EFH Co. and its Affiliates or any agreement between EFH Co. (and/or its Affiliates) and Executive; and

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(E) any amounts payable or that may become payable pursuant to Section 7(g) and/or Section 9(g) (the amounts described in clauses (A) through (E) hereof being referred to as the “Accrued Rights”).

Following termination of Executive’s employment by the Company for Cause or voluntary resignation by Executive without Good Reason, except as set forth in this Section 7(a)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) For purposes of this Agreement, the terms:

(A) “Cause” shall mean (i) if, in performing his duties to EFH Co., Executive engages in conduct that constitutes (a) a material breach of his fiduciary duty to EFH Co., the Company, or their shareholders (including, without limitation, a material breach or attempted breach of the provisions under Section 8), (b) gross neglect, or (c) gross misconduct resulting in material economic harm to EFH Co. or the Company; provided that any such conduct described in (a), (b) or (c) is not cured within ten (10) business days after Executive receives from the Company written notice thereof; or (ii) Executive’s conviction of, or entry of a plea of guilty or nolo contendere for, a felony or other crime involving moral turpitude.

(B) “Good Reason” shall mean, provided that Executive has not previously given the Company his written consent, (i) a reduction in Executive’s Base Salary or Executive’s annual incentive compensation opportunity (other than a general reduction in base salary or annual incentive compensation opportunities that affects all salaried employees of the Company proportionately); (ii) a transfer of Executive’s primary workplace by more than fifty (50) miles from the workplace on the Effective Date; (iii) a substantial adverse change in Executive’s duties or responsibilities; (iv) any material breach of this Agreement; or (v) an adverse change in Executive’s line of reporting to superior officers pursuant to the terms of this Agreement; provided, however, that any isolated, insubstantial or inadvertent failure by EFH Co. or the Company that is not in bad faith and is cured within ten (10) business days after Executive gives the Company written notice of any such event set forth above, shall not constitute Good Reason.

(b) Disability or Death.

(i) Executive’s employment shall terminate upon Executive’s death and may be terminated by the Company if Executive has a Disability (as defined below) and, in either case, Executive or Executive’s estate (as the case may be) shall be entitled to receive:

(A) the Accrued Rights;

(B) a portion of the Target Award that Executive would have been entitled to receive pursuant to Section 4 hereof for the fiscal year of termination, such portion to be determined by multiplying the Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by EFH Co. in the fiscal year of Executive’s termination, and the denominator of which is 365 (the “Pro-Rata Bonus”), with such Pro-Rata Bonus payable to Executive pursuant to Section 4 as if Executive’s employment had not terminated; and

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(C) any additional benefits and compensation set forth in Exhibit I attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment due to death or Disability, except as set forth in this Section 7(b)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) “Disability” shall mean Executive’s physical or mental incapacitation and consequent inability, with reasonable accommodation, for a period of six consecutive months to perform Executive’s duties; provided, however, in the event the Company temporarily replaces Executive, or transfers Executive’s duties or responsibilities to another individual, on account of Executive’s inability to perform such duties due to a mental or physical incapacity which is, or is reasonably expected to become, a long-term disability, then Executive’s employment shall not be deemed terminated by the Company and Executive shall not be able to resign with Good Reason. Any question as to the existence of a Disability as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree on a qualified independent physician, each shall appoint a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement and any other agreement with Executive that incorporates this definition of Disability.

(c) By the Company Without Cause; Resignation by Executive for Good Reason. Executive’s employment hereunder may be terminated by the Company without Cause (other than by reason of death or Disability) or upon Executive’s resignation for Good Reason and, in either case (except as otherwise provided in Section 7(e)), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against EFH Co., the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company):

(A) a lump sum payment equal to: (I) two (2) times Executive’s Base Salary, and (II) the Pro-Rata Bonus, payable as soon as practicable but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; and

(B) Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all

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of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (x) two (2) years from the date of termination of Executive’s employment (the “Severance Period”), to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (y) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(c)(ii)(B) when, in the absence of the benefits provided in this Section 7(c)(ii)(B), Executive would not be entitled to continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iii) any additional benefits and compensation set forth in Exhibit I attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, except as set forth in this Section 7(c) or otherwise provided in Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Expiration of Employment Term.

(i) In the event Executive elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the Accrued Rights. Except as set forth in this Section 7(d)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) In the event the Company elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the payments and benefits applicable to a termination of Executive’s employment without Cause pursuant to Section 7(c) or Section 7(e), as applicable. Except as set forth in this Section 7(d)(ii) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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(e) Change in Control. Notwithstanding any provision contained herein, if Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, in either case, within twenty-four (24) months following a Change in Control (as defined in the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against EFH Co., the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), a lump sum payment equal to two (2) times the sum of Executive’s annualized Base Salary and Executive’s Target Award, payable as soon as practicable but no later than the earlier of: (i) March 15 following the calendar year in which termination occurs or (ii) ninety (90) days following termination;

(iii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against EFH Co., the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (A) termination of the Severance Period, to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (B) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(e)(iii) when, in the absence of the benefits provided in this Section 7(e)(iii) Executive would not be entitled to continuation coverage under Code Section 4980B, Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under COBRA, Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iv) any additional benefits and compensation set forth in Exhibit I attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, in either case, within twenty-four (24) months following a Change in Control, except as set forth in this Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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(f) Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) shall be communicated by written Notice of Termination to the other Party in accordance with Section 9(j) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice indicating the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

(g) Code Section 4999.

(i) If, by reason of, or in connection with, any transaction that occurs after the Original Effective Date, Executive would be subject to the imposition of the excise tax imposed by Code Section 4999 related to Executive’s employment with the Company, whether before or after termination of Executive’s employment, but the imposition of such tax could be avoided by approval of shareholders described in Code Section 280G(b)(5)(B), then Executive may ask the Company to seek such approval, in which case the Company will use its reasonable best efforts to cause such approval to be obtained and Executive will cooperate and execute such waivers as may be necessary so that such approval avoids imposition of any excise tax under Code Section 4999. If Executive fails to request that the Company seek such approval, or if Executive does request that the Company seek such approval, but fails to cooperate and execute such waivers as may be necessary in the approval process, Section 7(g)(ii) shall not apply and Executive shall not be entitled to any gross-up payment for any resulting tax under Code Section 4999. If such approval, even if sought and obtained, would not avoid imposition of the excise tax imposed under Code Section 4999, then the provisions of Section 7(g)(ii) shall apply without any precedent obligation of Executive to seek such approval.

(ii) Gross-Up Payment.

(A) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, any Affiliate, or one or more trusts established by the Company or any Affiliate for the benefit of their employees, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a “Payment”) is subject to the excise tax imposed by Code Section 4999 or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any federal, state and local income taxes and employment taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(B) All determinations required to be made under this Section 7(g)(ii), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP, Alvarez & Marsal, or such other nationally recognized

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accounting firm as may be designated by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Executive within ten (10) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest effective rates applicable to individuals in the state or locality of Executive’s residence or place of employment in the calendar year in which any such Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account limitations applicable to individuals subject to federal income tax at the highest marginal rates. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7(g)(ii), shall be paid by the Company to Executive (or to the appropriate taxing authority on Executive’s behalf) when due. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and Executive (subject to Section 7(g)(ii)(C)). As a result of the uncertainty in the application of Code Section 4999, it is possible that the amount of the Gross-Up Payment determined by the Accounting Firm to be due to (or on behalf of) Executive was lower than the amount actually due (“Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 7(g)(ii)(C) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive (but in any case no later than the calendar year following the calendar year in which such tax was payable).

(C) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of any Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order to effectively contest such claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(g)(ii)(C), the Company shall control all proceedings taken in connection with such

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contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one (1) or more appellate courts, as the Company shall determine; provided that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(D) If, after the receipt by Executive of an amount paid or advanced by the Company pursuant to this Section 7(g)(ii), Executive becomes entitled to receive any refund with respect to a Gross-Up Payment, Executive shall (subject to the Company’s complying with the requirements of Section 7(g)(ii)(C)) promptly pay to the Company the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 7(g)(ii)(C), a determination is made that Executive shall not be entitled to any refund with respect to such claim, and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

(E) For the avoidance of doubt, all payments to or for the benefit of Executive provided for in this Section 7(g)(ii) shall be made no later than the end of the calendar year in which the applicable Excise Tax has become due, or if as a result a tax audit or litigation, it is determined that no additional Excise Tax has become due, the end of the calendar year in which the audit is completed or there is a final and non-appealable settlement or other resolution.

8. Restrictive Covenants.

(a) In consideration of the Company and EFH Co. entering into this Agreement with Executive and hereby promising and committing themselves to provide Executive with Confidential Information and/or specialized training after Executive executes this Agreement, Executive shall not, directly or indirectly:

(i) at any time during or after the Employment Term, disclose any Confidential Information pertaining to the business of EFH Co., the Company, the Sponsor Group, or any of their respective Affiliates, except when required to perform his duties to EFH

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Co., the Company or one of its Affiliates, or by law or judicial process, provided that Executive gives the Company reasonable notice of any legal or judicial proceeding requiring Executive to disclose Confidential Information and an opportunity to challenge the disclosure of any such information, and Executive agrees to provide such reasonable notice in writing to:

General Counsel

Energy Future Holdings Corp.

1601 Bryan Street, 41st Floor

Dallas, Texas 75201

(214) 812-5153 (facsimile);

(ii) at any time during the Employment Term and for a period of eighteen (18) months thereafter (the “Non-Compete Period”), directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any Competing Business in Texas or any other geographic area in which Texas Energy Future Holdings Limited Partnership, the Company or any of their respective subsidiaries operates or conducts business; or

(iii) at any time during the Employment Term and for a period of eighteen (18) months thereafter, directly or indirectly (A) solicit customers or clients of EFH Co., the Company or any of its Affiliates to terminate their relationship with EFH Co., the Company or any of its Affiliates or otherwise solicit such customers or clients to compete with any business of EFH Co., the Company or any of its Affiliates, or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of Executive’s employment, employed by EFH Co., the Company or any of its Affiliates;

provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any member of the Sponsor Group or any of its Affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries in any geographic area where they operate. Notwithstanding the foregoing, for the purposes of this Section 8(a), (A) Executive may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of EFH Co., the Company or its Affiliates that are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if Executive (I) is not a controlling person of, or a member of a group which controls, such Person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person, and (B) Section 8(a)(ii) shall not be violated by reason of any exercise of tag-along rights under the Sale Participation Agreement, by and between the Company (and related parties) and Executive (the “Sale Participation Agreement”) or Drag Transaction (as defined in the Sale Participation Agreement) that may occur after the date hereof.

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has had access to Confidential Information, the Parties hereto agree that

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money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, EFH Co., the Company or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security). Notwithstanding the foregoing, in the event Executive breaches the covenants set forth in this Section 8, the Company’s rights and remedies with respect Executive’s Options, Option Stock, and Stock and payments related thereto, as those terms are defined in the Management Stockholder’s Agreement, by and between the Company (and related parties) and Executive (the “Management Stockholder’s Agreement”) shall be limited to those set forth in Section 22(c) of the Management Stockholder’s Agreement.

(c) For purposes of this Agreement, the terms listed below shall be defined as follows:

(i) “Affiliate” shall mean with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person; and, by way of clarification and not by limitation, the Company and EFH Co. are Affiliates of each other; provided, however, for purposes of this Agreement, Texas Energy Future Co-Invest, LP shall not be deemed to be an Affiliate of the Sponsor Group or any member of the Sponsor Group.

(ii) “Competing Business” shall mean any business that directly or indirectly competes, at the relevant determination date, with one or more of the businesses of EFH Co., the Company or any of its Affiliates in any geographic area where Texas Energy Future Holdings Limited Partnership, the Company, or any of their respective subsidiaries operates.

(iii) “Confidential Information” shall mean information: (A) disclosed to or known by Executive as a consequence of or through his employment with EFH Co., the Company or any Affiliate; (B) not publicly available or not generally known outside EFH Co., the Company or any Affiliate; and (C) that relates to the business and/or development of EFH Co., the Company or any Affiliate. Any information that does not meet each of the criteria listed above (in subsections (A) – (C)) shall not constitute Confidential Information. By way of example, Confidential Information shall include but not be limited to the following: all non-public information or trade secrets of EFH Co., the Company, or any Affiliate that gives EFH Co., the Company or any Affiliate a competitive business advantage or the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interests of EFH Co., the Company or any Affiliate; information regarding EFH Co.’s, the Company’s or any Affiliate’s business operations, such as financial and sales data (including budgets, forecasts, and historical financial data), operational information, plans, and strategies; business and marketing strategies and plans for various products and services; rate and regulatory strategy and plans; information regarding suppliers, consultants, employees, and contractors; technical information concerning products, equipment, services, and processes; procurement procedures; pricing and pricing techniques; information concerning past, current and prospective customers, investors, and business affiliates; plans or strategies for expansion or acquisitions; budgets; research; trading methodologies and terms; communications information; evaluations, opinions, and

12

interpretations of information and data; marketing and merchandising techniques; electronic databases; models; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and EFH Co.’s, the Company’s or any Affiliate’s files, physical or electronic documents, equipment, and proprietary data or material in whatever form including all copies of all such materials. By way of clarification (but not limitation), information that Executive conceived or developed during his employment with EFH Co., the Company or an Affiliate or learned from other employees or contractors of EFH Co., the Company or an Affiliate that meets the definition of Confidential Information shall be treated as such.

(iv) “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor thereto).

(v) “Restricted Group” shall mean, collectively the Company, its subsidiaries, the members of the Sponsor Group and their respective Affiliates.

(vi) “Sponsor Group” shall mean Kohlberg Kravis Roberts & Co. L.P., TPG Capital L.P., and Goldman, Sachs & Co.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles thereof.

(b) Entire Agreement. Except as otherwise provided herein, this Agreement contains the entire understanding of the Parties with respect to the employment of Executive by EFH Co., the Company and/or its Affiliates and supersedes all prior agreements and understandings. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties with respect to the subject matter herein other than those expressly set forth herein.

(c) No Waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such Party’s rights or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e) Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by EFH Co. or the Company to a person or

13

entity which is an Affiliate or a successor in interest to substantially all of the business operations of EFH Co. or the Company, provided that the assignee expressly assumes all obligations of EFH Co. and/or the Company under this Agreement and all other related agreements to which Executive, the Company and/or EFH Co. are parties. Upon such assignment, the rights and obligations of EFH Co. and/or the Company hereunder shall become the rights and obligations of such Affiliate or successor person or entity.

(f) Set Off; Mitigation. Except as otherwise provided in Section 9(o), the obligations of EFH Co. and the Company to pay Executive the amounts provided and to make the arrangements provided hereunder shall not be subject to setoff, counterclaim or recoupment of amounts owed by Executive to EFH Co., the Company and/or their Affiliates. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment and, except as expressly provided herein, no amount payable hereunder shall be reduced by any payments or benefits received from such subsequent employment.

(g) Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, if, at the time of Executive’s termination of employment, the Company has securities that are publicly traded on an established securities market, and Executive is a “specified employee” (as defined in Code Section 409A), and the deferral of the commencement of any payments or benefits otherwise payable pursuant to Section 7 is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then, to the extent permitted by Code Section 409A, the Company will defer any such payments or benefits hereunder (without any reduction in the payments or benefits ultimately paid or provided to Executive) until the date that is six (6) months following Executive’s termination of employment with the Company (or the earliest date as is permitted under Code Section 409A), provided that amounts which do not exceed the limits set forth in Code Section 402(g)(1)(B) in the year of such termination shall be payable immediately upon termination. Any payments or benefits deferred due to such requirements will be paid in a lump sum to Executive at the end of such six (6) month period. The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 9(g).

(h) Indemnity. The Company and its subsidiaries shall indemnify and hold Executive harmless for all acts and omissions occurring during his employment or service as a member of the board of directors or managers (as applicable) of any of the Company and/or its subsidiaries, to the maximum extent provided under each of the Company’s and such subsidiaries’ charter, certificate of formation, limited partnership agreement, by-laws and applicable law. During the Employment Term and for a term of six (6) years thereafter, the Company, or any successor to the Company, the Company’s subsidiaries (to the extent not covered under the terms of the Company’s insurance policy), and each of their respective successors, shall purchase and maintain, at their own expense, directors’ and officers’ liability insurance providing coverage for Executive in the same amount as, and with terms no less favorable than, for members of their respective boards of directors or managers (as applicable).

(i) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of Executive’s death before receiving all amounts and benefits due to him hereunder, such amounts shall be payable to Executive’s estate or as otherwise provided under applicable benefit plans or arrangements.

14

(j) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company or EFH Co.:	Energy Future Holdings Corp. 1601 Bryan Street, 41st Floor Dallas, Texas 75201-3411 Attention: General Counsel

If to Executive:	The most recent address on file with the Company

(k) Executive Representation. Executive hereby represents to EFH Co. and the Company that his execution and delivery of this Agreement and performance of his duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement, separation agreement or other agreement or policy to which Executive is a party or otherwise bound.

(l) Captions; Section References. The captions included herein are for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to sections of statutes, regulations or rules shall be deemed to be references to any successor sections.

(m) Further Assurances. The Parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

(n) Cooperation. For a period of six (6) years after his termination, Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder, provided that the Company and its Affiliates shall use reasonable efforts to avoid material interference with Executive’s business or personal activities. The Company shall pay all of Executive’s reasonable expenses incurred in connection with providing such cooperation.

(o) Withholding. EFH Co. may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. In addition, Executive expressly authorizes and agrees that any amounts he owes in relation to any travel or credit cards issued or sponsored by EFH Co. or the

15

Company, the energy conservation program, the appliance purchase program, or salary, bonus, vacation or other benefit overpayments, may be offset and deducted from any payments due to Executive pursuant to this Agreement.

(p) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(q) Amendments. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties hereto.

(r) Return of Property. Executive agrees that if Executive’s employment with EFH Co. or the Company is terminated (for any reason), Executive shall not take with Executive, but will leave with the Company, all computers, cell phones, access cards, computer or electronic storage devices, any other Company property and all Confidential Information, work product, records, files, electronic mail, memoranda, reports, documents and other information that is the property of the Company, in whatever form (including on computer disk or any electronic storage device), and any copies thereof, or if such items are not on the premises of the Company, Executive agrees to return such items immediately upon Executive’s termination (regardless of the reason) or any time at the request of the Company. Executive acknowledges that all such items are and remain the property of the Company.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ John F. Young
John F. Young
President and Chief Executive Officer

EFH CORPORATE SERVICES COMPANY

By:	/s/ Paul Keglevic
Paul Keglevic
President

EXECUTIVE:

/s/ Richard J. Landy
Richard J. Landy

17

Exhibit I

In addition to the benefits, perquisites and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits, perquisites and compensation set forth in this Exhibit I, subject to the terms and conditions set forth herein:

(a) Executive shall have the opportunity to earn the retention awards set forth in this Exhibit I, collectively referred to herein as the “Retention Award”, subject to the terms and conditions set forth herein:

(i) Executive shall earn a long-term cash bonus award in an amount between $200,000 and $400,000 determined by the Company’s performance as indicated by the level of Competitive Management EBITDA actually achieved for the fiscal year ended December 31, 2011 relative to the Competitive Management EBITDA threshold and target amounts set by the Board for such fiscal year (the “First Retention Award”). For the achievement of the threshold level of Competitive Management EBITDA in respect of such year, Executive shall earn $200,000, for the achievement of at least the target level of Competitive Management EBITDA in respect of such year, Executive shall earn $400,000 (the “First Retention Target Award”), and for the achievement of Competitive Management EBITDA in between the threshold and target levels in respect of such year, Executive shall earn an amount between $200,000 and $400,000 as determined by linear interpolation. The First Retention Award, if earned, shall be paid to Executive in two equal installments on September 30, 2012 and September 30, 2013; provided, that, subject to the provisions of sub-paragraph (a)(iv) of this Exhibit I, Executive is employed by EFH Co., the Company or an Affiliate thereof on the applicable payment date.

(ii) Executive shall earn an additional long-term cash bonus award in an amount between $183,333.33 and $366,666.66 per fiscal year determined by the Company’s performance as indicated by the level of Competitive Management EBITDA actually achieved for the fiscal years ended December 31, 2012, December 31, 2013, and December 31, 2014 relative to the Competitive Management EBITDA threshold and target amounts set by the Board for each respective fiscal year (the “Second Retention Award”). For the achievement of the threshold level of Competitive Management EBITDA in respect of any such year, Executive shall earn $183,333.33, for the achievement of at least the target level of Competitive Management EBITDA in respect of any such year, Executive shall earn $366,666.66 (the “Second Retention Target Award”), and for the achievement of Competitive Management EBITDA in between the threshold and target levels in respect of any such year, Executive shall earn an amount between $183,333.33 and $366,666.66 as determined by linear interpolation. The Second Retention Award, if earned, shall be paid to Executive in a lump sum on March 13, 2015; provided, that, subject to the provisions of sub-paragraph (a)(iv) of this Exhibit I, Executive is employed by EFH Co., the Company or an Affiliate thereof on March 13, 2015.

(iii) The process followed by the O&C Committee in establishing the Competitive Management EBITDA threshold and target amounts for purposes of the First Retention Award and the Second Retention Award shall be consistent with the O&C Committee’s prior practice.

Exhibit I-1

(iv) In the event Executive’s employment is terminated pursuant to Section 7(b), 7(c), 7(d)(ii), or 7(e) hereof, in any case, prior to the payment date of an applicable Retention Award, Executive shall be entitled to receive the Retention Award, or a portion thereof, that Executive would otherwise have been entitled to receive pursuant to sub-paragraphs (a)(i) and (a)(ii) of this Exhibit I, calculated as set forth below (the sum of such amounts referred to herein as the “Pro-Rata Retention Award”), with such Pro-Rata Retention Award payable to Executive as soon as practical but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; provided, that, in the case of a termination of employment pursuant to Section 7(c), 7(d)(ii), or 7(e), Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against EFH Co., the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company).

(A) with respect to the First Retention Award, (x) if the termination occurs prior to January 1, 2012, a portion of the First Retention Award to be determined by multiplying the First Retention Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by EFH Co., the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2012, the actual earned amount of the First Retention Award; plus

(B) with respect to the Second Retention Award, (x) if the termination occurs prior to January 1, 2015, a portion of the Second Retention Award equal to (1) the amount that would have been payable under sub-paragraph (a)(ii) of this Exhibit I for any completed fiscal year, plus (2) a portion of the Second Retention Award to be determined by multiplying the Second Retention Target Award for the year of Executive’s termination by a fraction, the numerator of which is the number of days during which Executive was employed by EFH Co., the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2015, the actual earned amount of the Second Retention Award.

(v) Notwithstanding any provision of this Exhibit I to the contrary, in the event of a Change in Control, Executive’s entitlement to the Retention Awards shall be determined without regard to the achievement of Competitive Management EBITDA in respect of the fiscal year in which such Change in Control occurs and any subsequent year, and the amount earned by Executive shall be determined as if target level of Competitive Management EBITDA were achieved for any such year, but to the extent the Retention Award is attributable to any prior fiscal year, actual Competitive Management EBITDA for such prior year shall be used.

(vi) To assure payment of the Company’s obligations under sub-paragraphs (a)(i) and (a)(ii) above, the Company shall obtain the issuance of an Irrevocable Standby Letter of Credit (the “LOC”) for the benefit of Executive from a bank (the “Issuer”) on the following terms:

(A) The LOC shall be in the amount of $1,500,000.

Exhibit I-2

(B) The LOC shall expire on                     .

(C) The LOC shall not be transferable.

(D) Partial and multiple draws shall be permitted under the LOC. [Information Omitted]

(vii) The LOC shall be issued in the form attached hereto as Exhibit I(A) as soon as administratively feasible after the date of this Agreement.

(viii) Any amount paid under the LOC to the United States Treasury in respect of the Company’s tax account shall be credited as withheld income and payroll taxes with respect to Executive, and the Company shall properly report such amount on IRS Form W-2 issued to Executive for the applicable tax year.

(ix) For purposes hereof, “Competitive Management EBITDA” shall mean the sum of Energy Future Holdings Corp. consolidated EBITDA less Oncor Electric Delivery Holdings Company LLC EBITDA; where:

(A) “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to the Sponsor Group and/or its Affiliates, together with such adjustments as the O&C Committee shall determine appropriate in its discretion after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer. Such adjustments will be consistent with those included in the definition of EBITDA in the Energy Future Holdings Corp. Indenture related to its 10.000% Senior Secured Notes due 2020, as such indenture is in effect on the Effective Date, to the extent considered appropriate for management compensation purposes, which will include but are not limited to, adjustments to reflect unrealized mark-to-market valuations of hedging instruments; fees and expenses relating to the Company’s receivables financing facilities; the amortization of nuclear fuel costs; and any effects of adjustments in the financial statements resulting from the application of purchase accounting; but which for clarification will not include, without limitation, adjustments to reflect unrealized cost savings and planned and unplanned outages. In any event and notwithstanding anything herein to the contrary, the O&C Committee shall have the discretion to make any further adjustments to the calculation of EBITDA as it deems fair and appropriate after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer.

(B) The O&C Committee shall, fairly and appropriately, following the O&C Committee’s good faith consultation with the Chief Executive Officer and/or Chief Financial Officer, adjust the calculation of EBITDA to reflect the following: acquisitions, divestitures, any change required by GAAP relating to share-based compensation or for other changes in GAAP promulgated by accounting standard setters that, in each case, the O&C Committee in good faith determines require adjustment of EBITDA. The O&C Committee’s determination of such adjustment shall be based on the effect of such event on the Company’s consolidated financial statements.

(b) As soon as administratively practicable following the February O&C Committee meeting in each of 2011, 2012, and 2013, provided Executive remains continuously

Exhibit I-3

employed by EFH Co., the Company or an Affiliate thereof through each applicable grant date, Executive shall be entitled to receive on each such date, a grant of 125,000 restricted stock units under the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement, in such form and substance as attached hereto as Exhibit I(B), to be entered into by and between the Company and Executive with respect to each annual grant. In the event of a Change in Control prior to any applicable grant date, the restricted stock units that would have been granted under this sub-paragraph (b) of this Exhibit I shall be issued and shall be vested immediately prior to the effective date of the Change in Control. The rights and obligations of Executive and the Company shall be governed by the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement entered into incident to each such grant.

Exhibit I-4

Exhibit I(A)

DATE:

IRREVOCABLE STANDBY

LETTER OF CREDIT NO.

BENEFICIARY:

[EXECUTIVE NAME]

[ADDRESS]

[CITY, STATE ZIP]

FACSIMILE NUMBER [    ]

APPLICANT:

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

FOR THE ACCOUNT OF [NAME OF EMPLOYER]

1601 BRYAN STREET, 44TH FLOOR

DALLAS, TX 75201-3411

FACSIMILE NUMBER [    ]

AMOUNT: $[5,000,000]

EXPIRY DATE:

LADIES AND GENTLEMEN:

BY ORDER OF OUR CLIENT, TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC FOR THE ACCOUNT OF [NAME OF EMPLOYER] (THE “ACCOUNT PARTY”), WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                                          (THIS “LETTER OF CREDIT”) IN YOUR FAVOR FOR DRAWINGS NOT TO EXCEED THE AGGREGATE SUM OF [FIVE MILLION] U.S. DOLLARS ([$5,000,000]), EFFECTIVE IMMEDIATELY. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC., 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, AND, SUBJECT TO THE FURTHER TERMS HEREOF, EXPIRES WITH OUR CLOSE OF BUSINESS ON                     .

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU AGAINST YOUR SIGHT DRAFT(S), DRAWN ON US, PURPORTEDLY SIGNED BY YOU (OR YOUR SUCCESSOR(S) OR HEIR(S) AT LAW), AND OTHERWISE IN THE FORM ATTACHED HERETO AS EXHIBIT A, APPROPRIATELY COMPLETED.

FUNDS UNDER THIS LETTER OF CREDIT WILL BE AVAILABLE FOR DRAWING IN ACCORDANCE WITH THE FOLLOWING SCHEDULE; HOWEVER, IN NO EVENT SHALL THE TOTAL AMOUNT OF ALL PAYMENTS MADE UNDER THIS LETTER OF CREDIT EXCEED THE AMOUNT OF $[5,000,000.00]:

Availability Periods	Amount Available in U.S. Dollars
[ ]	[ ]

FOR THE AVOIDANCE OF DOUBT, ANY UNUTILIZED AMOUNT IN ANY GIVEN AVAILABILITY PERIOD WILL BE CUMULATIVELY ADDED TO THE AMOUNT AVAILABLE IN THE IMMEDIATELY SUCCEEDING AVAILABILITY PERIOD.

Exhibit I(A)-1

FURTHERMORE, THE MAXIMUM AGGREGATE AMOUNT THAT MAY BE DRAWN BY YOU DURING THE TERM OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AGGREGATE AMOUNT OF ANY PRIOR PAYMENTS MADE UNDER THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED HEREUNDER. THIS LETTER OF CREDIT SHALL AUTOMATICALLY TERMINATE AFTER PAYMENT OF ANY DRAW MADE UNDER STATEMENT (B) IN THE FORM OF SIGHT DRAFT ATTACHED HERETO AS EXHIBIT A.

THIS LETTER OF CREDIT IS NOT TRANSFERABLE.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN STRICT COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT ON OR BEFORE THE EXPIRY DATE OF THIS LETTER OF CREDIT. WE SHALL EFFECT PAYMENT THREE BUSINESS DAYS AFTER OUR RECEIPT OF DOCUMENTS IN STRICT CONFORMITY WITH THE TERMS OF THIS LETTER OF CREDIT. AS USED HEREIN “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY OR SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN NEW YORK CITY ARE AUTHORIZED OR REQUIRED TO CLOSE BY LAW.

PAYMENT OF DRAWINGS MADE HEREUNDER SHALL BE MADE IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•

SIXTY PERCENT (60%) OF EACH SUCH DRAWING SHALL BE PAYABLE PURSUANT TO BENEFICIARY’S (OR HIS SUCCESSOR(S) OR HEIR(S) AT LAW) WRITTEN WIRE INSTRUCTIONS SET FORTH IN THE APPROPRIATELY COMPLETED AND PRESENTED SIGHT DRAFT(S), AND

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA REFERENCE #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

THIS LETTER OF CREDIT IS SUBJECTED TO AND GOVERNED BY LAWS OF THE STATE OF NEW YORK AND THE 2007 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 600). IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, KINDLY DIRECT YOUR COMMUNICATIONS TO THE ATTENTION OF OUR LETTER OF CREDIT DEPARTMENT, 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NO.             .

Exhibit I(A)-2

EXHIBIT A TO

LETTER OF CREDIT NO.

FORM OF SIGHT DRAFT

VIA OVERNIGHT MAIL

            , 20

CITIBANK, N.A.

C/O CITICORP NORTH AMERICA, INC., AS SERVICER

3800 CITIBANK CENTER, BUILDING B

3RD FLOOR

TAMPA, FLORIDA 33610

ATTENTION: LETTER OF CREDIT DEPT.

RE:	LETTER OF CREDIT NO.

[STATE ONE OF THE FOLLOWING [(A) OR (B):

(A) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.              UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                                          (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                                          IS $        , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) I REMAIN EMPLOYED BY [ABBREVIATED NAME], THE ACCOUNT PARTY (AS DEFINED IN IRREVOCABLE STANDBY LETTER OF CREDIT NO.             ) OR AN AFFILIATE OF [ABBREVIATED NAME] AND/OR THE ACCOUNT PARTY AS OF THE DATE OF THIS DRAW AND I AM ENTITLED TO THE FULL AMOUNT EARNED AND PAYABLE. I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.

OR

(B) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.              UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                                          (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                                          IS $        , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) MY EMPLOYMENT WAS TERMINATED PURSUANT TO SECTION 7(b), 7(c), 7(d)(ii), or 7(e) OF THE EMPLOYMENT AGREEMENT PRIOR TO THE DATE OF THIS DRAW AND I AM ENTITLED TO EITHER THE FULL AMOUNT EARNED OR A PRO-RATED AMOUNT (PURSUANT TO SUB-PARAGRAPH (a)(iv) OF EXHIBIT I TO THE EMPLOYMENT AGREEMENT). I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.]

Exhibit I(A)-3

YOU ARE HEREBY INSTRUCTED TO REMIT THE PAYMENT OF $          IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•	SIXTY PERCENT (60%) OF SUCH AMOUNT, OR $ , SHALL BE PAYABLE TO

Account Name: [INSERT]

Account #: [INSERT]

ABA REFERENCE #: [INSERT]

Name of Bank Depository: [INSERT]

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA Reference #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

[IF STATEMENT B ABOVE IS UTILIZED INCLUDE THE FOLLOWING STATEMENT] [THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      SHALL AUTOMATICALLY TERMINATE AFTER SUCH PAYMENT IS DULY MADE].

By:
[BENEFICIARY] OR
[BENEFICIARY’S SUCCESSOR(S) OR HEIR(S) AT LAW]

Exhibit I(A)-4

Exhibit I(B)

2007 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF

ENERGY FUTURE HOLDINGS CORP. AND ITS AFFILIATES

RESTRICTED STOCK UNIT AGREEMENT

To: [Name]                                             Date of Grant: [Date]                                             Number of Shares: [#]

This Agreement is made and entered into as of the Date of Grant set forth above by and between Energy Future Holdings Corp., a Texas corporation (the “Company”), and you;

WHEREAS, the Company adopted the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company or a Subsidiary;

WHEREAS, a “Restricted Stock Unit” shall represent your right to receive one share of common stock of the Company (the “Stock”) upon the lapse of the restrictions on your award, plus the additional rights to receive dividend equivalents (“Dividend Equivalent Right,” or “DER”), in accordance with the terms and conditions set forth herein and in the Plan (the “Award”);

WHEREAS, a copy of the Plan has been made available to you and shall be deemed a part of this Restricted Stock Unit Agreement (“Agreement”) as if fully set forth herein; and

WHEREAS, you desire to accept the Award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, you and the Company agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant set forth above, an award consisting of [#] Restricted Stock Units (subject to any adjustment made to this Award pursuant to Section 8 of the Plan in connection with a stock split, spin-off, recapitalization or other transaction that affects the Company’s equity securities). To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letter capitalized, but that are not otherwise defined in this Agreement shall have the meanings given to them in the Plan.

2. No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock prior to the date shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 6 or 7, as the case may be.

Exhibit I(B)-1

3. Dividend Equivalent Rights. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, you hold Restricted Stock Units granted pursuant to this Agreement that have not been settled, the Company shall create a bookkeeping account that will track, (a) to the extent the dividend paid to stockholders generally was a cash dividend, the cash value you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date, or (b) to the extent the dividend paid to stockholders generally was paid in the form of property, the property you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date. All DER amounts credited to your bookkeeping account pursuant to this Section 3, if any, shall be deemed converted into shares of Stock on the date that the Restricted Stock Units vest (based on the Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) of Stock on such date and rounded down to the nearest whole share of Stock) and paid to you in the form of additional shares of Stock on the date that the underlying Restricted Stock Units associated with such DER amounts are settled pursuant to Section 5 below. In the event that the Restricted Stock Units are forfeited to the Company without settlement to you, you will also forfeit any associated DER amounts. No interest will be payable with respect to DER amounts credited to your bookkeeping account, if any, that represent cash dividends. Property, if any, deemed credited to DER bookkeeping accounts representing dividends paid in property will be deemed invested in such property until the DER amounts are deemed converted to shares of Stock pursuant to this Section 3. The bookkeeping accounts, if any, created to track DER amounts are phantom accounts and the Company is under no obligation to set aside cash or property with respect to any DER amounts. Valuations made pursuant to this Section 3 (including any valuation of property deemed credited to a bookkeeping account) will be made by the Committee, or its designee, in its sole discretion and such valuation will be final and binding.

4. Restrictions; Forfeiture. The Restricted Stock Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 6 or 7 of this Agreement and Stock is issued to you as described in Section 5 of this Agreement. The Restricted Stock Units are also subject to forfeiture to the Company (the “Forfeiture Restrictions”) pursuant to Section 7 of this Agreement.

5. Issuance of Stock.

(a) No shares of Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Restricted Stock Units lapse, in accordance with Section 6 or 7. After the Restricted Stock Units vest pursuant to Section 6 or 7, as applicable, the Company shall, subject to any conditions described in subsection (b) below, promptly and within 30 days of such vesting date, cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding. Such issuance shall

Exhibit I(B)-2

be made as soon as administratively practicable, but may be delayed, in the sole discretion of the Committee, if required by applicable securities law; provided, that, in no event shall the issuance of Stock be made later than March 15th of the year following the year of vesting, or as otherwise may be permitted under Treasury Regulation § 1.409A-1(b)(4)(ii). The Company shall evidence the Stock to be issued in payment of such vested Restricted Stock Units in the manner it deems appropriate. The value of any fractional Restricted Stock Units shall be rounded down at the time Stock is issued to you in connection with the Restricted Stock Units. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

(b) You hereby acknowledge that by accepting this Award, the issuance of Stock pursuant to the settlement of your Restricted Stock Units pursuant to this Agreement shall be subject to all the terms and conditions of any Management Stockholder’s Agreement and Sale Participation Agreement previously executed by you, as such forms may be modified under the terms of such agreements; provided, however, that if you have not previously executed a Management Stockholder’s Agreement and/or a Sale Participation Agreement with the Company, you agree that, prior to the Company’s issuance of Stock to you pursuant to this Agreement, you will execute such documents in the form required by the Company. All Stock issued to you pursuant to this Agreement will (a) constitute “Stock” (as such term is defined in the Management Stockholder’s Agreement) for all purposes under the Management Stockholder’s Agreement, and (b) be treated as “Common Stock” underlying “Options” (as such terms are defined in the Sale Participation Agreement) for all purposes under the Sale Participation Agreement.

(c) The shares of Stock deliverable upon vesting of the Restricted Stock Units, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable.

6. Expiration of Restrictions and Risk of Forfeiture. Unless otherwise provided in Section 7 below, the restrictions on the Restricted Stock Units granted pursuant to this Agreement, including the Forfeiture Restrictions, will expire on September 30, 2014, and shares of Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Restricted Stock Units as set forth in Section 5, provided that you remain in the continuous employ of, or a service provider to, the Company or its Subsidiaries until September 30, 2014.

7. Termination of Services or Change in Control Events.

(a) Termination of Employment Other Than without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated for any reason other than by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability (“Cause”, “Good Reason”, and “Disability” as defined in your employment agreement with the Company or any of its Subsidiaries then in effect at the time of your termination of

Exhibit I(B)-3

employment) prior to September 30, 2014, then those Restricted Stock Units for which the restrictions have not lapsed as of the date of your termination shall become null and void and those Restricted Stock Units shall be forfeited to the Company.

(b) Termination of Employment without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability prior to September 30, 2014, a portion of the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse with respect to such Restricted Stock Units on the effective date of your termination of employment. The portion of the Restricted Stock Units that shall become vested upon your termination of employment shall be determined by multiplying the number of Restricted Stock Units set forth in Section 1 by a fraction, the numerator of which is the number of days you were employed by the Company or any of its Subsidiaries from [February     , 20    ] through the effective date of your termination of employment, and the denominator of which is the number of days between [February     , 20    ] and September 30, 2014; all remaining Restricted Stock Units shall become null and void and shall be forfeited to the Company upon your termination of employment. The Restricted Stock Units that become vested pursuant to this Section 7(b) will be settled in accordance with Section 5 above.

(c) Change in Control. In the event that the Company undergoes a Change in Control (as defined in the Plan) prior to September 30, 2014, the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse on the effective date of such a Change in Control, provided that you have remained in the continuous employ of, or a service provider to, the Company or its Subsidiaries from the Date of Grant until the effective date of the Change in Control. Upon a Change in Control, your Restricted Stock Units will be settled in accordance with Section 5 above.

8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will not be considered as having terminated employment with the Company; however, your rights to the Restricted Stock Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Payment of Taxes. It shall be a condition of the obligations of the Company upon delivery of the Stock pursuant to Section 5 above that you pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Stock. The Company may, in its sole discretion, and you hereby authorize the Company to take such actions as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Stock otherwise deliverable to you hereunder through a net settlement and/or withholding amounts from any compensation or other amount owing to you from the Company), to satisfy the obligations for payment of the minimum amount of any such taxes. Notwithstanding the foregoing provisions of this Section 9, you may, at your election, be permitted to elect to use Stock otherwise deliverable to you hereunder, having an equivalent Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) to the

Exhibit I(B)-4

payment that would otherwise be made by you to the Company pursuant to the foregoing provisions of this Section 9, to satisfy such obligations. You are hereby advised to seek your own tax counsel regarding the taxation of the Restricted Stock Units made hereunder.

10. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is, at the time of issuance, in effect with respect to such shares or (a) in the opinion of legal counsel to the Company, such shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF RESTRICTED STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, you will not sell or otherwise transfer any Stock acquired hereunder or other securities of the Company during the 180 day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 5(b), 10 and 11 of this Agreement on all certificates representing shares issued with respect to this Award.

13. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or to perform services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

Exhibit I(B)-5

14. Furnish Information. You agree to furnish to the Company all information reasonably requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation with respect to the transactions contemplated by this Agreement.

15. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder.

16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

20. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

21. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax, legal and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you and as a factor weighing against the advisability of granting any such future award to you.

Exhibit I(B)-6

22. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

23. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

24. Company Action. Any action required of the Company under this Agreement shall be by resolution of the Board or the Committee or by a person or entity authorized to act by resolution of the Board.

25. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

27. Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas County, Texas and the United States District Court for the Northern District of Texas (Dallas Division) each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Stock Units, the Plan, or this Agreement. In any such dispute, each of you and the Company agree not to raise, and do hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.

28. Amendment. This Agreement may be amended in accordance with the terms of the Plan.

29. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

[Remainder of page intentionally left blank]

Exhibit I(B)-7

In Witness Whereof, this Agreement has been executed and delivered by the parties hereto.

ENERGY FUTURE HOLDINGS CORP.

By:

Its:

GRANTEE

Name:

Address:

Exhibit I(B)-8

Exhibit 10(g)

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) dated October 17, 2011 is made by and between EFH CORPORATE SERVICES COMPANY (“EFH Co.”), ENERGY FUTURE HOLDINGS CORP. (the parent entity of EFH Co., referred to herein as the “Company”) and JOHN D. O’BRIEN, JR. (“Executive”) (individually, each a “Party” and collectively, the “Parties”).

WITNESSETH

WHEREAS, EFH Co. desires to employ Executive and Executive desires to accept employment with EFH Co., in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the Company, EFH Co. and Executive agree as follows:

1. Term of Employment. Subject to the provisions of Section 7 of this Agreement, this Agreement and Executive’s employment hereunder shall be effective as of September 26, 2011 (“Effective Date”) and shall end as of 11:59:59 P.M. on June 30, 2015 (the “Initial Term”). Subject to the provisions of Section 7 of this Agreement, this Agreement shall automatically renew for an additional one (1) year period commencing immediately following the last day of the Initial Term and each one (1) year period thereafter (each, a “Renewal Term”), unless, the Company or Executive provides the other Party written notice of non-renewal at least sixty (60) days prior to the end of the applicable term. The period during which Executive is employed by EFH Co. hereunder is hereinafter referred to as the “Employment Term.”

2. Position and Duties.

(a) During the Employment Term, Executive shall serve as Senior Vice President of Public Policy and External Affairs of EFH Co. In such position, Executive shall have such duties, authority and responsibilities as shall be determined from time to time by the President and CEO of the Company, which duties, authority and responsibilities shall be customary for Executive’s position in a business of similar size, type and nature to that of EFH Co. Executive shall report to the President and CEO of the Company with respect to his responsibilities to EFH Co.

(b) During the Employment Term, Executive will devote Executive’s full business time and best efforts to performance of the duties described in Section 2(a) and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere, directly or indirectly, with performance of Executive’s duties. Executive may participate in civic and charitable activities and may serve on the board of non-profit organizations and on the board of one outside company, provided that Executive obtains prior approval of the board of directors of the Company (as used herein, the term “Board” shall mean the board of directors of the Company or a committee designated by such board), which shall not be unreasonably withheld, prior to accepting appointment or reappointment to a board of directors or trustees of any other business, corporation or charitable organization; provided, further, that, in each case, such activities do not conflict or interfere with the performance of Executive’s duties hereunder or conflict with Section 8.

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3. Base Salary. During the Employment Term, EFH Co. shall pay Executive a base salary of $425,000 annually, payable in regular installments in accordance with EFH Co.’s usual payment practices. Executive may be entitled to increases in his base salary in the sole discretion of the Board, which shall make such determinations following its annual review process for executives. Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.”

4. Annual Bonus. With respect to each fiscal year during the Employment Term, Executive shall have the opportunity to earn an annual bonus award (the “Annual Bonus”) pursuant to the terms and conditions of the EFH Executive Annual Incentive Plan (“AIP”) of 65% of Base Salary (“Target Award”). The amount of the Annual Bonus shall be based upon the achievement of annual business performance targets and Executive’s individual performance, both as approved by the Board; provided, however, if EFH Co., the Company and/or Executive achieve superior performance targets as established by the Board, then Executive shall be eligible to receive a bonus award of up to 200% of his Target Award. Each Annual Bonus, if any, shall be paid to Executive within two and one-half (2 1/2) months after the end of the applicable fiscal year. The Annual Bonus for the 2011 fiscal year shall be pro-rated for the portion of the year Executive is employed by EFH Co.

5. Employee Benefits; Perquisites; Fringe Benefits.

(a) During the Employment Term, Executive shall be entitled to participate in the Company’s group health, life, disability, and all tax qualified and nonqualified benefit plans, as in effect from time to time (collectively “Employee Benefits”), on a basis which is no less favorable than is offered to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company), to the extent consistent with applicable law and the terms of the applicable plans.

(b) During the Employment Term, Executive shall be entitled to fringe benefits consistent with the practices of the Company to the extent the Company provides similar benefits to other members of the Strategy and Policy Committee (with the exception of the CEO of the Company) and Executive is otherwise eligible to participate in such fringe benefit programs.

(c) At the beginning of each calendar year during the Employment Term, Executive shall be entitled to the greater of: five (5) weeks of paid vacation, or the maximum number of days Executive is entitled to under the Company’s vacation or paid time off policy, as applicable. Executive shall be entitled to carry over up to five (5) days of unused vacation from one calendar year to the next; provided that, any carryover vacation days not used in the next calendar year shall be forfeited. Executive shall also be entitled to paid sick leave benefits in accordance with those provided to other similarly situated executives during the Employment Term.

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(d) Executive shall be entitled to the additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

6. Business Expenses. Subject to EFH Co.’s standard policies and procedures with respect to expense reimbursement, EFH Co. shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, provided claims for reimbursement are submitted timely and with appropriate supporting documentation.

7. Termination. Executive’s employment hereunder may be terminated by either the Company or Executive at any time and for any reason; provided that, unless otherwise provided herein, either Party will be required to give the other Party at least sixty (60) days advance written notice of termination of Executive’s employment. Notwithstanding the foregoing, the Company may, in lieu of providing sixty (60) days advance written notice of termination, immediately terminate Executive’s employment for Cause; provided, that, the Company provides Executive with the compensation and benefits then in effect at the time of such termination to which Executive would have been entitled had he continued employment with the Company for such sixty (60) day period. The provisions of this Section 7 shall exclusively govern Executive’s rights upon termination of employment with EFH Co. and its Affiliates (as defined in Section 8(c) below).

(a) By the Company for Cause or by Executive Due to Voluntary Resignation without Good Reason.

(i) Executive’s employment may be terminated by the Company for Cause (as defined below) or by Executive’s voluntary resignation without Good Reason (as defined below) and, in either case, Executive shall be entitled to receive:

(A) within six (6) calendar days following the date of termination, accrued, but unpaid Base Salary and unused vacation, earned through the date of termination;

(B) in accordance with Section 4 (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with EFH Co. or the Company), any accrued but unpaid Annual Bonus earned for any previously completed fiscal year;

(C) within sixty (60) days of Executive’s claim for reimbursement, payment for any unreimbursed business expenses properly incurred by Executive in accordance with EFH Co.’s policies prior to the date of Executive’s termination; provided that claims for reimbursement are accompanied by appropriate supporting documentation and are submitted to EFH Co. within ninety (90) days following the date of Executive’s termination of employment;

(D) Employee Benefits and equity compensation, if any, as to which Executive may be entitled under the employee benefit plans of EFH Co. and its Affiliates or any agreement between EFH Co. (and/or its Affiliates) and Executive; and

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(E) any amounts payable or that may become payable pursuant to Section 7(g) and/or Section 9(g) (the amounts described in clauses (A) through (E) hereof being referred to as the “Accrued Rights”).

Following termination of Executive’s employment by the Company for Cause or voluntary resignation by Executive without Good Reason, except as set forth in this Section 7(a)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) For purposes of this Agreement, the terms:

(A) “Cause” shall mean (i) if, in performing his duties to EFH Co., Executive engages in conduct that constitutes (a) a material breach of his fiduciary duty to EFH Co., the Company, or their shareholders (including, without limitation, a material breach or attempted breach of the provisions under Section 8), (b) gross neglect, or (c) gross misconduct resulting in material economic harm to EFH Co. or the Company; provided that any such conduct described in (a), (b) or (c) is not cured within ten (10) business days after Executive receives from the Company written notice thereof; or (ii) Executive’s conviction of, or entry of a plea of guilty or nolo contendere for, a felony or other crime involving moral turpitude.

(B) “Good Reason” shall mean, provided that Executive has not previously given the Company his written consent, (i) a reduction in Executive’s Base Salary or Executive’s annual incentive compensation opportunity (other than a general reduction in base salary or annual incentive compensation opportunities that affects all salaried employees of the Company proportionately); (ii) a transfer of Executive’s primary workplace by more than fifty (50) miles from the workplace on the Effective Date; (iii) a substantial adverse change in Executive’s duties or responsibilities; (iv) any material breach of this Agreement; or (v) an adverse change in Executive’s line of reporting to superior officers pursuant to the terms of this Agreement; provided, however, that any isolated, insubstantial or inadvertent failure by EFH Co. or the Company that is not in bad faith and is cured within ten (10) business days after Executive gives the Company written notice of any such event set forth above, shall not constitute Good Reason.

(b) Disability or Death.

(i) Executive’s employment shall terminate upon Executive’s death and may be terminated by the Company if Executive has a Disability (as defined below) and, in either case, Executive or Executive’s estate (as the case may be) shall be entitled to receive:

(A) the Accrued Rights;

(B) a portion of the Target Award that Executive would have been entitled to receive pursuant to Section 4 hereof for the fiscal year of termination, such portion to be determined by multiplying the Target Award by a fraction, the numerator of which is the number of days during which Executive was employed by EFH Co. in the fiscal year of Executive’s termination, and the denominator of which is 365 (the “Pro-Rata Bonus”), with such Pro-Rata Bonus payable to Executive pursuant to Section 4 as if Executive’s employment had not terminated; and

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(C) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment due to death or Disability, except as set forth in this Section 7(b)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) “Disability” shall mean Executive’s physical or mental incapacitation and consequent inability, with reasonable accommodation, for a period of six consecutive months to perform Executive’s duties; provided, however, in the event the Company temporarily replaces Executive, or transfers Executive’s duties or responsibilities to another individual, on account of Executive’s inability to perform such duties due to a mental or physical incapacity which is, or is reasonably expected to become, a long-term disability, then Executive’s employment shall not be deemed terminated by the Company and Executive shall not be able to resign with Good Reason. Any question as to the existence of a Disability as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree on a qualified independent physician, each shall appoint a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement and any other agreement with Executive that incorporates this definition of Disability.

(c) By the Company Without Cause; Resignation by Executive for Good Reason. Executive’s employment hereunder may be terminated by the Company without Cause (other than by reason of death or Disability) or upon Executive’s resignation for Good Reason and, in either case (except as otherwise provided in Section 7(e)), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against EFH Co., the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company):

(A) a lump sum payment equal to: (I) two (2) times Executive’s Base Salary, and (II) the Pro-Rata Bonus, payable as soon as practicable but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; and

(B) Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all

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of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (x) two (2) years from the date of termination of Executive’s employment (the “Severance Period”), to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (y) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(c)(ii)(B) when, in the absence of the benefits provided in this Section 7(c)(ii)(B), Executive would not be entitled to continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iii) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, except as set forth in this Section 7(c) or otherwise provided in Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Expiration of Employment Term.

(i) In the event Executive elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the Accrued Rights. Except as set forth in this Section 7(d)(i) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) In the event the Company elects not to extend the Employment Term pursuant to Section 1 and Executive’s employment has not been earlier terminated pursuant to Sections 7(a), (b), (c), or (e), the Employment Term shall expire and Executive’s employment hereunder shall terminate as of the end of the day immediately preceding the commencement of a subsequent Renewal Term, and Executive shall be entitled to receive the payments and benefits applicable to a termination of Executive’s employment without Cause pursuant to Section 7(c) or Section 7(e), as applicable. Except as set forth in this Section 7(d)(ii) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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(e) Change in Control. Notwithstanding any provision contained herein, if Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, in either case, within twenty-four (24) months following a Change in Control (as defined in the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates), Executive shall be entitled to receive:

(i) the Accrued Rights;

(ii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against EFH Co., the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), a lump sum payment equal to two (2) times the sum of Executive’s annualized Base Salary and Executive’s Target Award, payable as soon as practicable but no later than the earlier of: (i) March 15 following the calendar year in which termination occurs or (ii) ninety (90) days following termination;

(iii) provided Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against EFH Co., the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company), Executive, his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans on the same terms and conditions as active employees of the Company until the earlier of (A) termination of the Severance Period, to the extent that Executive was eligible to participate in such plans immediately prior to the date of termination, or (B) until Executive is, or becomes, eligible for comparable coverage under the group health plans of a subsequent employer. If Executive continues to receive benefits pursuant to this Section 7(e)(iii) when, in the absence of the benefits provided in this Section 7(e)(iii) Executive would not be entitled to continuation coverage under Code Section 4980B, Executive shall receive reimbursement for all medical expenses no later than the end of the calendar year immediately following the calendar year in which the applicable expenses were incurred. The health care continuation coverage period under COBRA, Code Section 4980B, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period; and

(iv) any additional benefits and compensation set forth in Exhibits I and II attached hereto, subject to the terms and conditions thereof.

Following Executive’s termination of employment without Cause (other than by reason of Executive’s death or Disability) or upon Executive’s resignation for Good Reason, in either case, within twenty-four (24) months following a Change in Control, except as set forth in this Section 7(e) and for any rights to indemnification and claims for liability insurance coverage under officer and director policies, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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(f) Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) shall be communicated by written Notice of Termination to the other Party in accordance with Section 9(j) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice indicating the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

(g) Code Section 4999.

(i) If, by reason of, or in connection with, any transaction that occurs after the Effective Date, Executive would be subject to the imposition of the excise tax imposed by Code Section 4999 related to Executive’s employment with the Company, whether before or after termination of Executive’s employment, but the imposition of such tax could be avoided by approval of shareholders described in Code Section 280G(b)(5)(B), then Executive may ask the Company to seek such approval, in which case the Company will use its reasonable best efforts to cause such approval to be obtained and Executive will cooperate and execute such waivers as may be necessary so that such approval avoids imposition of any excise tax under Code Section 4999. If Executive fails to request that the Company seek such approval, or if Executive does request that the Company seek such approval, but fails to cooperate and execute such waivers as may be necessary in the approval process, Section 7(g)(ii) shall not apply and Executive shall not be entitled to any gross-up payment for any resulting tax under Code Section 4999. If such approval, even if sought and obtained, would not avoid imposition of the excise tax imposed under Code Section 4999, then the provisions of Section 7(g)(ii) shall apply without any precedent obligation of Executive to seek such approval.

(ii) Gross-Up Payment.

(A) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, any Affiliate, or one or more trusts established by the Company or any Affiliate for the benefit of their employees, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a “Payment”) is subject to the excise tax imposed by Code Section 4999 or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any federal, state and local income taxes and employment taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(B) All determinations required to be made under this Section 7(g)(ii), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP, Alvarez & Marsal, or such other nationally recognized

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accounting firm as may be designated by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Executive within ten (10) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest effective rates applicable to individuals in the state or locality of Executive’s residence or place of employment in the calendar year in which any such Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account limitations applicable to individuals subject to federal income tax at the highest marginal rates. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7(g)(ii), shall be paid by the Company to Executive (or to the appropriate taxing authority on Executive’s behalf) when due. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and Executive (subject to Section 7(g)(ii)(C)). As a result of the uncertainty in the application of Code Section 4999, it is possible that the amount of the Gross-Up Payment determined by the Accounting Firm to be due to (or on behalf of) Executive was lower than the amount actually due (“Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 7(g)(ii)(C) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive (but in any case no later than the calendar year following the calendar year in which such tax was payable).

(C) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of any Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order to effectively contest such claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(g)(ii)(C), the Company shall control all proceedings taken in connection with such

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contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one (1) or more appellate courts, as the Company shall determine; provided that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(D) If, after the receipt by Executive of an amount paid or advanced by the Company pursuant to this Section 7(g)(ii), Executive becomes entitled to receive any refund with respect to a Gross-Up Payment, Executive shall (subject to the Company’s complying with the requirements of Section 7(g)(ii)(C)) promptly pay to the Company the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 7(g)(ii)(C), a determination is made that Executive shall not be entitled to any refund with respect to such claim, and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

(E) For the avoidance of doubt, all payments to or for the benefit of Executive provided for in this Section 7(g)(ii) shall be made no later than the end of the calendar year in which the applicable Excise Tax has become due, or if as a result a tax audit or litigation, it is determined that no additional Excise Tax has become due, the end of the calendar year in which the audit is completed or there is a final and non-appealable settlement or other resolution.

8. Restrictive Covenants.

(a) In consideration of the Company and EFH Co. entering into this Agreement with Executive and hereby promising and committing themselves to provide Executive with Confidential Information and/or specialized training after Executive executes this Agreement, Executive shall not, directly or indirectly:

(i) at any time during or after the Employment Term, disclose any Confidential Information pertaining to the business of EFH Co., the Company, the Sponsor Group, or any of their respective Affiliates, except when required to perform his duties to EFH

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Co., the Company or one of its Affiliates, or by law or judicial process, provided that Executive gives the Company reasonable notice of any legal or judicial proceeding requiring Executive to disclose Confidential Information and an opportunity to challenge the disclosure of any such information, and Executive agrees to provide such reasonable notice in writing to:

General Counsel

Energy Future Holdings Corp.

1601 Bryan Street, 41st Floor

Dallas, Texas 75201

(214) 812-5153 (facsimile);

(ii) at any time during the Employment Term and for a period of eighteen (18) months thereafter (the “Non-Compete Period”), directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any Competing Business in Texas or any other geographic area in which Texas Energy Future Holdings Limited Partnership, the Company or any of their respective subsidiaries operates or conducts business; or

(iii) at any time during the Employment Term and for a period of eighteen (18) months thereafter, directly or indirectly (A) solicit customers or clients of EFH Co., the Company or any of its Affiliates to terminate their relationship with EFH Co., the Company or any of its Affiliates or otherwise solicit such customers or clients to compete with any business of EFH Co., the Company or any of its Affiliates, or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of Executive’s employment, employed by EFH Co., the Company or any of its Affiliates;

provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any member of the Sponsor Group or any of its Affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries in any geographic area where they operate. Notwithstanding the foregoing, for the purposes of this Section 8(a), (A) Executive may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of EFH Co., the Company or its Affiliates that are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if Executive (I) is not a controlling person of, or a member of a group which controls, such Person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person, and (B) Section 8(a)(ii) shall not be violated by reason of any exercise of tag-along rights under the Sale Participation Agreement, by and between the Company (and related parties) and Executive (the “Sale Participation Agreement”) or Drag Transaction (as defined in the Sale Participation Agreement) that may occur after the date hereof.

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has had access to Confidential Information, the Parties hereto agree that

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money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, EFH Co., the Company or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security). Notwithstanding the foregoing, in the event Executive breaches the covenants set forth in this Section 8, the Company’s rights and remedies with respect Executive’s Options, Option Stock, and Stock and payments related thereto, as those terms are defined in the Management Stockholder’s Agreement, by and between the Company (and related parties) and Executive (the “Management Stockholder’s Agreement”) shall be limited to those set forth in Section 22(c) of the Management Stockholder’s Agreement.

(c) For purposes of this Agreement, the terms listed below shall be defined as follows:

(i) “Affiliate” shall mean with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person; and, by way of clarification and not by limitation, the Company and EFH Co. are Affiliates of each other; provided, however, for purposes of this Agreement, Texas Energy Future Co-Invest, LP shall not be deemed to be an Affiliate of the Sponsor Group or any member of the Sponsor Group.

(ii) “Competing Business” shall mean any business that directly or indirectly competes, at the relevant determination date, with one or more of the businesses of EFH Co., the Company or any of its Affiliates in any geographic area where Texas Energy Future Holdings Limited Partnership, the Company, or any of their respective subsidiaries operates.

(iii) “Confidential Information” shall mean information: (A) disclosed to or known by Executive as a consequence of or through his employment with EFH Co., the Company or any Affiliate; (B) not publicly available or not generally known outside EFH Co., the Company or any Affiliate; and (C) that relates to the business and/or development of EFH Co., the Company or any Affiliate. Any information that does not meet each of the criteria listed above (in subsections (A) – (C)) shall not constitute Confidential Information. By way of example, Confidential Information shall include but not be limited to the following: all non-public information or trade secrets of EFH Co., the Company, or any Affiliate that gives EFH Co., the Company or any Affiliate a competitive business advantage or the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interests of EFH Co., the Company or any Affiliate; information regarding EFH Co.’s, the Company’s or any Affiliate’s business operations, such as financial and sales data (including budgets, forecasts, and historical financial data), operational information, plans, and strategies; business and marketing strategies and plans for various products and services; rate and regulatory strategy and plans; information regarding suppliers, consultants, employees, and contractors; technical information concerning products, equipment, services, and processes; procurement procedures; pricing and pricing techniques; information concerning past, current and prospective customers, investors, and business affiliates; plans or strategies for expansion or acquisitions; budgets; research; trading methodologies and terms; communications information; evaluations, opinions, and

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interpretations of information and data; marketing and merchandising techniques; electronic databases; models; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and EFH Co.’s, the Company’s or any Affiliate’s files, physical or electronic documents, equipment, and proprietary data or material in whatever form including all copies of all such materials. By way of clarification (but not limitation), information that Executive conceived or developed during his employment with EFH Co., the Company or an Affiliate or learned from other employees or contractors of EFH Co., the Company or an Affiliate that meets the definition of Confidential Information shall be treated as such.

(iv) “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor thereto).

(v) “Restricted Group” shall mean, collectively the Company, its subsidiaries, the members of the Sponsor Group and their respective Affiliates.

(vi) “Sponsor Group” shall mean Kohlberg Kravis Roberts & Co. L.P., TPG Capital L.P., and Goldman, Sachs & Co.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles thereof.

(b) Entire Agreement. Except as otherwise provided herein, this Agreement contains the entire understanding of the Parties with respect to the employment of Executive by EFH Co., the Company and/or its Affiliates and supersedes all prior agreements and understandings. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties with respect to the subject matter herein other than those expressly set forth herein.

(c) No Waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such Party’s rights or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e) Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by EFH Co., or the Company to a person or

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entity which is an Affiliate or a successor in interest to substantially all of the business operations of EFH Co. or the Company, provided that the assignee expressly assumes all obligations of EFH Co. and/or the Company under this Agreement and all other related agreements to which Executive, the Company and/or EFH Co. are parties. Upon such assignment, the rights and obligations of EFH Co. and/or the Company hereunder shall become the rights and obligations of such Affiliate or successor person or entity.

(f) Set Off; Mitigation. Except as otherwise provided in Section 9(o), the obligations of EFH Co. and the Company to pay Executive the amounts provided and to make the arrangements provided hereunder shall not be subject to setoff, counterclaim or recoupment of amounts owed by Executive to EFH Co., the Company and/or their Affiliates. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment and, except as expressly provided herein, no amount payable hereunder shall be reduced by any payments or benefits received from such subsequent employment.

(g) Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, if, at the time of Executive’s termination of employment, the Company has securities that are publicly traded on an established securities market, and Executive is a “specified employee” (as defined in Code Section 409A), and the deferral of the commencement of any payments or benefits otherwise payable pursuant to Section 7 is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then, to the extent permitted by Code Section 409A, the Company will defer any such payments or benefits hereunder (without any reduction in the payments or benefits ultimately paid or provided to Executive) until the date that is six (6) months following Executive’s termination of employment with the Company (or the earliest date as is permitted under Code Section 409A), provided that amounts which do not exceed the limits set forth in Code Section 402(g)(1)(B) in the year of such termination shall be payable immediately upon termination. Any payments or benefits deferred due to such requirements will be paid in a lump sum to Executive at the end of such six (6) month period. The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 9(g).

(h) Indemnity. The Company and its subsidiaries shall indemnify and hold Executive harmless for all acts and omissions occurring during his employment or service as a member of the board of directors or managers (as applicable) of any of the Company and/or its subsidiaries, to the maximum extent provided under each of the Company’s and such subsidiaries’ charter, certificate of formation, limited partnership agreement, by-laws and applicable law. During the Employment Term and for a term of six (6) years thereafter, the Company, or any successor to the Company, the Company’s subsidiaries (to the extent not covered under the terms of the Company’s insurance policy), and each of their respective successors, shall purchase and maintain, at their own expense, directors’ and officers’ liability insurance providing coverage for Executive in the same amount as, and with terms no less favorable than, for members of their respective boards of directors or managers (as applicable).

(i) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of Executive’s death before receiving all amounts and benefits due to him hereunder, such amounts shall be payable to Executive’s estate or as otherwise provided under applicable benefit plans or arrangements.

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(j) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company or EFH Co.:	Energy Future Holdings Corp. 1601 Bryan Street, 41st Floor Dallas, Texas 75201-3411 Attention: General Counsel

If to Executive:	The most recent address on file with the Company

(k) Executive Representation. Executive hereby represents to EFH Co. and the Company that his execution and delivery of this Agreement and performance of his duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement, separation agreement or other agreement or policy to which Executive is a party or otherwise bound.

(l) Captions; Section References. The captions included herein are for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to sections of statutes, regulations or rules shall be deemed to be references to any successor sections.

(m) Further Assurances. The Parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

(n) Cooperation. For a period of six (6) years after his termination, Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder, provided that the Company and its Affiliates shall use reasonable efforts to avoid material interference with Executive’s business or personal activities. The Company shall pay all of Executive’s reasonable expenses incurred in connection with providing such cooperation.

(o) Withholding. EFH Co. may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. In addition, Executive expressly authorizes and agrees that any amounts he owes in relation to any travel or credit cards issued or sponsored by EFH Co. or the

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Company, the energy conservation program, the appliance purchase program, or salary, bonus, vacation or other benefit overpayments, may be offset and deducted from any payments due to Executive pursuant to this Agreement.

(p) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(q) Amendments. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties hereto.

(r) Return of Property. Executive agrees that if Executive’s employment with EFH Co. or the Company is terminated (for any reason), Executive shall not take with Executive, but will leave with the Company, all computers, cell phones, access cards, computer or electronic storage devices, any other Company property and all Confidential Information, work product, records, files, electronic mail, memoranda, reports, documents and other information that is the property of the Company, in whatever form (including on computer disk or any electronic storage device), and any copies thereof, or if such items are not on the premises of the Company, Executive agrees to return such items immediately upon Executive’s termination (regardless of the reason) or any time at the request of the Company. Executive acknowledges that all such items are and remain the property of the Company.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ John F. Young
John F. Young
President and Chief Executive Officer

EFH CORPORATE SERVICES COMPANY

By:	/s/ Richard J. Landy
Richard J. Landy
Executive Vice President

EXECUTIVE:

/s/ John D. O’Brien, Jr. John D. O’Brien, Jr.

17

Exhibit I

In addition to the benefits, perquisites and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits, perquisites and compensation set forth in this Exhibit I, subject to the terms and conditions set forth herein:

(a) Executive shall have the opportunity to earn the retention award set forth in this Exhibit I, referred to herein as the “Retention Award”, subject to the terms and conditions set forth herein:

(i) Executive shall earn a long-term cash bonus award in an amount between $250,000 and $500,000 per fiscal year determined by the Company’s performance as indicated by the level of Competitive Management EBITDA actually achieved for the fiscal years ended December 31, 2012, December 31, 2013, and December 31, 2014 relative to the Competitive Management EBITDA threshold and target amounts set by the Board for each respective fiscal year. For the achievement of the threshold level of Competitive Management EBITDA in respect of any such year, Executive shall earn $250,000, for the achievement of at least the target level of Competitive Management EBITDA in respect of any such year, Executive shall earn $500,000 (the “Retention Target Award”), and for the achievement of Competitive Management EBITDA in between the threshold and target levels in respect of any such year, Executive shall earn an amount between $250,000 and $500,000 as determined by linear interpolation. The Retention Award, if earned, shall be paid to Executive in a lump sum on March 13, 2015; provided, that, subject to the provisions of sub-paragraph (a)(iii) of this Exhibit I, Executive is employed by EFH Co., the Company or an Affiliate thereof on March 13, 2015.

(ii) The process followed by the O&C Committee in establishing the Competitive Management EBITDA threshold and target amounts for purposes of the Retention Award shall be consistent with the O&C Committee’s prior practice.

(iii) In the event Executive’s employment is terminated pursuant to Section 7(b), 7(c), 7(d)(ii), or 7(e) hereof, in any case, prior to the payment date of the Retention Award, Executive shall be entitled to receive the Retention Award, or a portion thereof, that Executive would otherwise have been entitled to receive pursuant to sub-paragraph (a)(i) of this Exhibit I, calculated as set forth below (the sum of such amounts referred to herein as the “Pro-Rata Retention Award”), with such Pro-Rata Retention Award payable to Executive as soon as practical but no later than the earlier of: (a) March 15 following the calendar year in which termination occurs or (b) ninety (90) days following termination; provided, that, in the case of a termination of employment pursuant to Section 7(c), 7(d)(ii), or 7(e), Executive (x) does not violate the restrictions set forth in Section 8 of this Agreement and (y) executes, delivers and does not revoke a general release of claims against EFH Co., the Company and its Affiliates (excluding claims for indemnification, claims for coverage under officer and director policies, and claims as a stockholder of the Company). The Pro-Rata Retention Award shall be determined as follows: (x) if the termination occurs prior to January 1, 2015, a portion of the Retention Award equal to (1) the amount that would have been payable under sub-paragraph (a)(i) of this Exhibit I for any completed fiscal year, plus (2) a portion of the Retention Award to be determined by multiplying the Retention Target Award for the year of Executive’s

Exhibit I-1

termination by a fraction, the numerator of which is the number of days during which Executive was employed by EFH Co., the Company or an Affiliate thereof in the fiscal year of Executive’s termination, and the denominator of which is 365, or (y) if the termination occurs on or after January 1, 2015, the actual earned amount of the Retention Award.

(iv) Notwithstanding any provision of this Exhibit I to the contrary, in the event of a Change in Control, Executive’s entitlement to the Retention Award shall be determined without regard to the achievement of Competitive Management EBITDA in respect of the fiscal year in which such Change in Control occurs and any subsequent year, and the amount earned by Executive shall be determined as if target level of Competitive Management EBITDA were achieved for any such year, but to the extent the Retention Award is attributable to any prior fiscal year, actual Competitive Management EBITDA for such prior year shall be used.

(v) To assure payment of the Company’s obligations under sub-paragraph (a)(i) above, the Company shall obtain the issuance of an Irrevocable Standby Letter of Credit (the “LOC”) for the benefit of Executive from a bank (the “Issuer”) on the following terms:

(A) The LOC shall be in the amount of $1,500,000.

(B) The LOC shall expire on                     .

(C) The LOC shall not be transferable.

(D) Partial and multiple draws shall be permitted under the LOC. [Information Omitted]

(vi) The LOC shall be issued in the form attached hereto as Exhibit I(A) as soon as administratively feasible after the date of this Agreement.

(vii) Any amount paid under the LOC to the United States Treasury in respect of the Company’s tax account shall be credited as withheld income and payroll taxes with respect to Executive, and the Company shall properly report such amount on IRS Form W-2 issued to Executive for the applicable tax year.

(viii) For purposes hereof, “Competitive Management EBITDA” shall mean the sum of Energy Future Holdings Corp. consolidated EBITDA less Oncor Electric Delivery Holdings Company LLC EBITDA; where:

(A) “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to the Sponsor Group and/or its Affiliates, together with such adjustments as the O&C Committee shall determine appropriate in its discretion after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer. Such adjustments will be consistent with those included in the definition of EBITDA in the Energy Future Holdings Corp. Indenture related to its 10.000% Senior Secured Notes due 2020, as such indenture is in effect on the Effective Date, to the extent considered appropriate for management compensation purposes, which will include

Exhibit I-2

but are not limited to, adjustments to reflect unrealized mark-to-market valuations of hedging instruments; fees and expenses relating to the Company’s receivables financing facilities; the amortization of nuclear fuel costs; and any effects of adjustments in the financial statements resulting from the application of purchase accounting; but which for clarification will not include, without limitation, adjustments to reflect unrealized cost savings and planned and unplanned outages. In any event and notwithstanding anything herein to the contrary, the O&C Committee shall have the discretion to make any further adjustments to the calculation of EBITDA as it deems fair and appropriate after good faith consultation with the Chief Executive Officer and/or Chief Financial Officer.

(B) The O&C Committee shall, fairly and appropriately, following the O&C Committee’s good faith consultation with the Chief Executive Officer and/or Chief Financial Officer, adjust the calculation of EBITDA to reflect the following: acquisitions, divestitures, any change required by GAAP relating to share-based compensation or for other changes in GAAP promulgated by accounting standard setters that, in each case, the O&C Committee in good faith determines require adjustment of EBITDA. The O&C Committee’s determination of such adjustment shall be based on the effect of such event on the Company’s consolidated financial statements.

(b) As soon as administratively practicable following the Effective Date and as soon as administratively practicable following the February O&C Committee meeting in each of 2012, 2013, and 2014, provided Executive remains continuously employed by EFH Co., the Company or an Affiliate thereof through each applicable grant date, Executive shall be entitled to receive on each such date, a grant of 250,000 restricted stock units under the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement, in such form and substance as attached hereto as Exhibit I(B), to be entered into by and between the Company and Executive with respect to each annual grant. In the event of a Change in Control prior to any applicable grant date, the restricted stock units that would have been granted under this sub-paragraph (b) of this Exhibit I shall be issued and shall be vested immediately prior to the effective date of the Change in Control. The rights and obligations of Executive and the Company shall be governed by the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates and the Restricted Stock Unit Agreement entered into incident to each such grant.

Exhibit I-3

Exhibit I(A)

DATE:

IRREVOCABLE STANDBY

LETTER OF CREDIT NO.

BENEFICIARY:

[EXECUTIVE NAME]

[ADDRESS]

[CITY, STATE ZIP]

FACSIMILE NUMBER [    ]

APPLICANT:

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

FOR THE ACCOUNT OF [NAME OF EMPLOYER]

1601 BRYAN STREET, 44TH FLOOR

DALLAS, TX 75201-3411

FACSIMILE NUMBER [    ]

AMOUNT:	$[5,000,000]

EXPIRY DATE:

LADIES AND GENTLEMEN:

BY ORDER OF OUR CLIENT, TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC FOR THE ACCOUNT OF [NAME OF EMPLOYER] (THE “ACCOUNT PARTY”), WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      (THIS “LETTER OF CREDIT”) IN YOUR FAVOR FOR DRAWINGS NOT TO EXCEED THE AGGREGATE SUM OF [FIVE MILLION] U.S. DOLLARS ([$5,000,000]), EFFECTIVE IMMEDIATELY. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC., 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, AND, SUBJECT TO THE FURTHER TERMS HEREOF, EXPIRES WITH OUR CLOSE OF BUSINESS ON                     .

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU AGAINST YOUR SIGHT DRAFT(S), DRAWN ON US, PURPORTEDLY SIGNED BY YOU (OR YOUR SUCCESSOR(S) OR HEIR(S) AT LAW), AND OTHERWISE IN THE FORM ATTACHED HERETO AS EXHIBIT A, APPROPRIATELY COMPLETED.

FUNDS UNDER THIS LETTER OF CREDIT WILL BE AVAILABLE FOR DRAWING IN ACCORDANCE WITH THE FOLLOWING SCHEDULE; HOWEVER, IN NO EVENT SHALL THE TOTAL AMOUNT OF ALL PAYMENTS MADE UNDER THIS LETTER OF CREDIT EXCEED THE AMOUNT OF $[5,000,000.00]:

Availability Periods	Amount Available in U.S. Dollars
[ ]	[ ]

FOR THE AVOIDANCE OF DOUBT, ANY UNUTILIZED AMOUNT IN ANY GIVEN AVAILABILITY PERIOD WILL BE CUMULATIVELY ADDED TO THE AMOUNT AVAILABLE IN THE IMMEDIATELY SUCCEEDING AVAILABILITY PERIOD.

Exhibit I(A)-1

FURTHERMORE, THE MAXIMUM AGGREGATE AMOUNT THAT MAY BE DRAWN BY YOU DURING THE TERM OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AGGREGATE AMOUNT OF ANY PRIOR PAYMENTS MADE UNDER THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED HEREUNDER. THIS LETTER OF CREDIT SHALL AUTOMATICALLY TERMINATE AFTER PAYMENT OF ANY DRAW MADE UNDER STATEMENT (B) IN THE FORM OF SIGHT DRAFT ATTACHED HERETO AS EXHIBIT A.

THIS LETTER OF CREDIT IS NOT TRANSFERABLE.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN STRICT COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT ON OR BEFORE THE EXPIRY DATE OF THIS LETTER OF CREDIT. WE SHALL EFFECT PAYMENT THREE BUSINESS DAYS AFTER OUR RECEIPT OF DOCUMENTS IN STRICT CONFORMITY WITH THE TERMS OF THIS LETTER OF CREDIT. AS USED HEREIN “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY OR SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN NEW YORK CITY ARE AUTHORIZED OR REQUIRED TO CLOSE BY LAW.

PAYMENT OF DRAWINGS MADE HEREUNDER SHALL BE MADE IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•

SIXTY PERCENT (60%) OF EACH SUCH DRAWING SHALL BE PAYABLE PURSUANT TO BENEFICIARY’S (OR HIS SUCCESSOR(S) OR HEIR(S) AT LAW) WRITTEN WIRE INSTRUCTIONS SET FORTH IN THE APPROPRIATELY COMPLETED AND PRESENTED SIGHT DRAFT(S), AND

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA REFERENCE #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

THIS LETTER OF CREDIT IS SUBJECTED TO AND GOVERNED BY LAWS OF THE STATE OF NEW YORK AND THE 2007 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 600). IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, KINDLY DIRECT YOUR COMMUNICATIONS TO THE ATTENTION OF OUR LETTER OF CREDIT DEPARTMENT, 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NO.                     .

Exhibit I(A)-2

EXHIBIT A TO

LETTER OF CREDIT NO.

FORM OF SIGHT DRAFT

VIA OVERNIGHT MAIL

            , 20

CITIBANK, N.A.

C/O CITICORP NORTH AMERICA, INC., AS SERVICER

3800 CITIBANK CENTER, BUILDING B

3RD FLOOR

TAMPA, FLORIDA 33610

ATTENTION: LETTER OF CREDIT DEPT.

RE: LETTER OF CREDIT NO.

[STATE ONE OF THE FOLLOWING [(A) OR (B):

(A) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                      (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                      IS $            , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) I REMAIN EMPLOYED BY [ABBREVIATED NAME], THE ACCOUNT PARTY (AS DEFINED IN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     ) OR AN AFFILIATE OF [ABBREVIATED NAME] AND/OR THE ACCOUNT PARTY AS OF THE DATE OF THIS DRAW AND I AM ENTITLED TO THE FULL AMOUNT EARNED AND PAYABLE. I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.

OR

(B) I HEREBY CERTIFY THAT (1) I AM ENTITLED TO DRAW ON IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      UNDER THE PROVISIONS OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED AS OF                      (THE “EMPLOYMENT AGREEMENT”), BETWEEN [NAME OF EMPLOYER] (“[ABBREVIATED NAME]”) AND ME, (2) THE FULL AMOUNT EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD AS OF                      IS $            , WHICH AMOUNT IS CONSISTENT WITH, AND NOT IN EXCESS OF, THE AMOUNT EARNED BY AND CURRENTLY PAYABLE TO ME UNDER THE RETENTION AWARD, AND (3) MY EMPLOYMENT WAS TERMINATED PURSUANT TO SECTION 7(b), 7(c), 7(d)(ii), or 7(e) OF THE EMPLOYMENT AGREEMENT PRIOR TO THE DATE OF THIS DRAW AND I AM ENTITLED TO EITHER THE FULL AMOUNT EARNED OR A PRO-RATED AMOUNT (PURSUANT TO SUB-PARAGRAPH (a)(v) OF EXHIBIT I TO THE EMPLOYMENT AGREEMENT). I HEREBY ACKNOWLEDGE THAT ANY AMOUNT OF THIS DRAW THAT IS PAID TO ME AND LATER DETERMINED TO BE IN EXCESS OF THE AMOUNT ACTUALLY EARNED BY AND PAYABLE TO ME UNDER THE RETENTION AWARD SHALL CREATE A CAUSE OF ACTION IN FAVOR OF [ABBREVIATED NAME], THE ACCOUNT PARTY AND/OR AN AFFILIATE OF [ABBREVIATED NAME] OR THE ACCOUNT PARTY TO RECOVER THE EXCESS PAYMENT.]

Exhibit I(A)-3

YOU ARE HEREBY INSTRUCTED TO REMIT THE PAYMENT OF $             IN TWO PARTS, BY WIRE TRANSFER, PURSUANT TO THE FOLLOWING WIRE INSTRUCTIONS:

•	SIXTY PERCENT (60%) OF SUCH AMOUNT, OR $ , SHALL BE PAYABLE TO

Account Name: [INSERT]

Account #: [INSERT]

ABA REFERENCE #: [INSERT]

Name of Bank Depository: [INSERT]

•	FORTY PERCENT (40%) OF EACH SUCH DRAWING (FOR PURPOSES OF APPLICABLE PAYROLL AND INCOME TAX WITHHOLDING) SHALL BE PAYABLE TO:

ABA Reference #: 091036164

Name of Bank Depository: US TREAS SINGLE TX

Employer’s TIN: [INSERT EIN]

Name Control: [FIRST 4 LETTERS OF EMPLOYER’S NAME]

Employer’s Full Name: [INSERT NAME OF EMPLOYER]

Tax Type: 94105

Tax Year: [insert 2 digit tax year]

Tax Month: [insert 03, 06, 09, or 12 for calendar quarter in which Drawing occurs]

[IF STATEMENT B ABOVE IS UTILIZED INCLUDE THE FOLLOWING STATEMENT] [THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      SHALL AUTOMATICALLY TERMINATE AFTER SUCH PAYMENT IS DULY MADE].

By:
[BENEFICIARY] OR
[BENEFICIARY’S SUCCESSOR(S) OR HEIR(S) AT LAW]

Exhibit I(A)-4

Exhibit I(B)

2007 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF

ENERGY FUTURE HOLDINGS CORP. AND ITS AFFILIATES

RESTRICTED STOCK UNIT AGREEMENT

To: [Name]	Date of Grant: [Date]	Number of Shares: [#]

This Agreement is made and entered into as of the Date of Grant set forth above by and between Energy Future Holdings Corp., a Texas corporation (the “Company”), and you;

WHEREAS, the Company adopted the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company or a Subsidiary;

WHEREAS, a “Restricted Stock Unit” shall represent your right to receive one share of common stock of the Company (the “Stock”) upon the lapse of the restrictions on your award, plus the additional rights to receive dividend equivalents (“Dividend Equivalent Right,” or “DER”), in accordance with the terms and conditions set forth herein and in the Plan (the “Award”);

WHEREAS, a copy of the Plan has been made available to you and shall be deemed a part of this Restricted Stock Unit Agreement (“Agreement”) as if fully set forth herein; and

WHEREAS, you desire to accept the Award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, you and the Company agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant set forth above, an award consisting of [#] Restricted Stock Units (subject to any adjustment made to this Award pursuant to Section 8 of the Plan in connection with a stock split, spin-off, recapitalization or other transaction that affects the Company’s equity securities). To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letter capitalized, but that are not otherwise defined in this Agreement shall have the meanings given to them in the Plan.

2. No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock prior to the date shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 6 or 7, as the case may be.

Exhibit I(B)-1

3. Dividend Equivalent Rights. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, you hold Restricted Stock Units granted pursuant to this Agreement that have not been settled, the Company shall create a bookkeeping account that will track, (a) to the extent the dividend paid to stockholders generally was a cash dividend, the cash value you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date, or (b) to the extent the dividend paid to stockholders generally was paid in the form of property, the property you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date. All DER amounts credited to your bookkeeping account pursuant to this Section 3, if any, shall be deemed converted into shares of Stock on the date that the Restricted Stock Units vest (based on the Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) of Stock on such date and rounded down to the nearest whole share of Stock) and paid to you in the form of additional shares of Stock on the date that the underlying Restricted Stock Units associated with such DER amounts are settled pursuant to Section 5 below. In the event that the Restricted Stock Units are forfeited to the Company without settlement to you, you will also forfeit any associated DER amounts. No interest will be payable with respect to DER amounts credited to your bookkeeping account, if any, that represent cash dividends. Property, if any, deemed credited to DER bookkeeping accounts representing dividends paid in property will be deemed invested in such property until the DER amounts are deemed converted to shares of Stock pursuant to this Section 3. The bookkeeping accounts, if any, created to track DER amounts are phantom accounts and the Company is under no obligation to set aside cash or property with respect to any DER amounts. Valuations made pursuant to this Section 3 (including any valuation of property deemed credited to a bookkeeping account) will be made by the Committee, or its designee, in its sole discretion and such valuation will be final and binding.

4. Restrictions; Forfeiture. The Restricted Stock Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 6 or 7 of this Agreement and Stock is issued to you as described in Section 5 of this Agreement. The Restricted Stock Units are also subject to forfeiture to the Company (the “Forfeiture Restrictions”) pursuant to Section 7 of this Agreement.

5. Issuance of Stock.

(a) No shares of Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Restricted Stock Units lapse, in accordance with Section 6 or 7. After the Restricted Stock Units vest pursuant to Section 6 or 7, as applicable, the Company shall, subject to any conditions described in subsection (b) below, promptly and within 30 days of such vesting date, cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding. Such issuance shall be made as soon as administratively practicable, but may be delayed, in the sole discretion of the

Exhibit I(B)-2

Committee, if required by applicable securities law; provided, that, in no event shall the issuance of Stock be made later than March 15th of the year following the year of vesting, or as otherwise may be permitted under Treasury Regulation § 1.409A-1(b)(4)(ii). The Company shall evidence the Stock to be issued in payment of such vested Restricted Stock Units in the manner it deems appropriate. The value of any fractional Restricted Stock Units shall be rounded down at the time Stock is issued to you in connection with the Restricted Stock Units. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

(b) You hereby acknowledge that by accepting this Award, the issuance of Stock pursuant to the settlement of your Restricted Stock Units pursuant to this Agreement shall be subject to all the terms and conditions of any Management Stockholder’s Agreement and Sale Participation Agreement previously executed by you, as such forms may be modified under the terms of such agreements; provided, however, that if you have not previously executed a Management Stockholder’s Agreement and/or a Sale Participation Agreement with the Company, you agree that, prior to the Company’s issuance of Stock to you pursuant to this Agreement, you will execute such documents in the form required by the Company. All Stock issued to you pursuant to this Agreement will (a) constitute “Stock” (as such term is defined in the Management Stockholder’s Agreement) for all purposes under the Management Stockholder’s Agreement, and (b) be treated as “Common Stock” underlying “Restricted Stock Units” (as such terms are defined in the Sale Participation Agreement) for all purposes under the Sale Participation Agreement.

(c) The shares of Stock deliverable upon vesting of the Restricted Stock Units, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable.

6. Expiration of Restrictions and Risk of Forfeiture. Unless otherwise provided in Section 7 below, the restrictions on the Restricted Stock Units granted pursuant to this Agreement, including the Forfeiture Restrictions, will expire on September 30, 2014, and shares of Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Restricted Stock Units as set forth in Section 5, provided that you remain in the continuous employ of, or a service provider to, the Company or its Subsidiaries until September 30, 2014.

7. Termination of Services or Change in Control Events.

(a) Termination of Employment Other Than without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated for any reason other than by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability (“Cause”, “Good Reason”, and “Disability” as defined in your employment agreement with the Company or any of its Subsidiaries then in effect at the time of your termination of employment) prior to September 30, 2014, then those Restricted Stock Units for which the restrictions have not lapsed as of the date of your termination shall become null and void and those Restricted Stock Units shall be forfeited to the Company.

Exhibit I(B)-3

(b) Termination of Employment without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability prior to September 30, 2014, a portion of the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse with respect to such Restricted Stock Units on the effective date of your termination of employment. The portion of the Restricted Stock Units that shall become vested upon your termination of employment shall be determined by multiplying the number of Restricted Stock Units set forth in Section 1 by a fraction, the numerator of which is the number of days you were employed by the Company or any of its Subsidiaries from [February     , 20    ] through the effective date of your termination of employment, and the denominator of which is the number of days between [February     , 20    ] and September 30, 2014; all remaining Restricted Stock Units shall become null and void and shall be forfeited to the Company upon your termination of employment. The Restricted Stock Units that become vested pursuant to this Section 7(b) will be settled in accordance with Section 5 above.

(c) Change in Control. In the event that the Company undergoes a Change in Control (as defined in the Plan) prior to September 30, 2014, the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse on the effective date of such a Change in Control, provided that you have remained in the continuous employ of, or a service provider to, the Company or its Subsidiaries from the Date of Grant until the effective date of the Change in Control. Upon a Change in Control, your Restricted Stock Units will be settled in accordance with Section 5 above.

8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will not be considered as having terminated employment with the Company; however, your rights to the Restricted Stock Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Payment of Taxes. It shall be a condition of the obligations of the Company upon delivery of the Stock pursuant to Section 5 above that you pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Stock. The Company may, in its sole discretion, and you hereby authorize the Company to take such actions as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Stock otherwise deliverable to you hereunder through a net settlement and/or withholding amounts from any compensation or other amount owing to you from the Company), to satisfy the obligations for payment of the minimum amount of any such taxes. Notwithstanding the foregoing provisions of this Section 9, you may, at your election, be permitted to elect to use Stock otherwise deliverable to you hereunder, having an equivalent Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) to the payment that would otherwise be made by you to the Company pursuant to the foregoing provisions of this Section 9, to satisfy such obligations. You are hereby advised to seek your own tax counsel regarding the taxation of the Restricted Stock Units made hereunder.

Exhibit I(B)-4

10. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is, at the time of issuance, in effect with respect to such shares or (b) in the opinion of legal counsel to the Company, such shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF RESTRICTED STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, you will not sell or otherwise transfer any Stock acquired hereunder or other securities of the Company during the 180 day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 5(b), 10 and 11 of this Agreement on all certificates representing shares issued with respect to this Award.

13. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or to perform services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

Exhibit I(B)-5

14. Furnish Information. You agree to furnish to the Company all information reasonably requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation with respect to the transactions contemplated by this Agreement.

15. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder.

16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

20. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

21. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax, legal and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you and as a factor weighing against the advisability of granting any such future award to you.

22. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

23. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

Exhibit I(B)-6

24. Company Action. Any action required of the Company under this Agreement shall be by resolution of the Board or the Committee or by a person or entity authorized to act by resolution of the Board.

25. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

27. Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas County, Texas and the United States District Court for the Northern District of Texas (Dallas Division) each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Stock Units, the Plan, or this Agreement. In any such dispute, each of you and the Company agree not to raise, and do hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.

28. Amendment. This Agreement may be amended in accordance with the terms of the Plan.

29. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

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Exhibit I(B)-7

In Witness Whereof, this Agreement has been executed and delivered by the parties hereto.

ENERGY FUTURE HOLDINGS CORP.

By:

Its:

GRANTEE

Name:

Address:

Exhibit I(B)-8

Exhibit II

In addition to the benefits and compensation set forth in the Agreement, Executive shall be entitled to receive the benefits and compensation set forth in this Exhibit II, subject to the terms and conditions set forth herein:

(a) Executive shall be entitled to a $200,000 signing bonus, less applicable withholdings and deductions, payable on or before Executive’s second pay period following execution of this Agreement, provided that if Executive is terminated for Cause or resigns without Good Reason, in either case, prior to the first anniversary of the Effective Date, Executive shall repay EFH Co. the signing bonus received.

(b) Executive shall be eligible for benefits available under the Relocation Program available to Company employees – Category Tier V, subject to the terms and conditions described therein; provided, however, that Executive shall be eligible for the relocation benefits for a period of two (2) years from Executive’s official start date, rather than the one (1) year period provided in the Relocation Program.

Exhibit II-1

Exhibit 10(h)

FIRST AMENDMENT TO

DEFERRED SHARE AGREEMENT

THIS FIRST AMENDMENT TO DEFERRED SHARE AGREEMENT (this “Amendment”) is made and entered into as of October 17, 2011, by and between ENERGY FUTURE HOLDINGS CORP. (“EFH Corp.”) and PAUL KEGLEVIC (the “Executive”) for purposes of amending that certain Deferred Share Agreement dated as of July 1, 2008, by and among EFH Corp. and the Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the parties desire to amend the Agreement to provide, under certain circumstances, a cash payment of $3,200,000 in exchange for the Executive relinquishing his right to receive shares of EFH Corp.’s common stock, whether vested or unvested as of the date of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and in the Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1. Section 1.1 is hereby amended and restated in its entirety as follows:

1.1 Deferred Amount or Shares.

(a) Subject to the vesting requirements under Section 1.2(a)(i), EFH Corp. shall deliver a lump sum payment of $3,200,000, less all applicable income and payroll tax withholding (the “Deferred Amount”), to the Executive on the Distribution Date.

(b) In the event the Executive’s employment with EFH Corp. or an affiliate thereof terminates prior to the occurrence of a vesting event described in Section 1.2(a) (and such termination of employment does not constitute a vesting event under Section 1.2(a)), then, in lieu of the Deferred Amount, EFH Corp. shall deliver 112,500 shares of the common stock of EFH Corp., no par value (the “Shares”), to the Executive on the Distribution Date; provided, however, that if, prior to the Distribution Date, there is a merger, spin-off, stock dividend, recapitalization, reorganization, stock split or other similar event that results in an adjustment to an outstanding Share, the number of Shares to be delivered on the Distribution Date pursuant to this Section 1.1(b) shall be adjusted by the Board of Directors of EFH Corp. (or a committee thereof) in a manner which is necessary to reflect the effect of such event on the Shares, consistent with the treatment of stockholders of EFH Corp.

2. Section 1.2(a) is hereby amended and restated in its entirety as follows:

1.2 Vesting and Distribution.

(a)

(i) Vesting. Provided the Executive is employed by EFH Corp. or an affiliate thereof on September 30, 2012, the Deferred Amount shall vest and become nonforfeitable on September 30, 2012; provided that the Deferred Amount, if not yet vested, shall become 100% vested and become nonforfeitable (x) immediately prior to a Change of Control (as defined in the 2007 Stock Incentive Plan for Key Employees of EFH Corp.) or, if sooner, (y) upon a termination of the Executive’s employment by EFH Corp. or an affiliate thereof without Cause, by the Executive for Good Reason or due to the Executive’s death or Disability (“Cause,” “Good Reason” and “Disability” as defined in the Employment Agreement, as may be amended from time to time).

(ii) Distribution Date. Provided the Executive is vested under Section 1.2(a)(i) above or the conditions set forth in Section 1.1(b) above have been met, the Deferred Amount or the Shares, as applicable, shall be delivered to the Executive on the “Distribution Date”, which, subject to Section 3.3 below, shall be the earliest of the following dates:

(1) the date of the Executive’s separation of service for any reason, or, if necessary to meet the distribution requirement of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the date that is six months and one day following such separation; and

(2) the date of a change in the ownership or effective control of EFH Corp., or in the ownership of a substantial portion of the assets of EFH Corp., occurring prior to the Executive’s separation from service; and

(3) September 30, 2013,

in each case within the meaning of, and interpreted in a manner consistent with regulations under, Section 409A of the Code.

3. Section 1.4 is hereby deleted in its entirety.

4. Section 2.2 is hereby deleted in its entirety.

5. Section 3.2 is hereby amended and restated in its entirety as follows:

[RESERVED]

6. Section 3.3 is hereby amended and restated in its entirety as follows:

3.3 Tax Assessment Prior to Distribution Date. If there is a final tax assessment against the Executive that any amount otherwise payable under this Agreement is taxable in a year prior to the year that includes the Distribution Date, EFH Corp. shall, to the extent permitted under the Treasury Regulations promulgated under Code Section 409A, immediately pay or distribute the Deferred Amount or the Shares that otherwise would have been paid on the Distribution Date.

7. All other provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first written above.

ENERGY FUTURE HOLDINGS CORP.:

By:	/s/ John Young
President and Chief Executive Officer

EXECUTIVE:

/s/ Paul Keglevic

Exhibit 10(i)

FORM OF RESTRICTED STOCK UNIT AGREEMENT

To:	Date of Grant:	Number of Shares:

This Agreement is made and entered into as of the Date of Grant set forth above by and between Energy Future Holdings Corp., a Texas corporation (the “Company”), and you;

WHEREAS, the Company adopted the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company or a Subsidiary;

WHEREAS, a “Restricted Stock Unit” shall represent your right to receive one share of common stock of the Company (the “Stock”) upon the lapse of the restrictions on your award, plus the additional rights to receive dividend equivalents (“Dividend Equivalent Right,” or “DER”), in accordance with the terms and conditions set forth herein and in the Plan (the “Award”);

WHEREAS, the Company in order to induce you to continue and dedicate service to the Company and to materially contribute to the success of the Company agrees to grant you this restricted stock unit award in exchange for the stock option awards previously granted to you by the Company pursuant to one or more Non-Qualified Stock Option Agreements, as amended by any subsequent amendment or agreement between you and the Company (the “Option Agreement(s)”);

WHEREAS, a copy of the Plan has been made available to you and shall be deemed a part of this Restricted Stock Unit Agreement (“Agreement”) as if fully set forth herein; and

WHEREAS, you desire to accept the Award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, you and the Company agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant set forth above, an award consisting of                      Restricted Stock Units (subject to any adjustment made to this Award pursuant to Section 8 of the Plan in connection with a stock split, spin-off, recapitalization or other transaction that affects the Company’s equity securities). To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letter capitalized, but that are not otherwise defined in this Agreement shall have the meanings given to them in the Plan.

2. No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock prior to the date shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 6 or 7, as the case may be.

3. Dividend Equivalent Rights. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, you hold Restricted Stock Units granted pursuant to this Agreement that have not been settled, the Company shall create a bookkeeping account that will track, (a) to the extent the dividend paid to stockholders generally was a cash dividend, the cash value you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date, or (b) to the extent the dividend paid to stockholders generally was paid in the form of property, the property you would have been entitled to receive as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date. All DER amounts credited to your bookkeeping account pursuant to this Section 3, if any, shall be deemed converted into shares of Stock on the date that the Restricted Stock Units vest (based on the Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) of Stock on such date and rounded down to the nearest whole share of Stock) and paid to you in the form of additional shares of Stock on the date that the underlying Restricted Stock Units associated with such DER amounts are settled pursuant to Section 5 below. In the event that the Restricted Stock Units are forfeited to the Company without settlement to you, you will also forfeit any associated DER amounts. No interest will be payable with respect to DER amounts credited to your bookkeeping account, if any, that represent cash dividends. Property, if any, deemed credited to DER bookkeeping accounts representing dividends paid in property will be deemed invested in such property until the DER amounts are deemed converted to shares of Stock pursuant to this Section 3. The bookkeeping accounts, if any, created to track DER amounts are phantom accounts and the Company is under no obligation to set aside cash or property with respect to any DER amounts. Valuations made pursuant to this Section 3 (including any valuation of property deemed credited to a bookkeeping account) will be made by the Committee, or its designee, in its sole discretion and such valuation will be final and binding.

4. Restrictions; Forfeiture. The Restricted Stock Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 6 or 7 of this Agreement and Stock is issued to you as described in Section 5 of this Agreement. The Restricted Stock Units are also subject to forfeiture to the Company (the “Forfeiture Restrictions”) pursuant to Section 7 of this Agreement.

5. Issuance of Stock.

(a) No shares of Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Restricted Stock Units lapse, in accordance with Section 6 or 7. After the Restricted Stock Units vest pursuant to Section 6 or 7, as applicable, the Company shall, subject to any conditions described in subsection (b) below, promptly and within 30 days of such vesting date, cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding. The Company shall evidence the Stock to be issued in payment of such vested Restricted Stock Units in the manner it deems appropriate. The value of any fractional Restricted Stock Units shall be rounded down at the time Stock is issued to you in connection with the Restricted Stock Units. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

(b) The issuance of Stock to you pursuant to the Option Agreement(s) was conditioned upon certain restrictions contained in Section 4.4 of the Option Agreement(s). You hereby acknowledge that by accepting this Award, the issuance of Stock pursuant to the settlement of your Restricted Stock Units pursuant to this Agreement shall be subject to all the terms and conditions of Section 4.4 of your Option Agreement(s), as amended by this Agreement, including, without limitation, the terms of any Management Stockholder’s Agreement and Sale Participation Agreement previously executed by you, as such forms may be modified under the terms of such agreements; provided, however, that if you have not previously executed a Management Stockholder’s Agreement and/or a Sale Participation Agreement with the Company, you agree that prior to the Company’s issuance of Stock to you pursuant to this Agreement you will execute such documents in the form required by the Company. All Stock issued to you pursuant to this Agreement will (a) constitute “Stock” (as such term is defined in the Management Stockholder’s Agreement) for all purposes under the Management Stockholder’s Agreement, and (b) be treated as “Common Stock” underlying “Options” (as such terms are defined in the Sale Participation Agreement) for all purposes under the Sale Participation Agreement. Section 4.4 of the Option Agreement(s), as amended, is attached hereto as Exhibit A for your convenience.

6. Expiration of Restrictions and Risk of Forfeiture. Unless otherwise provided in Section 7 below, the restrictions on the Restricted Stock Units granted pursuant to this Agreement, including the Forfeiture Restrictions, will expire on September 30, 2014, and shares of Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Restricted Stock Units as set forth in Section 5, provided that you remain in the continuous employ of, or a service provider to, the Company or its Subsidiaries until September 30, 2014.

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7. Termination of Services or Change in Control Events.

(a) Termination of Employment Other Than without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated for any reason other than by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability (“Cause”, “Good Reason”, and “Disability” as defined in your employment agreement with the Company or any of its Subsidiaries then in effect at the time of your termination of employment) prior to September 30, 2014, then those Restricted Stock Units for which the restrictions have not lapsed as of the date of your termination shall become null and void and those Restricted Stock Units shall be forfeited to the Company.

(b) Termination of Employment without Cause, for Good Reason, or Due to Death or Disability. In the event your service relationship with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause, by your voluntary resignation for Good Reason, or due to your death or Disability prior to September 30, 2014, a portion of the Restricted Stock Units (the “Pro-Rata Portion”) shall vest and all Forfeiture Restrictions shall lapse with respect to the Pro-Rata Portion on the effective date of your termination of employment. The Pro-Rata Portion shall mean the number of Restricted Stock Units set forth in Section 1 multiplied by a fraction, the numerator of which is the number of days you were employed by the Company or any of its Subsidiaries from February 15, 2011 through the effective date of your termination of employment, and the denominator of which is the number of days between February 15, 2011 and September 30, 2014; all remaining Restricted Stock Units shall become null and void and shall be forfeited to the Company upon your termination of employment. The Restricted Stock Units that become vested pursuant to this Section 7(b) will be settled in accordance with Section 5 above.

(c) Change in Control. In the event that the Company undergoes a Change in Control (as defined in the Plan) prior to September 30, 2014, the Restricted Stock Units shall vest and all Forfeiture Restrictions shall lapse on the effective date of such a Change in Control, provided that you have remained in the continuous employ of, or a service provider to, the Company or its Subsidiaries from the Date of Grant until the effective date of the Change in Control. Upon a Change in Control, your Restricted Stock Units will be settled in accordance with Section 5 above.

8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will not be considered as having terminated employment with the Company; however, your rights to the Restricted Stock Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Payment of Taxes. It shall be a condition of the obligations of the Company upon delivery of the Stock pursuant to Section 5 above that you pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Stock. The Company may, in its sole discretion, and you hereby authorize the Company to take such actions as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Stock otherwise deliverable to you hereunder through a net settlement and/or withholding amounts from any compensation or other amount owing to you from the Company), to satisfy the obligations for payment of the minimum amount of any such taxes. Notwithstanding the foregoing provisions of this Section 9, you may, at your election, be permitted to elect to use Stock otherwise deliverable to you hereunder, having an equivalent Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) to the payment that would otherwise be made by you to the Company pursuant to the foregoing provisions of this Section 9, to satisfy such obligations. You are hereby advised to seek your own tax counsel regarding the taxation of the Restricted Stock Units made hereunder.

10. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon

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which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is, at the time of issuance, in effect with respect to such shares or (b) in the opinion of legal counsel to the Company, such shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF RESTRICTED STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, you will not sell or otherwise transfer any Stock acquired hereunder or other securities of the Company during the 180 day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 5(b), 10 and 11 of this Agreement on all certificates representing shares issued with respect to this Award.

13. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or to perform services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

14. Furnish Information. You agree to furnish to the Company all information reasonably requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation with respect to the transactions contemplated by this Agreement.

15. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder.

16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

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18. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

20. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

21. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax, legal and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you and as a factor weighing against the advisability of granting any such future award to you.

22. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

23. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

24. Company Action. Any action required of the Company under this Agreement shall be by resolution of the Board or the Committee or by a person or entity authorized to act by resolution of the Board.

25. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

27. Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas County, Texas and the United States District Court for the Northern District of Texas (Dallas Division) each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Stock Units, the Plan, or this Agreement. In any such dispute, each of you and the Company agree not to raise, and do hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.

28. Amendment. This Agreement may be amended in accordance with the terms of the Plan.

29. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

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In Witness Whereof, this Agreement has been executed and delivered by the parties hereto.

ENERGY FUTURE HOLDING CORP.

By:

Its:

GRANTEE

Name:

Address:

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EXHIBIT A

Section 4.4 of the Option Agreement(s)

Section 4.4 Conditions to Issuance of Stock Certificates

The Shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares, which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares of stock purchased (if certified, or if not certified, register the issuance of such Shares on its books and records) upon the exercise of the Option or a portion thereof prior to fulfillment of all of the following conditions:

(a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

(b) The execution by the Optionee of the Management Stockholder’s Agreement and a Sale Participation Agreement; and

(c) The lapse of such reasonable period of time following the exercise of the Option as may be required by applicable securities law.

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Schedule to Form of Restricted Stock Unit Agreement

In October 2011, EFH Corp. offered its executive officers, including the Named Executive Officers, the right to receive a one-time lump sum grant of restricted stock units under and subject to the terms of the 2007 Stock Incentive Plan for Key Employees of EFH Corp. and Affiliates (the 2007 Plan) in exchange for forfeiting all rights in respect of any and all options to purchase shares of EFH Corp.’s common stock that were granted to the executive officers under the 2007 Plan. Provided that each of the Named Executive Officers accepts the exchange offer, which is expected to be completed in November 2011, the amount of options surrendered and the amount of restricted stock units received by each of the Named Executive Officers will be as set forth below:

Executive Officer	Surrendered Options	RSUs Received
John F. Young	9,000,000	4,500,000
Paul M. Keglevic	3,000,000	1,500,000
David A. Campbell	4,800,000	2,400,000
James A. Burke	2,650,000	1,325,000
M.A. McFarland	2,400,000	1,200,000

In addition, the Company’s executive officers, including each of the Named Executive Officers, are entitled to receive annual grants of restricted stock units in each of 2011, 2012 and 2013. For the Named Executive Officers, the grant of Annual RSUs for each of the 2011, 2012 and 2013 calendar years will consist of 500,000 cliff-vesting restricted stock units (666,667 with respect to Mr. Campbell and 1,500,000 with respect to Mr. Young) that will vest 100% on September 30, 2014.

All restricted stock units granted to the executive officers are subject to such terms, conditions and restrictions contained in the 2007 Plan, the applicable executive officer’s employment agreement and the applicable restricted stock unit agreement.

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Exhibit 31(a)

ENERGY FUTURE HOLDINGS CORP.

Certificate Pursuant to Section 302

of Sarbanes – Oxley Act of 2002

I, John F. Young, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Energy Future Holdings Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: October 27, 2011		/s/ JOHN F. YOUNG
	Name:	John F. Young
	Title:	President and Chief Executive Officer

Exhibit 31(b)

ENERGY FUTURE HOLDINGS CORP.

Certificate Pursuant to Section 302

of Sarbanes – Oxley Act of 2002

I, Paul M. Keglevic, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Energy Future Holdings Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: October 27, 2011		/s/ PAUL M. KEGLEVIC
	Name:	Paul M. Keglevic
	Title:	Executive Vice President and Chief Financial Officer

Exhibit 32(a)

ENERGY FUTURE HOLDINGS CORP.

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF CEO

The undersigned, John F. Young, President and Chief Executive Officer of Energy Future Holdings Corp. (the “Company”), DOES HEREBY CERTIFY that, to his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 27th day of October, 2011.

/s/ JOHN F. YOUNG
Name:	John F. Young
Title:	President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Energy Future Holdings Corp. and will be retained by Energy Future Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32(b)

ENERGY FUTURE HOLDINGS CORP.

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF CFO

The undersigned, Paul M. Keglevic, Executive Vice President and Chief Financial Officer of Energy Future Holdings Corp. (the “Company”), DOES HEREBY CERTIFY that, to his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 27th day of October, 2011.

/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Energy Future Holdings Corp. and will be retained by Energy Future Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 99 (a)

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED STATEMENT OF CONSOLIDATED INCOME (LOSS)

(Unaudited)

Twelve Months Ended September 30, 2011
(millions of dollars)

Operating revenues	$7,308
Fuel, purchased power costs and delivery fees	(3,576)
Net gain from commodity hedging and trading activities	254
Operating costs	(884)
Depreciation and amortization	(1,483)
Selling, general and administrative expenses	(728)
Franchise and revenue-based taxes	(97)
Other income	857
Other deductions	(601)
Interest income	3
Interest expense and related charges	(3,929)

Loss before income taxes and equity in earnings of unconsolidated subsidiaries	(2,876)
Income tax benefit	989
Equity in earnings of unconsolidated subsidiaries (net of tax)	272

Net loss	$(1,615)

Exhibit 99(b)

Energy Future Holdings Corp. Consolidated

Adjusted EBITDA Reconciliation

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Twelve Months Ended September 30, 2011	Twelve Months Ended September 30, 2010
	(millions of dollars)

Net loss attributable to EFH Corp.	$(1,776)	$(2,973)	$(1,615)	$(2,836)
Income tax expense (benefit)	(1,042)	336	(989)	449
Interest expense and related charges	3,467	3,092	3,929	3,868
Depreciation and amortization	1,119	1,043	1,483	1,511

EBITDA	$1,768	$1,498	$2,808	$2,992

Oncor EBITDA	—	—	—	(311)
Oncor Holdings distributions	64	141	91	239
Interest income	(2)	(9)	(3)	(24)
Amortization of nuclear fuel	104	102	142	130
Purchase accounting adjustments (a)	182	159	233	241
Impairment of goodwill	—	4,100	—	4,100
Impairment of assets and inventory write down (b)	429	3	441	40
Net gain on debt exchange offers	(25)	(1,166)	(673)	(1,253)
Net income attributable to noncontrolling interests	—	—	—	9
Equity in earnings of unconsolidated subsidiary	(235)	(240)	(272)	(240)
EBITDA amount attributable to consolidated unrestricted subsidiaries	—	—	—	1
Unrealized net (gain) loss resulting from hedging transactions	247	(1,615)	641	(2,127)
Amortization of “day one” net loss on Sandow 5 power purchase agreement	—	(19)	(2)	(22)
Losses on sale of receivables	—	—	—	3
Noncash compensation expenses (c)	8	13	13	15
Severance expense	54	3	54	4
Transition and business optimization costs (d)	30	(2)	36	1
Transaction and merger expenses (e)	27	37	38	53
Restructuring and other (f)	74	(1)	(41)	(4)
Expenses incurred to upgrade or expand a generation station (g)	100	100	100	100

Adjusted EBITDA per Incurrence Covenant	$2,825	$3,104	$3,606	$3,947
Add Oncor Adjusted EBITDA (reduced by Oncor Holdings distributions)	1,206	1,053	1,508	1,248

Adjusted EBITDA per Restricted Payments Covenant	$4,031	$4,157	$5,114	$5,195

(a)

Purchase accounting adjustments include amortization of the intangible net asset value of retail and wholesale power sales agreements, environmental credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel. Also include certain credits and gains on asset sales not recognized in net income due to purchase accounting.

(b)

Impairment of assets includes impairments of emission allowances and certain assets relating to mining operations due to EPA rule, impairment of land and charges relating to cancelled development of coal-fueled generation facilities.

(c)	Noncash compensation expenses represent amounts recorded under stock-based compensation accounting standards and exclude capitalized amounts.
(d)

Transition and business optimization costs include certain incentive compensation expenses, system development professional fees related to major generation operations and retail billing/customer care computer applications and costs relating to certain growth initiatives.

(e)

Transaction and merger expenses include costs related to the Merger and abandoned strategic transactions, the Sponsor Group management fee, outsourcing transition costs and costs related to certain growth initiatives.

(f)

Restructuring and other includes net third-party fees paid in connection with the amendment and extension of the TCEH Senior Secured Facilities, gains on termination of a long-term power sales contract and settlement of amounts due from a hedging/trading counterparty, and reversal of certain liabilities accrued in purchase accounting.

(g)	Expenses incurred to upgrade or expand a generation station reflect noncapital outage costs.

Exhibit 99(c)

Texas Competitive Electric Holdings Company LLC Consolidated

Adjusted EBITDA Reconciliation

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Twelve Months Ended September 30, 2011	Twelve Months Ended September 30, 2010
	(millions of dollars)

Net loss	$(1,660)	$(3,646)	$(1,397)	$(3,430)
Income tax expense (benefit)	(874)	260	(732)	377
Interest expense and related charges	3,020	2,516	3,344	3,019
Depreciation and amortization	1,097	1,027	1,450	1,337

EBITDA	$1,583	$157	$2,665	$1,303

Interest income	(66)	(65)	(92)	(89)
Amortization of nuclear fuel	104	102	142	130
Purchase accounting adjustments (a)	147	124	186	194
Impairment of goodwill	—	4,100	—	4,100
Impairment of assets and inventory write down (b)	427	1	439	35
Net gain on debt exchange offers	—	—	(687)	—
Unrealized net (gain) loss resulting from hedging transactions	247	(1,615)	641	(2,127)
EBITDA amount attributable to consolidated unrestricted subsidiaries	(5)	—	(5)	1
Amortization of “day one” net loss on Sandow 5 power purchase agreement	—	(19)	(2)	(22)
Corporate depreciation, interest and income tax expenses included in SG&A expense	11	9	11	9
Losses on sale of receivables	—	—	—	3
Noncash compensation expense (c)	8	11	11	11
Severance expense	52	3	52	4
Transition and business optimization costs (d)	33	2	40	5
Transaction and merger expenses (e)	28	29	37	30
Restructuring and other (f)	70	1	(51)	(1)
Expenses incurred to upgrade or expand a generation station (g)	100	100	100	100

Adjusted EBITDA per Incurrence Covenant	$2,739	$2,940	$3,487	$3,686
Expenses related to unplanned generation station outages	162	122	172	152
Pro forma adjustment for Sandow 5 and Oak Grove 1 reaching 70% capacity in Q1 2010 (h)	—	—	—	42
Pro forma adjustment for Oak Grove 2 reaching 70% capacity in Q2 2011 (h)	32	—	64	—
Other adjustments allowed to determine Adjusted EBITDA per Maintenance Covenant (i)	8	19	18	36

Adjusted EBITDA per Maintenance Covenant	$2,941	$3,081	$3,741	$3,916

(a)

Purchase accounting adjustments include amortization of the intangible net asset value of retail and wholesale power sales agreements, environmental credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel. Also include certain credits and gains on asset sales not recognized in net income due to purchase accounting.

(b)	Impairment of assets includes impairment of emission allowances and certain assets relating to mining operations due to EPA rule and impairment of land.
(c)	Noncash compensation expenses represent amounts recorded under stock-based compensation accounting standards and exclude capitalized amounts.
(d)

Transition and business optimization costs include certain incentive compensation expenses, system development professional fees related to major generation operations and retail billing/customer care computer applications and costs relating to certain growth initiatives.

(e)	Transaction and merger expenses include costs relating to the Merger and the Sponsor Group management fee.
(f)

Restructuring and other includes net third-party fees paid in connection with the amendment and extension of the TCEH Senior Secured Facilities, gains on termination of a long-term power sales contract and settlement of amounts due from a hedging/trading counterparty, and reversal of certain liabilities accrued in purchase accounting.

(g)	Expenses incurred to upgrade or expand a generation station reflect noncapital outage costs.
(h)

Pro forma adjustment for the nine and twelve months ended September 30, 2011 represents the annualization of the actual six months ended September 30, 2011 EBITDA results for Oak Grove 2, which achieved the requisite 70% average capacity factor in the second quarter 2011. Pro forma adjustment for the twelve months ended September 30, 2010 represents the annualization of the actual nine months ended September 30, 2010 EBITDA results for Sandow 5 and Oak Grove 1, which achieved the requisite 70% average capacity factor in the first quarter 2010.

(i)	Primarily pre-operating expenses relating to Oak Grove and Sandow 5.

Exhibit 99(d)

Energy Future Intermediate Holding Company LLC Consolidated

Adjusted EBITDA Reconciliation

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Twelve Months Ended September 30, 2011	Twelve Months Ended September 30, 2010
	(millions of dollars)

Net income	$367	$142	$438	$136
Income tax expense (benefit)	72	(59)	89	(82)
Interest expense and related charges	259	233	341	305

EBITDA	$698	$316	$868	$359

Oncor Holdings distributions	64	141	91	239
Interest income	(463)	(76)	(596)	(80)
Equity in earnings of unconsolidated subsidiary (net of tax)	(235)	(240)	(272)	(278)

Adjusted EBITDA per Incurrence Covenant	$64	$141	$91	$240
Add Oncor Adjusted EBITDA (reduced by Oncor Holdings distributions)	1,206	1,053	1,508	1,248

Adjusted EBITDA per Restricted Payments Covenant	$1,270	$1,194	$1,599	$1,488

Exhibit 99(e)

Mine Safety Disclosures

Safety is a top priority in all our businesses, and accordingly, it is a key component of our focus on operational excellence, our employee performance reviews and employee compensation. Our health and safety program objectives are to prevent workplace accidents and ensure that all employees return home safely and comply with all regulations.

We currently own and operate 12 surface lignite coal mines in Texas to provide fuel for our electricity generation facilities. These mining operations are regulated by the US Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977, as amended (the Mine Act), as well as other regulatory agencies such as the RRC. The MSHA inspects US mines, including ours, on a regular basis and if it believes a violation of the Mine Act or any health or safety standard or other regulation has occurred, it may issue a citation or order, generally accompanied by a proposed fine or assessment. Such citations and orders can be contested and appealed to the Federal Mine Safety and Health Review Commission (FMSHRC), which often results in a reduction of the severity and amount of fines and assessments and sometimes results in dismissal. The number of citations, orders and proposed assessments vary depending on the size of the mine as well as other factors.

Disclosures related to specific mines pursuant to Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act sourced from data documented as of October 6, 2011 in the MSHA Data Retrieval System for the three and nine months ended September 30, 2011 (except pending legal actions, which are as of September 30, 2011), are as follows:

	Three Months Ended September 30, 2011			Nine Months Ended September 30, 2011
Mine (a)	Section 104 S and S Citations (b)	Proposed MSHA Assessments ($ thousands) (c)	Pending Legal Action (d)	Section 104 S and S Citations (b)	Proposed MSHA Assessments ($ thousands) (c)	Pending Legal Action (d)
Beckville	6	10	5	8	19	5
Big Brown	3	—	2	6	25	2
Kosse	2	—	2	4	118	2
Oak Hill	1	1	2	1	14	2
Sulphur Springs	5	—	2	5	6	2
Tatum	—	—	2	1	5	2
Three Oaks	2	1	3	4	6	3
Turlington	3	2	—	3	2	—
Winfield South	—	—	1	—	3	1

(a)	Excludes mines for which there were no applicable events.
(b)	Includes MSHA citations for health or safety standards that could significantly and substantially contribute to a serious injury if left unabated.
(c)

Total dollar value for proposed assessments received from MSHA for all citations and orders issued in the periods ended September 30, 2011, including but not limited to Sections 104, 107 and 110 citations and orders that are not required to be reported.

(d)	Pending actions before the FMSHRC involving a coal or other mine.

During the three months ended September 30, 2011, our mining operations received five citations and orders under Section 104(d) (Beckville (3), Kosse and Turlington mines), one order under Section 107(a) (Beckville mine) and no citations, orders or written notices under Sections 104(b), 104(e) or 110(b)(2)] of the Mine Act, and they experienced no fatalities. During the nine months ended September 30, 2011, our mining operations received six citations and order under Section 104(d) (Beckville (3), Kosse (2) and Turlington mines), two orders under Section 107(a) (Beckville mine) and no citations, orders or written notices under Sections 104(b), 104(e) or 110(b)(2) of the Mine Act, and they experienced no fatalities.